                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box
    / /  Preliminary Proxy Statement
    / / Confidential. For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         PHARMACEUTICAL MARKETING SERVICES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required
/X/ Fee computed on table below per Exchange Act Rules 14(a-6)(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         Source Informatics European Holdings Inc. Common Stock, $.01 par value

     (2) Aggregate number of securities to which transaction applies:
         100 shares

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         Pursuant to Rule 0-11(c)(i), computed based on the proposed cash payment in the transactions

     (4) Proposed maximum aggregate value of transaction:
         $4 million
     (5) Total fee paid: $800
/X/  Fee paid previously with preliminary materials:
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
     (2) Form, Schedule or Registration Statement no.:
     (3) Filing Party:
     (4) Date Filed:

                                     [LOGO]
                     PHARMACEUTICAL MARKETING SERVICES INC.
                                   SUITE 912
                              45 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10111

                                                               November 14, 1997

Dear Stockholder:

    On behalf of our Board of Directors, I am pleased to invite you to attend a Special Meeting of Stockholders of Pharmaceutical Marketing Services Inc. (the "Company") which will be held at 11:00 a.m., local time, on Monday, December 15, 1997 at The Lotos Club, 5 East 66th Street, New York, New York.

    At this meeting, Company stockholders will be asked to approve a series of related transactions (the "Transactions") among the Company, Source Informatics Inc. ("Source") and National Data Corporation ("NDC"), pursuant to which (a) the Company would sell to NDC (i) the Company's minority interest in a United States operating venture with Source ("Source US") and (ii) the Company's Over-the-Counter Physician Database business (the "OTC Business"); and (b) the Company would receive (collectively, the "Consideration") (w) an aggregate $15.5 million in cash, (x) 1,059,829 registered shares of Common Stock, $0.125 par value ("NDC Common Stock"), including associated rights, of NDC, subject to adjustment based on the average closing sales prices for NDC Common Stock over a ten-day period preceding the closing of the transactions described herein, (y) all the European operations of Source ("Source Europe"), partially in return for cancellation of certain loans under a line of credit made by PMSI in favor of Source, and (z) an aggregate 918,254 shares of Common Stock of the Company currently owned by Source which the Company will hold as treasury shares. Simultaneously with the Transactions, a subsidiary of NDC will be merged with and into Source with Source surviving as a wholly-owned subsidiary of NDC (the "Source Merger").

    Based on the average closing sales prices of NDC Common Stock and the closing price of the Company's Common Stock on November 13, 1997, the total value of cash, NDC Common Stock and Company's Common Stock to be received by the Company (not taking into account the value of Source Europe) if the Transactions had been consummated on that date would have been $65.2 million, or approximately $5.28 per share of common stock of the Company, before payment of expenses.

    The Company believes that the Transactions provide it with an opportunity to capitalize on the value of its minority interest in Source US and its OTC Business while simultaneously allowing it to acquire all of Source Europe to strengthen and expand the Company's European operations. Although Source Europe requires additional investment to achieve full commercialization of its services, Source has already devoted a considerable amount of resources to its development. The Company believes that its acquisition of Source Europe will increase the Company's presence in the European market by combining the Company's expertise and existing management infrastructure with the services and products of Source Europe. It is the Company's aim to become a significant healthcare information provider within the European market while retaining a significant presence in the United States through its Scott-Levin subsidiary and a growing information services business in Japan.

    The Board of Directors of the Company believes that, if the Transactions are not consummated, Source will continue to search for a purchaser of its majority interest in Source US or its interest in Source Europe or both in a transaction that would not necessarily include the Company, thus requiring the Company to retain a minority position in an operating venture with an unfamiliar third party that would have control over the venture. Moreover, any such transaction would not necessarily provide the Company with the opportunity to acquire all of Source Europe.

    An aggregate $9 million of the cash to be received by the Company in the Transactions will come from Source. The Company believes, and negotiated the Transactions based on the belief, that this amount should contribute significantly to the future funding requirements of Source Europe. It is the Company's intention to utilize these cash proceeds from the Transactions towards the completion of the development of Source Europe. Assuming consummation of the Transactions, the Company's resources will include cash and marketable securities aggregating in excess of $100 million.

    The Transactions have been approved and recommended by an independent committee (the "Committee") of the Company's Board comprised solely of directors who are neither members of the Source board of directors nor stockholders of Source. The Committee has received a written opinion from Cowen & Company, financial advisor to the Committee, to the effect that the Consideration to be paid to the Company in the Transactions is fair, from a financial point of view, to the Company. THE BOARD OF DIRECTORS OF THE COMPANY, AFTER CAREFUL CONSIDERATION, HAS DETERMINED THAT THE TRANSACTIONS ARE IN THE BEST INTERESTS OF THE STOCKHOLDERS OF THE COMPANY AND HAS APPROVED THE TRANSACTIONS. ACCORDINGLY, IT RECOMMENDS THAT YOU VOTE IN FAVOR OF THE TRANSACTIONS.

    A Notice of Special Meeting and a Proxy Statement containing detailed information concerning the Transactions and certain other related transactions are attached. I urge you to read this material carefully. While neither Delaware corporate nor federal securities law requires the consent of the stockholders of the Company to the Transactions, the Board of Directors of the Company has required stockholder consent as a condition to the closing of the Transactions. YOUR PARTICIPATION IN THIS MEETING, IN PERSON OR BY PROXY, IS, THEREFORE, VERY IMPORTANT TO THE FUTURE DIRECTION OF YOUR COMPANY. PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

                                          Sincerely,
                                          /s/ Dennis M. J. Turner
                                          Dennis M. J. Turner
                                          Chief Executive Officer

                                     [LOGO]

                     PHARMACEUTICAL MARKETING SERVICES INC.
                                   SUITE 912
                              45 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10111

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                               DECEMBER 15, 1997

    A Special Meeting of Stockholders of Pharmaceutical Marketing Services Inc. (the "Company") will be held at The Lotos Club, 5 East 66th Street, New York, New York on the 15th day of December, 1997 at 11:00 a.m., for the following purposes:

        1. To consider and vote upon a proposal to approve a series of related transactions (the "Transactions") whereby (a) the Company would sell to National Data Corporation ("NDC") (i) the Company's minority interest in a United States operating venture with Source Informatics Inc. ("Source") and
    (ii) the Company's Over-the-Counter Physician Database business; and (b) the Company would receive (w) an aggregate $15.5 million in cash (including an aggregate $9 million from Source), (x) 1,059,829 registered shares of Common Stock, $0.125 par value ("NDC Common Stock"), including associated rights, of NDC, subject to adjustment based on the average closing sales prices for NDC Common Stock over a ten-day period preceding the closing of the Transactions, as more fully described in the accompanying Proxy Statement,
    (y) the European operations of Source, still in the developmental stage, partially in return for cancellation of certain loans under a line of credit made by PMSI in favor of Source, and (z) an aggregate 918,254 shares of Common Stock of the Company currently owned by Source which the Company will hold as treasury shares.

        2. To transact such other business as may properly come before the Special Meeting or at any adjournments or postponements thereof.

    The accompanying Proxy Statement and the Appendices thereto form a part of this Notice.

    The Board of Directors has fixed the close of business on November 3, 1997 as the record date for the determination of the stockholders of the Company entitled to notice of and to vote at the Special Meeting of Stockholders. Each share of the Company's Common Stock is entitled to one vote on all matters presented at the Special Meeting.

    ALL HOLDERS OF THE COMPANY'S COMMON STOCK (WHETHER THEY EXPECT TO ATTEND THE SPECIAL MEETING OR NOT) ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD ENCLOSED WITH THIS NOTICE.

                                          By Order of the Board of Directors

                                          /s/ Warren J. Hauser
                                          --------------------------------------

                                          Warren J. Hauser

                                          Secretary

November 14, 1997

                                     [LOGO]

                     PHARMACEUTICAL MARKETING SERVICES INC.
                                PROXY STATEMENT
                        SPECIAL MEETING OF STOCKHOLDERS
                               DECEMBER 15, 1997

                                  INTRODUCTION

    This Proxy Statement is being furnished to holders of record as of November 3, 1997 of Common Stock, $.01 par value per share ("Company Common Stock"), of Pharmaceutical Marketing Services Inc., a Delaware corporation ("PMSI" or the "Company"), in connection with the solicitation by the Board of Directors of PMSI of proxies for use at a Special Meeting of Stockholders, to be held at The Lotos Club, 5 East 66th Street, New York, New York on December 15, 1997 and at any adjournments or postponements thereof (the "Special Meeting").

    The Special Meeting has been called to consider and vote on a proposal to approve a series of related transactions (the "Transactions") that will be accomplished pursuant to (1) the Stock Purchase Agreement, dated as of August 20, 1997 (the "Stock Purchase Agreement"), by and among National Data Corporation, a Delaware corporation ("NDC"), PMSI Database Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("PMSI Sub"), and the Company and (2) the Securities Transfer Agreement, dated as of August 20, 1997 (the "Transfer Agreement"), between the Company and Source Informatics Inc., a Delaware corporation ("Source"). The Transactions contemplated by the Stock Purchase Agreement and the Transfer Agreement are as follows: (a) NDC will purchase from the Company all the outstanding capital stock of PMSI Sub to which the Company has transferred (i) its minority interest in a United States operating venture with Source ("Source US") and (ii) its Over-the-Counter Physician Database business (the "OTC Business"); and (b) the Company will receive (collectively, the "Consideration") (w) an aggregate $15.5 million in cash (including an aggregate $9 million from Source), (x) 1,059,829 shares of Common Stock, $0.125 par value ("NDC Common Stock"), including associated rights, of NDC, registered under the Securities Act of 1933, as amended (the "Securities Act"), subject to adjustment as described below, (y) all the European operations of Source ("Source Europe"), partially in return for cancellation of certain loans under a line of credit made by PMSI in favor of Source, and (z) an aggregate 918,254 shares of Company Common Stock currently owned by Source that, by the time of the closing of the Transactions (the "Closing"), will have been transferred by Source to Source Europe and which the Company will hold as treasury shares.

    Simultaneously with the execution of the Stock Purchase Agreement and the Transfer Agreement, Source and NDC entered into an Agreement and Plan of Merger, dated as of August 20, 1997, as amended (the "Source Merger Agreement"), pursuant to which a subsidiary of NDC will be merged with and into Source, with Source surviving as a wholly-owned subsidiary of NDC (the "Source Merger"). It is a condition to the Source Merger that NDC purchase the OTC Business and the Company's interest in Source US and it is a condition to the Stock Purchase Agreement that the Company acquire Source Europe. Additional conditions to the Transactions and the Source Merger include approval by the stockholders of the Company of the Transactions and approval by the stockholders of Source of the Source Merger.

    The number of shares of NDC Common Stock to be received by the Company in the Transactions may be adjusted, based on the average closing sales prices for NDC Common Stock on the New York Stock Exchange (the "NYSE") over the ten trading days immediately preceding the tenth trading day preceding the Closing (the "Average Sales Price"), as follows: if the Average Sales Price is greater than $50.50 per share, the number of shares of NDC Common Stock to be received by the Company will be reduced to a number of shares which, as of such date, would have an aggregate value of at least $53.52 million, while if the Average Sales Price is less than $37.25 per share (the "Minimum Share Price"), the Company may terminate the Stock Purchase Agreement, which would have the effect of also terminating the Transfer Agreement and the Source Merger Agreement, provided that if the Company does elect to terminate, NDC has the option to increase the number of shares of NDC Common Stock to be received by the Company to a number of shares which, as of such date, would have an aggregate value of at least $39.48 million. Source, pursuant to the Source Merger Agreement, has a similar right to terminate the Source Merger, and thereby the Transactions, and in such event NDC has a similar option to increase the number of shares of NDC Common Stock to be received by Source (which would have the effect of increasing the number of shares of NDC Common Stock to be received by the Company as described above). Had the Transactions been consummated on the date of this Proxy Statement, the Average Sales Price would have been $37.71.

    STOCKHOLDERS ARE URGED TO READ THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGES 11 TO 12 OF THIS PROXY STATEMENT.

    This Proxy Statement and the accompanying form of proxy are first being mailed to the Company's stockholders on or about November 17, 1997.

             The date of this Proxy Statement is November 14, 1997.

                             AVAILABLE INFORMATION

    Each of PMSI and NDC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by PMSI and NDC with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549, and should be available at the Commission's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material also may be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, copies of the materials filed by NDC can be obtained at the NYSE at its mailing and distribution department, 20 Broad Street, 5th Floor, New York, New York 10005.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
SUMMARY....................................................................................................           6
  The Company..............................................................................................           6
  NDC......................................................................................................           6
  Source...................................................................................................           6
  The Special Meeting......................................................................................           7
  The Transactions.........................................................................................           7

RISK FACTORS...............................................................................................          11
  Historical Financial Performance of Source Europe........................................................          11
  Disposition of Source US and the OTC Business; Developmental Stage of Source Europe; Effect on Earnings
    Per Share..............................................................................................          11
  Data Privacy Regulations.................................................................................          12
  Competition..............................................................................................          12
  Cautionary Statement Concerning Forward-Looking Statements...............................................          12

SELECTED FINANCIAL DATA OF THE COMPANY.....................................................................          14

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF THE COMPANY.......          16

SELECTED FINANCIAL DATA OF SOURCE EUROPE...................................................................          17

SOURCE EUROPE MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION........          18

SELECTED FINANCIAL DATA OF NDC.............................................................................          21

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF NDC...............          22

UNAUDITED PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.............................................          23

PROFORMA FINANCIAL INFORMATION OF NDC, SOURCE US AND THE OTC BUSINESS......................................          31

THE SPECIAL MEETING........................................................................................          31
  Purpose of the Special Meeting...........................................................................          31
  Record Date; Stock Entitled to Vote; Quorum..............................................................          31
  Required Vote............................................................................................          31
  Proxies..................................................................................................          32
  Solicitation of Proxies..................................................................................          32

THE TRANSACTIONS...........................................................................................          32
  Background...............................................................................................          32
  Recommendation of the Board of Directors; Reasons for the Transactions...................................          33
  Opinion of Financial Advisor.............................................................................          35
  Description of the Transactions..........................................................................          40
  Interests of Certain Persons in the Transactions.........................................................          44
  Regulatory Approvals.....................................................................................          45

THE STOCK PURCHASE AGREEMENT AND THE TRANSFER AGREEMENT....................................................          46

PRICE OF NDC COMMON STOCK..................................................................................          51

                                                                                                                PAGE
                                                                                                                -----
PRICE OF COMPANY COMMON STOCK..............................................................................          51

DESCRIPTION OF NDC COMMON STOCK............................................................................          51

THE COMPANY................................................................................................          52
  Overview.................................................................................................          52
  Databases and Services...................................................................................          52
  Marketing and Sales......................................................................................          53
  Acquisition Strategy and Divestment Program..............................................................          54
  Long-term Agreements.....................................................................................          54
  Annual Agreements........................................................................................          54
  Backlog..................................................................................................          55
  Industry Regulation......................................................................................          55
  Employees................................................................................................          56

NDC........................................................................................................          56

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE COMPANY..............................          57

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................          59

OTHER MATTERS..............................................................................................          60

INDEX TO SOURCE EUROPE ANNUAL FINANCIAL STATEMENTS.........................................................         F-1

INDEX TO SOURCE EUROPE INTERIM FINANCIAL STATEMENTS........................................................        F-13

APPENDICES
  Appendix A     Stock Purchase Agreement
  Appendix B     Transfer Agreement
  Appendix C     Opinion of Financial Advisor
  Appendix D     Selected Portions of NDC S-4

                                    SUMMARY

    THE FOLLOWING SUMMARY IS INTENDED ONLY TO HIGHLIGHT CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT, THE APPENDICES HERETO AND THE DOCUMENTS INCORPORATED BY REFERENCE OR OTHERWISE REFERRED TO HEREIN. STOCKHOLDERS ARE URGED TO REVIEW THIS ENTIRE PROXY STATEMENT CAREFULLY, INCLUDING THE APPENDICES HERETO AND SUCH OTHER DOCUMENTS.

                                  THE COMPANY

    The Company was formed in 1991 by carving out the pharmaceutical marketing services business from Walsh International Inc. ("Walsh"), originally the parent company of both PMSI and Source, and consummating an initial public offering of Company Common Stock. After completion of the public offering, Walsh retained approximately 58% of the outstanding Company Common Stock. Walsh's ownership, which was transferred to Source in the spin-off of Source from Walsh (see "SOURCE"), had decreased to approximately 9% by the time of the Source spin-off. Certain directors and executive officers of the Company also serve as directors and executive officers of Source. See "THE TRANSACTIONS-- Interests of Certain Persons in the Transactions."

    PMSI provides a range of information services to pharmaceutical and healthcare companies in the United States, Europe and Japan to enable them to optimize their sales and marketing performance in a value driven environment. Most of the Company's information services are generated from its own proprietary databases containing unique prescription, managed care, healthcare market and medical prescriber data.

    The Company's principal executive offices are located at 45 Rockefeller Plaza, Suite 912, New York, New York 10111 and its telephone number is (212) 841-0610.

                                      NDC

    NDC, together with its subsidiaries, is a leading provider of high-volume information services and applications systems to the healthcare and payment systems markets. NDC markets its services directly to healthcare providers and merchants and indirectly through business alliances with a wide range of banks, insurance companies and distributors. It provides electronic claims processing and adjudication services, practice management systems, electronic data interchange services, billing services, business office management services and clinical data base information for pharmacies, dentists, physicians, hospitals, health maintenance organizations, managed care companies, clinics and nursing homes, as well as other healthcare providers. In addition, NDC offers such services as authorization, equipment deployment, customer support, back office processing, merchant accounting and card issuing services on an outsourcing basis for banks and other participants in the payment systems industry and electronic data interchange services, cash management systems and services and electronic tax filing and payment services to government and corporate customers and a broad range of payment acceptance services primarily in partnership with banks.

    NDC's principal executive offices are located at National Data Plaza, Atlanta, Georgia 30329-2010, and its telephone number is (404) 728-2000.

                                     SOURCE

    Source was spun off from Walsh in 1996. At the time of the spin-off, Walsh transferred to Source all the shares of Company Common Stock then held by Walsh. Source develops and maintains a database of prescription data collected from retail and mail order pharmacies in the United States (the "Alpha Database") together with databases of pharmaceutical product shipment data. Through the Source US venture, the Company and Source have been jointly offering a range of services generated from the Alpha

Database. Source Europe is currently engaged in the development of similar prescription and pharmaceutical product shipment databases and information services in the United Kingdom, France, Germany, Italy, Belgium, Spain and the Netherlands.

    Source's principal executive offices are located at 2394 East Camelback Road, Phoenix, Arizona 85016, and its telephone number is (602) 381-9500.

                              THE SPECIAL MEETING

TIME AND PLACE OF MEETING; MATTERS TO BE CONSIDERED; REQUIRED VOTE

    The Special Meeting will be held at The Lotos Club, 5 East 66th Street, New York, New York on December 15, 1997, at 11:00 a.m., local time. At the Special Meeting, holders of Company Common Stock will be asked to approve the Transactions. While neither Delaware corporate nor federal securities law requires the consent of the stockholders of PMSI to the Transactions, the Board of Directors of the Company required stockholder consent as a condition to the Closing. Thus, if stockholder approval is not obtained, the Transactions will not be consummated.

    Holders of record of Company Common Stock at the close of business on November 3, 1997 (the "Record Date") have the right to receive notice of and to vote at the Special Meeting. On the Record Date, there were 13,269,025 shares of Company Common Stock outstanding and entitled to vote. Each share of Company Common Stock is entitled to one vote on each matter that is properly presented to stockholders for a vote at the Special Meeting. A majority of the outstanding shares of Company Common Stock must be represented either in person or by proxy at the Special Meeting to satisfy the quorum requirements. Assuming a quorum is present, the affirmative vote of at least a majority of the shares of Company Common Stock represented at the Special Meeting is required to approve and adopt the Transactions. Each of Welsh, Carson, Anderson & Stowe V, L.P. ("WCAS"), which currently owns approximately 5.6% of the outstanding Company Common Stock, Source, which currently owns approximately 6.2% of the outstanding Company Common Stock, and Messrs. Handel E. Evans and Dennis M.J. Turner, directors and officers of each of the Company and Source, has indicated his or its intention to vote their shares of Company Common Stock in the same proportion as all other holders of Company Common Stock.

                                THE TRANSACTIONS

DESCRIPTION OF THE TRANSACTIONS

    Pursuant to the Stock Purchase Agreement and the Transfer Agreement, copies of which are attached hereto as Appendix A and Appendix B, respectively, (a) the Company will sell to NDC all the outstanding capital stock of PMSI Sub to which the Company has transferred (i) its minority interest in Source US and (ii) its OTC Business; and (b) the Company will receive (w) an aggregate $15.5 million in cash (including an aggregate $9 million from Source), (x) 1,059,829 shares of NDC Common Stock, registered under the Securities Act, subject to adjustment as described below, (y) the operations of Source Europe, partially in return for cancellation of certain loans under a line of credit made by PMSI in favor of Source, and (z) an aggregate 918,254 shares of Company Common Stock currently owned by Source that, by the time of the Closing, will have been transferred by Source to Source Europe and which the Company will hold as treasury shares.

    Simultaneously with the execution of the Stock Purchase Agreement and the Transfer Agreement, Source and NDC entered into the Source Merger Agreement, pursuant to which a subsidiary of NDC will be merged with and into Source, with Source surviving as a wholly-owned subsidiary of NDC. It is a condition to the Source Merger that NDC purchase the OTC Business and the Company's interest in Source US and it is a condition of the Stock Purchase Agreement that the Company acquire Source Europe. Additional conditions to the Transactions and the Source Merger include approval by the stockholders of the Company of the Transactions and approval by the stockholders of Source of the Source Merger.

    The aggregate consideration offered by NDC in connection with the Transactions and the Source Merger is 2,615,385 shares of NDC Common Stock and $38.25 million in cash. In connection with the Source Merger, Source and its stockholders will receive an aggregate 1,555,556 shares of NDC Common Stock (subject to the same adjustments as the shares of NDC Common Stock to be received by the Company described below) and $31.75 million, of which $9 million will be paid to PMSI as part of the Transactions. The Company, represented by a committee of the Board of Directors of the Company (the "Board") comprised solely of directors who are neither directors nor stockholders of Source (the "Committee"), and Cowen & Company, the Committee's financial advisor (the "Financial Advisor"), on the one hand, and Source, represented by its board of directors and independent financial advisor, on the other hand, negotiated the allocation of the total consideration between the two entities.

    The number of shares of NDC Common Stock to be received by the Company in the Transactions may be adjusted, based on the Average Sales Price for NDC Common Stock, as follows: if the Average Sales Price is greater than $50.50 per share, the number of shares of NDC Common Stock to be received by the Company will be reduced to a number of shares which, as of such date, would have an aggregate value of at least $53.52 million, while if the Average Sales Price is less than $37.25 per share, the Company may terminate the Merger Agreement, which would have the effect of also terminating the Transfer Agreement and the Source Merger Agreement, provided that if the Company does elect to terminate, NDC has the option to increase the number of shares of NDC Common Stock to be received by the Company to a number of shares which, as of such date, would have an aggregate value of at least $39.48 million. Source, pursuant to the Source Merger Agreement, has a similar right to terminate the Source Merger, and thereby the Transactions, and in such event NDC has a similar option to increase the number of shares of NDC Common Stock to be received by Source (which would have the effect of increasing the number of shares of NDC Common Stock to be received by the Company as described above). Had the Transactions been consummated on the date of this Proxy Statement, the Average Sales Price would have been $37.71. If the Average Sales Price is less than $37.25 per share, the Board will take such action as is required by law and the Board's fiduciary obligations, including, if appropriate, resoliciting proxies of the stockholders of the Company in connection with the Transactions.

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS; THE COMPANY'S REASONS FOR
  THE TRANSACTIONS

    The Transactions have been approved and recommended to the Board by the Committee. The Committee engaged the Financial Advisor and separate legal counsel for advice on the Transactions. The Board believes that the Transactions are in the best interests of the Company and its stockholders, has approved each of the Stock Purchase Agreement, the Transfer Agreement and the Transactions, and has recommended that stockholders vote in favor of approval of the Transactions.

OPINION OF FINANCIAL ADVISOR

    The Financial Advisor rendered its oral opinion on August 18, 1997, which was subsequently confirmed by a written opinion dated August 18, 1997, to the Committee to the effect that, based upon and subject to certain matters stated therein, as of the date of such opinion, the Consideration to be received by the Company in the Transactions is fair, from a financial point of view, to the Company. A copy of the opinion dated August 18, 1997, which sets forth the assumptions made, procedures followed, other matters considered and limits of the review by the Financial Advisor, is attached hereto as Appendix C.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS

    Stockholders should be aware that certain members of the Company's Board and management have certain interests in the Transactions that are in addition to the interests of stockholders of the Company generally. Handel E. Evans, a director and the Chairman of the Board of the Company, is also a director and the Chairman of the Board of Source. Dennis M.J. Turner, a director and the Chief Executive Officer of the Company, is also a director and the Chief Executive Officer of Source. In addition, Patrick J. Welsh, a director of the Company, is also a director of Source and is a general partner of the general partner of WCAS, which is a significant stockholder of the Company and, along with certain of its affiliated entities, is also the largest stockholder of Source.

    Messrs. Evans and Turner are each to receive aggregate annual bonuses from the Company and Source of $570,000. In determining these bonuses, the Organization and Compensation Committees of each of the Company and Source conditioned part of this bonus on the successful completion of the Transactions. At consummation of the Transactions, the employment by Source of Messrs. Evans and Turner will be terminated and they will each receive termination payments pursuant to their respective employment agreements with Source aggregating $1.17 million and $880,000, respectively, after which Mr. Evans will enter into an employment agreement with the Company as its full-time Chairman of the Board and Mr. Turner will enter into an employment agreement with the Company as its full-time Chief Executive Officer. In the event that either Source or the Company do not have sufficient cash available to consummate the Transactions and the Source Merger, including related expenses, Messrs. Evans and Turner have agreed to receive partial payment of their respective termination payments in the form of registered NDC Common Stock. In addition, the annual bonuses of three other executives of the Company, including Warren J. Hauser, Vice President and Secretary of the Company, aggregating $490,000, will reflect the successful completion of the Transactions.

    Mr. Evans and trusts for the benefit of his family beneficially own an aggregate 133,879 shares of Company Common Stock (representing approximately 1.0% of the shares of Company Common Stock outstanding and entitled to vote on the Transactions as of the Record Date) and options to purchase an additional 300,000 shares of Company Common Stock, 250,000 of which are currently exercisable. Mr. Turner and trusts for the benefit of his family beneficially own an aggregate 134,384 shares of Company Common Stock (representing approximately 1.0% of the shares of Company Common Stock outstanding and entitled to vote on the Transactions as of the Record Date) and options to purchase an additional 300,000 shares of Company Common Stock, 250,000 of which are currently exercisable. Messrs. Evans and Turner and trusts for the benefit of their respective families beneficially own 247,856 and 242,584 shares, respectively, of Common Stock, $.01 par value ("Source Common Stock"), of Source (representing approximately 3.6% and 3.5%, respectively, of the outstanding capital stock of Source entitled to vote on the Source Merger). In addition, Messrs. Evans and Turner own options to purchase 201,250 and 151,250 shares, respectively, of Source Common Stock, all of which will become exercisable upon consummation of the Transactions.

    Mr. Welsh owns 15,733 shares of Company Common Stock and may be deemed to beneficially own the aggregate 746,315 shares of Company Common Stock (or approximately 5.7% of the shares of Company Common Stock outstanding and entitled to vote on the Transactions as of the Record Date) and the aggregate 2,544,147 shares of Source Common Stock (or approximately 37.18% of the Source capital stock outstanding and entitled to vote on the Source Merger) owned by WCAS and related entities. In addition, Mr. Welsh owns options to purchase an aggregate 24,000 shares of Company Common Stock, 16,000 of which are currently exercisable, 26,550 shares of Source Common Stock and options to purchase 7,500 shares of Source Common Stock, all of which will become exercisable upon consummation of the Transactions.

    In addition to the individuals described above, one other person serves as an officer of the Company and an employee of Source.

    The directors and executive officers of the Company have indicated that they intend to vote their shares of Company Common Stock in favor of approval of the Transactions, except that each of WCAS, Source and Messrs. Evans and Turner has indicated his or its intention to vote their shares of Company Common Stock in the same proportion as all other holders of Company Common Stock.

    After consummation of the Transactions and the Source Merger, Source will be controlled and managed by NDC and thereafter Messrs. Evans and Turner, each of whom will remain on the Board of

Directors of the Company and will become full-time employees of the Company, will no longer hold any positions at Source.

REGULATORY CONSIDERATIONS

    Consummation of the Transactions is subject to the expiration or termination of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Each of NDC, PMSI and Source filed notification and report forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") on October 7, 1997 with respect to the Transactions and the Source Merger. The applicable waiting period under the HSR Act has expired. At any time before or after consummation of the Transactions, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Transactions or seeking divestiture of substantial assets of NDC or PMSI. At any time before or after the Closing Date, and notwithstanding that the waiting period under the HSR Act has expired, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Transactions or seeking divestiture of substantial assets of NDC or PMSI. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. PMSI believes that the Transactions can be effected in compliance with federal and state antitrust laws; however, there can be no assurance that a challenge to the consummation of the Transactions on antitrust grounds will not be made or that, if such a challenge were made, PMSI would prevail or would not be required to accept certain adverse conditions in order to consummate the Transactions.

                                  RISK FACTORS

    THE FOLLOWING ARE CERTAIN RISK FACTORS OR CONSIDERATIONS THAT SHOULD BE CAREFULLY CONSIDERED IN EVALUATING THE TRANSACTIONS, IN ADDITION TO THE RISKS AND OTHER INFORMATION DESCRIBED ELSEWHERE IN THIS PROXY STATEMENT. STOCKHOLDERS ALSO ARE URGED TO CAREFULLY CONSIDER THE RISK FACTORS SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE REGISTRATION STATEMENT ON FORM S-4 FILED BY NDC ON SEPTEMBER 19, 1997, AS AMENDED, IN CONNECTION WITH THE SOURCE MERGER (THE "S-4"). THE "RISK FACTORS" SECTION OF THE S-4, ALONG WITH OTHER PORTIONS OF THE S-4, ARE INCORPORATED HEREIN BY REFERENCE AND ARE ATTACHED HERETO AS APPENDIX D. STOCKHOLDERS ARE URGED TO READ ALL THE ATTACHED PORTIONS OF THE S-4 IN THEIR ENTIRETY.

HISTORICAL FINANCIAL PERFORMANCE OF SOURCE EUROPE

    Source Europe is a development stage business and has incurred operating losses since inception. Its operating results have been significantly affected by the expense of creating a management infrastructure to support an international business and the cost of investment in technology and database development, the addition of staff and the expansion of office facilities. The future profitability of PMSI will depend upon management's ability to successfully implement plans to integrate Source Europe with PMSI's European operations and to increase the revenues of Source Europe. The Company's first priority will be to invest in completing the development of Source Europe although the Company may pursue acquisitions that would capitalize on its proprietary databases resources and services. Depending on the amount of time and effort still required to complete the development of Source Europe, the Company may, however, need to direct the resources of management away from other pursuits. This focus on Source Europe may prevent the Company from taking advantage of other attractive business opportunities. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY" and "SOURCE EUROPE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

DISPOSITION OF SOURCE US AND THE OTC BUSINESS; DEVELOPMENTAL STAGE OF SOURCE
  EUROPE; EFFECT ON EARNINGS PER SHARE

    The Company's interest in Source US and its OTC Business accounted for approximately 24% and 31% of the Company's revenue for fiscal 1997 and the quarter ended September 30, 1997, respectively, while Source Europe recorded a loss of approximately $21.0 million on operating revenue of only $407,000 for fiscal 1997 and a loss of approximately $4.6 million on operating revenue of $0.8 million for the quarter ended September 30, 1997. Therefore, as stated above, the profitability of PMSI after completion of the Transactions will be largely dependent upon the ability of the Company to establish and increase Source Europe's service revenue and there can be no assurance that the Company will succeed in doing so. The Company anticipates that the continued investment in Source Europe will result in lower earnings per share at least for fiscal 1998 and possibly 1999. Source Europe is currently developing software and databases designed to deliver sophisticated prescriber-linked prescription data to clients in the pharmaceutical and healthcare industries in major European markets and has delivered initial services to certain European clients. While the Company believes that the products are close to completion and that the costs of such completion have been accurately estimated, there can be no assurance that the Company will not experience development problems with either or both the software and the databases used to provide Source Europe's services. Any such problems could result in delays in bringing the information products to market, the need for increased investment to cover unforseen costs and/or the need for modification to the information services delivered to clients. Source Europe has entered into client agreements that provide for the achievement by Source Europe of certain milestones, some of which have not been met to date. Until the Company has met these milestones, the clients have the right under certain terms of their agreements to demand reimbursement payments. Such delays, increases or modifications could adversely affect the potential revenue generation capability of Source Europe, the financial resources of the Company and future earnings per share beyond fiscal 1998.

DATA PRIVACY REGULATIONS

    The Company and Source Europe are subject to certain restrictions on the collection and use of data. There has been legislation enacted in many European countries to regulate the collection, use and dissemination of certain information that may be deemed to be personal. All countries of the European Union are required to have data privacy legislation in effect no later than 1998. The legislation already in effect in certain countries requires registration of such personal databases. Source Europe has complied with the registration requirements for its databases in the countries in which it operates and is in the process of complying with the registration requirements in the other countries in which it plans to operate in the future. There can be no assurance that Source Europe will be successful in completing these registrations for the collection and dissemination of its prescriber-linked data products or that future legislation or regulations will not directly or indirectly restrict the dissemination of information regarding physicians or prescriptions. Such legislation, if enacted, could have a material adverse effect on the operations of the Company.

COMPETITION

    The Company's existing information services in the United States, Japan and most European countries are well established, although their market position may be affected in the future by competitors' efforts to create or acquire enhanced databases or to develop and market new products. The Company has competitors in virtually all markets, primarily from IMS, which is a division of Cognizant and which competes in service and price. Some of the Company's competitors, including IMS, are divisions of larger companies with significantly more resources than the Company. Because Source Europe is still in the development stage, the market for its data products is not yet clearly established and it is therefore difficult to define its competition; nevertheless, it is anticipated that Source Europe will encounter competitive forces in each market similar to those faced by the Company in general and, in fact, IMS has begun development in Europe of its products and is aggressively pursuing the European market. Moreover, IMS has filed a complaint against Source Europe in Germany alleging violations of the data privacy regulations resulting in unfair competition. While Source Europe's management believes that such claims are without merit and will defend this action vigorously, there can be no assurance that Source Europe will prevail in this action.

    Upon the Closing, the Company will enter into a non-compete agreement with NDC. Under the terms of such non-compete agreement, the Company and its affiliates will agree that, for a five-year period following the Closing, they will not, among other things, engage in the United States in the development, use or exploitation of prescription databases for certain enumerated purposes, except that Scott-Levin may continue to engage in the activities in which it is engaged as of the Closing.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

    The information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. A number of factors could cause the actual results, performance or achievements of the Company (including Source Europe), or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the actual costs of completing Source Europe's information services, changes in or failure to comply with governmental regulations, the competitive environment in the industry in which the Company and Source Europe operate, changes in operating strategy or development plans and other factors referenced herein. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and data that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Forward-looking statements can be identified by, among other things, the use of forward-looking terminology such as "believes," "expects,"

"may," "will," "should," "seeks," "proforma" or "anticipates," "intends" or the negative of any thereof, or other variations thereon or comparable terminology or by discussions of strategies or intentions. Given these uncertainties, stockholders are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

                     SELECTED FINANCIAL DATA OF THE COMPANY

    The following selected financial information as of and for the years ended June 30, 1995, 1996 and 1997 is derived from the consolidated financial statements of PMSI appearing in the Annual Report on Form 10-K of PMSI for the fiscal year ended June 30, 1997 (the "97 PMSI 10-K"). The unaudited proforma selected financial data gives effect to the sale of the OTC Business and the Company's interest in Source US and the acquisition of Source Europe. The unaudited selected financial information as of and for the three months ended September 30, 1996 and 1997 is derived from the consolidated financial statements of PMSI appearing in the Quarterly Report on Form 10-Q of PMSI for the fiscal quarter ended September 30, 1997 (the "PMSI 10-Q" and, together with the 97 PMSI 10-K, the "PMSI Reports"). More comprehensive financial information is included in the PMSI Reports and the other documents filed by the Company with the Commission which are incorporated herein by reference. The data should be read in conjunction with the financial statements of PMSI, together with the related notes thereto included in the PMSI Reports incorporated herein by reference. The selected financial information for all other periods was derived from the consolidated financial statements of PMSI appearing in Annual Reports on Form 10-K of PMSI not incorporated by reference or included herein. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

            PHARMACEUTICAL MARKETING SERVICES INC. AND SUBSIDIARIES
                            SELECTED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                YEAR ENDED      SIX MONTHS
                                               DECEMBER 31,   ENDED JUNE 30,            YEAR ENDED JUNE 30,
                                                   1992            1993          1994      1995      1996      1997
                                               ------------   --------------   --------  --------  --------  --------
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA
Revenue......................................    $ 73,007        $ 34,654      $ 76,876  $ 89,893  $ 93,027  $ 98,485
Production costs.............................     (40,074)        (19,674)      (43,168)  (49,991)  (51,605)  (54,457)
Selling, general and administrative..........     (21,186)        (10,790)      (25,791)  (29,773)  (34,208)  (34,847)
Amortization of intangible assets............      (2,430)           (811)       (1,541)   (1,889)   (2,012)   (1,733)
Income (loss) from assets held for sale......      --             --              --        --        --           76
Impairment of long-lived assets..............      --             --              --        --       (2,368)    --
Restructuring costs..........................      --             --             (1,820)    --       (2,314)    --
                                               ------------   --------------   --------  --------  --------  --------
Operating income (loss)......................       9,317           3,379         4,556     8,240       520     7,524
Gain on sale of operations...................      --             --              --        --        --        --
Interest and other income....................         910           1,683         2,805     2,940     2,503     3,299
Interest expense.............................         (70)         (1,818)       (3,032)   (2,915)   (2,633)   (3,490)
                                               ------------   --------------   --------  --------  --------  --------
Income (loss) from continuing
  operations before income taxes.............      10,157           3,244         4,329     8,265       390     7,333
Income tax (provision) benefit...............      (3,859)         (1,167)       (1,662)   (2,950)   (1,156)   (2,655)
Minority interest............................      --             --              --           (3)       57       (17)
                                               ------------   --------------   --------  --------  --------  --------
Income (loss) from
  continuing operations......................       6,298           2,077         2,667     5,312      (709)    4,661
Income (loss) from discontinued
  operations, net............................        (170)             65         2,057      (131)   (8,915)   (9,914)
                                               ------------   --------------   --------  --------  --------  --------
Net income (loss)............................    $  6,128        $  2,142      $  4,724  $  5,181  $ (9,624) $ (5,253)
                                               ------------   --------------   --------  --------  --------  --------
                                               ------------   --------------   --------  --------  --------  --------
Net income (loss) per share:
  Continuing operations......................    $   0.49        $   0.16      $   0.21  $   0.41  $  (0.05) $   0.35
  Discontinued operations, net...............       (0.01)        --               0.15     (0.01)    (0.68)    (0.75)
                                               ------------   --------------   --------  --------  --------  --------
Net income (loss) per share..................    $   0.48        $   0.16      $   0.36  $   0.40  $  (0.73) $  (0.40)
                                               ------------   --------------   --------  --------  --------  --------
                                               ------------   --------------   --------  --------  --------  --------
Common stock and common stock equivalents,
  where dilutive, used in computing per share
  amounts....................................      12,876          13,157        13,297    13,053    13,124    13,297

                                                                      PROFORMA    PROFORMA
                                                THREE MONTHS ENDED      YEAR    THREE MONTHS
                                                                       ENDED        ENDED
                                                   SEPTEMBER 30,      JUNE 30,  SEPTEMBER 30,
                                                  1996        1997      1997        1997
                                               ----------   --------  --------  -------------
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA
Revenue......................................   $ 21,922    $ 20,093  $73,758     $ 14,599
Production costs.............................    (12,688)    (10,839) (46,740 )   $ 12,466)
Selling, general and administrative..........     (8,306)     (8,282) (44,299 )     (6,527)
Amortization of intangible assets............       (454)       (342)  (1,833 )       (373)
Income (loss) from assets held for sale......     --            (598)      76         (598)
Impairment of long-lived assets..............     --           --       --          --
Restructuring costs..........................     --           --       --          --
                                               ----------   --------  --------  -------------
Operating income (loss)......................        474          32  (19,038 )     (5,365)
Gain on sale of operations...................     --           2,631    --           2,631
Interest and other income....................        672         871    3,267          868
Interest expense.............................       (740)     (1,166)  (3,343 )     (1,122)
                                               ----------   --------  --------  -------------
Income (loss) from continuing
  operations before income taxes.............        406       2,368  (19,114 )     (2,988)
Income tax (provision) benefit...............       (158)        105     (322 )        382
Minority interest............................        (21)      --         (17 )     --
                                               ----------   --------  --------  -------------
Income (loss) from
  continuing operations......................        227       2,473  (19,453 )     (2,606)
Income (loss) from discontinued
  operations, net............................     --           --       --          --
                                               ----------   --------  --------  -------------
Net income (loss)............................   $    227    $  2,473  $(19,453)   $ (2,606)
                                               ----------   --------  --------  -------------
                                               ----------   --------  --------  -------------
Net income (loss) per share:
  Continuing operations......................   $   0.02    $   0.18  $ (1.57 )   $  (0.21)
  Discontinued operations, net...............     --           --       --          --
                                               ----------   --------  --------  -------------
Net income (loss) per share..................   $   0.02    $   0.18  $ (1.57 )   $  (0.21)
                                               ----------   --------  --------  -------------
                                               ----------   --------  --------  -------------
Common stock and common stock equivalents,
  where dilutive, used in computing per share
  amounts....................................     13,208      13,498   12,379       12,580

                                                    AT
                                               DECEMBER 31,                     AT JUNE 30,
CONSOLIDATED BALANCE SHEET DATA                    1992         1993      1994      1995      1996      1997
                                               ------------   --------  --------  --------  --------  --------
Working capital(1)...........................    $36,972      $ 74,428  $ 74,553  $ 72,901  $ 47,627  $ 64,210
Total assets(2)..............................     91,427       189,028   189,229   187,681   173,408   167,202
Long-term debt, excluding
  current portion............................     --            69,423    69,248    69,295    69,131    69,552
Stockholders' equity.........................     62,277        64,398    73,525    86,697    72,954    63,744

                                                                   PROFORMA
                                                                   SEPTEMBER
                                                AT SEPTEMBER 30,   30,
CONSOLIDATED BALANCE SHEET DATA                  1996      1997      1997
                                               --------  --------  --------
Working capital(1)...........................  $59,064   $ 66,248  $36,969
Total assets(2)..............................  171,525    161,723  210,689
Long-term debt, excluding
  current portion............................   69,092     70,081   69,070
Stockholders' equity.........................   73,570     65,153   79,326

------------------------
(1) As of June 30, 1995 and 1996, includes net current assets of discontinued operations of $15,032 and $9,276, respectively. As of June 30, 1997, includes net current assets held for sale of $4,236. As of September 30, 1996, includes net current assets of discontinued operations of $8,368. As of September 30, 1997, includes net current assets held for sale of $989.

(2) As of June 30, 1995 and 1996, includes total assets of discontinued operations of $50,032 and $42,871, respectively. As of June 30, 1997, includes total assets held for sale of $23,033. As of September 30, 1996, includes total assets of discontinued operations of $41,593. As of September 30, 1997, includes total assets held for sale of $19,710.

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND
                       FINANCIAL CONDITION OF THE COMPANY

    For complete Management's Discussions and Analyses of Results of Operations and Financial Condition of the Company (including the Company's interest in Source US and the OTC Business), reference is hereby made to the PMSI Reports. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

MANAGEMENT'S DISCUSSION OF INTEREST IN SOURCE US AND THE OTC BUSINESS

    The Management's Discussions and Analyses incorporated from the PMSI Reports review the financial condition of the Company including the Company's interest in Source US and the OTC Business. The following is a brief discussion solely of the OTC Business and the Company's interest in Source US.

    During the fiscal year ended June 30, 1997, the OTC Business and PMSI's interest in Source US reported aggregate revenues of $25.0 million, and an operating profit of $5.9 million before allocation of any corporate overheads. Allocating corporate overhead would have substantially reduced the reported operating profit from these businesses. Currently, PMSI has a fixed 26% interest in Source US revenues and 23.3% interest (increasing over time to a fixed 26% in 2002) in Source US costs. If the businesses were to remain part of PMSI, then PMSI's percentage of the operating profit from Source US going forward is scheduled to decrease annually over the next four years to 26% and remain at that level for the remaining ten years of the Alpha Database Agreement, which governs PMSI's participation in Source US. There is no commitment from either party to extend the joint venture beyond this initial term. Moreover, the Company believes that there would be little or no economic value to Source to extend the joint venture.

    For the quarter ended September 30, 1997, the aggregate revenues and operating profit, before allocation of any corporate overheads, of these businesses were $6.2 million and $0.7 million, respectively.

                    SELECTED FINANCIAL DATA OF SOURCE EUROPE

    The following selected financial information as of and for the years ended June 30, 1995, 1996 and 1997 and the three months ended September 30, 1996 and 1997 is derived from the consolidated financial statements of Source Informatics European Holdings Inc., (a development stage enterprise) ("Source Europe"), appearing elsewhere in this proxy statement. The data should be read in conjunction with the consolidated financial statements of Source Europe, together with the notes thereto.

                                 (In thousands)

                                                                                    THREE MONTHS ENDED
                                                  YEAR ENDED JUNE 30,                 SEPTEMBER 30,
                                       ------------------------------------------  --------------------
                                         1994       1995       1996       1997       1996       1997
                                       ---------  ---------  ---------  ---------  ---------  ---------
CONSOLIDATED STATEMENT OF OPERATIONS
  DATA
Revenue..............................     --         --         --      $     407         --  $     778

  Production costs...................  $    (487) $  (2,010) $  (5,060)    (7,456) $  (1,712)    (2,972)
  Selling, general and administrative
    expenses.........................       (696)    (2,903)    (7,245)   (10,148)    (2,189)    (2,203)
  Research and development costs.....        (78)      (412)    (2,110)    (3,347)      (543)      (243)
  Amortization of intangible
    assets...........................     --         --             (7)       (34)        (1)       (14)
                                       ---------  ---------  ---------  ---------  ---------  ---------
Operating loss.......................     (1,261)    (5,325)   (14,422)   (20,578)    (4,445)    (4,654)

  Interest income....................     --         --              2         59         --          9
  Interest expense...................     --         --         --           (477)       (68)        (1)
                                       ---------  ---------  ---------  ---------  ---------  ---------
Net loss.............................  $  (1,261) $  (5,325) $ (14,420) $ (20,996) $  (4,513) $  (4,646)
                                       ---------  ---------  ---------  ---------  ---------  ---------
                                       ---------  ---------  ---------  ---------  ---------  ---------

                                                              AT JUNE 30,                      AT SEPTEMBER 30,
                                             ---------------------------------------------  ----------------------
                                               1994        1995        1996        1997        1996        1997
                                             ---------  ----------  ----------  ----------  ----------  ----------
CONSOLIDATED BALANCE SHEET DATA
Working capital deficit....................     --          --      $   (7,603) $  (13,164) $   (6,764) $  (15,016)
Total assets...............................     --          --      $    2,807  $    4,179  $    1,863  $    4,235
Stockholder deficit........................     --          --      $   (6,121) $  (18,532) $  (10,578) $  (24,517)

         SOURCE EUROPE MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS
                      OF OPERATION AND FINANCIAL CONDITION

OVERVIEW

    Source Europe develops, maintains, delivers and analyzes prescription and pharmaceutical product shipment databases which are generally costly, time-consuming and difficult for third parties to replicate. Its strategy is to establish databases of physician linked prescription and product shipment data in the major European markets. It markets data and analytical services derived from the databases to the pharmaceutical and healthcare industries on a national and multi-national basis. Source Europe began to deliver revenue generating services in the third quarter of fiscal 1997. Management anticipates increasing revenues in each of the quarters of fiscal 1998 without a corresponding increase in the production and sales, general and administrative expenses. Source Europe currently has service supply agreements with over 30 pharmaceutical companies, which, subject to delivery of full data services, should aggregate to more than $30 million in revenue over the next four years.

REVENUE

    Revenue for the quarter ended September 30, 1997 was $778,000, representing services delivered in all five major countries. There was no revenue in the quarter ended September 30, 1996.

    Revenue for the year ended June 30, 1997 was $407,000. The growth in revenue reflected initial data services delivered in the UK, France, and Belgium.

    No revenue was recorded in any prior period.

PRODUCTION COSTS

    Source Europe's production costs include the cost of data purchase and collection, data cleansing, creation of the database, internal computer costs, outside suppliers and costs attributable to personnel involved in the production of products and services.

    Production costs for the quarter ended September 30, 1997 were $3.0 million, compared to $1.7 million for the same quarter last year. The $1.3 million increase was attributable to the increased costs of establishing production personnel and facilities in the European markets and increased data purchase costs, as Source Europe has been increasing its database size in order to produce product.

    Production costs for the year ended June 30, 1997 were $7.5 million, compared to $5.1 million for the previous year. The $2.4 million increase was attributable to the increased costs of establishing production personnel and facilities in the European markets and increased data purchase costs, as Source Europe increased its database size in anticipation of receiving approvals under applicable data privacy laws.

    Production costs for the year ended June 30, 1996 were $5.1 million, compared to $2.0 million for the previous year. The $3.1 million increase was attributable to the increased costs of establishing data collection operations in five European markets, and starting the transition from test data collection towards establishing initial production facilities.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

    Selling, general and administrative expenses for the quarter ended September 30, 1997 were comparable with the same quarter of 1996 ($2.2 million), because a significant portion of costs are fixed.

    Selling, general and administrative expenses for the year ended June 30, 1997 were $10.1 million, compared with $7.2 million for the previous year. The increase was attributable to increases in staff to market the services and to support initial product deliveries.

    Selling, general and administrative expenses for the year ended June 30, 1996 were $7.2 million, compared with $2.9 million for the previous year. The increase was primarily attributable to the cost of establishing general management in the local operating companies in the five initial markets.

RESEARCH AND DEVELOPMENT

    Research and development expenses for the quarter ended September 30, 1997 were $0.2 million, compared to $0.5 million for the same quarter last year. This decrease represents the fact that as the Source Europe product is now being delivered there is not the same level of expenditure needed.

    Research and development expenses for the year ended June 30, 1997 were $3.3 million, compared with $2.1 million for the previous year. The increase reflects the costs of developing software, databases and systems to meet the requirements of the Company's operations across Europe.

    Research and development expenses for the year ended June 30, 1996 were $2.1 million, compared with $0.4 million in the previous year. The increase reflects the effect of initial investment in developing software, databases and systems in Europe.

AMORTIZATION OF INTANGIBLES

    Acquired software and other purchased intangibles are valued at fair market value at the date of acquisition and are amortized over periods of up to five years. The cost of establishing, updating and maintaining databases is expensed as incurred.

    In Source Europe's consolidated financial statements, amortization has been recorded as follows (in thousands):

                                                                                                       QUARTER ENDED
                                                                                                        SEPTEMBER 30
                                                                                                   ----------------------
                                                               1995         1996         1997        1996        1997
                                                               -----        -----        -----     ---------     -----
Intangible assets.........................................   $       0    $       7    $      34   $       1   $      14

INTEREST INCOME AND INTEREST EXPENSES

    Source Europe invests its excess cash with major banks.

    In the quarter ended September 30, 1997 there was no significant income or expense. In the same quarter last year the interest expense was all due on loans from Source used for working capital.

    For the year ended June 30, 1997, net interest expense was $0.4 million, as compared to $0 for the previous year, due to interest incurred on loans from Source used for working capital.

    There was no material interest income or expense in the year ended June 30, 1996 since Source Europe was operating within Walsh at that time and all funds were managed centrally.

NET OPERATING LOSSES

    As of September 30, 1997, Source Europe had approximately $28.8 million of foreign net operating loss carry-forwards.

    As of June 30, 1997, Source Europe had approximately $24.2 million of foreign net operating loss carry-forwards. These carry-forwards will increase until Source Europe becomes profitable and then will substantially reduce the Company's overall tax rate going forward until they are consumed.

CURRENCY FLUCTUATIONS

    As an international company, Source Europe is affected by fluctuations in foreign currency exchange rates. Although most of the its services are priced in the local currency of the business unit providing the service, the effects of foreign currency fluctuations are mitigated by the fact that expenses of foreign subsidiaries are incurred in the same currency as sales. The reported net income of foreign subsidiaries will be affected by changes in the exchange rates of foreign currencies against the US dollar. The foreign currency risk applicable to Source Europe's operations has not been hedged.

LIQUIDITY AND CAPITAL RESOURCES

    At September 30, 1997, Source Europe had cash and cash equivalents totalling $1.6 million.

    During the quarter ended September, 1997, Source Europe utilized approximately $3.8 million of cash for operating activities of which $1.5 million was funded by PMSI under a line of credit and the balance was funded by Source.

    At June 30, 1997, Source Europe had cash and cash equivalents totalling $2.2 million.

    During the year ended June 30, 1997, Source Europe utilized approximately $21 million of cash, which was funded by Source, partner client prepayments of $5.1 million and $1.0 million of prebillings to other pharmaceutical companies. Under an agreement signed on August 20, 1997, PMSI is providing a line of credit to Source Europe which Source Europe anticipates will provide sufficient funding until the Closing. See "THE TRANSACTIONS--Description of the Transactions; Additional Agreements Among PMSI, Source and NDC." Subsequent to Closing, Source Europe will be a wholly-owned subsidiary of PMSI and PMSI will take over the funding responsibility for the final stage of development of Source Europe.

                         SELECTED FINANCIAL DATA OF NDC

    The following selected financial information as of and for the years ended May 31, 1993, 1994, 1995, 1996 and 1997 is derived from the consolidated financial statements of NDC appearing in the Annual Report on Form 10-K of NDC for the fiscal year ended May 31, 1997 (the "NDC 10-K"). The following selected financial information as of and for the three months ended August 31, 1996 and 1997 is derived from the consolidated financial statements of NDC appearing in the Quarterly Report on Form 10-Q of NDC for the fiscal quarter ended August 31, 1997 (together with the NDC 10-K, the "NDC Reports"). In the opinion of NDC management, interim unaudited historical data reflect and include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Unaudited results of operations for the three months ended August 31, 1997 are not necessarily indicative of results which may be expected for any other interim period or for the fiscal year as a whole. More comprehensive financial information is included in the NDC Reports and the other documents filed by NDC with the Commission which are incorporated herein by reference. The data should be read in conjunction with the financial statements of NDC, together with the related notes thereto included in the NDC Reports incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                     (In thousands, except per share data)

                                                                                            THREE MONTHS ENDED
                                                  YEAR ENDED MAY 31,                      ----------------------
                              ----------------------------------------------------------  AUGUST 31,  AUGUST 31,
                                 1993        1994        1995        1996        1997        1996        1997
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------
INCOME STATEMENT DATA:
Revenues....................  $  239,810  $  237,659  $  278,083  $  325,803  $  433,860  $  101,164  $  120,102
Operating income (loss).....  $   14,894  $   18,423  $   28,426  $  (11,834) $   66,656      13,934      19,633
Income (loss) from
  continuing operations.....  $    8,045  $   12,226  $   18,421  $   (8,458) $   38,753       8,205      10,604

PER SHARE DATA:
Income (loss) from
  continuing operations.....  $     0.37  $     0.55  $     0.79  $    (0.31) $     1.38  $     0.30  $     0.38
Cash dividends..............  $     0.29  $     0.29  $     0.30  $     0.30  $     0.30       0.075       0.075
Fully diluted weighted
  average common shares
  outstanding...............      18,803      22,351      23,481      27,189      28,039      27,800      28,201

BALANCE SHEET DATA (AT
  PERIOD END):
Total assets................  $  203,391  $  214,864  $  255,758  $  368,039  $  521,683  $  369,417  $  529,403
Long-term obligations.......  $   20,254  $   21,664  $   26,410  $   13,324  $  155,690      12,853     156,407
Total stockholders'
  equity....................  $  124,001  $  134,723  $  164,651  $  233,299  $  277,470  $  242,134  $  286,912

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS
                         AND FINANCIAL CONDITION OF NDC

    For a complete NDC management's discussion and analysis of results of operations and financial condition of NDC, reference is hereby made to the NDC Reports. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                     PHARMACEUTICAL MARKETING SERVICES INC.
                               UNAUDITED PROFORMA
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    The following unaudited proforma condensed consolidated financial statements give effect to the sale of the OTC Business and PMSI's interest in Source US pursuant to the Stock Purchase Agreement and the acquisition of Source Europe pursuant to the Transfer Agreement. The unaudited proforma condensed consolidated balance sheet reflects the above transactions as if they occurred on September 30, 1997. The unaudited proforma condensed consolidated statements of operations combine the historical results of operations of PMSI and Source Europe for the quarter ended September 30, 1997 and for the year ended June 30, 1997, as if the acquisition of Source Europe and the divestitures of the OTC Business and the Company's interest in Source US had occurred on July 1, 1996. The unaudited proforma condensed consolidated statements of operations do not reflect the anticipated gain on the sale of the OTC Business and the Company's interest in Source US.

    The unaudited proforma condensed consolidated financial statements do not reflect cost savings, synergies and tax benefits which might be achieved from the acquisition of Source Europe; nor do they purport to be indicative of the operating results or financial position that would have been achieved had the transactions, referred to above, been affected for the periods indicated or the results or financial position which may be obtained in the future.

    The unaudited condensed consolidated financial statements are based on and should be read in conjunction with the audited consolidated financial statements of PMSI and Source Europe, including the notes thereto, which appear elsewhere in or are included in documents incorporated by reference in this Proxy Statement.

                     PHARMACEUTICAL MARKETING SERVICES INC.

                 PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1997

                                 (In thousands)

                                  (Unaudited)

                                                              SALE OF    ACQUISITION
                                                 PMSI AS     SOURCE US    OF SOURCE                CONSOLIDATED
                                                 REPORTED     AND OTC      EUROPE     ADJUSTMENTS    PROFORMA
                                                ----------  -----------  -----------  -----------  ------------
                    ASSETS
Current assets
  Cash and cash equivalents...................  $   28,910   $    (219)   $   1,648    $  13,852    $   44,191
  Marketable securities.......................      33,146      --           --           --            33,146
  Accounts receivable.........................      19,577      (7,622)         802       --            12,757
  Work in process.............................       1,619        (242)      --           --             1,377
  Prepaid expenses and other current assets...       7,999      --              204       (1,898)        6,305
  Net current assets held for sale............         989      --           --           --               989
                                                ----------  -----------  -----------  -----------  ------------
  Total current assets........................      92,240      (8,083)       2,654       11,954        98,765

Marketable securities.........................       9,493      --           --           43,453        52,946
Property and equipment, net...................      12,116      (4,378)         545       --             8,283
Goodwill, net.................................      22,931      --           --            1,789        24,720
Other assets, net.............................       6,222          (4)       1,036       --             7,254
Net assets held for sale......................      18,721      --           --           --            18,721
                                                ----------  -----------  -----------  -----------  ------------
  Total assets................................  $  161,723   $ (12,465)   $   4,235    $  57,196    $  210,689
                                                ----------  -----------  -----------  -----------  ------------
                                                ----------  -----------  -----------  -----------  ------------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
  Current maturities of long-term debt........  $      633   $    (553)      --           --        $       80
  Accounts payable............................       3,156        (353)   $   1,706       --             4,509
  Accrued liabilities.........................       8,053        (861)       4,485    $   8,333        20,010
  Accrued income taxes on sale of Source US
    and OTC...................................      --          --           --           16,488        16,488
  Unearned income.............................      14,150      (4,920)      11,479       --            20,709
                                                ----------  -----------  -----------  -----------  ------------

    Total current liabilities.................      25,992      (6,687)      17,670       24,821        61,796

Long-term debt................................      70,081      (1,046)          35       --            69,070
Other liabilities.............................         497      --           --           --               497
Amounts due to Source.........................      --          --            9,149       (9,149)       --
Amounts due to PMSI...........................                                1,898       (1,898)
                                                ----------  -----------  -----------  -----------  ------------
    Total liabilities.........................      96,570      (7,733)      28,752       13,774       131,363

  Total stockholders' equity (deficit)........      65,153      (4,732)     (24,517)      43,422        79,326
                                                ----------  -----------  -----------  -----------  ------------
  Total liabilities and stockholders'
    equity (deficit)..........................  $  161,723   $ (12,465)   $   4,235    $  57,196    $  210,689
                                                ----------  -----------  -----------  -----------  ------------
                                                ----------  -----------  -----------  -----------  ------------

              The accompanying notes are an integral part of these
             proforma condensed consolidated financial statements.

                     PHARMACEUTICAL MARKETING SERVICES INC.

            PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997

                     (In thousands, except per share data)

                                  (Unaudited)

                                                                          ACQUISITION
                                                      SALE OF SOURCE US       OF
                                           PMSI AS    OPERATING VENTURE     SOURCE                     CONSOLIDATED
                                           REPORTED        AND OTC          EUROPE       ADJUSTMENTS     PROFORMA
                                          ----------  -----------------  -------------  -------------  ------------
Revenue.................................  $   20,093     $    (6,235)     $       778     $     (37)    $   14,599
Operating expenses......................     (20,061)          5,509           (5,432)           20        (19,964)
                                          ----------        --------     -------------        -----    ------------

Operating income (loss).................          32            (726)          (4,654)          (17)        (5,365)
Gain on sale of operations..............       2,631         --               --             --              2,631
Interest and other income...............         871             (12)               9        --                868
Interest expense........................      (1,166)             45               (1)       --             (1,122)
                                          ----------        --------     -------------        -----    ------------

Income (loss) from continuing
  operations before income taxes........       2,368            (693)          (4,646)          (17)        (2,988)
Income tax (provision) benefit..........         105             277          --             --                382
                                          ----------        --------     -------------        -----    ------------

Net income (loss) from continuing
  operations............................  $    2,473     $      (416)     $    (4,646)          (17)    $   (2,606)
                                          ----------        --------     -------------        -----    ------------
                                          ----------        --------     -------------        -----    ------------

Net income (loss) per share:
  Continuing operations.................  $     0.18                                                    $    (0.21)
                                          ----------                                                   ------------
                                          ----------                                                   ------------
Common stock and common
  stock equivalents.....................      13,498                                           (918)        12,580
                                          ----------                                          -----    ------------
                                          ----------                                          -----    ------------

              The accompanying notes are an integral part of these
             proforma condensed consolidated financial statements.

                     PHARMACEUTICAL MARKETING SERVICES INC.

            PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                        FOR THE YEAR ENDED JUNE 30, 1997

                     (In thousands, except per share data)

                                  (Unaudited)

                                                                          ACQUISITION
                                                      SALE OF SOURCE US       OF
                                           PMSI AS    OPERATING VENTURE     SOURCE                     CONSOLIDATED
                                           REPORTED        AND OTC          EUROPE       ADJUSTMENTS     PROFORMA
                                          ----------  -----------------  -------------  -------------  ------------
Revenue.................................  $   98,485     $   (25,009)     $       407     $    (125)    $   73,758
Operating expenses......................     (90,961)         19,091          (20,985)           59        (92,796)
                                          ----------        --------     -------------        -----    ------------

Operating income (loss).................       7,524          (5,918)         (20,578)          (66)       (19,038)
Interest and other income...............       3,299             (91)              59        --              3,267
Interest expense........................      (3,490)            147             (477)          477         (3,343)
                                          ----------        --------     -------------        -----    ------------

Income (loss) from continuing operations
  before income taxes...................       7,333          (5,862)         (20,996)          411        (19,114)
Income tax provision....................      (2,655)          2,333          --             --               (322)
Minority interest.......................         (17)        --               --             --                (17)
                                          ----------        --------     -------------        -----    ------------

Net income (loss) from continuing
  operations............................  $    4,661     $    (3,529)     $   (20,996)    $     411     $  (19,453)
                                          ----------        --------     -------------        -----    ------------
                                          ----------        --------     -------------        -----    ------------

Net income (loss) per share:
  Continuing operations.................  $     0.35                                                    $    (1.57)
                                          ----------                                                   ------------
                                          ----------                                                   ------------
Common stock and common
  stock equivalents.....................      13,297                                           (918)        12,379
                                          ----------                                          -----    ------------
                                          ----------                                          -----    ------------

              The accompanying notes are an integral part of these
             proforma condensed consolidated financial statements.

                     PHARMACEUTICAL MARKETING SERVICES INC.
                          NOTES TO PROFORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS
                (In thousands, except share and per share data)
                                  (Unaudited)

1. PROFORMA BASIS OF PRESENTATION AND ADJUSTMENTS

    The unaudited proforma condensed consolidated financial statements present the Company's sale to NDC of (i) the OTC Business and (ii) the Company's interest in Source US, for aggregate proceeds of $6,500 in cash and 1,059,829 registered shares of NDC Common Stock, subject to adjustment based on the average closing sales price for NDC Common Stock over a ten-day trading period preceding the closing of the Transactions. In addition, the unaudited proforma condensed consolidated financial statements present the acquisition of Source Europe, where, in return for assuming the net liabilities of Source Europe and canceling certain loans under a line of credit made by PMSI in favor of Source, the Company will receive $9,000 of cash and an aggregate of 918,254 shares of Company Common Stock currently owned by Source.

    The unaudited proforma condensed consolidated balance sheet at September 30, 1997 reflects (i) the divestiture of the OTC Business and the Company's interest in Source US and (ii) the acquisition of Source Europe, as if these transactions had occurred on September 30, 1997.

    The unaudited proforma condensed consolidated statement of operations for the quarter ended September 30, 1997 and for the year ended June 30, 1997 reflect (i) the divestiture of the OTC Business and the Company's interest in Source US and (ii) the acquisition of Source Europe, as if these transactions had occurred on July 1, 1996.

    The unaudited proforma condensed consolidated financial statements are intended for information purposes and are not necessarily indicative of the future consolidated financial position or future results of operations, nor do they purport to be indicative of the operating results or financial position that would have been achieved had the transactions referred to above been effective from the periods indicated. These proforma condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the PMSI Reports, incorporated herein by reference, and the consolidated financial statements and notes thereto of Source Informatics European Holdings Inc. for the year ended June 30, 1997 and the quarter ended September 30, 1997, included elsewhere in this Proxy Statement.

2. UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET

    The adjustments reflect the proceeds and estimated transaction costs of the divestiture of the OTC Business and the Company's interest in Source US, as well as the estimated liabilities assumed, cash received and transaction costs incurred related to the acquisition of Source Europe.

A) DIVESTITURE OF THE OTC BUSINESS AND THE COMPANY'S INTEREST IN SOURCE US

    The adjustments related to the divestiture of the OTC Business and the Company's interest in Source US include:

        (i) $6,500 cash proceeds from NDC,

        (ii) 1,059,829 shares of NDC Common Stock with a total value of $43,453, based on a September 30, 1997 market value of $41.00 per share, and

       (iii) approximately $4,000 related to estimated transaction costs, including investment banking fees, legal fees, accountants' fees, bonuses and related out-of-pocket expenses.

                     PHARMACEUTICAL MARKETING SERVICES INC.
                          NOTES TO PROFORMA CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                  (UNAUDITED)

2. UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET(CONTINUED)
    The proforma condensed consolidated balance sheet includes an after-tax gain of $24,733, on the divestiture, reflecting an effective tax rate of 40%. The estimated gain is subject to adjustment based on changes in the market price of NDC Common Stock. The Stock Purchase Agreement limits this adjustment such that the minimum and maximum post-tax gains on the divestiture are approximately $22,000 and $30,500, respectively.

B) ACQUISITION OF SOURCE EUROPE

    The proforma condensed consolidated balance sheet reflects the acquisition of Source Europe using the purchase method of accounting. The excess of the purchase consideration over the fair value of the net assets of $1,789 is presented as an adjustment to goodwill. The ultimate allocation of the purchase price to net assets acquired, other intangible assets and goodwill is subject to final determination of their respective fair values.

    The adjustments related to the acquisition of Source Europe reflect (i) the anticipated $9,000 of cash to be contributed by Source to Source Europe, (ii) the 918,254 shares of Company Common Stock, held by Source, to be contributed to Source Europe, (iii) the cancellation of certain loans under a line of credit made by PMSI to Source, anticipated to total $5,233, of which $1,500 had been advanced to Source at September 30, 1997, which will become part of the purchase consideration, (iv) the cancellation of loans totalling $9,149 from Source to Source Europe net of an adjustment of $1,648 to reflect cash and cash equivalents on hand and (v) approximately $600 related to estimated transaction costs, including legal fees, accountants' fees and related expenses.

    The Company Common Stock to be contributed by Source to Source Europe has been valued in the adjustments at $10,560, based on the September 30, 1997 closing price of $11.50. An additional adjustment has been recorded to reclassify the fair value of the Company Common Stock from marketable securities to treasury stock in the proforma condensed consolidated balance sheet.

    The adjustments also reflect the elimination of a net receivable due to PMSI from Source Europe totalling $1,898, including $1,500 advanced to Source under a line of credit during the quarter ended September 30, 1997.

                     PHARMACEUTICAL MARKETING SERVICES INC.
                          NOTES TO PROFORMA CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                  (UNAUDITED)

2. UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET(CONTINUED)
    The following table presents the adjustments described in Note 2 to the proforma condensed consolidated balance sheet by respective balance sheet accounts:

                                                                                                                 ADJUSTMENT
                                                                                    ADJUSTMENTS   ADJUSTMENTS   PER PROFORMA
                                                                                      SALE OF     ACQUISITION    CONDENSED
                                                                                     SOURCE US     OF SOURCE    CONSOLIDATED
                                                                                      AND OTC       EUROPE        BALANCE
                                                                          NOTE        NOTE 2A       NOTE 2B        SHEET
                                                                          -----     -----------   -----------   ------------
Cash and cash equivalents...............................................     2a(i)   $  6,500        --           $  6,500
                                                                             2b(i)     --           $ 9,000          9,000
                                                                             2b(iv)    --            (1,648)        (1,648)
                                                                                    -----------   -----------   ------------
                                                                                     $  6,500       $ 7,352       $ 13,852
                                                                                    -----------   -----------   ------------
                                                                                    -----------   -----------   ------------
Prepaid expenses and other current assets...............................     2b        --           $(1,898)      $ (1,898)
                                                                                    -----------   -----------   ------------
                                                                                    -----------   -----------   ------------
Marketable securities...................................................     2a(ii)  $ 43,453        --           $ 43,453
                                                                             2b        --           $10,560         10,560
                                                                             2b        --           (10,560)       (10,560)
                                                                                    -----------   -----------   ------------
                                                                                     $ 43,453        --           $ 43,453
                                                                                    -----------   -----------   ------------
                                                                                    -----------   -----------   ------------
Goodwill, net...........................................................     2b        --           $ 1,789       $  1,789
                                                                                    -----------   -----------   ------------
                                                                                    -----------   -----------   ------------
Accrued liabilities.....................................................     2a(iii)  $  4,000       --           $  4,000
                                                                             2b(iii)    --          $ 3,733          3,733
                                                                             2b(v)     --               600            600
                                                                                    -----------   -----------   ------------
                                                                                     $  4,000       $ 4,333       $  8,333
                                                                                    -----------   -----------   ------------
                                                                                    -----------   -----------   ------------
Accrued income taxes on sale of Source US and OTC.......................     2a      $ 16,488        --           $ 16,488
                                                                                    -----------   -----------   ------------
                                                                                    -----------   -----------   ------------
Amounts due to Source Informatics.......................................     2b(iv)    --           $(9,149)      $ (9,149)
                                                                                    -----------   -----------   ------------
                                                                                    -----------   -----------   ------------
Amounts advanced under line of credit...................................     2b        --           $(1,500)      $ (1,500)
Amounts due to PMSI companies...........................................     2b        --              (398)          (398)
                                                                                    -----------   -----------   ------------
Amounts due to PMSI.....................................................     2b        --           $(1,898)      $ (1,898)
                                                                                    -----------   -----------   ------------
                                                                                    -----------   -----------   ------------
Stockholders' equity....................................................     2a      $ 24,733        --           $ 24,733
                                                                                    -----------   -----------   ------------
                                                                             2b        --           $(10,560)      (10,560)
        Stockholders' equity:
        Source Europe...................................................               --            24,517         24,517
        Source US and OTC...............................................                4,732        --              4,732
                                                                                    -----------   -----------   ------------
                                                                                     $ 29,465       $13,957       $ 43,422
                                                                                    -----------   -----------   ------------
                                                                                    -----------   -----------   ------------

                     PHARMACEUTICAL MARKETING SERVICES INC.
                          NOTES TO PROFORMA CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                  (UNAUDITED)

3. UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997

    The adjustments eliminate data purchases made by Source Europe from PMSI during the three months ended September 30, 1997, totalling $37, and goodwill amortization of $17 relating to the acquisition of Source Europe. An amortization period of 20 years has been assumed in respect of the Source Europe goodwill.

    The reduction of 918,254 shares of Company Common Stock and common stock equivalents reflects the reclassification to treasury stock of the shares of Company Common Stock received in the acquisition of Source Europe.

    The anticipated post-tax gain on the sale of the Company's interest in Source US and the OTC Business of $24,733 is not reflected in the proforma condensed consolidated statement of operations. Similarly, anticipated income relating to the investment of the sale proceeds is also excluded.

    There has been no apportionment of corporate overhead to the results of PMSI's interest in Source US and the OTC Business. Such an allocation would have reduced the reported operating profit of the businesses to be disposed.

4. UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 1997

    The adjustments comprise the elimination of data purchases made by Source Europe from PMSI during the twelve months ended June 30, 1997, totalling $125, goodwill amortization of $66 relating to the acquisition of Source Europe, and interest expense of $477 arising on loans from Source to Source Europe, to be canceled on closing. The goodwill arising on the acquisition of Source Europe is assumed to be amortized over a 20-year period.

    The reduction of 918,254 shares of Company Common Stock and common stock equivalents reflects the reclassification to treasury stock of the shares of Company Common Stock received in the acquisition of Source Europe.

    The anticipated post-tax gain on the sale of the Company's interest in Source US and the OTC Business of $24,733 is not reflected in the proforma condensed consolidated statement of operations. Similarly, anticipated income relating to the investment of the sale proceeds is also excluded.

    There has been no apportionment of corporate overhead to the results of PMSI's interest in Source US and the OTC Business. Such an allocation would have reduced the reported operating profit of the businesses to be disposed.

                     PROFORMA FINANCIAL INFORMATION OF NDC,
                         SOURCE US AND THE OTC BUSINESS

    For proforma financial information of NDC, Source US and the OTC Business, see the section captioned "UNAUDITED PRO FORMA FINANCIAL INFORMATION" of the S-4 in Appendix D attached hereto and incorporated herein by reference.

                              THE SPECIAL MEETING

PURPOSE OF THE SPECIAL MEETING

    The purpose of the Special Meeting is for holders of Company Common Stock entitled to vote thereon to consider and vote on the Transactions and to transact such other business as may properly come before the meeting or any adjournments thereof.

    THE COMMITTEE HAS UNANIMOUSLY APPROVED THE STOCK PURCHASE AGREEMENT, THE TRANSFER AGREEMENT AND THE TRANSACTIONS. THE BOARD HAS UNANIMOUSLY APPROVED THE STOCK PURCHASE AGREEMENT, THE TRANSFER AGREEMENT AND THE TRANSACTIONS AND RECOMMENDS THAT HOLDERS OF COMPANY COMMON STOCK VOTE "FOR" APPROVAL OF THE TRANSACTIONS.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

    Only stockholders of record of Company Common Stock at the close of business on the Record Date, November 3, 1997, will be entitled to receive notice of the Special Meeting and to vote on the Transactions. As of the Record Date, there were 13,269,025 shares of Company Common Stock outstanding and entitled to vote at the Special Meeting. Each share of Company Common Stock is entitled to one vote. A majority of the outstanding shares of Company Common Stock must be represented in person or by proxy at the Special Meeting in order for a quorum to be present. A stockholder who returns his or her proxy and abstains on the vote on the proposals will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on the particular matter.

REQUIRED VOTE

    Assuming a quorum is present at the Special Meeting, the affirmative vote by the holders of a majority of the shares of Company Common Stock represented at the Special Meeting is required to approve the Transactions. Abstentions on the proposal to approve the Transactions will have the effect of a negative vote because the proposal requires the affirmative vote of a majority of the shares of Company Common Stock represented at the Special Meeting. The NYSE has advised the Company that, with respect to the Transactions, under the rules of the NYSE, its member brokers do not have discretion to vote shares held by them in street name for which no voting instructions have been received. Thus, there will be no broker non-votes at the Special Meeting. While neither Delaware corporate nor federal securities law requires the consent of the stockholders of PMSI to the Transactions, the Board has required stockholder consent as a condition to the Closing. Thus, if stockholder approval is not obtained, the Transactions will not be consummated.

    As of the Record Date, WCAS beneficially owned an aggregate 746,315 shares, or 5.6%, of the outstanding Company Common Stock entitled to vote on the Transactions and Source beneficially owned 918,254 shares, or 6.9% of the outstanding Company Common Stock entitled to vote on the Transactions. Each of WCAS and Source has indicated that such shares of Company Common Stock will be voted in the same proportion as the votes of all other holders of Company Common Stock. In addition, Messrs. Evans and Turner have also indicated their intent to vote the shares of Company Common Stock owned by them in the same proportion as the votes of all other holders of Company Common Stock.

PROXIES

    Shares represented by properly executed proxies received in time for the Special Meeting will be voted at such meeting in the manner specified by the holder thereof. IF A PROPERLY EXECUTED PROXY IS SUBMITTED TO THE COMPANY BUT A CHOICE IS NOT INDICATED THEREON, THE PROXY WILL BE VOTED "FOR" APPROVAL OF THE TRANSACTIONS. It is not expected that any matters other than the matters referred to herein will be brought before the Special Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

    The grant of a proxy on the enclosed form does not preclude a stockholder from voting in person. A stockholder may revoke a proxy at any time prior to its exercise by submitting a new proxy at a later date, by filing with the Secretary of PMSI a duly executed revocation of proxy bearing a later date or by voting in person at the Special Meeting. Attendance at the Special Meeting will not of itself constitute revocation of a proxy.

SOLICITATION OF PROXIES

    The Company will bear the cost of the solicitation of proxies. In addition to solicitation by mail, the directors, officers and employees of the Company and its subsidiaries may solicit proxies from stockholders of the Company by telephone, facsimile or telegram or in person. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

    W.F. Doring & Co. will assist in the solicitation of proxies by PMSI and the tabulation of votes for a fee of $10,000, plus reimbursement of its reasonable out-of-pocket expenses.

                                THE TRANSACTIONS

BACKGROUND

    In April 1996 PMSI's Board decided, following the conclusion of a strategic reassessment, to concentrate the Company's efforts on the development of its core business as an information services provider to the pharmaceutical and healthcare industries. As a consequence, PMSI announced that it would divest its non-database segment. Since that date, PMSI has sold all businesses in this segment, except its French point-of-sale business, which is presented in the Company's financial statements as an "asset held for sale."

    In May 1996, to further its efforts towards achieving its business goals while building stockholder value and to avoid any appearance of a conflict of interest with Source, which the Company perceived as having potentially conflicting goals, the Company formed the Committee, comprised solely of independent directors, none of whom are directors or stockholders of Source. The Company also retained investment bankers to evaluate how the Company could best achieve such goals, including, possibly, a sale or merger of the Company. Subsequently, the Company and its investment bankers had preliminary discussions regarding business combinations with several potentially interested parties.

    In addition, during this period the Company also reviewed the feasibility and financial implications of acquiring Source, since the Company had been informally notified by the board of directors of Source that Source was looking for a way of creating liquidity for its stockholders. From a business and strategic perspective, the acquisition of Source by PMSI had certain attractive features given the significant business relationships between the two parties. In 1991, PMSI and Walsh, as the predecessor of Source, had entered into the Alpha Database Agreement and in 1994 PMSI and Walsh had commenced the Source US operating venture to more fully exploit the databases produced by Source. More recently, PMSI and Source had also reached agreement in principle for PMSI's profit participation in Source Europe's efforts to build and commercialize similar databases in major European markets. However, after considering the matter, the Committee concluded that the acquisition of Source in a purchase transaction at the value placed on the business by the Source board would be significantly dilutive to future earnings per share. Furthermore, the Source Board of Directors was seeking liquidity that would have been difficult for the Company to achieve; the Committee, therefore, rejected the acquisition of Source as a viable option.

    During the first half of calendar 1996, Source US and NDC, which has been a significant data supplier to Source US since inception of the US operating venture between Source and PMSI, commenced discussions with regard to creating a new information service. During the course of these discussions, NDC management suggested that, due to the complementary nature of the businesses, there be a senior management meeting of all three companies to explore the potential for further cooperation.

    Commencing in November 1996, senior management from NDC, PMSI and Source met several times to explore the potential synergies among their businesses. While a possible transaction in which NDC would acquire all of PMSI and Source was discussed, NDC did not submit an acquisition proposal to PMSI and Source. NDC expressed the view that, since it had no significant operations outside the United States, it believed that the greatest benefits would be derived from cooperative ventures with Source US, the OTC Business and NDC's healthcare transaction processing network, all based and operating solely in the United States. In May 1997, NDC expressed an interest in acquiring these parts of the PMSI and Source businesses. NDC's proposal contemplated the acquisition by NDC of the OTC Business and all the outstanding capital stock of Source and all of Source US, subject to Source's divestiture of its interest in Source Europe. The Committee considered that the proposal did present PMSI with the opportunity to capitalize on the value of its minority participation in Source US and the value of the OTC Business (which is the only PMSI operation located in the same offices and utilizing significant common resources as Source) and to construct a financially attractive transaction to acquire 100% of Source Europe to further strengthen and expand PMSI's European businesses. Moreover, since no other possible business combinations had progressed beyond the preliminary proposal stage, the Committee determined that NDC's proposal was the transaction most likely to increase stockholder value in PMSI.

    In June 1997, NDC, PMSI and Source commenced negotiations and reached preliminary agreement for PMSI to acquire 100% of Source Europe and for NDC to acquire 100% of Source US (including PMSI's interest in Source US) together with the OTC Business, for a total purchase price payable to PMSI and the stockholders of Source consisting of $153 million, based on a value of NDC Common Stock of $43.875 per share, payable 75% in registered shares of NDC Common Stock and 25% in cash. The Financial Advisor was directed to negotiate the allocation between the Company and Source of the total NDC consideration to be received in the Transactions and the Source Merger and the terms of the transfer from Source to the Company of Source Europe. Source was represented in these negotiations by its own investment bankers.

    Through July and August 1997, the Company, Source and NDC continued to negotiate the final terms of the Transactions and the Source Merger. These negotiations did not result in any material changes in the economic terms of the Transactions or the Source Merger, however, the negotiations did cover certain other terms of the Transactions and the Source Merger, including the scope of representations and warranties, the scope and duration of indemnities and related escrow arrangements and the principal terms of ancillary agreements between the parties. On August 20, 1997, the Stock Purchase Agreement, the Transfer Agreement and the Source Merger Agreement were executed.

RECOMMENDATION OF THE BOARD OF DIRECTORS; REASONS FOR THE TRANSACTIONS

    Over the last few years, Source US has been a major factor in the growth of PMSI's information business. However, the Source US venture is governed by the Amended and Restated Alpha Database License Agreement (the "Alpha Database Agreement"), between Source and PMSI, which is cancelable by Source in its complete discretion in 2011 at the end of the 20-year term. PMSI's minority position in Source US allows it to recognize a fixed 26% of revenue and a percentage of total costs that increases over time from 22.6% in 1995 to 26% in 2002. As a consequence, overall operating profits of Source US recognized by PMSI will decline over the next four years to 26% of Source US total operating profits and stay at that level for the remainder of the current term of the Alpha Database Agreement, including license renewals through 2011 pursuant to the Company's exclusive option. See "--Description of the Transactions; Source US, Source Europe and the OTC Business."

    In view of the desire of Source stockholders for liquidity, it became clear to the Board of PMSI that there was a significant likelihood that, in order to achieve such liquidity, Source would have to sell its majority ownership of Source US, leaving PMSI, if it took no other action, as a minority partner in a venture controlled by an unknown third party. The Board decided that increasing long-term stockholder value was best served either by full ownership of such databases or complete liquidation of its minority interest in the operating venture. The Committee and the Board unanimously felt that maintaining access to the Source US databases only through PMSI's minority ownership of finite duration was not an effective way to increase PMSI stockholder value. Rather, after investigating and rejecting on financial grounds the possibility of purchasing Source, the Committee and the Board concluded that it would best serve the interests of PMSI's stockholders to take the opportunity of selling PMSI's interests in the venture at the same time as the sale by Source of its majority interest and investing in wholly-owned healthcare database businesses.

    The Committee and the Board approved including the OTC Business in the sale to NDC because this business is physically located in Phoenix, Arizona with, and supported by, Source US and would be difficult to manage and develop as a stand-alone operation. Moreover, NDC included it in its formal offer. The Committee and the Board also concluded that the sale of Source US and the OTC Business would have no material adverse impact on Scott-Levin, the Company's other business in the United States, since this research and consulting business is located separately in Newtown, Pennsylvania. Scott-Levin has a substantially broader client base than either Source US or the OTC Business. In addition, the Committee and Board concluded that the sale of Source US and the OTC Business would have no material adverse impact on the Company's growing information services business in Japan.

    Prior to approving the acquisition of this venture, PMSI's Board requested a detailed review of this opportunity for PMSI by management and independent advisers. The review concluded that, although the transaction is not without risks, the acquisition and the completion of the development of Source Europe are in the overall best interests of PMSI given the substantial investment already made by Source in the venture over the past three fiscal years, the projected future returns and required costs of completing the project and the availability to the Company of some of the same experienced team that developed Source US. To date the investments in Source Europe include researching the market potential and entry strategies for Source Europe data services in Europe, entering into contracts with prescription data vendors in five national markets, developing the databases, gaining regulatory approval in certain markets and initiating the procedure for regulatory approval in other markets for the collection of prescriber level data and delivery of data products, building infrastructure and entering into contracts with over 30 pharmaceutical companies and obtaining sales commitments from others.

    The pharmaceutical industry in the countries covered by Source Europe has a market size in excess of the market in the United States and management of PMSI believes that the European market for prescription data has the potential of generating profits at least as high as those for the prescription information services business in the United States. Moreover, the Board believes that this European market is as yet essentially unrealized, offering Source Europe an opportunity to participate in the development of the market and in its potential gains. The Board believes that the Company's already existing European presence and infrastructure, along with the overall experience, background and industry knowledge of the Company's management and personnel place it and Source Europe in position to exploit this opportunity. Source Europe is already delivering initial data products to clients and beginning to recognize revenue. The Committee and the Board concluded that Source Europe would be complementary to PMSI's existing European businesses and would thereby enhance PMSI's market position in the future.

    The Committee and the Board reviewed the effects on fiscal 1998 financial results of the Transactions and the investment in Source Europe to complete its development including a reduction in information services revenue and a dilution in the Company's earnings per share. However, the Committee and the Board also considered that the cash and Company Common Stock to be received from Source in the Transactions should contribute significantly to the funding requirements of Source Europe and that, over the longer term, the revenues from Source Europe should at least replace the revenues that had been derived from the businesses to be sold in the Transactions. Therefore, the Committee and the Board concluded that the potential financial return from Source Europe outweighed the risks in taking on a developmental stage business of this magnitude.

    The Committee, comprised solely of independent directors of the Company who are neither directors nor stockholders of Source, unanimously approved the Stock Purchase Agreement, the Transfer Agreement and the Transactions and recommended to the Board that the Stock Purchase Agreement, the Transfer Agreement and the Transactions be approved. THE BOARD RECOMMENDS THAT HOLDERS OF COMPANY COMMON STOCK VOTE "FOR" APPROVAL OF THE TRANSACTIONS.

OPINION OF FINANCIAL ADVISOR

    Cowen & Company ("Cowen") has acted as financial advisor to the Committee in connection with the Transactions. Pursuant to an engagement letter dated August 18, 1997 (the "Cowen Engagement Letter"), the Committee retained Cowen to serve as its financial advisor with respect to the Transactions. As part of this assignment, Cowen was asked to render an opinion to the Committee as to the fairness, from a financial point of view, to the Company of the Consideration to be paid to the Company, pursuant to the Stock Purchase Agreement and the Transfer Agreement (the "Agreements").

    On August 18, 1997, Cowen delivered certain of its written analyses and its oral opinion, confirmed in writing as of the same date, to the Committee to the effect that, as of August 18, 1997, the Consideration to be paid to the Company in the Transactions is fair, from a financial point of view, to the Company. The full text of the written opinion of Cowen, dated August 18, 1997, is attached hereto as Appendix C and is incorporated herein by reference. Holders of Company Common Stock are urged to read the opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by Cowen. The summary of the written opinion of Cowen set forth herein is qualified in its entirety by reference to the full text of such opinion. Cowen's analyses and opinion were prepared for and addressed to the Committee and are directed only to the fairness, from a financial point of view, of the Consideration to be paid to the Company in the Transactions and do not constitute an opinion as to the merits of the Transactions or a recommendation to any holders of the Company Common Stock as to how to vote at the Special Meeting.

    Cowen was selected by the Committee as its financial advisor, and to render an opinion to the Committee, because Cowen is a nationally recognized investment banking firm and because the principals of Cowen have substantial experience in transactions similar to the Transactions and are familiar with the Company and its businesses. As part of its investment banking business, Cowen is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for corporate and other purposes. In the ordinary course of its business, Cowen and its affiliates trade the equity securities of the Company and NDC for their own account and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

    In arriving at its opinion, Cowen (a) reviewed the Company's financial statements for the fiscal years ended June 30, 1995, 1996 and draft 1997, certain publicly available filings made with the Commission and certain other relevant financial and operating data of the Company, Source US, the OTC Business and Source Europe; (b) reviewed the financial statements of NDC for the fiscal years ended May 31, 1995, 1996 and 1997, certain publicly available filings made with the Commission and certain other relevant financial and operating data of NDC; (c) held meetings and discussions with management and senior personnel of each of the Company, Source, including Source Europe, and NDC, to discuss the business, operations, historical financial results and future prospects of the Company, Source US, the OTC Business, Source Europe and NDC, including an analysis of the strategic and operating benefits anticipated from the Transactions; (d) reviewed financial projections furnished to Cowen by management of each of the Company and Source, including, among other things, the capital structure, sales, net income, cash flow, capital requirements and other data of the Company and Source as Cowen deemed relevant; (e) reviewed the publicly available financial projections of NDC furnished to Cowen by the management of NDC for the fiscal year ended May 31, 1998, as set forth in the published reports of recognized securities industry analysts; (f) reviewed the results of its analyses of the Company and NDC in comparison with other similar publicly traded companies; (g) reviewed the respective historical prices and trading activity of the securities of the Company and NDC from August 13, 1996 to August 12, 1997 and compared those trading histories with those of other companies which Cowen deemed relevant; and (h) analyzed the potential proforma financial effects of the Transactions as they relate to the Company and NDC. In addition, Cowen reviewed the August 15, 1997, draft of the Stock Purchase Agreement and the August 16, 1997 draft of the Transfer Agreement. Cowen noted in its opinion that it had not been provided with detailed financial projections by NDC.

    In arriving at its opinion, Cowen did not make, obtain or assume any responsibility for any independent evaluation of any such properties and facilities or of the assets and liabilities (contingent or otherwise) of the Company, Source US, the OTC Business, Source Europe or NDC, nor did Cowen make any independent evaluation of the prospects, ongoing viability or any solvency analysis of Source Europe. Source Europe is still in the developmental stage and has not yet achieved full commercialization of its data products and services. Accordingly, any analysis of the value of Source Europe is subject to significant uncertainties, including market acceptance of such products and services and the availability of adequate capital resources, and is inherently speculative. In rendering its opinion, Cowen relied upon the Company's management with respect to the accuracy and completeness of the financial and other information furnished to it as described above and Cowen did not assume any responsibility for independent verification of such information. Cowen assumed that the financial projections prepared and provided to it by the respective managements of the Company and Source (including projections of Source US and Source Europe) represented the best current judgment of these managements as to the future financial condition and results of operations of the Company and Source, and Cowen assumed that the projections were reasonably prepared based upon such current judgment. Although management of NDC did not make financial projections of NDC available to Cowen, Cowen reviewed the financial forecasts of recognized securities industry analysts who publish research reports on NDC and Cowen confirmed the reasonableness and achievability of such forecasts with NDC management.

    With respect to all legal matters relating to the Company, Source and NDC and the Transactions, Cowen relied on the advice of legal counsel to the Committee. With respect to tax treatment relating to the Transactions, Cowen relied on the advice of tax experts to the Company, the Board and the Committee. Cowen did not express any opinion as to what the value of the Company Common Stock or NDC Common Stock actually will be when the Consideration is paid to the Company pursuant to the Transactions, or the price at which the Company Common Stock or NDC Common Stock will trade prior or subsequent to the Transactions. Cowen's opinion was necessarily based on regulatory, economic, market, financial and other conditions as they existed on, and the information made available to it as of, August 18, 1997. It should be understood that, although developments subsequent to August 18, 1997 may affect its opinion, Cowen does not have any obligation to update, revise or reaffirm its opinion.

    The following is a summary of certain financial analyses performed by Cowen to arrive at its opinion. Cowen performed certain procedures, including each of the financial analyses described below, and reviewed with the Committee and management of the Company the assumptions on which such analyses were based and other factors, including the historical and projected financial results of the Company, Source US, the OTC Business, Source Europe and NDC. No limitations were imposed by the Committee with respect to the investigations made or procedures followed by Cowen in rendering its opinion.

    ANALYSIS OF CERTAIN PUBLICLY TRADED COMPANIES. To provide contextual data and comparative market information, Cowen compared selected historical operating and financial ratios for the Company and NDC to the corresponding data and ratios of certain other companies (the "Selected Companies") whose securities are publicly traded and which Cowen believes have operating, market valuation and trading valuations similar to what might be expected of the Company and NDC. For the Company, Selected Companies included the following health care information systems companies ("HCIS Companies"): Access Health, Inc., AMISYS Managed Care Systems, Inc., APACHE Medical Systems, Inc., Cerner Corporation, Cognizant Corporation, Enterprise Systems, Inc., HBO & Company, HCIA Inc., Health Management Systems, Inc., HPR Inc., IDX Systems Corporation, IMNET Systems, Inc., Keane, Inc., MECON, Inc., Medaphis Corporation, Medic Computer Systems, Inc., Medical Manager Corporation, Medicus Systems Corporation, Oacis Healthcare Holdings Corporation, Ovid Technologies, Inc., PHAMIS Inc., Physician Computer Network, Inc., Quality Systems, Inc., Shared Medical Systems Corporation and Summit Medical Systems, Inc. In addition, for the Company, Selected Companies also included the following marketing database companies ("Marketing Database Companies"): Abacus Direct Corporation, Acxiom Corporation, American Business Information, Inc., American List Corporation, Cognizant Corporation, LCS Industries, Inc., May & Speh, Inc. and Metromail Corporation. For NDC, Selected Companies included the following transaction processing companies ("Transaction Processing Companies"): BA Merchant Services, Inc., Concord EFS, Inc., Envoy Corp., First Data Corporation, First USA Paymentech, Inc., National Processing, Inc., NOVA Corp., PMT Services, Inc., SPS Transaction Services, Inc., and Total System Services, Inc. Such data and ratios include the Enterprise Value of such Selected Companies as multiples of revenues, EBITDA and EBIT for the LTM, estimated 1997 calendar year and estimated 1998 calendar year periods. Cowen also examined the ratios of the current prices of the Selected Companies to the LTM earnings per share ("EPS"), estimated 1997 calendar year EPS and estimated 1998 calendar year EPS for these companies.

    Such analysis indicated that, for the HCIS Companies, (i) the median values of Enterprise Value as a multiple (a) of LTM revenue, EBITDA and EBIT were 3.12 times, 20.4 times and 26.4 times, respectively; (b) of estimated 1997 revenue, EBITDA and EBIT were 2.83 times, 14.6 times and 18.2 times, respectively; (c) of estimated 1998 revenue, EBITDA and EBIT were 2.34 times, 10.3 times and 13.2 times, respectively; and (ii) the median values of price per share as a multiple of LTM EPS, estimated 1997 EPS and estimated 1998 EPS were 42.9 times, 32.1 times and 25.2 times, respectively.

    Such analysis indicated that, for the Marketing Database Companies, (i) the median values of Enterprise Value as a multiple (a) of LTM revenue, EBITDA and EBIT were 3.58 times, 12.8 times and 18.0 times, respectively; (b) of estimated 1997 revenue, EBITDA and EBIT were 3.53 times, 10.8 times and 15.4 times, respectively; (c) of estimated 1998 revenue, EBITDA and EBIT were 2.97 times,
10.2 times and 12.5 times, respectively; and (ii) the median values of price per share as a multiple of LTM EPS, estimated 1997 EPS and estimated 1998 EPS were
30.2 times, 24.6 times and 20.7 times, respectively.

    Such analysis indicated that, for the Transaction Processing Companies, (i) the median values of Enterprise Value as a multiple (a) of LTM revenue, EBITDA and EBIT were 4.48 times, 16.4 times and 21.9 times, respectively; (b) of estimated 1997 revenue, EBITDA and EBIT were 3.00 times, 14.1 times and 19.0 times, respectively; (c) of estimated 1998 revenue, EBITDA and EBIT were 3.18 times, 10.4 times and 13.3 times, respectively; and (ii) the median values of price per share as a multiple of LTM EPS, estimated 1997 EPS and estimated 1998 EPS were 34.5 times, 30.8 times and 22.0 times, respectively.

    Although the Selected Companies were used for comparison purposes, none of such companies is directly comparable to the Company or NDC. Accordingly, an analysis of the results of such a comparison is not purely mathematical but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the Selected Companies and other factors that could affect the public trading value of the Selected Companies or the company to which they are being compared.

    DISCOUNTED CASH FLOW ANALYSIS. Cowen estimated the range of values for the Company, Source US as a whole, the Company's minority interest in Source US, the OTC Business and Source Europe based upon the discounted present value of the projected after-tax free cash flows of the Company, Source US as a whole, the Company's minority interest in Source US, the OTC Business and Source Europe, respectively, for the fiscal years ending June 1998 through June 2002, and of the terminal value of the Company, Source US as a whole, the Company's minority interest in Source US, the OTC Business and Source Europe at June 30, 2002, based upon estimated 1998 EBIT multiples of HCIS Companies and Marketing Database Companies and 2002 EBIT. After-tax cash flow was calculated by taking projected EBIT and subtracting from such amount projected taxes, capital expenditures and changes in working capital and adding back projected depreciation and amortization. This analysis was based upon certain assumptions described by, projections supplied by and discussions held with the management of each of the Company and Source. In performing this analysis, Cowen utilized discount rates ranging from 15% to 25% for the Company, 20% to 30% for Source US, 20% to 30% for the Company's minority interest in Source US, 20% to 30% for the OTC Business and 30% to 40% for Source Europe. These discount rates were selected based on a number of criteria, including the estimated industry weighted average cost of capital for each respective business and as a way to account for the risk inherent in each respective business. Cowen utilized terminal multiples of EBIT ranging from 10 times to 14 times for the Company, Source US as a whole, the Company's minority interest in Source US, the OTC Business and Source Europe. These multiples represented the general range of 1998 EBIT multiples for the HCIS Companies and Marketing Database Companies. Utilizing this methodology, the Company's mid-range value was $10.92 per share, Source US' mid-range value was $147 million, the Company's minority interest in Source US' mid-range value was $48.9 million, the OTC Business' mid-range value was $8.2 million and Source Europe's mid-range value was $29.2 million.

    Cowen estimated the range of values for NDC based upon the discounted present value of the projected after-tax free cash flows of NDC for the fiscal years ending May 31, 1998 through 2002, and of the terminal value of NDC at May 31, 2002, based upon estimated 1998 EBIT multiples of Transaction Processing Companies and 2002 EBIT. After-tax cash flow was calculated by taking projected EBIT and subtracting from such amount projected taxes, capital expenditures and changes in working capital and adding back depreciation and amortization. This analysis was based upon certain assumptions described by, research analyst projections supplied by and discussions held with the management of NDC. In performing this analysis, Cowen utilized discount rates ranging from 10% to 15%, which were selected based on a number of criteria, including the estimated industry weighted average cost of capital and as a way to account for the risk inherent in the business. Cowen utilized terminal multiples of EBIT ranging from 12 times to 16 times. These multiples represented the general range of 1998 EBIT multiples for the Transaction Processing Companies. Utilizing this methodology, NDC's mid-range value was $45.95 per share.

    PROFORMA DISCOUNTED CASH FLOW ANALYSIS. Cowen estimated the range of values for the Company on a proforma basis based upon the discounted present value of the projected after-tax free cash flows of the proforma Company for the fiscal years ending June 1998 through June 2002, and of the terminal value of the proforma Company at June 30, 2002, based upon estimated 1998 EBIT multiples of HCIS Companies and Marketing Database Companies and 2002 EBIT. After-tax cash flow was calculated by taking projected EBIT and subtracting from such amount projected taxes, capital expenditures and changes in working capital and adding back projected depreciation and amortization. This analysis was based upon certain assumptions described by, projections supplied by and discussions held with, the management of each of the Company and Source. In performing this analysis, Cowen utilized discount rates ranging from 20% to 30% for the proforma Company. These discount rates were selected based on a number of criteria, including the estimated industry weighted average cost of capital for HCIS Companies and Marketing Database Companies and as a way to account for the risk inherent in the proforma Company. Cowen utilized terminal multiples of EBIT ranging from 10 times to 14 times for the proforma Company. These multiples represented the general range of 1998 EBIT multiples for the HCIS Companies and Marketing

Database Companies. Utilizing this methodology, the Company's proforma mid-range value was $11.40 per share. Based on a worst case analysis (NDC's stock price at $37.25), the Company's proforma mid-range value was $11.35 per share.

    Cowen estimated the range of values for NDC on a proforma basis based upon the discounted present value of the projected after-tax free cash flows of proforma NDC for the fiscal years ending May 31, 1998 through 2002, and of the terminal value of proforma NDC at May 31, 2002, based upon estimated 1998 EBIT multiples of Transaction Processing Companies and 2002 EBIT. After-tax cash flow was calculated by taking projected EBIT and subtracting from such amount projected taxes, capital expenditures and changes in working capital and adding back depreciation and amortization. This analysis was based upon certain assumptions described by, research analyst projections supplied by and discussions held with, the management of NDC. In performing this analysis, Cowen utilized discount rates ranging from 10% to 15%, which were selected based on a number of criteria, including the estimated industry weighted average cost of capital and as a way to account for the risk inherent in the proforma business. Cowen utilized terminal multiples of EBIT ranging from 12 times to 16 times. These multiples represented the general range of 1998 EBIT multiples for the Transaction Processing Companies. Utilizing this methodology, NDC's proforma mid-range value was $56.63 per share. Cowen's proforma discounted cash flow analyses excluded the possible effect of cost savings and synergies in the Transactions.

    PROFORMA EARNINGS ANALYSIS. Cowen analyzed the potential effect of the Transactions on the projected proforma income statement of the Company for the Company's fiscal years ending June 30, 1998-2002 and on the projected proforma income statements of NDC for NDC's fiscal years ending May 31, 1998-2002. These analyses were based on: (a) projections for the Company, the OTC Business and Source Europe provided by the Company's management and projections for Source US provided by Source's management; and (b) publicly available financial forecasts for NDC from recognized securities industry analysts, furnished to Cowen by NDC management. These analyses excluded all one-time events. On a stand-alone basis, in fiscal 1998, the analyses excluded the effects of (i) the sale of the Company's publishing business in the Netherlands and (ii) the operating income associated with the Company's point-of-sale business in France, which business is projected to be sold in fiscal 1998. As a result of excluding such events, the Company's stand-alone EPS was calculated to be lower than it otherwise would have been presented. In addition, on a proforma basis, in fiscal 1998, the analyses excluded the effects of (i) the tax benefit associated with the loss on the sale of the Company's point-of-sale business in France and (ii) the gain associated with the $15.5 million in cash and 1,059,829 shares of NDC Common Stock received by the Company in the Transactions. As a result of excluding such events, the Company's proforma EPS was calculated to be lower than it otherwise would have been presented. These analyses concluded that the Transactions would
(i) decrease the Company's projected EPS for fiscal year 1998 by approximately $0.35, from $0.42 to $0.07, and would increase NDC's projected EPS for fiscal year 1998 by approximately $0.02, from $1.70 to $1.72; (ii) decrease the Company's projected EPS for fiscal year 1999 by approximately $0.12, from $0.63 to $0.51, and would increase NDC's projected EPS for fiscal year 1999 by approximately $0.03, from $1.95 to $1.98; and (iii) increase the Company's projected EPS for fiscal year 2000 by approximately $0.40, from $0.78 to $1.18, and would increase NDC's projected EPS for fiscal year 2000 by approximately $0.13, from $2.23 to $2.36. Based on a worst case analysis (NDC stock price at $37.25), these proforma EPS for 1998, 1999 and 2000, respectively, remained the same.

    STOCK TRADING HISTORY. Cowen reviewed the historical market prices and trading volumes of the Company Common Stock from August 13, 1996 to August 12, 1997 and NDC Common Stock from August 13, 1996 to August 12, 1997 and identified certain events that had an effect on the trading prices of such stock. This information was presented solely to provide the Committee with background information regarding the stock prices of the Company and NDC over the period indicated.

    The summary set forth above does not purport to be a complete description of the analyses performed by Cowen. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Cowen did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, Cowen believes, and has advised the Committee, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, Cowen made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of the Company and NDC. These analyses performed by Cowen are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty and none of the Company, NDC, Cowen or any other person assumes responsibility for their accuracy. As mentioned above, the analyses supplied by Cowen and its opinion were among several factors taken into consideration by the Committee and the Board in making their determination to approve the Transactions. The analyses of Cowen and its opinion should not be considered as determinative of the decision of the Committee and the Board to accept the offer by NDC.

    Pursuant to the Cowen Engagement Letter, the Company has agreed to pay certain fees to Cowen for its financial advisory services provided in connection with the Transactions. If the Transactions are consummated, Cowen will be entitled to receive an aggregate transaction fee in an amount equal to 1.5% of
(i) an aggregate $15.5 million in cash, less balance sheet adjustments, if any;
(ii) 1,059,829 shares of NDC Common Stock, subject to adjustment based on the Average Sales Price; and (iii) 918,254 shares of Company Common Stock currently owned by Source which the Company will hold as treasury shares. In addition, Cowen was paid $400,000 in connection with rendering its fairness opinion. Additionally, the Company has agreed to reimburse Cowen for its out-of-pocket expenses (including the fees and expenses of its counsel) incurred or accrued during the period of, and in connection with, Cowen's engagement. The Company has also agreed to indemnify Cowen against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of services performed by Cowen as financial advisor to the Committee in connection with the Transactions, unless it is finally judicially determined that such liabilities arose out of Cowen's gross negligence or willful misconduct. The terms of the fee arrangement with Cowen, which are customary in transactions of this nature, were negotiated at arm's length between the Company and Cowen, and the Committee and Board were aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to Cowen is contingent upon consummation of the Transactions.

DESCRIPTION OF THE TRANSACTIONS

    GENERAL. The Transactions will be accomplished pursuant to the Stock Purchase Agreement and the Transfer Agreement as follows: (a) NDC will purchase from the Company all the outstanding capital stock of PMSI Sub to which the Company has transferred (i) its minority interest in Source US and (ii) its OTC Business; and (b) the Company will receive (w) an aggregate $15.5 million in cash (including an aggregate $9 million from Source), (x) 1,059,829 shares of NDC Common Stock, registered under the Securities Act, subject to adjustment as described below, (y) all of Source Europe, partially in return for cancellation of certain loans under a line of credit made by PMSI to Source, and (z) an aggregate 918,254 shares of Company Common Stock currently owned by Source that, by the time of the Closing, will have been transferred by Source to Source Europe and which the Company will hold as treasury shares. Based on the Average Sales Price and the closing price of Company Common Stock on November 13, 1997, the total value of cash, NDC Common Stock and Company Common Stock to be received by the Company (not taking into account the value of Source Europe) if the Transactions had been consummated on the date of this Proxy Statement would have been $65.2 million, or approximately $5.28 per share of Company Common Stock, before payment of expenses.

    Simultaneously with the execution of the Stock Purchase Agreement and the Transfer Agreement, Source and NDC entered into the Source Merger Agreement, pursuant to which a subsidiary of NDC will be merged with and into Source with Source surviving as a wholly-owned subsidiary of NDC. It is a condition to the Source Merger that NDC purchase the OTC Business and the Company's interest in Source US and it is a condition of the Stock Purchase Agreement that the Company acquire Source Europe. Additional conditions to the Source Merger and the Transactions include approval by the stockholders of the Company of the Transactions and approval by the stockholders of Source of the Source Merger.

    The number of shares of NDC Common Stock to be received by the Company in the Transactions may be adjusted, based on the Average Sales Price for NDC Common Stock, as follows: if the Average Sales Price is greater than $50.50 per share, the number of shares of NDC Common Stock to be received by the Company will be reduced to a number of shares which, as of such date, would have an aggregate value of at least $53.52 million, while if the Average Sales Price is less than $37.25 per share, the Company may terminate the Stock Purchase Agreement, which would have the effect of also terminating the Transfer Agreement and the Source Merger Agreement, provided that if the Company does elect to terminate, NDC has the option to increase the number of shares of NDC Common Stock to be received by the Company to a number of shares which, as of such date, would have an aggregate value of at least $39.48 million. Source, pursuant to the Source Merger Agreement, has a similar right to terminate the Source Merger, and thereby the Transactions, and in such event NDC has a similar option to increase the number of shares of NDC Common Stock to be received by Source (which would have the effect of increasing the number of shares of NDC Common Stock to be received by the Company as described above). Had the Transactions been consummated on the date of this Proxy Statement, the Average Sales Price would have been $37.71. If the Average Sales Price is less than $37.25 per share, the Board will take such action as is required by law and the Board's fiduciary obligations, including, if appropriate, resoliciting proxies of the stockholders of the Company in connection with the Transactions.

    In connection with the Transfer Agreement, the Company has provided Source with a line of credit of $10 million (subject to increase to $12 million under certain circumstances). As partial consideration for the transfer of Source Europe, the amount of all loans made by the Company to Source under the line of credit will be canceled at the Closing so long as such loans are within the budget previously delivered by Source to the Company. The amount of such canceled loans is expected to be approximately $4 million (assuming the Closing occurs on November 30, 1997). The amount of any excess over budget will be due and payable at Closing. However, if the Transactions are not consummated by January 31, 1998, the full amount of the loans then outstanding (less the realizable value of certain collateral) will be converted into a two-year term loan. See "--Additional Agreements among PMSI, Source and NDC; Line of Credit and Pledge Agreement." In addition, no later than at the Closing, each of the Company and Source are obligated to settle any intercompany accounts existing between them and their respective affiliates. Source's obligations to repay any amounts due under the line of credit and settle such accounts with the Company are secured by Source's pledge to the Company of an aggregate 435,000 shares of Company Common Stock and approximately 17% of the outstanding shares of Common Stock of Source's US operating subsidiary.

    Until 90 days following receipt of audited financial statements of Source Europe for its fiscal year ending June 30, 1998, the Source stockholders will indemnify the Company against any liabilities arising from breaches of representations, warranties and agreements in connection with the sale to the Company of Source Europe. This indemnity will be secured by and limited to shares of NDC Common Stock having a value of $3.5 million at the Closing.

    The Company has agreed to indemnify NDC and its affiliates from all liabilities relating to Source Europe and its operations. In addition, the Company has agreed to reimburse Source, under certain circumstances, for up to 26% of the amount of any indemnification payment that is made by Source to NDC in respect of breaches of representations and warranties regarding Source US contained in the Source Merger Agreement, up to a maximum of $3.9 million.

    NDC has agreed to register for resale the shares of NDC Common Stock received by the Company in the Transactions and to keep such registration effective and available for use by the Company for up to two years.

    SOURCE US, SOURCE EUROPE AND THE OTC BUSINESS. Source develops and maintains the Alpha Database, a national database of prescription data together with sophisticated databases of pharmaceutical product shipment data. Through Source US, PMSI and Source have been offering jointly in the United States a range of services generated from the Alpha Database. The Company's right to access and use this database is governed by the Alpha Database Agreement. This database contains information relating to over 3 billion prescriptions dispensed by retail and mail order pharmacies in the United States over the 24-month period ended June 30, 1997. Over 90% of the prescriptions in the Alpha Database are matched to the approximately 1.1 million physicians and other prescribers writing them.

    Services generated from the Alpha Database and currently offered by the Source US joint venture include the SOURCE PRESCRIPTION DATABASE SERVICE, a comprehensive data service providing the client with access to the database itself; SOURCE PRESCRIBER, which is an enhanced targeting service providing physician specific prescribing information; SOURCE PAYER PRESCRIBER, which provides in-depth information on the links between physicians and their managed care organization ("MCO") affiliations; and SOURCE LAUNCHTRAC, which is used by a pharmaceutical company during and after a new product launch to identify those physicians who have prescribed the product. The Company also provides a series of technology services under the INTELLECT brand name, consisting of data mining, warehousing and analysis services. The RESEARCH SOLUTIONS GROUP provides statistical and research services primarily dependent upon the Alpha Database.

    In 1991, Source granted the Company an exclusive license in the United States to use the Alpha Database to provide targeting information with respect to the prescribing behavior of individual prescribers. Due to the movement by clients towards contracting for the entire Alpha Database in the United States rather than to continue to purchase specific products derived from the database, both parties agreed, as of July 1994, to accelerate the transition to a revenue and cost allocation arrangement, as provided for in the Alpha Database Agreement. As a consequence, costs were allocated based on costs for data updating and maintenance of the Alpha Database according to the relative historical revenues generated by Source and PMSI in using the database. Revenues from the comprehensive database contracts are also allocated to both parties based principally upon the historical percentages of revenue each party had derived from the Alpha Database in the January 1991 through June 1994 period. PMSI's participation in Source US allows it to recognize a fixed 26% of revenue and a percentage of total costs that increases over time from 22.6% in 1995 to 26% in 2002. As a consequence, overall operating profits of Source US recognized by PMSI will decline over the next four years to 26% of Source US' total operating profits and stay at that level for the remainder of the current term of the Alpha Database Agreement, including license renewals through 2011 pursuant to the Company's exclusive option. Thereafter, the agreement will be renewed for successive five-year terms unless terminated by either party. Accordingly, after 2011, the Company bears the risk that Source will elect not to renew the contract, and the Company believes that there would be little or no economic value to Source to extend. Source has agreed that, for so long as the Alpha Database Agreement is in effect, it will not engage in the business of providing physician targeting services.

    Source Europe consists principally of similar prescription and pharmaceutical product shipment databases and information services being designed and developed by Source for use by and to accommodate the specific technologies and markets in the United Kingdom, France, Germany, Italy and Belgium. In addition, initial work has begun in the development of these products for the Spanish and Dutch markets. Source Europe markets its products and services on a national and multi-national basis. With data privacy approvals granted in all markets where it currently operates, PMSI expects a rapid increase in Source Europe's revenue during the fiscal year ending June 30, 1998, which would replace a significant proportion of the revenue lost by PMSI in the sale of Source US and the OTC Business in the United States.

    Through its OTC Business, the Company provides a targeting information service to over-the-counter pharmaceutical companies which provides managers of OTC products with the ability to target medical practitioners with a high potential to influence OTC sales through product recommendation to patients.

    ADDITIONAL AGREEMENTS AMONG PMSI, SOURCE AND NDC. As part of the Transactions and the Source Merger, the Company and NDC will enter into certain agreements and the Company and Source will enter into several agreements which, after consummation of the Source Merger, will be assumed by NDC on behalf of Source.

    LINE OF CREDIT AND PLEDGE AGREEMENT. Pursuant to the Transfer Agreement, the Company has made available to Source until the Closing (or termination of the Transfer Agreement) a line of credit of up to $10 million (subject to increase to $12 million) for use in funding Source Europe. For all periods after August 31, 1997 the Company will be responsible for the funding of Source Europe up to budgeted amounts and will not be reimbursed by Source for these amounts at Closing. The line of credit has been secured by the pledge by Source to the Company of approximately 17% of the outstanding shares of Common Stock of Source's US operating subsidiary and an aggregate 435,000 of the shares of Company Common Stock owned by Source (the "PMSI Share Collateral"). Amounts outstanding under the line of credit will accrue interest at the rate of prime plus 2%. As partial consideration for the transfer of Source Europe, the amount of all loans made by the Company to Source under the line of credit will be canceled at the Closing so long as such loans are within the budget previously delivered by Source to the Company. The amount of such canceled loans is expected to be $4.0 million (assuming the Closing occurs on November 30, 1997). The amount of any excess over budget will be due and payable at Closing. However, if the Closing does not occur by January 31, 1998, Source will be obligated to repay any interest due under the line of credit and any outstanding principal, less the amount of net realizable value of the PMSI Share Collateral (calculated as set forth in the Transfer Agreement), will be converted into a two-year term loan with an interest rate of prime plus 2%, and will be secured by an adjusted number of shares of Common Stock of the Source subsidiary.

    TRANSITION SERVICES AND INTERCOMPANY ARRANGEMENT AGREEMENT. Pursuant to this agreement, Source will agree to continue to provide or make available, as the case may be, to Source Europe, upon agreed conditions and generally at the greater of actual cost or budgeted terms, certain technical development services, facilities and personnel in the United States through June 30, 1998. Until January 1998, Source Europe will make monthly payments of at least $37,500 to Source US for these services, personnel and the use of these facilities.

    SOFTWARE LICENSE AGREEMENT AND NON COMPETE ARRANGEMENTS. Pursuant to a license agreement, Source will transfer to Source Europe all right, title and interest to work and materials related to the development of the Source Europe software, database and intellectual property for use in continental Europe, the UK and Ireland. This agreement also provides Source Europe with the right, at Source Europe's election, to use the Source name for a five year period in certain countries, subject to payment of a royalty fee. As part of this and other ancillary agreements, Source will agree for a five-year term not to compete with the Source Europe business in the countries of the European Union and the Company will agree for the same five-year term not to compete with the Source business in the United States. Source will no longer be subject to the non-compete restrictions if at any time during such five year period, Source Europe becomes bankrupt or there is a change of control transaction of Source Europe involving a competitor of Source. In addition, Source will be free to compete in any of the European Union countries prior to the termination of the non-compete period if Source Europe announces it is terminating, or actually terminates operations in such country.

    SCOTT-LEVIN SERVICES AGREEMENT. An agreement will be entered into among Source, the Company's Scott-Levin subsidiary and the Company as guarantor establishing the terms under the which each of Source and Scott-Levin will continue to sell certain of their data products and services to the other through June 30, 2002. The Company will guarantee Scott-Levin's obligations under this agreement and will indemnify Source against the failure of Scott-Levin to perform under this agreement.

    NON-COMPETE AGREEMENTS. Each of the Company and NDC will enter into non-compete agreements. Under the terms of such non-compete agreement, the Company and its affiliates agree that they will not, for a five-year period following the Closing, among other things, engage in the United States in the development, use or exploitation of prescription databases for certain enumerated purposes, except that Scott-Levin may continue to engage in the activities in which it is engaged as of the Closing. Under the terms of NDC's non-compete agreement, NDC agrees, among other things, that it and its affiliates will be bound by the terms of the non-compete set forth in the Software License Agreement for so long as Source is bound thereunder.

    INDEMNIFICATION REIMBURSEMENT AGREEMENT. The Company and a representative of the Source stockholders will enter into an indemnification reimbursement agreement at Closing. Under the terms of such agreement, the Company will reimburse Source, under certain circumstances, for up to 26% of the amount of any indemnification payment that is made by Source to NDC in respect of breaches of representations and warranties regarding Source US contained in the Source Merger Agreement, up to a maximum of $3.9 million.

    ESCROW AGREEMENT. The Company and the Source stockholders will enter into an escrow agreement with respect to $3.5 million of NDC Common Stock to be escrowed for the benefit of the Company. The Company will have recourse to such escrow in respect of liabilities arising from breaches of representations, warranties and agreements under the Transfer Agreement.

    SUBLEASE OF NEWTOWN FACILITIES. The Newtown facilities, currently being leased by the Company and used by Walsh, will be assigned to NDC.

    OTHER AGREEMENTS. In connection with the Transactions and the Source Merger, several other agreements will be entered into between Source and Walsh, including a services and sublease agreement. For a description of these agreements, see the section captioned "THE MERGER--Conditions to Consummation" of the S-4 in Appendix D hereto.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS

    Stockholders should be aware that certain members of the Company's Board and management have certain interests in the Transactions that are in addition to the interests of stockholders of the Company generally. Handel E. Evans, a director and the Chairman of the Board of the Company, is also a director and the Chairman of the Board of Source. Dennis M.J. Turner, a director and the Chief Executive Officer of the Company, is a also a director and the Chief Executive Officer of Source. In addition, Patrick J. Welsh, a director of both the Company and Source, is a general partner of WCAS, a significant stockholder of the Company and, along with certain of its affiliated entities, the largest stockholder of Source. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE COMPANY."

    Messrs. Evans and Turner are each to receive aggregate annual bonuses from the Company and Source of $570,000. In determining these bonuses, the Organization and Compensation Committee of each of the Company and Source conditioned part of the bonus on the successful completion of the Transactions. At consummation of the Transactions, the employment by Source of Messrs. Evans and Turner will be terminated and they will each receive termination payments pursuant to their respective employment agreements with Source aggregating $1.17 million and $880,000, respectively, after which Mr. Evans will enter into an employment agreement with the Company as its full-time Chairman of the Board and Mr. Turner will enter into an employment agreement with the Company as its full-time Chief Executive Officer. In the event that either Source or the Company do not have sufficient cash available to consummate the Transactions and the Source Merger, including related expenses, Messrs. Evans and Turner have agreed to receive partial payment of their respective termination payments in the form of registered NDC Common Stock. In addition, the annual bonuses of three other executives of the Company, including Warren J. Hauser, Vice President and Secretary of the Company, aggregating $490,000, will reflect the successful completion of the Transactions.

    In addition to the shares of Company Common Stock owned by Mr. Evans as set forth under "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE COMPANY," Mr. Evans and trusts for the benefit of his family beneficially own an aggregate 247,856 shares of Source Common Stock (representing approximately 3.6% of the Source capital stock outstanding and entitled to vote on the Source Merger) and options to purchase an additional 201,250 shares of Source Common Stock, all of which become exercisable upon consummation of the Transactions.

    In addition to the shares of Company Common Stock owned by Mr. Turner as set forth under "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE COMPANY," Mr. Turner and trusts for the benefit of his family beneficially own an aggregate 242,584 shares of Source Common Stock (representing approximately 3.6% of the Source capital stock outstanding and entitled to vote on the Source Merger) and options to purchase an additional 151,250 shares of Source Common Stock, all of which become exercisable upon consummation of the Transactions.

    In addition to the shares of Company Common Stock owned by Mr. Welsh as set forth under "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE COMPANY," Mr. Welsh owns 26,550 shares of Source Common Stock (less than 1% of the Source capital stock outstanding and entitled to vote on the Source Merger) and may be deemed to own the aggregate 2,544,147 shares of Source Common Stock (or approximately 37.18% of the Source capital stock outstanding and entitled to vote on the Source Merger) owned by WCAS and certain of its affiliated entities. In addition, Mr. Welsh owns options to purchase an aggregate 7,500 shares of Source Common Stock, all of which will become exercisable upon consummation of the Transactions.

REGULATORY APPROVALS

    The obligations of NDC, PMSI and PMSI Sub to consummate the Transactions are subject to all necessary consents of, filings and registrations with, and notifications of, all regulatory authorities, including the expiration of all waiting periods required by law. Furthermore, no consent from any regulatory authority which is necessary to consummate the Transactions shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of NDC would so materially adversely impact the economic or business benefits of the Transactions that, had such condition or requirement been known, NDC would not, in its reasonable judgment, have entered into the Stock Purchase Agreement.

    Under the HSR Act and the rules promulgated thereunder by the FTC, the Transactions may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and the applicable waiting period has expired or been terminated. Each of NDC, PMSI and Source filed notification and report forms under the HSR Act and the FTC and the Antitrust Division on October 7, 1997 with respect to the Transactions and the Source Merger. The applicable waiting period under the HSR Act has expired. At any time before or after consummation of the Transactions, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Transactions or seeking divestiture of substantial assets of NDC or PMSI. At any time before or after the Closing Date, and notwithstanding that the waiting period under the HSR Act has expired, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Transactions or seeking divestiture of substantial assets of NDC or PMSI. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

            THE STOCK PURCHASE AGREEMENT AND THE TRANSFER AGREEMENT

    The discussion in this Proxy Statement of the Stock Purchase Agreement and the Transfer Agreement, and the description of their respective principal terms, is subject to and qualified in its entirety by reference to the full texts of these agreements, copies of which are attached to this Proxy Statement as Appendix A and Appendix B, respectively, and are incorporated herein by reference.

THE STOCK PURCHASE AGREEMENT

    For purposes of this discussion, the OTC Business and the Company's interest in Source US to be acquired by NDC are referred to collectively as the "PMSI Sub Business."

    CERTAIN REPRESENTATIONS AND WARRANTIES. The Stock Purchase Agreement contains various representations and warranties of each of the Company, PMSI Sub and NDC relating to, among other things: (i) the due organization, existence and good standing of, and similar corporate matters with respect to each party; (ii) each party's capital structure; (iii) the authorization, execution, delivery, performance by each party and enforceability of the Stock Purchase Agreement and the transactions contemplated thereby; (iv) the absence of any conflict with the certificate of incorporation or by-laws of each party; (v) the consents necessary under certain contracts and required governmental or regulatory authorizations, consents or approvals, if any; (vi) compliance with applicable law; (vii) the financial statements of each party and the absence of any undisclosed liabilities; (viii) the absence of certain changes or events having a material adverse effect; and (ix) the absence of certain litigation. In addition, the Company and PMSI Sub have represented and warranted as to, among other things, as they relate to the acquisition by NDC of PMSI Sub, (a) the payment of taxes and the filing of returns; (b) the ownership and adequate insurance of certain assets; (c) the ownership of intellectual property rights;
(d) labor issues and employee benefit plans; (e) the existence and status of certain material contracts; and (f) the ownership or leasehold of personal property.

    COVENANTS. The Company has agreed, among other things, that prior to the Closing, unless otherwise consented to in writing by NDC, it will or will cause PMSI Sub to (i) conduct the PMSI Sub Business in the usual and ordinary course;
(ii) use its reasonable efforts to preserve intact the OTC Business and maintain any related rights and franchises; (iii) maintain the assets of the OTC Business in their present condition and order and maintain any insurance covering such assets in amounts and on terms substantially equivalent to those in effect on the date of the Stock Purchase Agreement; (iv) take all steps reasonably necessary to maintain the intangible assets, including intellectual property, of the PMSI Sub Business; (v) use its reasonable best efforts to preserve the goodwill of those with which the PMSI Sub Business has business relationships; and (vi) not take any action that would hinder the ability of any party to perform under the Stock Purchase Agreement or to obtain any consent required thereunder to the Transactions. PMSI will also use commercially reasonable efforts to obtain any third party consents necessary for the transfer by the Company to PMSI Sub of the PMSI Sub Business and the assignment to PMSI Sub of contracts. All indebtedness and other obligations existing between the Company or any of its subsidiaries, on the one hand, and Source or any of its subsidiaries and PMSI Sub, on the other, shall have been discharged and paid in full prior to the Closing.

    PMSI and PMSI Sub have also agreed, prior to the Closing, without the prior written consent of NDC, not to permit any of the following to occur with respect to PMSI Sub: (i) the amendment of any of the governing instruments; (ii) the incurrence of obligations not included in its budget in excess of an aggregate $50,000 or the imposition of any liens not in effect on the date of the Stock Purchase Agreement; (iii) the acquisition of any shares of, or any securities convertible into shares of, the declaration or payment of any dividend or other distribution on shares of, the issuance, pledge or authorization of any additional shares of, or the adjustment, split, combination, reclassification of or issuance of securities in respect of or in substitution for, its capital stock; (iv) the acquisition or disposition of any asset, other than in the ordinary course of business, that would be an Acquired Asset; (v) other than foreclosures in the ordinary course of business or as contemplated or permitted by the Stock Purchase

Agreement, the acquisition of securities or a controlling interest in an entity;
(vi) the adoption of any new employee benefit plans, the increasing of compensation or benefits other than in accordance with past practice, the payment of severance or bonuses than pursuant to written policies or contracts, the execution or amendment of severance agreements or, other than in accordance with past practice, the increase of benefits payable to directors; (vii) the execution of any employment agreement that cannot be terminated at the option of the Company or PMSI Sub; (viii) except as allowed by the Stock Purchase Agreement, the making of any significant changes to the tax or accounting methods or controls; (ix) other than in accordance with past practice, the commencement of any litigation or the settlement of any litigation for material damages or restrictions on the operations of the OTC Business; or (xi) the execution, modification or amendment of any contract or the waiver, release or assignment of any material rights or claims. In addition, the Company has agreed not to modify, amend or waive any terms of the Transfer Agreement without the prior written consent of NDC.

    NDC has agreed, until the Closing, unless the Company has consented in writing, to (i) continue to conduct its business in a manner designed, in its reasonable judgment, to enhance the long-term value of the NDC Common Stock and the business prospects of NDC and to preserve core business and goodwill with its employees and the communities it serves or (ii) not take any action that would hinder the ability of any party to perform under the Stock Purchase Agreement or to obtain any consent required thereunder to the Transactions. NDC has also agreed not to amend its certificate of incorporation, by-laws or, except as permitted by the Stock Purchase Agreement, its Rights Agreement (as defined in the Stock Purchase Agreement), in a manner adverse to the holders of PMSI Sub common stock as compared to the holders of NDC Common Stock generally. For at least one year after the Closing, NDC will maintain PMSI Sub and all its assets and will treat the Company's interest in Source US that NDC will have acquired as a partnership for federal income tax purposes.

    The Stock Purchase Agreement contains additional covenants with respect to, among other things, (i) the filing of the registration statement with respect to the resale by the Company of the NDC Common Stock it receives; (ii) the listing of the NDC Common Stock to be issued pursuant thereto on the NYSE; (iii) the filing of all necessary applications with regulatory authorities; (iv) the mutual permission for each party to investigate the business of the other and the maintaining of confidentiality with respect to any confidential information obtained during the course of such investigations; (iv) the mutual consultation and cooperation with respect to public announcements; (v) the employment by NDC of certain employees of the Company and PMSI Sub; (vi) certain tax matters; and
(vii) the negotiation of a joint international marketing arrangement with respect to the parties' respective businesses.

    NO SOLICITATION. The Stock Purchase Agreement provides that the Company and PMSI Sub shall not, and shall use their best efforts to cause their affiliates and representatives not to, directly or indirectly, solicit any Acquisition Proposal (as defined in the Stock Purchase Agreement) that relates to the PMSI Sub Business and its assets; nor shall they release any non-public information, negotiate or enter into a contract with respect to an Acquisition Proposal unless the Board reasonably determines in good faith that its fiduciary duties require it to take any of these actions. The Company and PMSI Sub have an obligation promptly to notify NDC of any Acquisition Proposals and any developments with respect thereto.

    CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS. The obligations of all parties to consummate the Transactions are subject to the satisfaction or waiver of, among other things, (i) the approval of the Transactions by the stockholders of the Company; (ii) receipt of applicable regulatory approvals and third party consents necessary for the consummation of the Transactions; (iii) the absence of any court, governmental or regulatory action prohibiting the Transactions;
(iv) effectiveness of the registration statement with respect to the resale by the Company of the NDC Common Stock it receives and listing on the NYSE of such NDC Common Stock; (v) the aggregate effect of all inaccuracies in the representations and warranties contained in the Stock Purchase Agreement of the Company and PMSI Sub, on the one hand, or of NDC on the other hand, not having a material adverse effect on PMSI Sub or NDC, as the case may be; (vi) the performance in all material respects by the Company and PMSI Sub, on the one hand, or of NDC, on the other hand, of their respective obligations under the Stock Purchase Agreement; (vii) the receipt by NDC and the Company of certificates of the other to the effect of (v) and (vi); and (viii) the receipt by NDC and the Company of the opinion of counsel of the other party addressing certain matters set forth in the Stock Purchase Agreement and reasonably acceptable to the recipient.

    The obligations of NDC to consummate the Transactions are also subject to the satisfaction or waiver of the concurrent consummation of the Source Merger and the execution and delivery of the related agreements and the receipt of certain specified consents relating to the assignment of material contracts from the Company to PMSI Sub and the release of Source from certain contracts related to Source Europe. See "THE TRANSACTIONS--Additional Agreements Among PMSI, Source and NDC." The obligations of the Company and PMSI Sub to consummate the Transactions are also subject to the satisfaction or waiver of execution by NDC of the registration rights agreement.

    INDEMNIFICATION. All representations, warranties and covenants contained in the Stock Purchase Agreement will survive the Closing and the parties will indemnify each other for losses arising out of any inaccuracy, untruth, incompleteness or breach of any representation or warranty (without giving effect to any materiality thresholds contained in the Stock Purchase Agreement), the failure to perform any covenant contained in the Stock Purchase Agreement or liabilities for which the indemnifying party is obligated after the Closing ("Liabilities"). In addition, the Company will indemnify NDC (as the parent of Source after the Source Merger) and its affiliates for losses arising out of Source Europe. With the exception of the indemnity covering Liabilities and Source Europe, any claim for indemnification must be asserted in writing prior to August 31, 1999. An indemnified party is entitled to seek damages only when the aggregate losses claimed exceed $30,000, provided that once such threshold is exceeded, the damages sought may include such $30,000 (but in no event may they include any individual claims for less than $10,000). Neither party will be liable to pay indemnification claims aggregating more than $1 million for breaches of representations, warranties or covenants. Any payments of indemnification claims for losses in connection with Liabilities or Source Europe will not be counted towards the maximum threshold. The liability of a party with respect to indemnification will be reduced by the tax benefit realized or detriment suffered and any insurance proceeds received as a result of any losses upon which such indemnification is based.

    In addition, the Company has agreed to contribute, under certain circumstances, up to 26% of the amount of any indemnification payment that is made by Source to NDC in respect of breaches of representations and warranties regarding Source US contained in the Source Merger Agreement, up to a maximum of $3.9 million.

    TERMINATION. The Stock Purchase Agreement may be terminated by either party in the event the stockholders of the Company or PMSI Sub do not approve the Transactions. The Stock Purchase Agreement may also be terminated, notwithstanding stockholder approval thereof, (i) by mutual consent of the parties; (ii) by a party not then in material breach of the Agreement in the event of the material breach by the other party of the (x) a representation or warranty reasonably likely to have a material adverse effect on the PMSI Business or NDC business, as the case may be, which breach has not been cured within 30 days of receipt of notice of such breach from the nonbreaching party or (y) a covenant, that has not been cured within 30 days of receipt of notice of such breach from the nonbreaching party; (iii) by a party not then in material breach of the Agreement if any regulatory approval or consent is denied and is nonappealable; (iv) by either party if the Closing has not occurred by January 31, 1998, provided that the party seeking to terminate the Agreement has not caused such failure; (v) by a party not then in material breach of the Agreement if any of the conditions to such party's performance cannot be satisfied by January 31, 1998; (vi) by NDC if the Board fails to reaffirm the Stock Purchase Agreement or affirms, recommends or authorizes an Acquisition Proposal; or (vii) by the Company if the Minimum Share Price is not attained, subject to NDC's option to adjust the number of shares of NDC Common Stock issued to the Company.

    AMENDMENT. To the extent permitted by law, the Stock Purchase Agreement may be amended in writing by the parties at any time without the approval of the stockholders of the Company, provided, that after approval of the Transactions by the stockholders of the Company, no such amendment may decrease the consideration to be received by the Company without subsequent approval of the stockholders of the Company.

    EXPENSES. Each of the parties to the Stock Purchase Agreement will bear its own expenses, provided, however, that, each party has paid one-half of the filing fees payable on connection with filing under the HSR Act, and provided further, that if NDC terminates the Agreement due to the failure of the stockholders of the Company or PMSI Sub to approve the Transactions, then the Company will be liable to pay the expenses of NDC in connection with the Transactions and the Source Merger up to $750,000.

THE TRANSFER AGREEMENT

    CERTAIN REPRESENTATIONS AND WARRANTIES. The Transfer Agreement contains various representations and warranties of Source relating to, among other things: (i) the due organization, existence and good standing of, and similar corporate matters with respect to each of Source, Source Europe and the subsidiaries of Source Europe; (ii) the authorization, execution, delivery, performance by Source and enforceability of the Transfer Agreement and the transactions contemplated thereby; (iii) the absence of any conflict with the certificate of incorporation or by-laws of Source or its subsidiaries; (iv) the capital structure of each of Source, Source Europe and the subsidiaries of Source Europe and the ownership by Source of the shares of Company Common Stock;
(v) the financial statements of Source Europe; (vi) the absence of undisclosed material liabilities of Source Europe; (vii) the absence of certain changes or events having a material adverse effect on Source Europe; (viii) the absence of certain litigation; (ix) the payment of taxes and the filing of returns on behalf of the Source Europe entities; (x) the ownership and adequate insurance by the Source Europe entities of certain assets; (xi) the ownership by the Source Europe entities of intellectual property rights; (xii) the compliance by the Source Europe entities with governmental regulations relating to the business and environmental regulations; (xiii) labor issues and employee benefit plans of the Source Europe entities; (xiv) the existence and status of certain material contracts of the Source Europe entities; (xv) the identification of transactions between Source Europe and Source and any of its affiliates; and
(xvi) Source's 1998 budget.

    The Transfer Agreement contains representations and warranties of the Company with respect to (i) its due organization, existence and good standing, and similar corporate matters; (ii) the authorization, execution, delivery, performance by the Company and enforceability of the Transfer Agreement and the transactions contemplated thereby; (iii) the absence of any conflict with the certificate of incorporation or by-laws of the Company; and (iv) the investment intent of the Company with respect to the shares of Source Europe and of Company Common Stock to be acquired in the Transactions.

    COVENANTS. In addition to the agreements described elsewhere herein, the Transfer Agreement contains covenants by Source to, from the date of the Transfer Agreement until the Closing, (i) provide access to the Company to the books, records and accounts of the Source Europe entities and to furnish the Company with consolidated monthly financial statements of the Source Europe entities; (ii) continue to conduct the Source Europe business in the usual and ordinary course; (iii) use its reasonable best efforts to preserve the relationships with the customers of the Source Europe entities; (iv) preserve intact the business organization, assets and rights and franchises of the Source Europe entities; and (v) make or cause to be made expenditures in accordance with the 1998 budget of Source Europe. Source has also covenanted to, no later than the Closing, (a) deliver to the Company all copies of databases relating to the business of Source Europe; and (b) deliver to the Company all record books of Source Europe and provide the Company with reasonable access to Source's books insofar as they relate to the Source Europe business.

    In addition, the Transfer Agreement contains mutual covenants by each of Source and the Company to (i) make all reasonable efforts to obtain any third party consents necessary for the consummation of the transactions contemplated by the Transfer Agreement; and (ii) make or cause to be made any necessary filings with or submissions to any governmental authorities; (iii) the mutual consultation and cooperation with respect to public announcements; and (iv) the maintaining of confidentiality with respect to any confidential information obtained about the other parties to the Transfer Agreement and their respective businesses.

    CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS UNDER THE TRANSFER
AGREEMENT. The obligations of the parties to consummate the transactions under the Transfer Agreement are subject to the satisfaction or waiver of, among other things, (i) satisfaction of conditions to and simultaneous consummation of the Source Merger and the transactions contemplated under the Stock Purchase Agreement; (ii) settlement of all accounts between the Company and its subsidiaries, on the one hand, and Source and its subsidiaries (including Source Europe), on the other; (iii) the absence of any governmental action prohibiting the transactions contemplated by the Transfer Agreement; (iv) receipt of any applicable European regulatory approvals and the expiration or early termination of the waiting period under the HSR Act; and (v) the execution and delivery of related agreements.

    In addition, the Company's obligations to consummate the transactions pursuant to the Transfer Agreement are subject to the satisfaction or waiver of the following: (i) the approval by the stockholders of the Company of all the Transactions; (ii) the aggregate effect of all inaccuracies in the representations and warranties of Source contained in the Transfer Agreement not having a material adverse effect on the Source Europe entities; (iii) the performance by Source and/or Source Europe in all respects of certain of their obligations under the Transfer Agreement and their performance in all material respects of all other of their obligations under the Transfer Agreement; (iv) the absence of (a) liabilities (other than in the ordinary course of business),
(b) casualty loss or damage or (c) adverse developments, in each case incurred or suffered by the Source Europe entities having a material adverse effect; (v) the repayment by Source of any amounts outstanding under the line of credit (other than amounts canceled in consideration of the transfer of Source Europe);
(vi) the assignment by Source to Source Europe of specified assets, databases and contracts; (vii) the receipt by NDC of a letter of indemnification from Source with respect to Source Europe; (viii) the receipt by the Company of an unqualified report of independent auditors with respect to the financial statements of Source Europe; (ix) the receipt of third party consents specified in the Transfer Agreement; (x) the simultaneous payment by Source to Source Europe of $9 million; and (xi) the receipt of an opinion of counsel with respect to certain matters.

    TERMINATION. The Transfer Agreement may be terminated (i) by mutual consent of the parties; (ii) by a party not then in material breach of the Agreement in the event of the material breach by the other party of a representation, warranty or agreement that, upon notice from the nonbreaching party, cannot reasonably be expected to be cured on or prior to January 31, 1998; or (iii) by a party not then in material breach of the Agreement if any of the conditions to such party's performance cannot be satisfied or has not been waived by January 31, 1998. In addition the Company may terminate the Transfer Agreement in the event the stockholders of the Company do not approve the Transactions.

    EXPENSES. Each of the parties to the Transfer Agreement will bear its own expenses, provided, however, that, if the closing of the transactions pursuant thereto fails to occur as a result of a breach by a party to the Transfer Agreement, then the breaching party shall pay the out-of-pocket expenses of the nonbreaching party.

                           PRICE OF NDC COMMON STOCK

    NDC Common Stock is traded on the NYSE under the symbol "NDC." The high and low sales prices and dividends paid per share of NDC Common Stock with respect to each quarterly period since June 1, 1996 were as follows:

                                                                                                            DIVIDENDS
                                                                                       HIGH        LOW      PER SHARE
                                                                                     ---------  ---------  -----------
Fiscal Year Ended May 31, 1998
  First Quarter....................................................................  $   46.50  $   36.31   $    .075
  Second Quarter (through November 13, 1997).......................................     43.875      34.50      --

Fiscal Year Ended May 31, 1997
  First Quarter....................................................................  $   44.50  $   33.75   $    .075
  Second Quarter...................................................................      46.63      37.88        .075
  Third Quarter....................................................................      47.50      35.00        .075
  Fourth Quarter...................................................................      44.00      33.75        .075

Fiscal Year Ended May 31, 1996
  First Quarter....................................................................  $   26.63  $   20.50   $    .075
  Second Quarter...................................................................      28.00      22.00        .075
  Third Quarter....................................................................      35.00      20.00        .075
  Fourth Quarter...................................................................      40.25      29.88        .075

    The high and low sales price per share of NDC Common Stock on August 19, 1997, the last full trading day immediately preceding the public announcement by the Company and NDC of the Merger Agreement, the Transfer Agreement and the Source Merger Agreement, were $37 3/4 and $36 5/16, respectively.

                         PRICE OF COMPANY COMMON STOCK

    The Company's Common Stock is traded on the NASDAQ National Market System under the symbol PMRX. The reported high and low sales prices for the Company's Common Stock as reported by NASDAQ on August 19, 1997, the last full trading day prior to announcement of the Merger Agreement, the Transfer Agreement and the Transactions, were $12 3/4 and $11 3/4, respectively. Based on such price, the PMSI shares to be acquired by PMSI from Source as part of the Transactions had a value on such date of approximately $11.2 million.

                        DESCRIPTION OF NDC COMMON STOCK

    For a description of the rights of holders of NDC Common Stock, reference is hereby made to the Section captioned "CERTAIN DIFFERENCES IN THE RIGHTS OF NDC AND SOURCE STOCKHOLDERS" of the S-4 which is attached hereto in Appendix D and is incorporated herein by reference.

                                  THE COMPANY

OVERVIEW

    The following description of the Company's business does not include the Company's interest in Source US or the OTC Business, nor does it include Source Europe. For a description of these businesses and products see "THE TRANSACTIONS--Description of the Transactions; Source US, Source Europe and the OTC Business."

    PMSI provides a range of information services to pharmaceutical and healthcare companies in the United States, Europe and Japan to enable them to optimize their sales and marketing performance in a value driven environment. Most of the Company's information services are generated from its own proprietary databases containing unique prescription, managed care, healthcare market and medical prescriber data.

    In the third quarter of fiscal 1996, the Company decided that, following the conclusion of a strategic assessment, it would develop its business as a focused information services provider to the pharmaceutical and healthcare industries, and that its communication businesses ("non-database segment"') would be divested. The divestment of this segment was completed during fiscal 1997, with the exception of the Company's point-of-sale marketing business in France, which is shown in the 97 PMSI 10-K as "asset held for sale." The Company also disposed of two database businesses that did not meet performance expectations during fiscal 1997. In addition, the Company completed the sale of its international medical publishing business in the Netherlands in July 1997.

DATABASES AND SERVICES

    PMSI provides a range of services that are either database services or enhanced by the Company's proprietary databases. The services are composed of targeting information services and added value services, including marketing research and consulting services, software and direct marketing services.

    PROPRIETARY DATABASES. A variety of proprietary databases provide the foundation of most of PMSI's business. The Company's prescriber profile databases (the "Prescriber Profile Databases") contain extensive information on individual prescribers, including attitudes and prescribing behavior, collected from physicians through self-administered surveys in seven countries. The Company also maintains various other comprehensive databases including: healthcare legislation and key influencers in the United States and the United Kingdom; a managed care database, which details cost containment measures imposed by United States MCOs that influence or restrict physicians' prescribing activities, and which also covers formularies, administrators and the physicians affiliated with the MCOs; and databases of pharmaceutical product prices and reimbursement in the United Kingdom.

    The Company does not hold any identifiable individual patient data, except with the patients' prior permission for follow-up research or disease management purposes. See "--Industry Regulation."

    TARGETING INFORMATION SERVICES. Through the use of PMSI's targeting information services, a pharmaceutical company is able to target its promotional programs to the optimal audience of prescribers and other healthcare professionals who influence or, in some cases, control prescribing decisions. The Company's targeting services include the SCRIPTRAC service, which is generated from the Prescriber Profile Databases and often delivered in a PC-software package. It enables pharmaceutical companies in seven countries to identify prescribers who, because of therapeutic specialty, practice demographics, or other factors, are the most likely to prescribe a pharmaceutical company's product. The Company also licenses SCRIPTRAC to third parties in countries where it does not intend to establish operations.

    Through its Scott-Levin subsidiary, PMSI provides a range of services derived from its managed care database including the INTEGRATED MANAGED CARE PROFILES service, which enables pharmaceutical companies to identify, target and prioritize those MCOs that are most relevant to their own specific pharmaceutical products. Additionally, the Company and Scott-Levin have developed information services that identify the influences of federal and state governments and national healthcare systems. Examples of these services include STATELINE, a PC-based database product which provides pharmaceutical companies with detailed information on the health policies of each of the 50 states and the District of Columbia and on the government officials involved in shaping those policies; and HIS, also a PC-based database product which identifies the influencers, buyers, decision makers and administrators in the United Kingdom's National Health Service.

    ADDED VALUE SERVICES. The Company provides pharmaceutical companies in the United States and internationally in the United Kingdom, Belgium and the Netherlands with a range of added value and research services that are used (i) to study specific issues and trends in the marketplace and the broader healthcare industry, (ii) to evaluate the effectiveness of marketing programs,
(iii) to analyze in depth particular components of a product marketing program at any stage of its implementation and (iv) for consultancy on optimizing company strategy, marketing programs and product commercialization through its established support teams in the United States and Europe.

    PMSI's Scott-Levin subsidiary's marketing research audits are generated from databases containing information collected by questionnaire, diary or personal interview, dispensed prescriptions and secondary research. The results of the audits are delivered in hard copy or through PC-based data delivery systems. Examples of the audits are the SOURCE PRESCRIPTION AUDIT, which analyzes pharmaceutical product consumption; PHYSICIAN DRUG AND DIAGNOSIS AUDIT, which analyzes the pharmaceuticals prescribed by physicians relative to the associated diagnosis; the PERSONAL SELLING AUDIT ("PSA"), which analyzes the effectiveness of the client company's sales activities compared with those of its competitors; and the HOSPITAL PERSONAL SELLING AUDIT, which complements the PSA by monitoring and analyzing sales activity in the hospital environment.

    The Company's research services include the MEDICAL ADVERTISING RECALL SERVICE, which assesses the effectiveness of advertisements in conveying a specific marketing message; STRATEGIC STUDIES, which report on key pharmaceutical industry topics, such as pharmaceutical company image and sales force structure and strategies; and MEDICAL RESEARCH OMNIBUS, which is a monthly omnibus survey of physicians based on personal interviews. In addition, PMSI has a CONSUMER RESEARCH capability to respond to the growing importance of consumer choice in the healthcare process to assist pharmaceutical companies in determining appropriate marketing strategies.

    PMSI also develops and supplies other innovative services to healthcare suppliers and providers, including the MEDIPHASE pharmacy dispensary management software and drug reimbursement database service. In addition, PMSI provides HEALTHCARE DIRECTORIES of key administrators and managers within the U.K. healthcare environment.

MARKETING AND SALES

    PMSI employs marketing, sales and client service professionals in each country in which it operates. Many members of the Company's sales and marketing staff have substantial pharmaceutical industry experience.

    Sales to the healthcare industry accounted for substantially all the Company's revenue in fiscal 1997. Virtually every major pharmaceutical company is a customer of the Company. For the year ended June 30, 1997, PMSI's ten largest customers were responsible for approximately 20% of its revenue, with no one customer accounting for more than 5%. Although the Company's business is dependent upon its relationships within the healthcare and pharmaceutical industries and the prospects of those industries, the Company's business would not be materially adversely affected by the loss of any single customer.

ACQUISITION STRATEGY AND DIVESTMENT PROGRAM

    PMSI was built through a series of strategic acquisitions that have positioned the Company to provide focused information services to the pharmaceutical and healthcare industries in major world markets. Upon completion of the Transactions, the Company's first priority will be to use the cash proceeds from the Transactions and the remainder of the divestment program, together with, as appropriate, its existing resources, to complete development of the Source Europe databases, software and infrastructure, so that the range of Source Europe services appropriate to each specific European nation in which Source Europe does business can be effectively marketed. The Company believes that it will also have sufficient financial resources when it has established Source Europe as a profitable venture to acquire, or enter into joint ventures with, businesses that complement the range of information services the Company offers in each of its markets. Possible candidates include marketing research companies, companies with pharmaceutical, medical, outcomes or healthcare economic databases and businesses with demonstrated ability to develop PC-based software that will add value to PMSI data.

    The Company, from time to time, evaluates possible acquisitions and frequently has discussions with acquisition prospects.

    COMMITMENTS FROM ACQUISITIONS PRIOR TO FISCAL 1997. Effective July 1, 1994, the Company acquired 80% of the common stock of Mediphase Limited ("Mediphase"), a specialist software and information company in the United Kingdom that has developed and markets retail pharmacy dispensary management software. The Company had the right to acquire the remaining 20% of the common stock between July 1997 and July 1999, based upon the number of Mediphase systems installed at certain dates, and did acquire the minority interest in July 1997. The Company also has commitments to contingent payments for CMA Medical Data Limited based on operating profit.

    DISPOSITION OF BUGAMOR. As part of its divestment program, in July 1997, the Company completed the sale to Excerpta Medica Medical Communications BV of the Company's Bugamor division, which contained one of the Company's publishing and communications operations, for approximately $9 million in cash.

LONG-TERM AGREEMENTS

    In 1991, in connection with its original formation, PMSI entered into two long-term licensing agreements with Walsh, one of which, the Alpha Database Agreement, was assigned in 1996 to Source. For a description of the Alpha Database Agreement, see "THE TRANSACTIONS--Description of the Transactions; Source US, Source Europe and the OTC Business." Pursuant to the other agreement, Walsh has licensed to PMSI its Physician Database in the United Kingdom, France, Germany, Spain, the Netherlands and Belgium. The Company may use these databases only for internal purposes and in connection with the development and delivery of its SCRIPTRAC database. The initial term of this license runs through 2001, and is renewable for two further five-year periods, if not terminated by the Company six months prior to the renewal date. Thereafter, the license is renewable for five-year terms unless terminated by either party. The Company pays Walsh an annual royalty fee for each physician supplied in the database. The Company's rights under this agreement will be assigned to NDC in connection with the transactions contemplated by the Stock Purchase Agreement.

ANNUAL AGREEMENTS

    In 1991, the Company also entered into the following agreements with Walsh, pursuant to which Walsh provided certain management, marketing and sales, personnel benefits and data processing services, and subleases facilities, to the Company. In April 1996, Walsh assigned its obligations under these agreements to Source. The services provided in these agreements are primarily provided in the United States and are related to Source US. Thus, if the Transactions are approved and consummated, to the extent any of these agreements remain in effect after consummation of the Transactions, they will not be material.

    MANAGEMENT AND EXECUTIVE SERVICES AGREEMENT. Source provides certain management services covering executive management, accounting, legal and other services for and on behalf of the Company, principally in the United States, where comprehensive database contracts have been negotiated, and in the United Kingdom. Under the agreement, the services have been provided for various periods ranging to the end of calendar 1996. The agreement was and continues to be automatically renewable for one-year periods in the absence of notice of termination by any party. Until the consummation of the Transactions, or, if not consummated, for the foreseeable future, certain management functions in the Company will continue to be performed by current members of the management of Source, including Messrs. Evans and Turner, who continue to devote significant time to the affairs of Source. Upon completion of the Transactions, the Company will enter into employment agreement with each of Messrs. Evans and Turner pursuant to which Mr. Evans will serve as the full-time Chairman of the Board of the Company and Mr. Turner will serve as the full-time Chief Executive Officer of the Company. See "THE TRANSACTIONS--Interests of Certain Persons in the Transactions."

    DATA PROCESSING AGREEMENT. The Company has contracted for Walsh to provide specific data processing and software support services to PMSI and its customers in certain European countries. The agreement is automatically renewed on an annual basis if not terminated by either party. The fees payable by PMSI to Walsh for such services are based either on allocated costs or on competitive rates for comparable services from alternative suppliers. The Company has a similar arrangement in the United States with Source for Source to provide the Company with certain data processing and software support services in connection with Source US and the OTC Business.

    FACILITIES AGREEMENT. PMSI sublets from Walsh fully furnished office space in Belgium and Walsh sublets similar facilities from the Company in the United States, the Netherlands and Germany. The initial terms of the subleases each ran through calendar 1996, unless an earlier expiration date is provided in the relevant lease, and will be renewed automatically in the absence of termination by either party. Each company pays its pro rata share of the respective rental charges, based on space occupied. The Company currently subleases to Source space in Newtown, Pennsylvania that is utilized by Source US. Assuming consummation of the Transactions, this sublease will be assigned to NDC. See "THE TRANSACTIONS-- Additional Agreements Among PMSI, Source and NDC."

    HEALTH AND BENEFITS AGREEMENT. For certain operations in the United States, Belgium and the United Kingdom, Walsh or Source provides the employees of the Company with health insurance and other benefits comparable with those it offers to its own employees. PMSI reimburses Walsh or Source for its share of the actual costs of such benefits. This agreement will terminate upon consummation of the Transactions.

BACKLOG

    As of June 30, 1997, in its continuing operations, the Company had contracts running through 2000 of $18.2 million of which $10.4 million are for contracts to be completed by June 30, 1998. A significant portion of the Company's revenue stream is derived from contracts that automatically renew from year to year.

INDUSTRY REGULATION

    The pharmaceutical industry is subject to extensive regulations in the countries in which the Company operates. A number of governments have enacted regulations limiting the prices pharmaceutical companies may charge for drugs. While the Company believes that cost containment measures that may be adopted by government agencies will cause pharmaceutical companies to seek more effective means of marketing their products (which will benefit the Company in the medium and long term), such governmental regulation has caused pharmaceutical companies to revise or reduce their marketing programs. These cost containment measures, together with pharmaceutical companies' desire to increase marketshare or improve their research pipelines, have caused both vertical and horizontal integration and several significant mergers.

    The Company (and, assuming consummation of the Transactions, Source Europe) is subject to certain restrictions on the collection and use of data. There has been legislation enacted in many European countries to regulate the collection, use and dissemination of certain information that may be deemed to be personal. All countries of the European Union are required to have data privacy legislation in effect no later than 1998. The legislation already in effect in certain countries requires registration of such personal databases. Source Europe has successfully complied with the registration requirements for its databases in the countries in which it operates and is in the process of complying with the registration requirements in the other countries in which it plans to operate in the future. There can be no assurance that Source Europe will be successful in completing these registrations for the collection and dissemination of its prescriber-linked data products or that future legislation or regulations will not directly or indirectly restrict the dissemination of information regarding physicians or prescriptions. Such legislation, if enacted, could have a material adverse effect on the operations of the Company.

    The Market Research Code of Conduct, a pharmaceutical industry-promulgated code of conduct to which the Company adheres, provides that the identity of the patient or the physician researched may never be disclosed to the company sponsoring such research without such individual's consent. As recommended by the board of directors of the Pharmaceutical Manufacturer's Association, the PMSI databases do not contain patient names, thus preserving confidentiality; rather, when information is generated from market research databases developed from third party sources, PMSI supplies only aggregated statistics to the sponsoring company. The Company does not hold any identifiable individual patient data, except on a temporary basis with the patients' prior permission for follow-up research and disease management purposes.

EMPLOYEES

    As of June 30, 1997, the Company's continuing operations had approximately 500 full-time employees. Of these employees, 208 are located in the United States, with the remainder located in Europe and Japan. In France, PMSI has a Workers Committee, which is a legal requirement in that country. There are no collective bargaining agreements in effect with employees of the Company. The Company considers its relationships with its employees to be good.

                                      NDC

    NDC is a Delaware corporation that was incorporated in 1967. All references to NDC in the following discussion include NDC and its subsidiaries. NDC is a leading provider of high-volume information services and application systems to the healthcare and payment systems markets. NDC serves a diverse customer base comprised of almost 120,000 healthcare providers, 3,500 health care plans, more than 750,000 merchant locations, 35,000 corporations and 400 banking institutions, as well as federal and state government agencies. NDC markets its services directly to merchants and healthcare providers and indirectly through business alliances with a wide range of banks, insurance companies and distributors.

    NDC is one of the largest independent providers of healthcare information services and integrated payment systems and services in the United States, processing transactions at an annualized rate of approximately 3 billion at the end of NDC's fiscal 1997 (May 31, 1997).

    NDC provides electronic claims processing and adjudication services, practice management systems, electronic data interchange services, billing services, business office management services and clinical data base information for pharmacies, dentists, physicians, hospitals, health maintenance organizations, managed care companies, clinics and nursing homes, as well as other healthcare providers. NDC's management believes that NDC is the largest independent processor of real-time healthcare transactions in the US, and that NDC is well positioned to capitalize on the growing demand for cost containment and improved patient care in the healthcare industry. By the end of NDC's fiscal 1997, approximately 41% of its total revenue was derived from NDC's healthcare systems and services, which represent the fastest growing portion of NDC's business.

    FOR A MORE COMPLETE DESCRIPTION OF NDC'S BUSINESS, REFERENCE IS HEREBY MADE TO THE SUMMARY SECTION OF THE S-4, WHICH IS ATTACHED HERETO IN APPENDIX D AND IS INCORPORATED HEREIN BY REFERENCE, AND TO THE NDC REPORTS, WHICH ARE INCORPORATED HEREIN BY REFERENCE.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                           MANAGEMENT OF THE COMPANY

    The following tables set forth certain information with respect to the beneficial ownership of Company Common Stock as of November 3, 1997 by (i) each person known to PMSI to be the beneficial owner of more than 5% of the outstanding shares of Company Common Stock, (ii) each of PMSI's directors, (iii) each executive officer of PMSI and (iv) all directors and executive officer of PMSI as a group. See "THE TRANSACTIONS--Description of the Transactions; Interests of Certain Persons in the Transactions."

                                                                                                     SHARES
                                                                                                  BENEFICIALLY     PERCENT
NAME                                                                                                OWNED(1)       OF CLASS
------------------------------------------------------------------------------------------------  ------------     --------
Carolyne K. Davis...............................................................................      20,000(2)         *
Handel E. Evans.................................................................................     383,879(3)      2.84
Robert J. Frattaroli............................................................................     110,000(2)         *
Stuart Gold.....................................................................................      20,000(2)         *
Warren J. Hauser................................................................................      21,500(2)         *
Frederick W. Kyle...............................................................................      53,833(4)         *
Dennis M.J. Turner..............................................................................     384,384(3)      2.84
Patrick J. Welsh................................................................................   1,696,302(5)     12.77
All executive officers and directors as a group (eight persons).................................   2,689,898        19.20

------------------------

*   Less than 1.0%

(1) Unless otherwise noted, each person has sole voting and investment power with respect to the shares shown as beneficially owned by him or her.

(2) Issuable upon the exercise of stock options that are currently vested or scheduled to vest within the next 60 days.

(3) Includes (i) 250,000 shares issuable upon the exercise of stock options that are currently vested or scheduled to vest within the next 60 days and (ii) 96,293 shares beneficially owned by a trust administered for the benefit of the members of the listed individual's family.

(4) Includes 53,333 shares issuable upon the exercise of stock options that are currently vested or scheduled to vest within the next 60 days.

(5) Includes (i) 16,000 shares issuable upon the exercise of currently vested stock options; (ii) 746,315 shares owned by WCAS; and (iv) 918,254 shares owned by Source. WCAS owns shares of capital stock representing in the aggregate approximately 37.18% of the outstanding capital of Source, on a fully-diluted basis. Mr. Welsh is a general partner of the respective general partners of the WCAS partnerships and may therefore be deemed to be the beneficial holder of the shares that are owned or may be deemed to be owned by WCAS.

    To the Company's knowledge, the only persons or groups that may be deemed to own beneficially 5% or more of the Company's outstanding Common Stock are the following:

                                                                                              SHARES        PERCENT
                                                                                            BENEFICIALLY      OF
NAME AND ADDRESS                                                                               OWNED         CLASS
------------------------------------------------------------------------------------------  -----------  -------------
Source Informatics Inc....................................................................     918,254(1)         6.9%
  2394 East Camelback Road
  Phoenix, Arizona 85016
Welsh, Carson, Anderson & Stowe V, L.P....................................................     746,315           5.6
  WCA Management Corporation
  320 Park Avenue
  New York, New York 10022

------------------------

(1) The shares are beneficially owned indirectly by Source through several wholly-owned subsidiaries.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents previously filed by the Company or NDC, as the case may be, with the Commission are incorporated in this Proxy Statement by reference:

        (a) the Annual Report on Form 10-K of PMSI for the fiscal year ended June 30, 1997;

        (b) the Current Report on Form 8-K of PMSI dated August 20, 1997;

        (c) the Quarterly Report on Form 10-Q of PMSI for the fiscal quarter ended September 30, 1997;

        (d) portions, copies of which are attached hereto, of the Registration Statement on Form S-4 filed by NDC with the Commission on September 19, 1997 (File 333-35995), as amended by Amendment No. 1 thereto filed with the Commission on October 29, 1997, Amendment No. 2 thereto filed with the Commission on November 13, 1997 and Post-Effective Amendment No. 1 thereto filed with the Commission on November 14, 1997;

        (e) the Annual Report on Form 10-K of NDC for the fiscal year ended May 31, 1997, as amended; and

        (f) the Quarterly Report on Form 10-Q of NDC for the fiscal quarter ended August 31, 1997, as amended.

    All documents filed by PMSI with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in their entirety in this Proxy Statement from the dates of filing such documents. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

    THIS PROXY STATEMENT INCORPORATES BY REFERENCE DOCUMENTS THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN CERTAIN EXHIBITS TO DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM A COPY OF THIS PROXY STATEMENT HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST, IN THE CASE OF COMPANY DOCUMENTS, TO PHARMACEUTICAL MARKETING SERVICES INC., C/O THE ANNE MCBRIDE COMPANY, 767 THIRD AVENUE, NEW YORK, NEW YORK 10017, TELEPHONE: (212) 752-0504, AND IN THE CASE OF NDC TO NATIONAL DATA CORPORATION, NATIONAL DATA PLAZA, ATLANTA, GEORGIA 30329-2010, ATTN: CORPORATE SECRETARY, TELEPHONE (404) 728-2000.

                                 OTHER MATTERS

    The Board is unaware of any other matters that may come before the Special Meeting. However, if any other matters are properly presented to the Special Meeting, they will be considered by the stockholders present at the meeting.

                                          By order of the Board of Directors
                                          Warren J. Hauser
                                          Secretary

November 14, 1997

           SOURCE INFORMATICS EUROPEAN HOLDINGS INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                                    CONTENTS

                                                                                                                PAGE
                                                                                                                -----

Report of Independent Accountants..........................................................................         F-2

Consolidated Balance Sheets as of June 30, 1996 (unaudited) and 1997.......................................         F-3

Consolidated Statements of Operations for the years ended June 30, 1995 (unaudited), 1996 (unaudited) and
  1997 and for the period from inception (January 1, 1994) through June 30, 1997 (unaudited)...............         F-4

Consolidated Statements of Stockholder Deficit for the years ended June 30, 1995 (unaudited), 1996
  (unaudited) and 1997.....................................................................................         F-5

Consolidated Statements of Cash Flows for the years ended June 30, 1995 (unaudited), 1996 (unaudited) and
  1997 and for the period from inception (January 1, 1994) through June 30, 1997 (unaudited)...............         F-6

Notes to Consolidated Financial Statements.................................................................         F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Source Informatics European Holdings Inc.

    We have audited the accompanying consolidated balance sheet of Source Informatics European Holdings Inc. and Subsidiaries (a development stage enterprise) as of June 30, 1997, and the related consolidated statements of operations, stockholder's deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Source Informatics European Holdings Inc. and Subsidiaries as of June 30, 1997, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

    The accompanying consolidated financial statements for 1997 have been prepared assuming the Company will continue as a going concern. As discussed in
Note 1 to the financial statements, the Company's recurring losses and net capital deficiency raise substantial doubt about its ability to continue as a going concern. Management's actions in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          Coopers & Lybrand L.L.P.

September 15, 1997
Stamford, Connecticut

           SOURCE INFORMATICS EUROPEAN HOLDINGS INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                          CONSOLIDATED BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                                                                   JUNE 30,
                                                                                            ----------------------
                                                                                               1996        1997
                                                                                            -----------  ---------

                                                                                            (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents...............................................................   $   1,194   $   2,222
  Accounts receivable, principally trade..................................................      --             234
  Other receivables.......................................................................          91         538
  Prepaid expenses........................................................................          40         176
                                                                                            -----------  ---------
Total current assets......................................................................       1,325       3,170
Property and equipment, net...............................................................         180         546
Other assets..............................................................................          31         463
Net amount due from Source Informatics Inc. and subsidiaries..............................       1,271
                                                                                            -----------  ---------
Total assets..............................................................................   $   2,807   $   4,179
                                                                                            -----------  ---------
                                                                                            -----------  ---------

LIABILITIES AND STOCKHOLDER DEFICIT
Current liabilities:
  Current portion of capital lease obligations............................................   $  --       $      38
  Accounts payable........................................................................       3,209       2,700
  Accrued liabilities.....................................................................         469       2,277
  Unearned income.........................................................................       5,250      11,319
                                                                                            -----------  ---------
Total current liabilities.................................................................       8,928      16,334
  Capital lease obligations...............................................................      --              43
  Net amount due to Source Informatics Inc. and subsidiaries..............................      --           6,334
                                                                                            -----------  ---------
Total liabilities.........................................................................       8,928      22,711
                                                                                            -----------  ---------
Stockholder deficit:
Source Informatics equity investment and accumulated deficit during the development
  stage...................................................................................      (6,121)     --
Common Stock--$0.01 par value, 100 shares authorized; 100 shares issued and outstanding...      --          --
  Paid-in capital.........................................................................      --          22,465
  Deficit accumulated during the development stage........................................      --         (42,002)
  Cumulative translation adjustment.......................................................      --           1,005
                                                                                            -----------  ---------
Total stockholder deficit.................................................................      (6,121)    (18,532)
                                                                                            -----------  ---------
Total liabilities and stockholder deficit.................................................   $   2,807   $   4,179
                                                                                            -----------  ---------
                                                                                            -----------  ---------

   The accompanying notes are an integral part of these financial statements.

           SOURCE INFORMATICS EUROPEAN HOLDINGS INC. AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                                                      PERIOD OF
                                                                                      INCEPTION
                                                     YEARS ENDED JUNE 30,          JANUARY 1, 1994
                                              -----------------------------------      THROUGH
                                                 1995         1996        1997      JUNE 30, 1997
                                              -----------  -----------  ---------  ---------------
                                              (UNAUDITED)  (UNAUDITED)               (UNAUDITED)
Revenue.....................................   $  --        $  --       $     407     $     407
Costs and expenses:
  Production costs..........................      (2,010)      (5,060)     (7,456)      (15,013)
  Selling, general and administrative
    expenses................................      (2,903)      (7,245)    (10,148)      (20,992)
  Research and development costs............        (412)      (2,110)     (3,347)       (5,947)
  Amortization of intangible assets.........      --               (7)        (34)          (41)
                                              -----------  -----------  ---------  ---------------
Operating loss..............................      (5,325)     (14,422)    (20,578)      (41,586)
Interest:
  Interest income...........................      --                2          59            61
  Interest expense..........................      --           --            (477)         (477)
                                              -----------  -----------  ---------  ---------------
Net loss....................................   $  (5,325)   $ (14,420)  $ (20,996)    $ (42,002)
                                              -----------  -----------  ---------  ---------------
                                              -----------  -----------  ---------  ---------------

   The accompanying notes are an integral part of these financial statements.

           SOURCE INFORMATICS EUROPEAN HOLDINGS INC. AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDER DEFICIT
                             (DOLLARS IN THOUSANDS)

                    YEARS ENDED JUNE 30, 1995, 1996 AND 1997

                                                   COMMON STOCK
                                                                                       DEFICIT                       WALSH/SOURCE
                                                              PAR                    ACCUMULATED      CUMULATIVE   EQUITY INVESTMENT
                                                             SHARE      PAID-IN       DURING THE      TRANSLATION   AND ACCUMULATED
                                               SHARES        VALUE      CAPITAL   DEVELOPMENT STAGE   ADJUSTMENT        DEFICIT
                                             -----------  -----------  ---------  ------------------  -----------  -----------------
Balance at June 30, 1994 (unaudited).......      --           --          --              --              --              --
Net loss 1995 (unaudited)..................      --           --          --              --              --           $  (5,325)
Contribution from Walsh (unaudited)........      --           --          --              --              --               5,325
                                                    ---          ---   ---------        --------      -----------        -------
Balance June 30, 1995 (unaudited)..........      --           --          --              --              --              --
Net loss 1996 (unaudited)..................      --           --          --              --              --             (14,420)
Contribution from Walsh (unaudited)........      --           --          --              --              --               8,299
                                                    ---          ---   ---------        --------      -----------        -------
Balance June 30, 1996 (unaudited)..........      --           --          --              --              --              (6,121)
Net loss 1997..............................      --           --          --              --              --             (20,996)
Contribution from Source...................      --           --          --              --              --               7,580
Elimination of Source Equity Investment and
  issuance of Common Stock.................         100       --       $  22,465      $  (42,002)         --              19,537
Cumulative translation adjustment..........      --           --          --              --           $   1,005          --
                                                    ---          ---   ---------        --------      -----------        -------
Balance June 30, 1997......................         100       --       $  22,465      $  (42,002)      $   1,005          --
                                                    ---          ---   ---------        --------      -----------        -------
                                                    ---          ---   ---------        --------      -----------        -------

   The accompanying notes are an integral part of these financial statements.

           SOURCE INFORMATICS EUROPEAN HOLDINGS INC. AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                    (CONSOLIDATED STATEMENTS OF CASH FLOWS)

                             (DOLLARS IN THOUSANDS)

                                                                                        PERIOD OF
                                                                                        INCEPTION
                                                                                     JANUARY 1, 1994
                                                      YEARS ENDED JUNE 30,               THROUGH
                                               -----------------------------------
                                                  1995         1996        1997       JUNE 30, 1997
                                               -----------  -----------  ---------  ------------------
                                               (UNAUDITED)  (UNAUDITED)                (UNAUDITED)
Cash flows from operating activities:
  Net loss...................................   $  (5,325)   $ (14,420)  $ (20,996)     $  (42,002)
Adjustments to reconcile net loss to net cash
  used in operating activities:
  Depreciation and amortization..............      --               62         175             237
Change in assets and liabilities:
Increase in accounts receivable..............      --           --            (246)           (246)
  Increase in prepaid expenses and other
    assets...................................      --             (162)       (972)         (1,134)
  Increase in accounts payable and accrued
    liabilities..............................      --            3,678       1,580           5,258
  Increase in unearned income................      --            5,250       6,095          11,345
                                               -----------  -----------  ---------        --------
Net cash used in operating activities........      (5,325)      (5,592)    (14,364)        (26,542)
                                               -----------  -----------  ---------        --------
Cash flows used in investing activities:
Capital expenditures.........................      --             (235)       (610)           (845)
                                               -----------  -----------  ---------        --------
Net cash used in investing activities........      --             (235)       (610)           (845)
                                               -----------  -----------  ---------        --------
Cash provided by (used in) financing
  activities:
  Cash contribution from Walsh...............       5,325        8,072      --              14,658
  Capital contribution by Source.............      --           --           7,580           7,580
  Increase (decrease) in inter-company
    indebtedness.............................      --           (1,271)      7,968           6,697
  Capital lease payments.....................      --           --             (31)            (31)
                                               -----------  -----------  ---------        --------
Net cash provided by financing activities....       5,325        6,801      15,517          28,904
                                               -----------  -----------  ---------        --------
Effect of exchange rate movements............      --              220         485             705
                                               -----------  -----------  ---------        --------
Net increase in cash and cash equivalents....      --            1,194       1,028           2,222
Cash and cash equivalents at beginning of
  year.......................................      --           --           1,194          --
                                               -----------  -----------  ---------        --------
Cash and cash equivalents at end of year.....   $  --        $   1,194   $   2,222      $    2,222
                                               -----------  -----------  ---------        --------
                                               -----------  -----------  ---------        --------
Supplemental disclosures of cash flow
  information:
Cash paid during the year for:
Interest.....................................   $  --        $  --       $       2      $        2
                                               -----------  -----------  ---------        --------
                                               -----------  -----------  ---------        --------
Supplemental disclosures of non-cash
  investing and financing activities:
Assets acquired under capital leases.........   $  --        $  --       $     110      $      110
                                               -----------  -----------  ---------        --------
                                               -----------  -----------  ---------        --------

   The accompanying notes are an integral part of these financial statements.

           SOURCE INFORMATICS EUROPEAN HOLDINGS INC. AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

FORMATION OF THE COMPANY

    On April 16, 1996, Walsh International Inc. ("Walsh") formed Source Informatics Inc. ("Source"), a Delaware corporation, as the holding company for the entities engaged in developing, maintaining, delivering and analyzing prescription and product shipment databases to the pharmaceutical and healthcare industries (the "Source Business"). Effective that same date, Walsh transferred all of the assets and liabilities of the Source Business together with cash, marketable securities, convertible preferred stock obligations and other corporate assets into Source. In conjunction with the transfer of such assets and liabilities, all of the issued and outstanding capital stock of Source was spun-off to the then current stockholders of Walsh (the "Spin-Off").

    On June 27, 1997, Source formed Source Informatics European Holdings Inc. ("Source Europe" or the "Company"), a Delaware corporation, to act as a holding company for the entities engaged in the Source Business in Europe subsequent to a definitive agreement to sell the Source Business in Europe to Pharmaceutical Marketing Services Inc. ("PMSI"). All assets and liabilities of the entities engaged in the Source Business in Europe were transferred to Source Europe. Source Europe remains a wholly-owned subsidiary of Source Informatics Inc.

THE BUSINESS

    Since January 1, 1994, Source Europe has been a development stage enterprise as defined by Statement of Financial Accounting Standards No. 7, building databases of prescriptions dispensed in the UK, Germany, France, Italy and Belgium and developing the software technology to support, provide access to, and generate information from such databases. Source Europe sells such information to pharmaceutical companies in each of the markets in which it operates to enable such companies to measure, analyze and improve salesforce and product performance at a detailed geographical level, namely small groups of prescribing physicians or at the individual physician level.

BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements present the accounts of Source Europe's operations as though they were combined from the commencement of their operations using their historical accounting basis. All intercompany balances and transactions within Source Europe have been eliminated. The financial statements also include the allocation from Walsh and Source of direct and indirect costs attributable to Source Europe. The method by which such amounts are allocated are deemed reasonable by management and are described in the accompanying notes.

FINANCIAL CONDITION OF SOURCE EUROPE

    The Company's financial statements for the year ended June 30, 1997 have been prepared on a going concern basis which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $20,996,000 for the year ended June 30, 1997, and as at June 30, 1997 had a deficit accumulated during the development stage of $42,002,000. The Company expects to incur substantial expenditures to complete the development of the Source databases and services in Europe. The Company's working capital at June 30, 1997, together with its growing revenue from product sales from contracts for delivery of its services, will not be sufficient to meet its development

           SOURCE INFORMATICS EUROPEAN HOLDINGS INC. AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) objectives as presently structured. As part of a series of transactions for which definitive agreements were signed on August 20, 1997, PMSI has committed to purchase Source Europe, and is currently seeking stockholder approval. PMSI is providing a line of credit to the Company which management anticipates will provide sufficient funding until the transactions close. Subsequent to closing, Source Europe will be a wholly-owned subsidiary of PMSI, which will take over funding responsibility for the final stage of development of Source Europe. Management believes that PMSI has sufficient funds to complete the development of Source Europe, as well as its other business objectives.

DATABASES

    All costs associated with the development, maintenance and updating of databases are expensed as incurred.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. All maintenance and repairs are expensed as incurred. Depreciation is provided using the straight-line method. Furniture, office equipment and computer equipment are depreciated over five years and automobiles over four years. Leasehold improvements are amortized over the estimated lives of the assets or the lease terms (maximum of 10 years), whichever are shorter. Buildings are depreciated over their estimated useful lives of 50 years.

    On disposal, costs and accumulated depreciation are removed from the accounts and gains (losses) are recognized in the statement of operations.

REVENUE RECOGNITION

    Revenue is recognized on the delivery of a product or as the service is rendered. Prebillings for products that have not yet been delivered or for services not yet rendered are classified as unearned income until the earnings process is complete.

    Unearned income is also comprised of cash received in the form of contributions from clients (a) for the purpose of funding the development of a proprietary database to service the European markets and (b) to provide these clients with future discounts on products generated from the database. Through June 30, 1997, none of the contributions, which aggregated $11.3 million on that date, have been recognized as revenue. These contributions will be recognized as revenue to match the future discounts on products generated from the database.

CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash balances and trade receivables. The Company invests its excess cash with major banks. The Company's customer base principally comprises companies within the pharmaceutical industry and the Company does not require collateral from its customers.

           SOURCE INFORMATICS EUROPEAN HOLDINGS INC. AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
FOREIGN CURRENCY

    The balance sheet and results of operations of the Company's foreign subsidiaries that operate outside the United States are measured using local currency as the functional currency.

    Assets and liabilities have been translated into United States dollars at the rates of exchange at the balance sheet date. Translation gains and losses arising from the use of differing exchange rates from year to year are included in the cumulative translation adjustment on the balance sheet. Revenues and expenses are translated into United States dollars at the average rate during the period.

    Transaction gains and losses are recognized in the statement of operations as incurred. For the years presented, these amounts were not material.

INCOME TAXES

    Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and financial reporting amounts at each year-end.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with maturity dates of three months or less from the date of acquisition by the Company to be cash equivalents.

USE OF ESTIMATES IN THE PREPARATION OF THE FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. TRANSACTIONS WITH WALSH AND SOURCE INFORMATICS INC.

PHARBASE LICENSE

    In April 1996 Walsh granted to Source Europe a non-exclusive license to its Pharbase medical professional databases in certain European countries. The Company is allowed to use the Pharbase databases only for internal purposes and in connection with the development, delivery and marketing of its prescriber-linked prescription databases. The initial term of the license runs for ten years and the license is renewable for two additional terms. Source Europe has agreed to provide Walsh with all updated information which it receives with regard to medical professionals, their specialties, affiliations and locations generated as a result of the use of Pharbase by Source Europe. The Company has agreed to pay $1.00 per prescriber in the database universe in the first year of prescription data collection in a particular market. In consideration of the Company's obligation to provide updated information to Walsh, such fee will be reduced to $0.75 in the second year, $0.50 in the third year and $0.25 per prescriber thereafter. In addition, Source Europe had agreed to pay Walsh 75% of the list price of the Pharbase service for each

           SOURCE INFORMATICS EUROPEAN HOLDINGS INC. AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. TRANSACTIONS WITH WALSH AND SOURCE INFORMATICS INC. (CONTINUED)
Source Europe's client to which it delivers prescriber-level data and which does not have a current Pharbase license.

SERVICE AGREEMENTS

    Source Europe is supplied by Source, and prior to the Spin-Off by Walsh, with administrative support, including general management, financial, legal, tax, audit, personnel and employee benefits. The Company has also been provided by Source's US operation with software and database development services specifically for the European market. Accruals for the services and benefits have been measured and recorded based on usage or other methods that management believes to be reasonable. Such allocations were as follows for fiscal years ended June 30, 1995 (unaudited), 1996 (unaudited) and 1997, respectively: administrative support services, $1,623,000, $2,295,000 and $1,741,000; and software and database services, $412,000, $2,110,000 and $3,347,000. The cumulative costs since inception (January 1, 1994) amount to $5,659,000 for administrative support services and $5,947,000 for software and database services.

3. PROPERTY AND EQUIPMENT

    Property and equipment at June 30, 1996 (unaudited) and 1997 consisted of the following (in thousands):

                                                                       JUNE 30,
                                                                 --------------------
                                                                   1996       1997
                                                                 ---------  ---------
Property.......................................................  $      33  $      48
Furniture and office equipment.................................         58        164
Computer equipment.............................................        144        505
Automobiles....................................................     --         --
                                                                       235        717
Less accumulated depreciation and amortization.................        (55)      (171)
                                                                 ---------  ---------
                                                                 $     180  $     546
                                                                 ---------  ---------
                                                                 ---------  ---------

    Depreciation and amortization charged to operations amounted to $0, $55,000 and $116,000 for the years ended June 30, 1995 (unaudited), 1996 (unaudited) and 1997, respectively. Cumulative depreciation and amortization since inception (January 1, 1994) amounts to $171,000.

           SOURCE INFORMATICS EUROPEAN HOLDINGS INC. AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. OTHER ASSETS

    Other assets at June 30, 1996 (unaudited) and 1997 consisted of the following (in thousands):

                                                                         JUNE 30,
                                                                  ----------------------
                                                                     1996        1997
                                                                     -----     ---------
Purchased software..............................................   $      10   $     167
  Less: accumulated depreciation................................          (7)        (41)
                                                                         ---   ---------
                                                                           3         126
Sales tax recoverable...........................................      --             274
Deposits........................................................          28          63
                                                                         ---   ---------
                                                                   $      31   $     463
                                                                         ---   ---------
                                                                         ---   ---------

    Amortization charged to operations amounted to $0, $7,000 and $34,000 for the years ended June 30, 1995 (unaudited), 1996 (unaudited), and 1997, respectively. Cumulative amortization since inception (January 1, 1994) amounts to $41,000.

5. ACCRUED LIABILITIES

    Accrued liabilities at June 30, 1996 (unaudited) and 1997 consisted of the following (in thousands):

                                                                     JUNE 30,
                                                               --------------------
                                                                 1996       1997
                                                               ---------  ---------
Employee compensation and benefits...........................  $     201  $   1,026
Data purchase................................................     --            778
Other liabilities............................................        268        473
                                                               ---------  ---------
                                                               $     469  $   2,277
                                                               ---------  ---------
                                                               ---------  ---------

6. INCOME TAX

    Deferred tax assets at June 30, 1996 (unaudited) and 1997 comprise the following (in thousands):

                                                                    JUNE 30,
                                                              --------------------
                                                                1996       1997
                                                              ---------  ---------
Deferred tax assets
  Loss carry forwards.......................................  $   1,746  $   8,215
                                                              ---------  ---------
Gross deferred tax assets...................................      1,746      8,215
Valuation allowance.........................................     (1,746)    (8,215)
                                                              ---------  ---------
Deferred taxes, net.........................................  $  --      $  --
                                                              ---------  ---------
                                                              ---------  ---------

    As at June 30, 1997, there were available for foreign income tax purposes operating loss carryforwards of approximately $24,163,000 which may provide future tax benefits totalling $8,215,000 expiring as follows: 2001: $271,000, 2002: $1,027,000 and thereafter $6,917,000.

           SOURCE INFORMATICS EUROPEAN HOLDINGS INC. AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7. EMPLOYEE BENEFIT PLANS

    Subsidiaries of the Company in the United Kingdom and Belgium have pension or profit sharing plans covering substantially all their employees.

    In the United Kingdom a money purchase plan is operated with the employer contributing an average of approximately 5% of salaries.

    In Belgium a defined contribution pension plan is operated with the employer contributing an average of approximately 5% of salaries.

    The total costs associated with these plans were as follows (in thousands):

                                                                             PERIOD OF
                                                                             INCEPTION
                                                      JUNE 30,            JANUARY 1, 1994
                                             --------------------------       THROUGH
                                                 1996          1997        JUNE 30, 1997
                                             -------------     -----     -----------------
                                              (UNAUDITED)                   (UNAUDITED)
Belgium....................................    $      17     $      23       $      40
United Kingdom.............................           46            73             119
                                                     ---           ---           -----
                                               $      63     $      96       $     159
                                                     ---           ---           -----
                                                     ---           ---           -----

8. LEASING ARRANGEMENTS AND OTHER COMMITMENTS

    Various subsidiaries of the Company lease certain property and equipment.

    Obligations under long-term and noncancellable lease agreements expiring at various dates have the following aggregate approximate annual minimum rentals (in thousands):

                                                                      OPERATING
                                                  CAPITAL LEASES       LEASES
                                                  ---------------  ---------------
To June 30, 1998................................     $      43        $     529
To June 30, 1999................................            42              422
To June 30, 2000................................            15              220
To June 30, 2001................................        --                   88
To June 30, 2002................................        --                   60
After June 30, 2002.............................        --                    5
                                                           ---           ------
Total minimum lease payments....................           100        $   1,324
                                                           ---           ------
                                                           ---           ------
Less amount representing interest...............            19
                                                           ---
Present value of minimum lease payments.........            81
Less current portion............................            38
                                                           ---
                                                     $      43
                                                           ---
                                                           ---

    Operating lease rentals for the years ended June 30, 1995 (unaudited), 1996 (unaudited) and 1997 were $0, $0 and $453,000, respectively. Cumulative operating lease rentals since inception (January 1, 1994) amount to $453,000.

    Included in property and equipment at June 30, 1996 (unaudited) and 1997 are assets subject to capitalized leases with a cost of $0 and $113,000, respectively, and accumulated amortization of $0 and $31,000 for the years ended June 30, 1996 and June 30, 1997, respectively.

           SOURCE INFORMATICS EUROPEAN HOLDINGS INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                                    CONTENTS

                                                                                                                PAGE
                                                                                                                -----

Consolidated Balance Sheets as of June 30, 1997 and September 30, 1997 (unaudited).........................        F-14

Consolidated Statements of Operations (unaudited) for the Three Months Ended September 30, 1996 and 1997...        F-15

Consolidated Statements of Cash Flows (unaudited) for the Three Months Ended September 30, 1996 and 1997...        F-16

Notes to Consolidated Financial Statements.................................................................        F-17

           SOURCE INFORMATICS EUROPEAN HOLDINGS INC. AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                          CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                          JUNE 30,   SEPTEMBER 30,
                                                                                            1997         1997
                                                                                          ---------  -------------
                                         ASSETS
Current assets
  Cash and cash equivalents.............................................................  $   2,222    $   1,648
  Accounts receivable...................................................................        234          802
  Prepaid expenses and other current assets.............................................        714          204
                                                                                          ---------  -------------
    Total current assets................................................................      3,170        2,654
Property and equipment, net.............................................................        546          545
Other assets, net.......................................................................        463        1,036
                                                                                          ---------  -------------
    Total assets........................................................................  $   4,179    $   4,235
                                                                                          ---------  -------------
                                                                                          ---------  -------------
                         LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities
  Current maturities of long-term debt..................................................  $      38       --
  Accounts payable......................................................................      2,700    $   1,706
  Accrued liabilities...................................................................      2,277        4,485
  Unearned income.......................................................................     11,319       11,479
                                                                                          ---------  -------------
    Total current liabilities...........................................................     16,334       17,670
Long-term debt..........................................................................         43           35
Amounts due to Source...................................................................      6,334        9,149
Amounts due to PMSI.....................................................................     --            1,898
                                                                                          ---------  -------------
    Total liabilities...................................................................     22,711       28,752
                                                                                          ---------  -------------
                                                                                          ---------  -------------
    Total stockholders' deficit.........................................................    (18,532)     (24,517)
                                                                                          ---------  -------------
    Total liabilities and stockholders' deficit.........................................  $   4,179    $   4,235
                                                                                          ---------  -------------
                                                                                          ---------  -------------

   The accompanying notes are an integral part of these financial statements.

           SOURCE INFORMATICS EUROPEAN HOLDINGS INC. AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                                THREE MONTHS ENDED
                                                                                                  SEPTEMBER 30,
                                                                                               --------------------
                                                                                                 1996       1997
                                                                                               ---------  ---------
Revenue......................................................................................     --      $     778
Production costs.............................................................................  $  (1,712)    (2,972)
Selling, general and administrative expenses.................................................     (2,189)    (2,203)
Research and development costs...............................................................       (543)      (243)
Amortization of intangible assets............................................................         (1)       (14)
                                                                                               ---------  ---------
Operating loss...............................................................................     (4,445)    (4,654)
                                                                                               ---------  ---------
Interest and other income....................................................................     --              9
Interest expense.............................................................................        (68)        (1)
                                                                                               ---------  ---------
Net loss.....................................................................................  $  (4,513) $  (4,646)
                                                                                               ---------  ---------
                                                                                               ---------  ---------

   The accompanying notes are an integral part of these financial statements.

           SOURCE INFORMATICS EUROPEAN HOLDINGS INC. AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                                THREE MONTHS ENDED
                                                                                                  SEPTEMBER 30,
                                                                                               --------------------
                                                                                                 1996       1997
                                                                                               ---------  ---------
Net cash used in operating activities........................................................  $  (3,817) $  (3,844)

Cash flows used in investing activities:
  Capital expenditures.......................................................................       (114)        (7)
                                                                                               ---------  ---------
Net cash used in investing activities........................................................       (114)        (7)

Cash flows provided by (used in) financing activities:
  Increase in inter-company indebtedness.....................................................      4,129      2,613
  Loan from PMSI.............................................................................     --          1,500
  Repayments of long-term debt and capital lease obligations.................................     --            (10)
                                                                                               ---------  ---------
Net cash provided by financing activities....................................................      4,129      4,103

Effect of exchange rate movements............................................................       (343)      (826)
                                                                                               ---------  ---------
Net decrease in cash and cash equivalents....................................................       (145)      (574)
Cash and cash equivalents at beginning of period.............................................      1,194      2,222
                                                                                               ---------  ---------
Cash and cash equivalents at end of period...................................................  $   1,049  $   1,648
                                                                                               ---------  ---------
                                                                                               ---------  ---------

   The accompanying notes are an integral part of these financial statements.

           SOURCE INFORMATICS EUROPEAN HOLDINGS INC. AND SUBSIDIARIES

                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. INTERIM UNAUDITED FINANCIAL INFORMATION

    The accompanying statements of operations for the three months ended September 30, 1996 and 1997, the statements of cash flows for the three months ended September 30, 1996 and 1997, the balance sheet as of September 30, 1997 and the related information of Source Informatics European Holdings Inc. ("Source Europe") included in these notes to the financial statements are unaudited. In the opinion of management, the interim financial information reflects all adjustments (consisting only of items of a normal recurring nature) necessary for the fair presentation of the financial position, results of operations and cash flows for the periods presented. The results of operations for the three months ended September 30, 1997 are not necessarily indicative of the results to be expected for the entire fiscal year.

    The June 30, 1997 balance sheet was derived from Source Europe's June 30, 1997 audited consolidated financial statements, but does not include all disclosures required by generally accepted accounting principles.

    These interim financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto included elsewhere in this Proxy Statement.

2. INCOME TAXES

    As of September 30, 1997, Source Europe had approximately $28.8 million of foreign net operating loss carry-forwards. These carry-forwards will increase until Source Europe becomes profitable.

 3. LINE OF CREDIT

    In the three months ended September 30, 1997, $1.5 million was advanced to Source Europe under a line of credit from PMSI. Outstanding amounts under the line of credit accrue interest at the rate of prime plus 2%. The line of credit is secured by the pledge of approximately 17% of the outstanding shares of Common Stock of Sources' US operating subsidiary and an aggregate 435,000 of the shares of PMSI Common Stock owned by Source.

                                                                      APPENDIX A

                                                               EXECUTION VERSION

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                           NATIONAL DATA CORPORATION,

                          PMSI DATABASE HOLDINGS, INC.

                                      AND

                    PHARMACEUTICAL MARKETING SERVICES INC.,

              THE SOLE STOCKHOLDER OF PMSI DATABASE HOLDINGS, INC.

                          DATED AS OF AUGUST 20, 1997

                               TABLE OF CONTENTS

                                                                                                PAGE
                                                                                                 ---
                                                CONTENTS
PARTIES....................................................................................       A-1 s
PREAMBLE...................................................................................         A-1

ARTICLE 1 -- PURCHASE AND SALE.............................................................         A-1
                      1.1    Purchase and Sale.............................................         A-1
                      1.2    Preliminary Balance Sheet.....................................         A-2
                      1.3    Closing Balance Sheet.........................................         A-2
                      1.4    Adjustment of Purchase Price..................................         A-3
                      1.5    Anti-Dilution Provisions......................................         A-4
                      1.6    Time and Place of Closing.....................................         A-5

ARTICLE 2 -- REPRESENTATIONS AND WARRANTIES OF PMSI DATABASE AND PMSI......................
                                                                                                    A-5
                      2.1    Organization, Standing, and Power.............................         A-5
                      2.2    Authority of PMSI Database; No Breach By Agreement............         A-5
                      2.3    Authority of PMSI; No Breach By Agreement.....................         A-6
                      2.4    Capital Stock.................................................         A-6
                      2.5    PMSI Database Subsidiaries....................................         A-7
                      2.6    Financial Statements..........................................         A-7
                      2.7    Absence of Undisclosed Liabilities............................         A-7
                      2.8    Absence of Certain Changes or Events..........................         A-7
                      2.9    Tax Matters...................................................         A-7
                     2.10    Assets........................................................         A-8
                     2.11    Intellectual Property.........................................         A-9
                     2.12    Compliance with Laws..........................................         A-9
                     2.13    Labor Relations...............................................        A-10
                     2.14    Employees and Employee Benefit Plans..........................        A-10
                     2.15    Material Contracts............................................        A-10
                     2.16    Real Property; Leased Real Property...........................        A-11
                     2.17    Personal Property.............................................        A-11
                     2.18    Legal Proceedings.............................................        A-11
                     2.19    Statements True and Correct...................................        A-12
                     2.20    Regulatory Matters............................................        A-12
                     2.22    Charter Provisions............................................        A-12
                     2.23    Opinion of Financial Advisor..................................        A-12
                     2.24    Board Recommendation..........................................        A-12
                     2.25    Joint Venture Interest........................................        A-12

ARTICLE 3 -- REPRESENTATIONS AND WARRANTIES OF NDC.........................................        A-13
                      3.1    Organization, Standing, and Power.............................        A-13
                      3.2    Authority; No Breach By Agreement.............................        A-13
                      3.3    Capital Stock.................................................        A-13
                      3.4    SEC Filings; Financial Statements.............................        A-14
                      3.5    Absence of Undisclosed Liabilities............................        A-14
                      3.6    Absence of Certain Changes or Events..........................        A-14
                      3.7    Compliance with Laws..........................................        A-14
                      3.8    Legal Proceedings.............................................        A-15
                      3.9    Statements True and Correct...................................        A-15

                                                                                                PAGE
                                                                                                 ---
                     3.10    Regulatory Matters............................................        A-15
                     3.11    Rights Agreement..............................................        A-15

ARTICLE 4 -- CONDUCT OF BUSINESS PENDING CONSUMMATION......................................        A-16
                      4.1    Affirmative Covenants of PMSI Database and PMSI...............        A-16
                      4.2    Negative Covenants of PMSI Database and PMSI..................        A-17
                      4.3    Covenants of NDC..............................................        A-19
                      4.4    Adverse Changes in Condition..................................        A-19
                      4.5    Reports.......................................................        A-19

ARTICLE 5 -- ADDITIONAL AGREEMENTS.........................................................        A-20
                      5.1    Registration Statement; PMSI Approval.........................        A-20
                      5.2    Exchange Listing..............................................        A-20
                      5.3    Applications; Antitrust Notification..........................        A-20
                      5.4    Agreement as to Efforts to Consummate.........................        A-20
                      5.5    Investigation and Confidentiality.............................        A-20
                      5.6    Press Releases................................................        A-21
                      5.7    Certain Actions...............................................        A-21
                      5.9    Charter Provisions............................................        A-21
                     5.10    Agreement of Affiliates.......................................        A-21
                     5.10    Employment of Employees.......................................        A-22
                     5.11    Tax Matters...................................................        A-22

ARTICLE 6 -- CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE.............................        A-23
                      6.1    Conditions to Obligations of Each Party.......................        A-23
                      6.2    Conditions to Obligations of NDC..............................        A-23
                      6.3    Conditions to Obligations of PMSI Database and PMSI...........        A-25

ARTICLE 7 -- INDEMNIFICATION...............................................................        A-26
                      7.1    Agreement of Indemnitor to Indemnify..........................        A-27
                      7.2    Procedures for Indemnification................................        A-27
                      7.3    Third Party Claims............................................        A-27
                      7.4    Survival......................................................        A-28
                      7.5    Time Limitations..............................................        A-28
                      7.6    Limitations as to Amount......................................        A-29
                      7.7    Tax Effect and Insurance......................................        A-29
                      7.8    Subrogation...................................................        A-29
                      7.9    Arbitration...................................................        A-29

ARTICLE 8 -- TERMINATION...................................................................        A-30
                      8.1    Termination...................................................        A-30
                      8.2    Effect of Termination.........................................        A-31

ARTICLE 9 -- MISCELLANEOUS.................................................................        A-31
                      9.1    Definitions...................................................        A-31
                      9.2    Expenses......................................................        A-30
                      9.3    Brokers and Finders...........................................        A-30
                      9.4    Entire Agreement..............................................        A-30
                      9.5    Amendments....................................................        A-30
                      9.6    Waivers.......................................................        A-30
                      9.7    Assignment....................................................        A-40
                      9.8    Notices.......................................................        A-40
                      9.9    Governing Law.................................................        A-41
                     9.10    Counterparts..................................................        A-41

                                                                                                PAGE
                                                                                                 ---
                     9.11    Captions; Articles and Sections...............................        A-41
                     9.12    Interpretations...............................................        A-41
                     9.13    Enforcement of Agreement......................................        A-41
                     9.14    Severability..................................................        A-41
SIGNATURES                   ..............................................................        A-42

                            STOCK PURCHASE AGREEMENT

    THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of August 20, 1997, by and among NATIONAL DATA CORPORATION ("NDC"), a Delaware corporation; PMSI DATABASE HOLDINGS, INC. ("PMSI Database"), a Delaware corporation; and PHARMACEUTICAL MARKETING SERVICES INC., a Delaware corporation and the sole stockholder of PMSI Database ("PMSI").

                                    PREAMBLE

    The respective Boards of Directors of PMSI Database, PMSI and NDC are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective stockholders. PMSI is the record and beneficial owner of all of the issued and outstanding shares of PMSI Database Common Stock (the "Shares"). PMSI desires to sell all of the Shares to NDC, and NDC desires to purchase the Shares from PMSI, upon the terms and subject to the conditions set forth in this Agreement. The transactions described in this Agreement are subject to the approvals of the stockholders of PMSI and PMSI Database, expiration of the required waiting period under the HSR Act, the consummation of the Agreement and Plan of Merger dated as of even date herewith by and among Source Informatics Inc. ("Source"), Dunkirk, Inc. and NDC (the "Source Agreement"), the consummation of the Source Transfer Agreement and the satisfaction of certain other conditions described in this Agreement.

    Certain terms used in this Agreement are defined in Section 9.1 of this Agreement.

    NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1
                               PURCHASE AND SALE

    1.1 PURCHASE AND SALE. Upon the terms and subject to the conditions of this Agreement, PMSI shall sell to NDC, and NDC shall purchase from PMSI, the Shares at the Closing (the "Stock Purchase"). The aggregate purchase price for the Shares is equal to (i) the Cash Amount and (ii)1,059,829 shares of NDC Common Stock (the "Base Amount");

    (a) At the Closing Date, the "Cash Amount" shall be equal to $6,500,000 less the adjustment, if any, made pursuant to Section 1.2(c) hereof.

    (b) In the event that the Average Closing Price at the close of trading on the tenth trading day immediately preceding the Closing Date (the "Determination Date") shall be greater than $50.50 (the "Upper Threshold Price"), the Base Amount shall be adjusted to equal that number of shares of NDC Common Stock (rounded to the nearest whole share) obtained by dividing the product of the Base Amount and the Upper Threshold Price by the Average Closing Price as of the Determination Date; provided further, that, in the event that the Average Closing Price on the Determination Date shall be less than $37.25 (the "Lower Threshold Price" and, together with the Upper Threshold Price, the "Threshold Prices"), the Base Amount may, at the sole discretion of NDC, and in accordance with the provisions of Section 8.1(h), be adjusted to equal that number of shares of NDC Common Stock (rounded to the nearest whole share) obtained by dividing the product of the Base Amount and the Lower Threshold Price by the Average Closing Price as of the Determination Date.

    (c) Pursuant to the NDC Rights Agreement, each share of NDC Common Stock issued in connection with the Stock Purchase shall be accompanied by a NDC Right.

    1.2  PRELIMINARY BALANCE SHEET.

    (a) PMSI will cause to be prepared and delivered to NDC a balance sheet for PMSI Database as of the most recent month ending more than ten days prior to the Closing Date (the "Preliminary Balance Sheet") and a certificate based on such Preliminary Balance Sheet setting forth PMSI's calculation of Working Capital, Current Assets and Current Liabilities as of such date ("Estimated Working Capital," "Estimated Current Assets" and "Estimated Current Liabilities," respectively). The Preliminary Balance Sheet shall (v) include only the assets, liabilities and stockholders' equity of the Acquired Business and the Joint Venture Interest, (x) fairly present the financial position of PMSI Database as at the close of business on such date in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the balance sheet of PMSI Database dated March 31, 1997 (the "PMSI Database Balance Sheet") previously delivered to NDC, (y) include no material increase in long-term indebtedness and include line items substantially consistent with those in the PMSI Database Balance Sheet, and (z) subject to the provisions of clause (x) above, be prepared in accordance with accounting policies and practices consistent with those used in the preparation of the PMSI Database Balance Sheet. As used herein, "Working Capital" shall mean the amount equal to Current Assets less Current Liabilities; "Current Assets" shall mean the amount equal to the sum of cash, accounts receivable (net of any reserves), inventories, prepaid expenses and work-in-process and any other assets classified as current assets under GAAP; and "Current Liabilities" shall mean the amount equal to the sum of accounts payable, accrued current liabilities of PMSI Database (other than the current portion of capitalized lease obligations), accrued sales commissions (but only as to revenues realized and included in the PMSI Database statements of income prior to such date), Accrued Bonuses, accrued vacation pay, current portion of long-term indebtedness and pre-billed revenues and any other liabilities classified as current liabilities under GAAP.

    (b) NDC shall have five (5) business days from the receipt of the Preliminary Balance Sheet and the calculation of Estimated Working Capital, Estimated Current Assets and Estimated Current Liabilities delivered pursuant to
Section 1.2(a) to review such statement and calculations and following such review such shall be final and binding upon the parties hereto.

    (c) If Estimated Current Assets are less than the product of 1.1659 times Estimated Current Liabilities (the amount of such difference referred to as, the "Estimated Working Capital Adjustment") as of the date of the Preliminary Balance Sheet, the Cash Amount payable by NDC pursuant to Section 1.1 shall be decreased by the Estimated Working Capital Adjustment.

    1.3  CLOSING BALANCE SHEET.

    (a) As promptly as practicable, but not later than 30 days after the Closing Date, NDC will cause to be prepared and delivered to PMSI a balance sheet for PMSI Database as of the Closing Date (the "Closing Balance Sheet") setting forth NDC's calculation of Working Capital, Current Assets and Current Liabilities as of the Closing Date (the "Closing Working Capital," "Closing Current Assets" and "Closing Current Liabilities," respectively). The Closing Balance Sheet shall
(v) include only the assets, liabilities and stockholders' equity of the Acquired Business and the Joint Venture Interest (x) fairly present the financial position of PMSI Database as at the close of business on the Closing Date in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the PMSI Database Balance Sheet, (y) include no material increase in long-term indebtedness and include line items substantially consistent with those in the PMSI Database Balance Sheet, and (z) subject to the provisions of clause (x) above, be prepared in accordance with accounting policies and practices consistent with those used in the preparation of the PMSI Database Balance Sheet.

    (b) The Closing Balance Sheet and the calculation of Closing Working Capital, Closing Current Assets and Closing Current Liabilities delivered pursuant to Section 1.3(a) shall be deemed final upon the earliest of (i) the date on which NDC and PMSI jointly agree that such documents are final, (ii) the 30th day after delivery of such documents pursuant to Section 1.3(a), if PMSI has not delivered a notice to NDC expressing disagreement with such calculations and setting forth its calculation of such amount(s), and (iii) the date on which all disputes relating to such statements and calculations between the parties are resolved in accordance with
Section 1.3(c). If PMSI delivers a notice of disagreement pursuant to this
Section 1.3(b) it shall specify those items or amounts as to which it disagrees, and it shall be deemed to have agreed with all other items and amounts contained in the Closing Balance Sheet and the calculation of Closing Working Capital delivered pursuant to Section 1.3(a) (except to the extent resolution of the items or amounts to which it expresses disagreement requires conforming changes to other items and amounts contained in the Closing Balance Sheet or the calculation of Closing Working Capital).

    (c) If PMSI shall deliver a notice of disagreement pursuant to Section 1.3(b), PMSI and NDC shall, during the 30 days following such delivery, use their reasonable efforts to reach agreement on the disputed items or amounts (the "Disputed Amounts"). If, during such period, PMSI and NDC are unable to reach such agreement, they shall promptly thereafter cause Price Waterhouse LLP (or if said firm shall have a conflict due to a relationship with NDC, PMSI, or any of their respective Subsidiaries or shall be unwilling to act thereunder, such other independent accountants of nationally recognized standing reasonably satisfactory to NDC and PMSI who shall not have any material relationship with NDC or PMSI), promptly to review this Agreement, the documents delivered pursuant to Section 1.3(a) and any other documents necessary to calculate the Disputed Amounts (including all work papers of the parties used in calculating the Disputed Amounts). In making such calculation, such independent accountants shall act as experts and not arbitrators and shall consider only the Disputed Amounts, solely in accordance with the terms of this Agreement. Such independent accountants shall deliver to PMSI and NDC, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon PMSI and NDC. The cost of such review and report shall be borne (i) by PMSI if the difference between Closing Working Capital shown in the independent accountant's calculation and PMSI's calculation of Closing Working Capital delivered pursuant to Section 1.3(b) is greater than the difference between Closing Working Capital shown in the independent accountant's calculation and NDC's calculation of Closing Working Capital delivered pursuant to Section 1.3(a), (ii) by NDC if the difference between Closing Working Capital shown in the independent accountant's calculation and PMSI's calculation of Closing Working Capital delivered pursuant to Section 1.3(b) is less than the difference between Closing Working Capital shown in the independent accountant's calculation and NDC's calculation of Closing Working Capital delivered pursuant to Section 1.3(a), and (iii) otherwise equally by PMSI and NDC.

    (d) PMSI and NDC agree that they will, and will cause their respective independent accountants and PMSI Database to, cooperate and assist in the preparation of the Closing Balance Sheet and the calculation of Closing Working Capital, Closing Current Assets and Closing Current Liabilities and in the conduct of the reviews referred to in this Section 1.3, including, without limitation, making available, to the extent necessary, relevant books, records, working papers, analyses and schedules, and permitting representatives of the parties to consult with the respective employees, auditors, actuaries, attorneys and agents of PMSI Database.

    1.4  ADJUSTMENT OF PURCHASE PRICE.

    (a) Subject to Section 1.4(c) below,

        (i) If Final Current Assets are less than the product of 1.1659 times Final Current Liabilities (the amount of such shortfall referred to as, the "Final Working Capital Deficit"), then PMSI shall pay to NDC in cash, as an adjustment to the Purchase Price, the Final Working Capital Deficit, plus any amount owing to NDC pursuant to Section 1.4(b) below.

        (ii) If Final Current Assets are greater than the product of 1.1659 times Final Current Liabilities (the amount of such surplus referred to as, the "Final Working Capital Surplus"), then NDC shall pay to PMSI in cash, as an adjustment to the Purchase Price, the Final Working Capital Surplus.

    (iii) "Final Working Capital," "Final Current Assets" and "Final Current Liabilities" mean such amounts (A) as shown in NDC's calculation delivered pursuant to Section 1.3(a), if no notice of disagreement with respect thereto is duly delivered pursuant to Section 1.3(b); or (B) if such a notice of disagreement is delivered, (1) as agreed by NDC and PMSI pursuant to Section 1.3(b) or (2) in the absence of such agreement, as shown in the independent accountant's calculation delivered pursuant to Section 1.3(c); PROVIDED that, in no event shall Final Working Capital be (A) more than PMSI's calculation of Closing Working Capital delivered pursuant to Section 1.3(b), if any, or (B) less than the lesser of NDC's calculation of Closing Working Capital delivered pursuant to Section 1.3(a) or PMSI's calculation of Closing Working Capital delivered pursuant to Section 1.3(b), if any.

    (b) (i) If Total Current Assets are less than the product of 0.9975 times Total Current Liabilities (the "Total Working Capital Deficit"), then PMSI shall pay to NDC in cash, as a further adjustment to the Purchase Price, an amount equal to the Current Asset Allocation Amount.

        (ii) If Total Current Assets are greater than the product of 0.9975 times Total Current Liabilities (the "Total Working Capital Surplus"), then NDC shall pay to PMSI in cash, as a further adjustment to the Purchase Price, an amount equal to the Current Asset Allocation Amount.

        (iii) As used herein, "Total Current Assets" shall mean the amount equal to the sum of Final Current Assets in this Agreement and Final Current Assets calculated pursuant to the Source Agreement; "Total Current Liabilities" shall mean the amount equal to the sum of Final Current Liabilities in this Agreement and Final Current Liabilities calculated pursuant to the Source Agreement; "Current Asset Allocation Amount" shall mean the amount equal to the product of (A) the quotient of Final Current Assets in this Agreement divided by Total Combined Assets multiplied by (B) the Total Working Capital Deficit or Total Working Capital Surplus, as the case may be; and "Total Combined Assets" shall mean the amount equal to the sum of Final Current Assets in this Agreement and Final Current Assets calculated pursuant to the Source Agreement.

    (c) For purposes of any adjustments to the Purchase Price made pursuant to this Section, the parties shall take into account any adjustment made to the Purchase Price at Closing pursuant to Section 1.2(c) hereof.

    (d) Any payment pursuant to Section 1.4(a) shall be made at a mutually convenient time and place within ten days after Final Working Capital, Final Current Assets and Final Current Liabilities have been determined by delivery by NDC or PMSI, as the case may be, of one or more certified or official bank checks payable in immediately available funds to the appropriate party or parties or by causing such payments to be credited to such account of the appropriate party or parties as may be designated by such other party or parties.

    (e) Any payment pursuant to Section 1.4(b) shall be made at a mutually convenient time and place within ten days after Current Asset Allocation Amount has been determined by delivery by NDC or PMSI, as the case may be, of one or more certified or official bank checks payable in immediately available funds to the appropriate party or parties or by causing such payments to be credited to such account of the appropriate party or parties as may be designated by such other party or parties.

    (f) The amount of any payment to be made pursuant to Sections 1.4(a) and (b) shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the Prime Rate determined as of the Closing Date. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.

    1.5 ANTI-DILUTION PROVISIONS. In the event NDC changes the number of shares of NDC Common Stock issued and outstanding prior to the Closing Date as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Closing Date, the Base Amount shall be proportionately adjusted.

    1.6 TIME AND PLACE OF CLOSING. The closing of the transactions contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date that the Closing Date occurs (or the immediately preceding day if the Closing Date is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

                                   ARTICLE 2
            REPRESENTATIONS AND WARRANTIES OF PMSI DATABASE AND PMSI

    PMSI and PMSI Database, jointly and severally, hereby represent and warrant to NDC as follows:

    2.1 ORGANIZATION, STANDING, AND POWER. PMSI Database is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on the Acquired Business as now and previously conducted by PMSI and to own, lease and operate the Acquired Assets. PMSI Database is, or will be prior to Closing, duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of the Acquired Assets or the nature or conduct of the Acquired Business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a PMSI Database Material Adverse Effect. The minute book and other organizational documents for PMSI Database have been made available to NDC for its review and, except as disclosed in Section 2.1 of the PMSI Database Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and stockholders thereof. The minute books of PMSI as such relate to PMSI Database, the Acquired Business, the Acquired Assets and the Joint Venture Interest have been made available to NDC for its review.

    2.2  AUTHORITY OF PMSI DATABASE; NO BREACH BY AGREEMENT.

    (a) PMSI Database has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and, subject to receipt of stockholder approval, to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Stock Purchase, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of PMSI Database, subject to the adoption of this Agreement by PMSI, as the sole stockholder of PMSI Database. Subject to such requisite stockholder approval, this Agreement represents a legal, valid, and binding obligation of PMSI Database, enforceable against PMSI Database in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

    (b) Neither the execution and delivery of this Agreement by PMSI Database, nor the consummation by PMSI Database of the transactions contemplated hereby, nor compliance by PMSI Database with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of PMSI Database's Certificate of Incorporation or Bylaws or any resolution adopted by the board of directors or stockholder of PMSI Database, or (ii) except as disclosed in
Section 2.2 of the PMSI Database Disclosure Memorandum and, subject to receipt of the requisite Consents referred to in Sections 6.1(b) and 6.1(c), constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Acquired Asset under, any Acquired Contract or Acquired Permit.

    (c) Other than in connection or compliance with the provisions of applicable state corporate and securities Laws and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, no notice to, filing with, or Consent of, any Regulating Authority is necessary for the consummation by PMSI Database of the Stock Purchase and the other transactions contemplated in this Agreement, or necessary for the consummation by PMSI Database and PMSI of the Contribution.

    2.3  AUTHORITY OF PMSI; NO BREACH BY AGREEMENT.

    (a) PMSI has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and, subject to receipt of stockholder approval, to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Stock Purchase, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of PMSI, subject to the adoption of this Agreement by the stockholders of PMSI. Subject to such requisite stockholder approval, this Agreement represents a legal, valid, and binding obligation of PMSI, enforceable against PMSI in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

    (b) Neither the execution and delivery of this Agreement by PMSI, nor the consummation by PMSI of the transactions contemplated hereby, nor compliance by PMSI with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of PMSI Database's Certificate of Incorporation or Bylaws, or (ii) conflict with or result in a breach of any provision of PMSI's Certificate of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any Subsidiary of PMSI, or (iii) except as disclosed in Section 2.3 of the PMSI Database Disclosure Memorandum and, subject to receipt of the requisite Consents referred to in Sections 6.1(b) and 6.1(c), constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Acquired Asset under, any Acquired Contract or Acquired Permit.

    (c) Other than in connection or compliance with the provisions of the applicable state corporate and securities Laws and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, no notice to, filing with, or Consent of, any Regulatory Authority is necessary for the consummation by PMSI of the transactions contemplated in this Agreement.

    2.4  CAPITAL STOCK.

    (a) The authorized capital stock of PMSI Database consists of 1,000 shares of PMSI Database Common Stock, of which 100 shares are issued and outstanding as of the date of this Agreement and at the Closing Date. All of the issued and outstanding shares of capital stock of PMSI Database are duly and validly issued and outstanding and are fully paid and nonassessable under the DGCL. None of the outstanding shares of capital stock of PMSI Database has been issued in violation of any preemptive rights of the current or past stockholders of PMSI Database.

    (b) Except as set forth in Section 2.4(a), there are no shares of capital stock or other equity securities of PMSI Database outstanding and no outstanding Equity Rights relating to the capital stock of PMSI Database. As of the date of this Agreement, a Subsidiary of PMSI owns, and, as of the Closing Date, PMSI will own, all right, title and interest (legal and beneficial) in and to all of the issued and outstanding shares of PMSI Database's capital stock free and clear of all Liens. Except as specifically contemplated by this Agreement, no Person has any Contract or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract for the purchase from PMSI of any of the shares of PMSI Database's capital stock, or any Contract or Equity Right for the purchase, subscription or issuance of any securities of PMSI Database.

    2.5  PMSI DATABASE SUBSIDIARIES.  PMSI Database has no Subsidiaries.

    2.6 FINANCIAL STATEMENTS. Each of the OTC Financial Statements (including, in each case, any related notes) was prepared in accordance with GAAP applied on a consistent basis as of and for the periods involved (except as may be indicated in the notes to such financial statements), and fairly presented in all material respects the financial position of the Acquired Business as of their respective dates and the results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect. Except as set forth on
Section 2.6 of the PMSI Database Disclosure Memorandum, the Acquired Business has no liabilities or obligations (secured or unsecured, whether accrued, absolute, direct, indirect, contingent or otherwise, and whether due or to become due) which are not fully and adequately accrued or reserved against in the OTC Financial Statements, as of their respective dates, in accordance with GAAP consistently applied. Further, the OTC Balance Sheet only includes the Acquired Assets and the Assumed Liabilities relating to the Acquired Business and does not include (i) Retained Liabilities, (ii) domestic income tax assets or liabilities, (iii) recorded goodwill, and (iv) deferred gains on sale and lease-back transactions. The Statements of Income are those of the Acquired Business and the Acquired Assets and do not include revenue, expenses or income tax of PMSI or any other Assets of PMSI or the Joint Venture Interest.

    2.7 ABSENCE OF UNDISCLOSED LIABILITIES. At the Closing, PMSI Database will have no Liabilities other than the Assumed Liabilities and the Liabilities set forth in Section 2.7 of the PMSI Database Disclosure Memorandum. None of the Assumed Liabilities or those Liabilities set forth in Section 2.7 of the PMSI Database Disclosure Memorandum are reasonably likely to have, individually or in the aggregate, a PMSI Database Material Adverse Effect.

    2.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 1997, except as disclosed in the OTC Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 2.8 of the PMSI Database Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a PMSI Database Material Adverse Effect, (ii) neither PMSI Database nor PMSI has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of PMSI Database and PMSI provided in Article 4.

    2.9  TAX MATTERS.

    (a) All Tax Returns required to be filed by or on behalf of PMSI Database or PMSI on behalf of or including the Acquired Business have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before June 30, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Closing Date, and all such Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination or deficiency or refund Litigation with respect to any Taxes, except as reserved against in the PMSI Database Financial Statements or as disclosed in Section 2.9 of the PMSI Database Disclosure Memorandum for which PMSI Database could be found responsible. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Acquired Assets, except for any such Liens which are not reasonably likely to have a PMSI Database Material Adverse Effect.

    (b) PMSI has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due with respect to the Acquired Business or the Acquired Assets (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) or with respect to the filing of any Tax Return including the Acquired Business that is currently in effect.

    (c) The provision for any Taxes due or to become due for the Acquired Business and the Acquired Assets for the period or periods through and including the date of the respective PMSI Database Financial Statements that has been made and is reflected on such PMSI Database Financial Statements is sufficient to cover all such Taxes.

    (d) Deferred Taxes of PMSI Database reflected on the PMSI Database Financial Statements have been provided for in accordance with GAAP.

    (e) PMSI Database is not a party to any Tax allocation or sharing agreement and PMSI Database has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common PMSI of which was PMSI Database or PMSI) that has any Liability for Taxes of any Person (other than PMSI Database) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

    (f) PMSI Database and PMSI with respect to the Acquired Business and the Acquired Assets are in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with in all material respects, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

    (g) Except as disclosed in Section 2.9 of the PMSI Database Disclosure Memorandum, PMSI Database and PMSI with respect to the Acquired Business and the Acquired Assets have not made any payments, are not obligated to make any payments, and are not a party to any Contract that could obligate either of them to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

    2.10  ASSETS.

    (a) Except as disclosed in Section 2.10 of the PMSI Database Disclosure Memorandum or as disclosed or reserved against in the OTC Financial Statements delivered prior to the date of this Agreement and except for the Contracts set forth in Sections 2.2 and 2.3 of the PMSI Database Disclosure Memorandum, PMSI Database currently has, good, valid and marketable title, free and clear of all Liens, to all of the Acquired Assets. All tangible properties that are material to the conduct of the Acquired Business are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with PMSI's past practices with respect to the Acquired Business.

    (b) The Acquired Assets and the Acquired Business are insured under various policies of general liability and other forms of insurance, which policies are in amounts adequate in the reasonable judgment of PMSI and PMSI Database. Neither PMSI nor PMSI Database has been refused any insurance, with respect to the Acquired Assets or the Acquired Business, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five (5) years. There are no outstanding requirements or recommendations by any current insurer or underwriter with respect to the Acquired Business or the Acquired Assets which require or recommend changes in the conduct of the Acquired Business, or require any repairs or other work to be done with respect to any of the Acquired Assets or operations of the Acquired Business.

    (c) The Acquired Assets include all rights, properties, interests in properties, and assets necessary to permit NDC to carry on the Acquired Business as presently conducted by PMSI and PMSI Database.

    2.11 INTELLECTUAL PROPERTY. Section 2.11 of the PMSI Database Disclosure Memorandum is a complete and accurate list of all Acquired Intellectual Property, containing a brief description of all governmental registrations or applications for governmental registrations of each such item and the nature of PMSI Database's interest therein. PMSI Database owns or has a license to use all of the Acquired Intellectual Property. PMSI Database is the owner of or has a license to any Acquired Intellectual Property sold or licensed to a third party by PMSI Database, and PMSI Database has the right to convey by sale or license any Acquired Intellectual Property so conveyed. PMSI Database is not in Default under any of its Acquired Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of PMSI Database and PMSI threatened, which challenge the rights of PMSI or PMSI Database with respect to Acquired Intellectual Property used, sold or licensed by PMSI or PMSI Database in the course of the Acquired Business, nor has any person claimed or alleged any rights to such Acquired Intellectual Property. The conduct of the Acquired Business does not infringe any Intellectual Property of any other person. Except as disclosed in Section 2.11 of the PMSI Database Disclosure Memorandum, neither PMSI nor PMSI Database is obligated to pay any recurring royalties to any Person with respect to any Acquired Intellectual Property. Except as disclosed in
Section 2.11 of the PMSI Database Disclosure Memorandum, every Employee is a party to a Contract which requires such Person to assign any interest in any Intellectual Property to PMSI which rights have been assigned to PMSI Database and to keep confidential any trade secrets, proprietary data, customer information, or other business information of the Acquired Business, and no such Employee is party to any Contract with any Person other than PMSI which requires such Employee to assign any interest in any Intellectual Property developed while in the employ of PMSI to any Person other than PMSI or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any Person other than PMSI. Except as disclosed in
Section 2.11 of the PMSI Database Disclosure Memorandum, no Employee is party to any Contract which restricts or prohibits such Employee from engaging in activities competitive with any Person, including PMSI and PMSI Database, in each case with respect to the Acquired Business. All material items of the Acquired Intellectual Property and the material registrations, applications, and agreements related thereto will be legally assigned to PMSI Database, subject to the consent of any third party as set forth in Section 2.11 of the PMSI Database Disclosure Memorandum.

    2.12 COMPLIANCE WITH LAWS. PMSI or PMSI Database has in effect all Acquired Permits. The Acquired Permits include all Permits necessary for PMSI Database to own, lease, or operate the Acquired Assets and to carry on the Acquired Business as now conducted, and there has occurred no Default under any such Acquired Permit and, except as set forth in Section 2.12 of the PMSI Database Disclosure Memorandum, all right in and to such Acquired Permits has been legally transferred to PMSI Database and did not require the consent of any third party. Except as disclosed in Section 2.12 of the PMSI Database Disclosure Memorandum, neither PMSI nor PMSI Database:

        (a) is in Default under any of the provisions of its Certificate of Incorporation or Bylaws (or other governing instruments);

        (b) is in Default under any Laws, Orders, or Acquired Permits applicable to the Acquired Business or the Employees; or

        (c) since January 1, 1993, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that PMSI Database or PMSI with respect to the Acquired Business is not in compliance in any material respect with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Acquired Permits, or (iii) requiring PMSI with respect to the Acquired Business or PMSI Database to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking.

Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority relating to the Acquired Business or the Acquired Assets have been made available to NDC.

    2.13  LABOR RELATIONS.  PMSI Database and PMSI have disclosed in Section
2.13 of the PMSI Database Disclosure Memorandum all employees of the Acquired Business (the "Employees"). With respect to the Acquired Business, PMSI and PMSI Database are not the subject of any Litigation asserting that they have committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel them to bargain with any labor organization as to wages or conditions of employment, nor is PMSI Database, or PMSI with respect to the Acquired Business, a party to any collective bargaining agreement, nor is there any strike or other labor dispute involving the Acquired Business, pending or threatened, or to the Knowledge of PMSI and PMSI Database, is there any activity involving the Employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

    2.14  EMPLOYEES AND EMPLOYEE BENEFIT PLANS.

    (a) Neither PMSI Database nor any ERISA Affiliate of PMSI Database currently or within the 6 years preceding the Closing Date, has maintained, sponsored in whole or in part, or contributed to any plan or arrangement which is a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) or which is a multiemployer plan within the meaning of Section 3(37) of ERISA. For purposes of this Section 2.14, "ERISA Affiliate" shall mean any entity which is considered one employer with PMSI Database under Section 4001 of ERISA or
Section 414 of the Internal Revenue Code.

    (b) All PMSI Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a PMSI Database Material Adverse Effect.

    (c) PMSI Database will not have had any employees prior to Closing.

    2.15 MATERIAL CONTRACTS. Section 2.15 of the PMSI Database Disclosure Memorandum contains a true and correct list, and (if oral) summary description, of all PMSI Database Contracts (as defined below). Except as contemplated hereunder and except as disclosed in Section 2.15 of the PMSI Database Disclosure Memorandum or otherwise reflected in the OTC Financial Statements or the PMSI Database Balance Sheet, neither PMSI Database, nor PMSI with respect to the Acquired Business and the Joint Venture Interest, nor any of the Acquired Assets, the Acquired Business, or the related operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract, (ii) any Contract relating to the borrowing of money by PMSI Database, or PMSI with respect to the Acquired Business or the Joint Venture Interest, or the guarantee by PMSI Database, or PMSI with respect to the Acquired Business or the Joint Venture Interest, of any such obligation (other than Contracts evidencing trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business),
(iii) any Contract which prohibits or restricts PMSI Database, or PMSI with respect to the Acquired Business or the Joint Venture Interest, from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among PMSI Database and PMSI or any Affiliate of PMSI Database or PMSI, (v) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with customers and "shrink-wrap" software licenses), (vi) any Contract relating to the provision of data processing, network communication, or other technical services to or by PMSI Database, or PMSI with respect to the Acquired Business or the Joint Venture Interest, (vii) any Contract relating to the purchase or sale of any goods or services including customer contracts (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract not in excess of $50,000),
(viii) real property leases and (ix) all Contracts referred to in Section 2.17(b) as of the date of this Agreement (together referred to as the "PMSI Database Contracts"). Except as set forth in Sections 2.2 and 2.3 of the PMSI Database Disclosure Memorandum, with respect to each PMSI Database

Contract and except as disclosed in Section 2.15 of the PMSI Database Disclosure
Memorandum: (i) the Contract is in full force and effect; (ii) neither PMSI Database nor PMSI is in Default thereunder; (iii) neither PMSI Database nor PMSI has repudiated or waived any material provision of any such Contract; (iv) no other party to any such Contract is, to the Knowledge of PMSI Database and PMSI, in Default in any respect or has repudiated or waived any material provision thereunder; (v) there exists no actual, or to the Knowledge of PMSI or PMSI Database, threatened, cancellation, termination, or limitation of, or any material amendment, modification, or change to any Contract; (vi) neither PMSI Database nor PMSI has received formal notice that any party to a PMSI Database Contract will not renew such Contract at the end of its existing term; and (vii) no PMSI Database Contract requires consent for assignment in connection with the transactions contemplated by this Agreement including the Contribution. All of the indebtedness of PMSI Database for money borrowed is prepayable at any time by PMSI Database without penalty or premium.

    2.16 REAL PROPERTY; LEASED REAL PROPERTY. PMSI Database does not own or lease any real property that is used or will be used in the Acquired Business.

    2.17  PERSONAL PROPERTY.

    (a) Section 2.17(a) of the PMSI Database Disclosure Memorandum contains a substantially true and correct list of all equipment (excluding items of equipment having a value of less than $50,000 individually) as of the date hereof that will be included in the Acquired Assets.

    (b) Section 2.17(b) of the PMSI Database Disclosure Memorandum contains a substantially true and correct list of all Acquired Personal Property (except miscellaneous leases of property having a value of less than $20,000 individually) leased by PMSI or PMSI Database. True and correct copies of the lease for each item listed in Section 2.17(b) of the PMSI Database Disclosure Memorandum and any amendments, extensions, and renewals thereof have heretofore been furnished to NDC. Each of such leases is in effect, and PMSI and PMSI Database have neither received nor sent written notice or other written correspondence that indicates the existence of Material default under any such lease, except for defaults subsequently cured or waived prior to the date of this Agreement. No rights of PMSI or PMSI Database under any of such leases have been assigned or otherwise transferred as security for any obligation of PMSI or PMSI Database other than to the lessor under a lease to secure PMSI's or PMSI Database's obligations under such lease. Except as described in Section 2.17(b) of the PMSI Database Disclosure Memorandum, all such leases are fully assignable without the consent of any third party.

    (c) Section 2.17(c) of the PMSI Database Disclosure Memorandum contains a substantially true and correct list of all Acquired Personal Property (except personal property having a value of less than $20,000 individually) owned by PMSI Database. All Acquired Personal Property that is material to the conduct of the Acquired Business is in good condition, reasonable wear and use excepted, and are usable in the ordinary course of business consistent with PMSI's past practices.

    2.18 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of PMSI and PMSI Database, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against PMSI Database or PMSI with respect to the Acquired Business, or against any director, employee or employee benefit plan of PMSI or PMSI Database, or against any Acquired Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a PMSI Database Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against PMSI Database or PMSI with respect to the Acquired Business and Acquired Assets that are reasonably likely to have, individually or in the aggregate, a PMSI Database Material Adverse Effect. Section 2.18 of the PMSI Database Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which PMSI Database is a party, or to which PMSI with respect to the Acquired Business is a party and which names such as a defendant or cross-defendant or for which PMSI Database, the Acquired Business or the Acquired Assets has any potential Liability.

    2.19 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by PMSI or PMSI Database or any Affiliate thereof for inclusion in the Registration Statement to be filed by NDC with the SEC will, when the Registration Statement becomes effective, include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by PMSI or PMSI Database or any Affiliate thereof for inclusion in any documents to be filed by PMSI or PMSI Database or any Affiliate thereof with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that PMSI or PMSI Database or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

    2.20 REGULATORY MATTERS. Neither PMSI Database, PMSI nor any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 6.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

    2.21 CHARTER PROVISIONS. PMSI, as the sole stockholder of PMSI Database, and PMSI Database have taken all reasonable action so that the entering into of this Agreement and the consummation of the Stock Purchase and the other transactions contemplated by this Agreement, except as set forth herein, do not and will not result in the grant of any rights to any Person under the Certificate of Incorporation, Bylaws or other governing instruments of PMSI Database or restrict or impair the ability of NDC or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of PMSI Database that may be directly or indirectly acquired or controlled by them.

    2.22 OPINION OF FINANCIAL ADVISOR. PMSI or PMSI Database has received the opinion of Cowen & Company, dated the date of this Agreement, to the effect that the consideration to be received in the Stock Purchase and pursuant to the Source Transfer Agreement by PMSI is fair, from a financial point of view, to PMSI.

    2.23 BOARD RECOMMENDATION. The Board of Directors of PMSI Database and PMSI, at meetings duly called and held, have by unanimous vote of the directors present and voting (who constituted all of the directors then in office other than those directors who abstained from voting because of a conflict of interest) (i) determined that this Agreement and the transactions contemplated hereby, including the Stock Purchase and the transactions contemplated thereby, taken together, are fair to and in the best interests of the stockholders of PMSI, and PMSI, as the sole stockholder of PMSI Database, and (ii) resolved to recommend that the holders of the shares of PMSI and PMSI, as the sole stockholder of PMSI Database, adopt this Agreement.

    2.24 JOINT VENTURE INTEREST. The Amended and Restated Alphabase Data License Agreement is in full force and effect and, subject to receipt by PMSI Database of the Consents set forth in Sections 2.2 and 2.3 of the PMSI Database Disclosure Memorandum, PMSI Database owns all right, title and interest in the Joint Venture Interest free and clear of any Liens.

                                   ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF NDC

    NDC hereby represents and warrants to PMSI Database and PMSI as follows:

    3.1 ORGANIZATION, STANDING, AND POWER. NDC is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. NDC is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a NDC Material Adverse Effect.

    3.2  AUTHORITY; NO BREACH BY AGREEMENT.

    (a) NDC has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Stock Purchase, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of NDC. This Agreement represents a legal, valid, and binding obligation of NDC, enforceable against NDC in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

    (b) Neither the execution and delivery of this Agreement by NDC, nor the consummation by NDC of the transactions contemplated hereby, nor compliance by NDC with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of NDC's Certificate of Incorporation or Bylaws or any resolution adopted by the Board of Directors or stockholders of NDC, or (ii) subject to receipt of the requisite Consents referred to in Section 6.1(b), constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any NDC Entity under, any Contract or Permit of any NDC Entity.

    (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NYSE, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by NDC of the Stock Purchase and the other transactions contemplated in this Agreement.

    3.3  CAPITAL STOCK.

    (a) The authorized capital stock of NDC consists of (i) 100,000,000 shares of NDC Common Stock, of which 26,629,947 shares are issued and outstanding as of August 18, 1997, and (ii) 1,000,000 shares of NDC Preferred Stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of NDC Capital Stock are, and all of the shares of NDC Common Stock to be issued in exchange for shares of PMSI Database Common Stock upon consummation of the Stock Purchase, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the DGCL. None of the outstanding shares of NDC Capital Stock has been, and none of the shares of NDC Common Stock to be issued in exchange for shares of PMSI Database Common Stock upon consummation of the Stock Purchase will be, issued in violation of any preemptive rights of the current or past stockholders of NDC.

    (b) Except as set forth in Section 3.3(a), or as provided pursuant to the NDC Rights Agreement, or as disclosed in Section 3.3(b) of the NDC Disclosure Memorandum, there are no shares of capital stock or other equity securities of NDC outstanding and no outstanding Equity Rights relating to the capital stock of NDC.

    3.4  SEC FILINGS; FINANCIAL STATEMENTS.

    (a) NDC has timely filed and made available to PMSI Database all SEC Documents required to be filed by NDC since May 31, 1993 (the "NDC SEC Reports"). The NDC SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such NDC SEC Reports or necessary in order to make the statements in such NDC SEC Reports, in light of the circumstances under which they were made, not misleading. No NDC Subsidiary is required to file any SEC Documents.

    (b) Each of the NDC Financial Statements (including, in each case, any related notes) contained in the NDC SEC Reports, including any NDC SEC Reports filed after the date of this Agreement until the Closing Date, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of NDC and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

    3.5 ABSENCE OF UNDISCLOSED LIABILITIES. No NDC Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, a NDC Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of NDC as of May 31, 1996 and February 28, 1997, included in the NDC Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No NDC Entity has incurred or paid any Liability since February 28, 1997, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a NDC Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

    3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since February 28, 1997, except as disclosed in the NDC Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 3.6 of the NDC Disclosure Memorandum, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a NDC Material Adverse Effect, and (ii) the NDC Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of NDC provided in Article 7.

    3.7 COMPLIANCE WITH LAWS. Each NDC Entity has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit. Except as disclosed in Section 3.7 of the NDC Disclosure Memorandum, none of the NDC Entities:

        (a) is in Default under its Certificate of Incorporation or Bylaws (or other governing instruments); or

        (b) is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business; or

        (c) since January 1, 1993, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any NDC Entity is not in compliance in any material respect with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, or (iii) requiring any NDC Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business.

    3.8 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of NDC, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any NDC Entity, or against any director, employee or employee benefit plan of any NDC Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a NDC Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any NDC Entity, that are reasonably likely to have, individually or in the aggregate, a NDC Material Adverse Effect.

    3.9 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any NDC Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed by NDC or in the proxy statement to be filed by PMSI with the SEC, will include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading, with respect to the Registration Statement, on the date such Registration Statement becomes effective, and with respect to the proxy statement as of its date. None of the information supplied or to be supplied by any NDC Entity or any Affiliate thereof for inclusion in any documents to be filed by any NDC Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any NDC Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

    3.10 REGULATORY MATTERS. No NDC Entity or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 6.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

    3.11 RIGHTS AGREEMENT. Execution of this Agreement and consummation of the Stock Purchase and the other transactions contemplated by this Agreement will not result in the grant of any rights to any Person under the NDC Rights Agreement (other than as contemplated by Section 1.1) or enable or require the NDC Rights to be exercised, distributed or triggered.

                                   ARTICLE 4
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

    4.1  AFFIRMATIVE COVENANTS OF PMSI DATABASE AND PMSI.

    (a) Subject to the Consents set forth in Sections 2.3 and 2.4 of the PMSI Database Disclosure Memorandum, PMSI has, or shall have prior to Closing, assigned, transferred, conveyed, and delivered to PMSI Database, and PMSI Database has, or shall have prior to Closing, acquired, and accepted from PMSI, all of the right, title, and interest of PMSI in and to the Acquired Assets and the Joint Venture Interest, free and clear of any and all Liens.

    (b) The "Acquired Assets" shall consist of all of the right, title, and interest of PMSI and PMSI Database in and to all of the following Assets, as the same shall exist at the Closing Date, which shall be delivered free and clear of any and all Liens:

        (i) The Personal Property primarily utilized in the Acquired Business (the "Acquired Personal Property");

        (ii) The Intellectual Property primarily utilized in the Acquired Business (the "Acquired Intellectual Property");

       (iii) The Contracts primarily utilized in the Acquired Business (the "Acquired Contracts");

        (iv) The Accounts Receivable relating to the Acquired Business (the "Acquired Accounts Receivable");

        (v) The Permits primarily utilized in the Acquired Business (the "Acquired Permits"); and

        (vi) The Other Assets primarily utilized in the Acquired Business (the "Acquired Other Assets").

    (c) Prior to Closing, as partial consideration for the Contribution, PMSI Database shall assume responsibility for the performance and satisfaction of the Assumed Liabilities. PMSI Database shall not assume responsibility for, and PMSI will remain obligated with respect to, the Retained Liabilities.

    (d) From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement, unless the prior written consent of NDC shall have been obtained, and except as otherwise expressly contemplated herein, either PMSI shall, or shall cause PMSI Database to, (i) operate the Acquired Business and the Joint Venture Interest only in the usual, regular, and ordinary course as previously operated by PMSI, (ii) use its reasonable efforts to preserve intact the business organization of the Acquired Business and the Acquired Assets and maintain its rights and franchises with respect to the Acquired Business and the Joint Venture Interest; (iii) maintain the Acquired Assets in their present order and condition, reasonable wear and use excepted, and maintain all policies of insurance covering the Acquired Assets in amounts and on terms substantially equivalent to those in effect on the date hereof;
(iv) take all steps reasonably necessary to maintain the Acquired Intellectual Property and other intangible assets of the Acquired Business and the Joint Venture Interest; (v) use reasonable best efforts to preserve the goodwill and patronage of its customers, Employees, suppliers and others having a business relationship with the Acquired Business and the Joint Venture Interest; and (vi) take no action which would (A) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 6.1(b) or 6.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

    (e) Prior to or contemporaneous with the Closing, pursuant to the Source Transfer Agreement, the terms and conditions of which will have been approved by NDC, PMSI shall acquire (i) Source's business operated in Europe as of the Closing Date (the "European Business"), (ii) all of the shares of PMSI held by Source or any Subsidiary of Source (the "Divestiture"), and (iii) all of the stock of the Source Divestiture Subsidiaries. In connection with the Divestiture, PMSI shall obtain a release of all obligations of Source under the European Contracts.

    (f) Prior to Closing, PMSI Database and PMSI shall use commercially reasonable efforts to obtain Consents to the assignment of the PMSI Database Contracts and any other Contracts to which PMSI, SLA or PMSI Database is a party as required by the Contract in connection with the Contribution and the transactions contemplated hereby. If, on the Closing Date, PMSI Database, SLA and PMSI have not obtained any Consent discussed above after having used commercially reasonable efforts to obtain such Consent or an attempted transfer of any of the PMSI Database Contracts and any other Contracts to which PMSI or SLA is a party would be ineffective or the failure to have such Consent would adversely affect PMSI's or SLA's ability to convey any such Contract and the failure to transfer such asset, either individually or in the aggregate, is not reasonably likely to have a PMSI Database Material Adverse Effect, then such Contracts shall constitute "Deferred Contracts" and shall not be transferred to PMSI Database. After the Closing: (a) PMSI will (i) continue to use commercially reasonable efforts to obtain the Consent and/or to remove any other impediments to the assignment and transfer of each Deferred Contract and will assign and transfer or cause SLA to assign and transfer each Deferred Contract to PMSI Database within five (5) business days after the receipt of such Consent and/or removal of such impediment; (ii) until the assignment and transfer with respect to any Deferred Contract is accomplished, cooperate or cause SLA to cooperate with PMSI Database in any lawful arrangement that is not unduly economically burdensome (including performance by PMSI or SLA as agent) to provide that PMSI Database shall receive the benefits of such Deferred Contract to the same extent as if it were transferred to PMSI Database at Closing; and (iii) until the assignment and transfer with respect to any Deferred Contract is accomplished, enforce, at the request and for the account of PMSI Database, any of PMSI's or SLA's rights thereto or interests therein against any other parties thereto (including the right to terminate any such Deferred Contract in accordance with its terms, provided that PMSI Database pays any cancellation or other fee due upon such termination); and (b) if and only to the extent that PMSI Database receives the benefits of a Deferred Contract, PMSI Database shall perform the obligations of PMSI or SLA arising with respect to such Deferred Contract to the extent that, by reason of consummation of the transactions contemplated by this Agreement or the Source Agreement, PMSI Database has control over the resources necessary to perform such obligations or, to the extent that PMSI Database does not have such resources, to reimburse PMSI for the reasonable cost of such performance. NDC shall notify PMSI on the Closing Date as to the PMSI Database Contracts which will be performed by PMSI Database pursuant to this Section. To the extent PMSI Database performs the obligations of PMSI with respect to any Deferred Contract, any account receivable created on account of such performance shall be deemed when created to be an Acquired Contract conveyed hereunder. After the Closing, PMSI Database and NDC will act with reasonable diligence and use commercially reasonable efforts to assist, and cooperate with, PMSI or SLA in obtaining such Consents and removing any such impediments to the transfer of the Deferred Contracts.

    (g) Prior to Closing, all indebtedness or other obligations or accounts of any kind between a PMSI Entity on the one hand and Source and its Subsidiaries or PMSI Database on the other hand will have been paid in full and discharged.

    4.2 NEGATIVE COVENANTS OF PMSI DATABASE AND PMSI. From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement, unless the prior written consent of NDC shall have been obtained, and except as otherwise expressly contemplated herein, PMSI and PMSI Database covenant and agree that they will not do or agree or commit to do any of the following with respect to the Acquired Business and the Acquired Assets:

        (a) amend the Certificate of Incorporation, Bylaws or other governing instruments of PMSI Database, or

        (b) except as provided in the budget set forth in Section 4.2(b) of the PMSI Database Disclosure Memorandum and only for the purposes set forth therein, PMSI Database shall not incur any additional debt obligation, capital lease obligation or other obligation for borrowed money or make any capital expenditures in excess of an aggregate of $50,000 or impose, or suffer the imposition, on any Acquired Asset of any Lien or permit any such Lien to exist (other than in connection with Liens in effect as of the date hereof that are disclosed in the PMSI Database Disclosure Memorandum); or

        (c) repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of PMSI Database, or declare or pay any dividend or make any other distribution in respect of PMSI Database's capital stock; or

        (d) except for this Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of PMSI Database Common Stock, or any stock appreciation rights, or any option, warrant, or other Equity Right of PMSI Database; or

        (e) except for the Contribution, purchase or acquire any assets or properties, whether real or personal, tangible or intangible, that if acquired would be an Acquired Asset, and not sell, lease or otherwise dispose of any real or personal property or asset (other than cash which may be distributed or otherwise transferred out of PMSI Database to PMSI) that would have been an Acquired Asset, in each case except in the ordinary course of business and consistent with past practices; or

        (f) adjust, split, combine or reclassify any capital stock of PMSI Database or issue or authorize the issuance of any other securities in respect of or in substitution for shares of PMSI Database Common Stock; or

        (g) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, PMSI Database shall not purchase any securities or make any material investment, either by purchase of stock of securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

        (h) grant any increase in compensation or benefits to the Employees of the Acquired Business, except in accordance with past practice disclosed in
    Section 4.2(h) of the PMSI Database Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 4.2(h) of the PMSI Database Disclosure Memorandum; and enter into or amend any severance agreements with Employees of the Acquired Business; grant any material increase in fees or other increases in compensation or other benefits to directors of PMSI Database except in accordance with past practice disclosed in Section 4.2(h) of the PMSI Database Disclosure Memorandum; or

        (i) enter into or amend any employment Contract with any Employee of the Acquired Business that PMSI does not and PMSI Database will not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Closing Date; or

        (j) adopt any new employee benefit plan of PMSI Database; or

        (k) make any significant change in any Tax or accounting methods or systems of internal accounting controls with respect to PMSI Database or the Acquired Business, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

        (l) commence any Litigation with respect to PMSI Database or the Acquired Business other than in accordance with past practice, settle any Litigation involving any Liability of the Acquired

    Business or the Acquired Assets for material money damages or restrictions upon the operations of the Acquired Business or the Acquired Assets ; or

        (m) enter into, materially modify or amend, or terminate any PMSI Database Contract or other material Contract with respect to PMSI Database or the Acquired Business (including any loan Contract with an unpaid balance exceeding $50,000) or waive, release, compromise or assign any material rights or claims; or

        (n) modify or amend, or waive any provision of, the Source Transfer Agreement, a fully executed copy of which which with all attachments, exhibits and schedules thereto is attached hereto as Schedule 4.2(n).

    4.3 COVENANTS OF NDC. From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement, unless the prior written consent of PMSI shall have been obtained, and except as otherwise expressly contemplated herein, NDC covenants and agrees that it shall (a) continue to conduct its business and the business of its Subsidiaries in a manner designed, in its reasonable judgment, to enhance the long-term value of the NDC Common Stock and the business prospects of the NDC Entities and to the extent consistent therewith use all reasonable efforts to preserve intact the NDC Entities' core businesses and goodwill with their respective employees and the communities they serve, and (b) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 6.1(b) or 6.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any NDC Entity from acquiring any Assets or other businesses or from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of NDC, desirable in the conduct of the business of NDC and its Subsidiaries, provided that such actions shall not materially delay the Closing Date or materially hinder consummation of the Stock Purchase. NDC further covenants and agrees that it will not, without the prior written consent of PMSI, which consent shall not be unreasonably withheld, amend the Certificate of Incorporation or Bylaws of NDC or, except as expressly contemplated by this Agreement, the NDC Rights Agreement, in each case, in any manner adverse to the holders of PMSI Database Common Stock as compared to rights of holders of NDC Common Stock generally as of the date of this Agreement. In addition, NDC covenants and agrees that it shall maintain PMSI Database as its Subsidiary and maintain substantially all of the Acquired Assets in PMSI Database for a period of one year and will treat the Joint Venture Interest as a partnership for federal income tax purposes during that one-year period.

    4.4 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Parties upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a PMSI Database Material Adverse Effect or a NDC Material Adverse Effect, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

    4.5 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Closing Date and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                   ARTICLE 5
                             ADDITIONAL AGREEMENTS

    5.1 REGISTRATION STATEMENT; PMSI APPROVAL. As soon as reasonably practicable after execution of this Agreement, NDC shall prepare and file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of NDC Common Stock upon consummation of the Stock Purchase. PMSI and PMSI Database shall cooperate in the preparation and filing of the Registration Statement and shall furnish all information concerning them and the holders of PMSI's capital stock as NDC may reasonably request in connection with such action. PMSI shall call a Stockholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon adoption of this Agreement, the Source Transfer Agreement and such other related matters as it deems appropriate. In connection with the Stockholders' Meeting, (i) PMSI shall prepare and file with the SEC a Proxy Statement and mail such Proxy Statement to its stockholders, (ii) NDC shall furnish to PMSI and PMSI Database all information that such may reasonably request in preparation of such Proxy Statement and notice of meeting, (iii) the Board of Directors of PMSI shall recommend to its stockholders the approval of the matters submitted for approval, subject only to the Board of Directors' legal obligations (if any) as directors of PMSI, and (iv) the Board of Directors and officers of PMSI shall use their reasonable efforts to obtain such stockholders' approval. NDC and PMSI Database shall make all necessary filings with respect to the Stock Purchase under the Securities Laws.

    5.2 EXCHANGE LISTING. NDC shall use its reasonable efforts to list, prior to the Closing Date, on the NYSE, subject to official notice of issuance, the shares of NDC Common Stock to be issued to PMSI pursuant to the Stock Purchase, and NDC shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

    5.3 APPLICATIONS; ANTITRUST NOTIFICATION. NDC shall promptly prepare and file, and PMSI Database and PMSI shall reasonably cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. To the extent required by the HSR Act, each of the Parties will promptly file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required for the transactions contemplated hereby and any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act and will comply in all material respects with the requirements of the HSR Act. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

    5.4 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 6; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

    5.5  INVESTIGATION AND CONFIDENTIALITY.

    (a) Prior to the Closing Date, NDC on the one hand and PMSI and PMSI Database on the other hand shall keep each other advised of all material developments relevant to their business and to consummation of the Stock Purchase and shall permit the other to make or cause to be made such investigation of the business and properties of such and its Subsidiaries and of their respective financial and legal conditions as the other reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations.

    (b) NDC on the one hand and PMSI and PMSI Database on the other hand shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other concerning its and its Subsidiaries' businesses, operations, and financial positions except to the extent such disclosure is required by law and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Closing Date, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other.

    (c) NDC on the one hand and PMSI and PMSI Database on the other hand agrees to give the other notice as soon as practicable after any determination by it of any fact or occurrence relating to the other which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a PMSI Database Material Adverse Effect or a NDC Material Adverse Effect, as applicable.

    5.6 PRESS RELEASES. Prior to the Closing Date, PMSI Database and NDC shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 5.6 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

    5.7 CERTAIN ACTIONS. Except with respect to this Agreement and the transactions contemplated hereby, PMSI and PMSI Database shall not, and shall use their best efforts to cause any Affiliate or any Representatives thereof retained by PMSI or PMSI Database not to, directly or indirectly solicit any Acquisition Proposal by any Person that relates specifically to the Acquired Business or the Acquired Assets. Except to the extent the Board of Directors of PMSI and PMSI Database, after having consulted with and considered the advice of outside counsel, reasonably determines in good faith that the failure to take such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to the stockholders of PMSI under applicable law, PMSI, PMSI Database, and any Affiliate or Representative thereof shall not furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any such Acquisition Proposal. PMSI and PMSI Database shall promptly advise NDC following the receipt of any such Acquisition Proposal and the details thereof, and advise NDC of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof. PMSI and PMSI Database shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause all of its Affiliates and Representatives not to engage in any of the foregoing.

    5.8 CHARTER PROVISIONS. PMSI Database shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Stock Purchase and the other transactions contemplated hereby do not and will not, except as set forth herein, result in the grant of any rights to any Person under the Certificate of Incorporation, Bylaws or other governing instruments of PMSI Database or restrict or impair the ability of NDC or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of PMSI Database that may be directly or indirectly acquired or controlled by them.

    5.9 AGREEMENT OF AFFILIATES. PMSI will not sell, pledge, transfer, or otherwise dispose of the shares of PMSI Database Common Stock held by PMSI except as contemplated by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of NDC Common Stock to be received by

PMSI upon consummation of the Stock Purchase except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. NDC shall be entitled to place restrictive legends upon certificates for shares of NDC Common Stock issued to PMSI pursuant to this Agreement to enforce the applicable provisions of Law. NDC shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of NDC Common Stock by PMSI except as provided in the Registration Rights Agreement. With respect to the NDC Common Stock to be received by PMSI upon consummation of the Stock Purchase, NDC will provide PMSI with certain registration rights pursuant to a registration rights agreement in substantially the form of Exhibit 1 hereto (the "Registration Rights Agreement").

    5.10 EMPLOYMENT OF EMPLOYEES. On the Closing Date, NDC shall offer employment to those Employees of the Acquired Business listed on Schedule 2.13 of the PMSI Database Disclosure Memorandum. PMSI agrees to use its commercially reasonable efforts to assist NDC in hiring such Employees and will use its commercially reasonable efforts to make such Employees available to NDC. All such Employees accepting NDC's offer of employment are hereinafter referred to as the "Hired Employees." Except as otherwise provided herein, PMSI shall be responsible for the payment of all earned but unpaid salaries, bonus, vacation pay, sick pay, holiday pay, severance pay and other like obligations and payments to the Employees for all periods ending on or prior to the Closing Date. PMSI shall be responsible for the payment of any amounts due to its Employees (including the Hired Employees) pursuant to the PMSI Benefit Plans as a result of the employment of its Employees, and, in determining bonuses and other similar payments due to Hired Employees for any period ended on or prior to the Closing Date, PMSI shall, if payment thereof will occur after the Closing Date and the applicable performance period has been completed prior to the Closing Date, waive any requirement that such Employees be employees of PMSI on the date such bonuses or other similar payments are paid. PMSI shall be responsible for all incurred but unreported or unpaid medical claims occurring prior to the Closing Date and for the cost associated with any hospital confinement which commences prior to the Closing Date. NDC shall become responsible for all costs and liabilities attributable to Hired Employees accruing on and after the Closing Date; provided, however, that NDC shall not be responsible for (a) liabilities arising under the PMSI Benefit Plans or (b) liabilities associated with any leaves taken prior to the Closing Date in connection with the Family and Medical Leave Act of 1993. Effective on the Closing Date, PMSI shall, and hereby does, release all Hired Employees from any employment and/or confidentiality agreement previously entered into between PMSI and such Hired Employees relating to the Acquired Business to the extent (but only to the extent) necessary for NDC to operate the Acquired Business in the same manner as operated by PMSI prior to the Closing Date.

    PMSI shall be responsible for complying with the requirements of Section 4980B of the Internal Revenue Code and Part VI of Title I of ERISA for the Employees (including the Hired Employees, as defined in this Section 5.10) and their "qualified beneficiaries" whose "qualifying event" (as such terms are defined in Section 4980B of the Internal Revenue Code) occurs on or prior to the Closing Date.

    5.11  TAX MATTERS.

    (a) PMSI and NDC shall make a timely election under Section338(h)(10) of the Code and Section1.338(h)(10)-1 of the Treasury Regulations promulgated pursuant to the Code, and any corresponding elections under state or local tax law. PMSI and NDC shall (i) take, and cooperate with each other to take, all actions necessary and appropriate (including, without limitation, the preparation, completion and timely joint filing by PMSI and NDC of Form 8023-A, and the preparation, completion and timely filing of such other forms, returns, elections, schedules and other documents and instruments) to effect, perfect and preserve a timely Section338(h)(10) election in accordance with Section338(h)(10) of the Code and Section1.338(h)(10)-1 of the Treasury Regulations promulgated pursuant to the Code, and (ii) report the purchase and sale of the Shares consistent with the election pursuant to Section338(h)(10) and shall take no position contrary thereto or inconsistent therewith in any Tax Return, or in any discussion with or any proceeding before any taxing authority or other governmental body or otherwise. In the event an election under Section338(h)(10) is not available under the law of any state or locality but an election can be made under Section 338(g) of the

Code, such election shall be made in such state or locality and PMSI shall bear the cost of any tax on PMSI Database related thereto (other than the cost of any state tax for such election in the following states: Arizona, California, Connecticut, Delaware, Illinois, New Jersey, New York and Pennsylvania).

    (b) The Purchase Price and all other items that comprise the "modified aggregate deemed sale price" (as defined in, and required to be allocated pursuant to, Section 338(h)(10) of the Code) shall be allocated in accordance with a schedule prepared by NDC and consented to by PMSI, which consent will not be withheld or delayed unreasonably. Such allocation shall, for tax purposes, be binding on PMSI Database, PMSI and NDC. PMSI Database, PMSI and NDC shall file their respective Tax Returns in accordance with such allocation and shall not take any position inconsistent with such allocation. In the event that such allocation is disputed by any Tax authority, the party receiving notice of such dispute shall promptly notify and consult with the other parties hereto concerning resolution of such dispute and no such dispute shall be finally settled or compromised without the mutual consent of the parties, which consent will not be unreasonably withheld.

    (c) NDC shall have the sole and exclusive authority to prepare, execute and file on behalf of PMSI Database (A) the federal income tax returns to be filed on behalf of PMSI Database for the period ending as of the close of business on the Closing Date that will include the gain or loss resulting from the "deemed sale" and "deemed liquidation" that will occur (pursuant to Treasury Regulation Section1.338(h)(10)-1(e)(1) and (2) promulgated under the Code) by reason of PMSI's and NDC's election pursuant to Section338(h)(10) of the Code and (B) the corresponding state and local income tax returns to be filed on behalf of PMSI Database for the period ending as of the close of business on the Closing Date. PMSI, upon written notice of request to NDC, shall have the right to review and consent to such returns prior to filing, which consent shall not be unreasonably withheld or delayed.

    5.12 JOINT MARKETING. The parties hereto agree that from the date of this Agreement each will use its reasonable efforts to negotiate and enter into a joint marketing arrangement for the purpose of jointly promoting their respective businesses throughout the world.

                                   ARTICLE 6
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

    6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and consummate the Stock Purchase and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 9.6:

        (a) STOCKHOLDER APPROVAL. The stockholders of PMSI shall have adopted this Agreement and the Source Transfer Agreement, and the consummation of the transactions contemplated hereby and thereby, including the Stock Purchase in the manner described in the Proxy Statement. PMSI, as the sole stockholder of PMSI Database shall have adopted this Agreement and the consummation of the transactions contemplated hereby.

        (b) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the transactions contemplated under this Agreement shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of NDC would so materially adversely impact the economic or business assumptions of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

        (c) CONSENTS AND APPROVALS. Each Party shall have obtained any and all Consents required for consummation of the transactions contemplated under this Agreement (other than those referred to in Section 6.1(b)), including those Consents listed in Sections 2.2 and 2.3 of the PMSI Database Disclosure Memorandum and Section 3.2 of the NDC Disclosure Memorandum or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a PMSI Database Material Adverse Effect or a NDC Material Adverse Effect, as applicable. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of NDC would so materially adversely impact the economic or business assumptions of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

        (d) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

        (e) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance, trading or resale of the shares of NDC Common Stock issuable pursuant to the Stock Purchase shall have been received.

        (f) EXCHANGE LISTING. The shares of NDC Common Stock issuable pursuant to the Stock Purchase shall have been approved for listing on the NYSE, subject to official notice of issuance.

    6.2 CONDITIONS TO OBLIGATIONS OF NDC. The obligations of NDC to perform this Agreement and consummate the Stock Purchase and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by NDC pursuant to Section 9.6(a):

        (a) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 6.2(a), the accuracy of the representations and warranties of PMSI Database and PMSI set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of the Closing Date (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Section 2.4 shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties set forth in Sections 2.20 and 2.21 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of PMSI Database and PMSI set forth in this Agreement (including the representations and warranties set forth in Sections 2.4, 2.20 and 2.21) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a PMSI Database Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

        (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of PMSI Database and PMSI to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Closing Date shall have been duly performed and complied with in all material respects.

        (c) CERTIFICATES. Each of PMSI and PMSI Database shall have delivered to NDC (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 6.1 as relates to PMSI or PMSI Database, respectively, and in Section 6.2(a) and 6.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by each of PMSI's and PMSI Database's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement by such Party, and the consummation of the transactions contemplated hereby, all in such reasonable detail as NDC and its counsel shall request.

        (d) OPINION OF COUNSEL. NDC shall have received an opinion of Willkie Farr & Gallagher, counsel to PMSI, or the General Counsel of PMSI dated as of the Closing, in form reasonably satisfactory to NDC, as to the matters set forth in Exhibit 2.

        (e) NONCOMPETITION AGREEMENT. PMSI shall have executed and delivered to NDC a noncompetition agreement in substantially the form of Exhibit 3 (the "Noncompetition Agreement").

        (f) SOURCE AGREEMENT. All conditions to the closing of the transactions contemplated under the Source Agreement shall have been satisfied or waived and the consummation of such transaction shall have occurred concurrently with the Closing.

        (g) SOURCE TRANSFER AGREEMENT. All conditions to the closing of the transactions contemplated under the Source Agreement shall have been satisfied in all material respects and the consummation of such transaction shall have occurred concurrently with the Closing.

        (h) EUROPEAN CONTRACT RELEASES. Source shall have been released from any and all obligations under the European Contracts to the reasonable satisfaction of NDC.

        (i) CONSENTS. PMSI and any of its Subsidiaries which is a party thereto shall have received the Consent of all third parties to the assignment of, or the release of PMSI or under, those Contracts listed in Section 6.2(i) of the NDC Disclosure Memorandum for the transactions contemplated herein.

        (j) SLA LETTER AGREEMENT. SLA shall have executed and delivered to NDC a letter agreement substantially in the form of Exhibit 4 hereto.

    6.3 CONDITIONS TO OBLIGATIONS OF PMSI DATABASE AND PMSI. The obligations of PMSI Database and PMSI to perform this Agreement and consummate the Stock Purchase and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by PMSI pursuant to
Section 9.6(b):

        (a) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 6.3(a), the accuracy of the representations and warranties of NDC set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of the Closing Date (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of NDC set forth in Sections 3.3, 3.4 and 3.10 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of NDC set forth in this Agreement (including the representations and warranties discussed above and set forth in Sections 3.3, 3.4 and 3.10) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a NDC Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

        (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of NDC to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Closing Date shall have been duly performed and complied with in all material respects.

        (c) CERTIFICATES. NDC shall have delivered to PMSI (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 6.1 as relates to NDC and in Section 6.3(a) and 6.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by NDC's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as PMSI and its counsel shall request.

        (d) OPINION OF COUNSEL. PMSI shall have received an opinion of the General Counsel of NDC or Alston & Bird LLP, counsel to NDC, dated as of the Closing Date, in form reasonably acceptable to PMSI Database, as to the matters set forth in Exhibit 5.

        (e) REGISTRATION RIGHTS AGREEMENT. NDC shall have executed and delivered to PMSI the Registration Rights Agreement.

        (f) NDC NONCOMPETITION AGREEMENT. NDC shall have executed and delivered to PMSI a noncompetition agreement substantially in the form of Exhibit 6 hereto.

                                   ARTICLE 7
                                INDEMNIFICATION

    7.1  INDEMNIFICATION.

    (a) AGREEMENT OF PMSI TO INDEMNIFY. Subject to the terms and conditions of this Article 7, PMSI agrees to indemnify, defend, and hold harmless NDC and its officers, directors, stockholders, controlling persons, Affiliates and Representatives, and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, an Indemnitee and resulting from, based upon, or arising out of:

        (i) the inaccuracy, untruth, incompleteness or breach of any representation or warranty of PMSI or PMSI Database contained in or made pursuant to this Agreement or in any certificate, Schedule, or Exhibit furnished by PMSI or PMSI Database in connection herewith (except that PMSI shall not be obligated to indemnify NDC for Losses arising out of the termination or cancellation of a PMSI Database Contract by a third party prior to Closing; provided that such termination or cancellation was not due to any breach of such Contract by PMSI Database or PMSI), and for purposes of this Section 7.1(a)(i) any qualification of such representations and warranties by reference to the materiality of matters stated therein or as to matters having or not having a "Material Adverse Effect," and any limitation of such representations and warranties as being "to the knowledge of," or "known to" or words of similar effect, shall be disregarded, in determining any inaccuracy, untruth, incompleteness or breach thereof;

        (ii) a breach of or failure to perform any covenant or agreement of PMSI or PMSI Database made in this Agreement;

       (iii) any Retained Liability; and

        (iv) the European business of Source, to be acquired by PMSI pursuant to the Source Transfer Agreement.

    (b) AGREEMENT OF NDC TO INDEMNIFY. Subject to the terms and conditions of this Article 7, NDC agrees to indemnify, defend, and hold harmless PMSI and its officers, directors, stockholders, controlling persons, Affiliates and Representatives, and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, an Indemnitee and resulting from, based upon, or arising out of:

        (i) the inaccuracy, untruth, incompleteness or breach of any representation or warranty of NDC contained in or made pursuant to this Agreement or in any certificate, Schedule, or Exhibit furnished by NDC in connection herewith and for purposes of this Section 7.1(b)(i) any qualification of such representations and warranties by reference to the materiality of matters stated therein or as to matters having or not having a "Material Adverse Effect," and any limitation of such representations and warranties as being "to the knowledge of," or "known to" or words of similar effect, shall be disregarded, in determining any inaccuracy, untruth, incompleteness or breach thereof;

        (ii) a breach of or failure to perform any covenant or agreement of NDC made in this Agreement;

       (iii) any Assumed Liability.

    7.2 PROCEDURES FOR INDEMNIFICATION. As used herein, the term "Indemnitor" means the party against whom indemnification hereunder is entitled to be sought, and the term "Indemnitee" means the party entitled to seek indemnification hereunder.

    (a) An Indemnification Claim shall be made by an Indemnitee by delivery of a written notice to the Indemnitor requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.

    (b) If the Indemnification Claim involves a Third Party Claim the procedures set forth in Section 7.3 shall be observed by the Indemnitee and the Indemnitor.

    (c) If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitor shall have 30 days to object to such Indemnification Claim by delivery of a written notice of such objection to such Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnitor, and the Indemnification Claim shall be paid in accordance with subsection (d) hereof. If an objection is timely interposed by the Indemnitor and the dispute is not resolved by such Indemnitee and the Indemnitor within 15 days from the date the Indemnitee receives such objection, such dispute shall be resolved by arbitration as provided in Section 7.9.

    (d) Upon determination of the amount of an Indemnification Claim, whether by agreement between the Indemnitor and the Indemnitee or by an arbitration award or by any other final adjudication, shall be paid by the Indemnitor within ten days of the date such amount is determined.

    7.3 THIRD PARTY CLAIMS. The obligations and liabilities of the parties hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

        (a) The Indemnitee shall give the Indemnitor written notice of a Third Party Claim promptly after receipt by the Indemnitee of notice thereof, and the Indemnitor may undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to the Indemnitee. The failure of the Indemnitee to notify the Indemnitor of such claim shall not relieve the Indemnitor of any liability that it may have with respect to such claim except to the extent the Indemnitor demonstrates that the defense of such claim is prejudiced by such failure. The assumption of the defense, compromise and settlement of any such Third Party Claim by the Indemnitor shall be an acknowledgment of the obligation of the Indemnitor to indemnify the Indemnitee with respect to such claim hereunder. If the Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, the Indemnitor fails or refuses to undertake the defense of such Third Party Claim within ten (10) days after written notice of such claim has been given to the Indemnitor by the Indemnitee, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing. In the circumstances described in the preceding sentence, the Indemnitee shall, promptly upon its assumption of the defense of such claim, make an Indemnification Claim as specified in
    Section 7.2 which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein.

        (b) If, in the reasonable opinion of the Indemnitee, any Third Party Claim or the litigation or resolution thereof involves an issue or matter which could have a material adverse effect on the business, operations, assets, properties or prospects of the Indemnitee (including, without limitation, the administration of the tax returns and responsibilities under the tax laws of the Indemnitee), the Indemnitee shall have the right to control the defense, compromise and settlement of such Third Party Claim undertaken by the Indemnitor, and the costs and expenses of the Indemnitee in connection therewith shall be included as part of the indemnification obligations of the Indemnitor hereunder. If the Indemnitee shall elect to exercise such right, the Indemnitor shall have the right to participate in, but not control, the defense, compromise and settlement of such Third Party Claim at its sole cost and expense.

        (c) No settlement of a Third Party Claim involving the asserted liability of an Indemnitor under this Article shall be made without the prior written consent by or on behalf of the Indemnitor, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of $20,000 or less where the Indemnitor has not responded within five business days of notice of a proposed settlement. If the Indemnitor assumes the defense of such a Third Party Claim, (a) no compromise or settlement thereof may be effected by the Indemnitor without the Indemnitee's consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claim that may be made against the Indemnitee, (ii) the sole relief provided is monetary damages that are paid in full by the Indemnitor, and (iii) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release, in form and substance satisfactory to the Indemnitee, from all liability in respect of such Third Party Claim, and (b) the Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its consent.

        (d) In connection with the defense, compromise or settlement of any Third Party Claim, the parties to this Agreement shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).

    7.4 SURVIVAL. Subject to Section 7.5, all representations, warranties and agreements contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closing notwithstanding any investigation conducted with respect thereto or any knowledge acquired as to the accuracy or inaccuracy of any such representation or warranty.

    7.5 TIME LIMITATIONS. PMSI and PMSI Database, on the one hand, and NDC, on the other hand, will have no liability to the other party under or in connection with: (a) a breach of any of the representations, warranties, covenants or agreements made or to be performed by such party contained in this Agreement unless written notice asserting an Indemnification Claim based thereon is given to the other party prior to August 31, 1999; provided, however, the liability of PMSI relating to, arising out of or based upon Section 7.1(a)(iii), 7.1(a)(iv) hereof, and the liability of NDC relating to, arising out of or based upon Section 7.1(b)(iii), may be asserted at any time.

    7.6  LIMITATIONS AS TO AMOUNT.

    (a) Except as provided in Sections 1.2 and 1.4 herein, neither PMSI nor NDC shall have any liability with respect to the matters described in clauses (a)(i) or (a)(ii) with respect to PMSI and (b)(i) and (b)(ii) with respect to NDC of
Section 7.1 until the total of all Losses with respect thereto exceeds $30,000 (the "Threshold Amount") in which event PMSI or NDC, as the case may be, shall be obligated to indemnify as provided in this Article 7 for all such Losses; provided, however, that each individual claim of $10,000 or less shall not be indemnifiable, and shall not be includable in determining whether the $30,000 threshold has been reached.

    (b) The aggregate liability of PMSI under Sections 7.1(a)(i) and 7.1(a)(ii) (other than Sections 1.2 and 1.4) and NDC under Sections 7.1(b)(i) and 7.1(b)(ii) (other than Sections 1.2 and 1.4) hereof shall not exceed $1,000,000 (the "Maximum Amount").

    (c) The Threshold Amount and Maximum Amount limitations shall not apply to the indemnification rights of the parties hereto for any liability under Sections 1.2, 1.4, 7.1(a)(iii), 7.1(a)(iv) and 7.1(b)(iii) hereof and the payment of such amounts by PMSI or NDC shall not count toward the calculation of the Maximum Amount.

    7.7 TAX EFFECT AND INSURANCE. The liability of an Indemnitor with respect to any Indemnification Claim shall be reduced by the tax benefit actually realized and any insurance proceeds received by the Indemnitee as a result of any Losses upon which such Indemnification Claim is based, and shall include any tax detriment actually suffered by the Indemnitee as a result of such Losses or the claims hereunder. The amount of any such tax benefit or detriment shall be determined by taking into account the effect, if any and to the extent determinable, of timing differences resulting from the acceleration or deferral of items of gain or loss resulting from such Losses and shall otherwise be determined so that payment by the Indemnitor of the Indemnification Claim, as adjusted to give effect to any such tax benefit or detriment, will make the Indemnitee as economically whole as is reasonably practical with respect to the Losses upon which the Indemnification Claim is based. Any dispute as to the amount of such tax benefit or detriment shall be resolved by arbitration as provided in this Section 7.9 of this Agreement.

    7.8 SUBROGATION. Upon payment in full of any Indemnification Claim, whether such payment is effected by set-off or otherwise, or the payment of any judgment or settlement with respect to a Third Party Claim, the Indemnitor shall be subrogated to the extent of such payment to the rights of the Indemnitee against any person or entity with respect to the subject matter of such Indemnification Claim or Third Party Claim.

    7.9 ARBITRATION. All disputes arising under this Article 10 (other than claims in equity) shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Arbitration shall be by a single arbitrator experienced in the matters at issue and selected by PMSI and NDC in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in such place in Washington, D.C., as may be specified by the arbitrator (or any place agreed to by PMSI, NDC and the arbitrator). The decision of the arbitrator shall be final and binding as to any matters submitted under this Article 7; provided, however, if necessary, such decision and satisfaction procedure may be enforced by either PMSI or NDC in any court of record having jurisdiction over the subject matter or over any of the parties to this Agreement. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys fees) shall be borne by the party against which the decision is rendered, or, if no decision is rendered, such costs and expenses shall be borne equally by the Indemnitor and the Indemnitee. If the arbitrator's decision is a compromise, the determination of which party or parties bears the costs and expenses incurred in connection with any such arbitration proceeding shall be made by the arbitrator on the basis of the arbitrator's assessment of the relative merits of the parties' positions.

                                   ARTICLE 8
                                  TERMINATION

    8.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of PMSI and PMSI Database, this Agreement may be terminated and the Stock Purchase abandoned at any time prior to the Closing Date:

        (a) By mutual consent of NDC and PMSI; or

        (b) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a PMSI Database Material Adverse Effect or a NDC Material Adverse Effect, as applicable, on the breaching Party; or

        (c) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

        (d) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Stock Purchase and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the stockholders of PMSI or PMSI Database fail to vote their approval of the matters relating to this Agreement and the Source Transfer Agreement and the transactions contemplated hereby and thereby at the Stockholders' Meeting where such matters were presented to such stockholders for approval and voted upon in accordance with the procedure set forth in the Proxy Statement; or

        (e) By either Party in the event that the Stock Purchase shall not have been consummated by January 31, 1998, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this
    Section 8.1(e); or

        (f) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Stock Purchase cannot be satisfied or fulfilled by the date specified in
    Section 8.1(e); or

        (g) By NDC, in the event that the Board of Directors of PMSI or PMSI Database shall have failed to reaffirm their approval of the Stock Purchase and the transactions contemplated by this Agreement (to the exclusion of any other Acquisition Proposal), or shall have resolved not to reaffirm the Stock Purchase, or shall have affirmed, recommended or authorized entering into any other Acquisition Proposal or other transaction involving a Stock Purchase, share exchange, consolidation or transfer of substantially all of the Acquired Assets; or

        (h) By PMSI if the Average Closing Price on the Determination Date of shares of NDC Common Stock shall be less than the Lower Threshold Price; SUBJECT, HOWEVER, to the following three sentences. If PMSI elects to refuse to consummate the Stock Purchase pursuant to this Section 8.1(h), it shall give written notice thereof to NDC not later than two trading days following the Determination Date. During the five-day period commencing with its receipt of such notice, NDC shall have the option, in its sole discretion, to elect to revise the Base Amount to equal that number of shares of NDC Common Stock (rounded to the nearest whole share) obtained by dividing the product of the Base Amount and the Lower Threshold Price by the Average Closing Price. If NDC makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to PMSI of such election and the revised Base Amount, whereupon the condition to consummation provided in this Section 8.1(h) shall be deemed to be satisfied and this Agreement shall remain in effect in accordance with its terms (except as the Base Amount shall have been so modified), and any references in this Agreement to "Base Amount" shall thereafter be deemed to refer to the Base Amount as adjusted pursuant to this Section 8.1(h).

    8.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 8.2 and Article 9 and Section 5.5(b) shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 8.1(b), 8.1(c) or 8.1(f) shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

                                   ARTICLE 9
                                 MISCELLANEOUS

    9.1  DEFINITIONS.

    (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

    "1933 ACT" shall mean the Securities Act of 1933, as amended.

    "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

    "ACCOUNTS RECEIVABLE" shall mean all accounts, notes and other receivables.

    "ACCRUED BONUSES" shall mean the amount equal to that percentage of budgeted annual bonuses which shall equal the ratio of the earnings of the Joint Venture Interest through the Closing Date to budgeted earnings for the full fiscal year. All budgeted amounts used herein to be as set forth in Schedule 4.2(b) of the Source Disclosure Memorandum.

    "ACQUIRED BUSINESS" shall mean the business and assets related to the Over-the-Counter Business and the Research Solutions Group.

    "ACQUISITION PROPOSAL" with respect to (X) PMSI Database, shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of PMSI Database or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, PMSI Database and (y) PMSI, shall mean any proposal for an acquisition of the Acquired Assets or the Joint Venture Interest.

    "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person or; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person.

    "AGREEMENT" shall mean this Stock Purchase Agreement, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

    "AMENDED AND RESTATED ALPHA DATABASE LICENSE AGREEMENT" shall mean that certain Amended and Restated Alpha Database License Agreement dated as of July 1, 1994 by and among Walsh International Holdings Limited and Walsh America Limited and PMSI and all customer, data provider and service contracts, agreements or understandings relating thereto.

    "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

    "ASSUMED LIABILITIES" means (a) the liabilities of PMSI Database of the type and in the amounts included in the Closing Balance Sheet and set forth in
Section 2.6 and 2.7 of the PMSI Database Disclosure Memorandum, (b) the obligations arising after the Closing Date under the Acquired Contracts and (c) the liabilities arising after and resulting from events following the Closing Date with respect to the Acquired Business, the Acquired Assets and the Joint Venture Interests.

    "AVERAGE CLOSING PRICE" shall mean the average of the daily closing sales prices of NDC Common Stock as reported on the NYSE Composite Transactions reporting system (as reported by THE WALL STREET JOURNAL or, if not reported thereby, another authoritative source as chosen by NDC) for the ten consecutive full trading days in which such shares are traded on the NYSE ending at the close of trading on the Determination Date.

    "CLOSING BALANCE SHEET" shall mean the balance sheet for PMSI Database as of the Closing Date delivered by NDC to PMSI.

    "CLOSING DATE" shall mean a date on which the parties mutually agree.

    "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

    "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

    "CONTRIBUTION" shall mean the contribution of the Acquired Assets and the Joint Venture Interest by PMSI and its Subsidiaries to PMSI Database as contemplated herein.

    "DEFAULT" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or
(iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a PMSI Database Material Adverse Effect or a NDC Material Adverse Effect, as applicable.

    "DETERMINATION DATE" shall mean the close of trading on the tenth trading day immediately preceding the Closing Date.

    "DGCL" shall mean the Delaware General Corporation Law.

    "EQUITY RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    "EUROPEAN CONTRACTS" shall mean all material Contracts relating to the European Business of Source to which a Source Entity is a party, or under which a Source Entity has obligations contingent or otherwise.

    "EXHIBITS" 1 through 6, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

    "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

    "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

    "INDEMNIFICATION CLAIM" shall mean a claim for indemnification under Article 7.

    "INTELLECTUAL PROPERTY" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

    "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

    "JOINT VENTURE INTEREST" means all right, title and interest of PMSI in the Amended and Restated Alphabase Data License Agreement.

    "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, chief accounting officer, chief operating officer, general counsel, any assistant or deputy general counsel, or any senior, executive or other vice president or general manager of such Person and the knowledge of any such persons obtained or which would have been obtained from a reasonable investigation.

    "LAW" shall mean any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

    "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

    "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

    "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

    "LOSSES" shall mean any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs, and expenses, including interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

    "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

    "NASD" shall mean the National Association of Securities Dealers, Inc.

    "NASDAQ NATIONAL MARKET" shall mean the Nasdaq National Market, a district tier of The Nasdaq Stock Market operated by The Nasdaq Stock Market, Inc., a wholly-owned subsidiary of the National Association of Securities Dealers Automated Quotations System.

    "NDC CAPITAL STOCK" shall mean, collectively, the NDC Common Stock, the NDC Preferred Stock and any other class or series of capital stock of NDC.

    "NDC COMMON STOCK" shall mean the $0.125 par value common stock of NDC.

    "NDC DISCLOSURE MEMORANDUM" shall mean the written information entitled "NDC Corporation Disclosure Memorandum" delivered prior to the date of this Agreement to PMSI Database describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made unless such disclosure is reasonably adequate to inform the other party that each matter disclosed would be responsive to another section of disclosure in the Disclosure Memorandum.

    "NDC ENTITIES" shall mean, collectively, NDC and its Subsidiaries.

    "NDC FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of NDC as of February 28, 1997, and as of May 31, 1996 and 1995, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended February 28, 1997, and for each of the three fiscal years ended May 31, 1996, 1995 and 1994, as filed by NDC in SEC Documents, and (ii) the consolidated balance sheets of NDC (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in the SEC Documents filed with respect to periods ended subsequent to February 28, 1997.

    "NDC MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of NDC and its Subsidiaries, taken as a whole, or (ii) the ability of NDC to perform its obligations under this Agreement or to consummate the Stock Purchase or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) actions and omissions of NDC (or any of its Subsidiaries) taken with the prior informed written Consent of PMSI in contemplation of the transactions contemplated hereby, and (b) the direct effects of compliance with this Agreement on the operating performance of NDC, including expenses incurred by NDC in consummating the transactions contemplated by this Agreement.

    "NDC PREFERRED STOCK" shall mean the $1.00 par value preferred stock of NDC.

    "NDC RIGHTS" shall mean the preferred stock purchase rights issued pursuant to the NDC Rights Agreement.

    "NDC RIGHTS AGREEMENT" shall mean that certain Rights Agreement, dated January 18, 1991, between NDC and Wachovia Bank of North Carolina, N.A., as Rights Agent.

    "NDC SUBSIDIARIES" shall mean the Subsidiaries of NDC and any corporation or other organization acquired as a Subsidiary of NDC in the future and held as a Subsidiary by NDC at the Closing Date.

    "NYSE" shall mean the New York Stock Exchange, Inc.

    "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

    "OTC BALANCE SHEET" shall mean the balance sheet of the Acquired Business as of March 31, 1997.

    "OTC FINANCIAL STATEMENTS" shall mean the OTC Balance Sheet (including related notes and schedules, if any), and the related statement of income (including related notes and schedules, if any) with respect to period ended March 31, 1997.

    "OTHER ASSETS" shall mean all goods or assets of any kind or nature, tangible or intangible, other than Personal Property, Contracts, Accounts Receivable, Intellectual Property and Permits.

    "OVER-THE-COUNTER BUSINESS" shall mean the business currently operated by PMSI or any of its Subsidiaries relating to the development, use or exploitation of over-the-counter medicine databases.

    "PARTY" shall mean either PMSI, PMSI Database or NDC, and "PARTIES" shall mean all of PMSI, PMSI Database and NDC.

    "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

    "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

    "PERSONAL PROPERTY" shall mean equipment, tools, computers, terminals, point of sale terminals, computer equipment, office equipment, furniture, business machines, telephones and telephone systems, parts, accessories and other items of personal property.

    "PMSI" shall mean PMSI, Inc., a Delaware corporation.

    "PMSI BENEFIT PLAN" shall include any pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, any other written employee program, arrangement or agreement, any medical, vision, dental or other health plan, any life insurance plan, and any other employee benefit plan or fringe benefit plan, including any "employee benefit plan" as that term is defined in Section 3(3) of ERISA, which is or, within the 6 years preceding the Closing Date, has been adopted, maintained, sponsored in whole or in part by or contributed to by PMSI Database or PMSI for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries.

    "PMSI DATABASE BALANCE SHEET" shall mean the balance sheet of the Acquired Business and the Joint Venture Interest dated March 31, 1997.

    "PMSI DATABASE COMMON STOCK" shall mean the $0.01 par value common stock of PMSI Database.

    "PMSI DATABASE DISCLOSURE MEMORANDUM" shall mean the written information entitled "PMSI Database Disclosure Memorandum" delivered prior to the date of this Agreement to NDC describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made unless such disclosure is reasonably adequate to inform the other party that each matter disclosed would be responsive to another section of disclosure in the Disclosure Memorandum.

    "PMSI DATABASE FINANCIAL STATEMENTS" shall mean the PMSI Database Balance Sheet (including related notes and schedules, if any) and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) with respect to period ended March 31, 1997.

    "PMSI DATABASE MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of PMSI Database and its Subsidiaries, taken as a whole, or (ii) the ability of PMSI Database to perform its obligations under this Agreement or to consummate the Stock Purchase or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) actions and omissions of PMSI Database (or any of its Subsidiaries) taken with the prior informed written Consent of NDC in contemplation of the transactions contemplated hereby, and (b) the direct effects of compliance with this Agreement on the operating performance of PMSI Database, including expenses incurred by PMSI Database in consummating the transactions contemplated by this Agreement.

    "PMSI ENTITY" shall mean PMSI and its Subsidiaries.

    "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time in the WALL STREET JOURNAL.

    "PROXY STATEMENT" shall mean the proxy statement used by PMSI to solicit the approval of its stockholders of the transactions contemplated by this Agreement and the Source Transfer Agreement.

    "PURCHASE PRICE" shall mean the total consideration to be paid to PMSI by NDC for the purchase of the PMSI Database Common Stock pursuant to Section 1.1 of this Agreement as adjusted pursuant to Sections 1.2 and 1.4 hereof.

    "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by NDC under the 1933 Act with respect to the shares of NDC Common Stock to be issued to the stockholders of PMSI Database in connection with the transactions contemplated by this Agreement.

    "REGULATORY AUTHORITIES" shall mean, collectively, the SEC, the NYSE, the NASD, the Federal Trade Commission, the United States Department of Justice, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

    "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

    "RETAINED LIABILITY" shall mean all Liabilities and obligations of PMSI or its Affiliates whether known or unknown, absolute, contingent, or otherwise, and whether or not related to the Acquired Business, the Acquired Assets, and the Joint Venture Interest other than Assumed Liabilities, including but not limited to (i) any Liability or obligation arising or accruing under any Contract, including the Amended and Restated Alpha Database License Agreement, prior to the Closing Date and any Liability or obligation arising from or related to any breach or violation by PMSI or its Affiliates under any provision of any Contract prior to the Closing Date; (ii) any Liability of PMSI with respect to any claim or cause of action, regardless of when made or asserted, which arises out of or in connection with the operation of the Acquired Business by PMSI or PMSI Database prior to the Closing Date; and (iii) any Liability of PMSI for the payment of Taxes relating to the Acquired Business, the Joint Venture Interest or the Acquired Assets relating to periods prior to the Closing Date except to the extent reflected in the Closing Balance Sheet and Schedules.

    "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

    "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

    "SLA" shall mean PMSI Scott-Levin, Inc., a New Jersey corporation.

    "SOURCE ENTITY" shall mean Source and its Subsidiaries other than the Source Divestiture Subsidiaries.

    "SOURCE DIVESTITURE SUBSIDIARIES" shall mean the European Subsidiaries of Source which are to be sold to PMSI under the Source Transfer Agreement.

    "SOURCE TRANSFER AGREEMENT" means that certain Securities Transfer Agreement, dated as of the date hereof, between Source and PMSI.

    "STOCKHOLDERS' MEETING" shall mean the meeting of the stockholders of PMSI to be held pursuant to Section 5.1, including any adjournment or adjournments thereof.

    "SUBSIDIARIES" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its PMSI (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as the sole general partner or the managing general partner, (iii) in the case of a limited liability company, serves as the sole managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members (or Persons performing similar functions) thereof.

    "TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

    "TAX" or "TAXES" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposes or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

    "THIRD PARTY CLAIM" shall mean any Litigation (including, without limitation, a binding arbitration or an audit by any taxing authority) that is instituted against an Indemnitee by a Person other than an Indemnitor and which, if prosecuted successfully, would result in a Loss for which such Indemnitee is entitled to indemnification hereunder.

    (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

Base Amount                              Section 1.1
Cash Amount                              Section 1.1(a)
Closing                                  Section 1.6
Closing Balance Sheet                    Section 1.3(a)
Closing Current Assets                   Section 1.3(a)
Closing Current Liabilities              Section 1.3(a)
Closing Working Capital                  Section 1.3(a)
Current Asset Allocation Amount          Section 1.4(c)
Current Assets                           Section 1.2(a)
Current Liabilities                      Section 1.2(a)
Disputed Amounts                         Section 1.3(c)
Divestiture                              Section 4.1(e)
Employees                                Section 2.13
Estimated Current Assets                 Section 1.2(a)
Estimated Current Liabilities            Section 1.2(a)
Estimated Working Capital                Section 1.2(a)
Estimated Working Capital Adjustment     Section 1.2(c)
ERISA Affiliate                          Section 2.14
European Business                        Section 4.1(e)
European Contracts                       Section 2.15
Exchange Agent                           Section 4.1
Final Current Assets                     Section 1.4(a)
Final Current Liabilities                Section 1.4(a)
Final Working Capital                    Section 1.4(a)
Final Working Capital Deficit            Section 1.4(a)
Final Working Capital Surplus            Section 1.4(a)
Hired Employees                          Section 5.11
Indemnitee                               Section 7.2
Indemnitor                               Section 7.2
Lower Threshold Price                    Section 1.1(b)
Maximum Amount                           Section 7.6
NDC SEC Reports                          Section 3.4(a)
Noncompetition Agreement                 Section 6.2(g)
PMSI Database Contracts                  Section 2.15
Preliminary Balance Sheet                Section 1.2(a)
Registration Rights Agreement            Section 5.10
Shares                                   Preamble
Stock Purchase                           Section 1.1
Source                                   Preamble
Source Agreement                         Preamble
Threshold Amount                         Section 7.6
Threshold Prices                         Section 1.1(b)
Total Combined Assets                    Section 1.4(b)
Total Current Assets                     Section 1.4(b)
Total Current Liabilities                Section 1.4(b)
Total Working Capital Deficit            Section 1.4(b)
Total Working Capital Surplus            Section 1.4(b)
Upper Threshold Price                    Section 1.1(b)
Working Capital                          Section 1.2

    (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

    9.2 EXPENSES.

    (a) Except as otherwise provided in this Section 9.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of NDC and PMSI shall bear and pay one-half of the filing fees payable in connection with the HSR Act.

    (b) Notwithstanding the foregoing, if this Agreement is terminated by NDC pursuant to Section 8.1(d)(ii) (as relates to approval of PMSI or PMSI's stockholders),

then PMSI Database shall promptly pay NDC all the out-of-pocket costs and expenses of NDC relating to this Agreement and the Source Agreement not to exceed $750,000, including costs of counsel, investment bankers, actuaries and accountants.

    (c) Nothing contained in this Section 9.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

    9.3 BROKERS AND FINDERS. Except for Cowen & Company as to PMSI Database and PMSI and except for Lazard Freres & Co. LLC as to NDC, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by PMSI Database or PMSI or by NDC, each of PMSI Database and PMSI and NDC, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

    9.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in
Article 7 with respect to Indemnitees. THIS AGREEMENT DOES NOT CONSTITUTE AN AGREEMENT BETWEEN THE PARTIES NOR SHALL IT BE USED AS EVIDENCE OF SUCH AGREEMENT UNTIL THIS AGREEMENT HAS BEEN EXECUTED BY THE PARTIES.

    9.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after stockholder approval of this Agreement has been obtained; provided, that after any such approval there shall be made no amendment that pursuant to Section 251 of the DGCL requires further approval by such stockholders without the further approval of such stockholders.

    9.6 WAIVERS.

    (a) Prior to or at the Closing Date, NDC, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by PMSI Database or PMSI, to waive or extend the time for the compliance or fulfillment by PMSI Database or PMSI of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of NDC under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of NDC.

    (b) Prior to or at the Closing Date, PMSI, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by NDC, to waive or extend the time for the compliance or fulfillment by NDC of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of PMSI Database and the PMSI under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of PMSI.

    (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

    9.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

    9.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

PMSI Database or PMSI:   Pharmaceutical Marketing Services Inc.
                         45 Rockefeller Plaza
                         9th Floor
                         New York, New York 10111

                         Telecopy Number: (212) 841-5760

                         Attention: Warren Hauser, Esq.

Copy to Counsel:         Willkie Farr & Gallagher
                         45th Floor, Citicorp Center
                         153 East 53rd Street
                         New York, New York 10022

                         Telecopy Number: (212) 821-8111
                         Attention: William Grant, Esq.

NDC:                     National Data Corporation
                         One National Data Plaza
                         Atlanta, Georgia 30329

                         Telecopy Number: (404) 728-2990

                         Attention: E. Michael Ingram, Esq.

Copy to Counsel:         Alston & Bird LLP
                         One Atlantic Center
                         1201 West Peachtree Street
                         Atlanta, Georgia 30309-3424

                         Telecopy Number: (404) 881-7777
                         Attention: B. Harvey Hill, Jr., Esq.

    9.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Laws.

    9.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

    9.11 CAPTIONS; ARTICLES AND SECTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

    9.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

    9.13 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

    9.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

                                        NATIONAL DATA CORPORATION
                                        By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                        PMSI DATABASE HOLDINGS, INC.

                                        By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                        PHARMACEUTICAL MARKETING
                                          SERVICES INC.

                                        By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                                                      APPENDIX B

                         SECURITIES TRANSFER AGREEMENT
                                      AND
                     PHARMACEUTICAL MARKETING SERVICES INC.
                                      AND
                            SOURCE INFORMATICS INC.

                            ------------------------

                          DATED AS OF AUGUST 20, 1997

                                    CONTENTS

ARTICLE I................................................................................          1
Section 1.1.     General.................................................................          1

ARTICLE II...............................................................................         10
Section 2.1.     Transfer of Membership Interests........................................         10
Section 2.2.     Escrow..................................................................         10
Section 2.3.     Closing.................................................................         11
Section 2.4.     Cash Amount.............................................................         11
Section 2.5.     PMSI Shares.............................................................         11

ARTICLE III..............................................................................         11
Section 3.1.     Organization, Standing, and Power.......................................         11
Section 3.2.     Authority of Source; No Breach By Agreement.............................         12
Section 3.3.     Capital Stock; Stock Ownership..........................................         12
Section 3.4      SE Subsidiaries.........................................................         13
Section 3.5.     Financial Statements and Budget.........................................         14
Section 3.6.     Absence of Undisclosed Liabilities......................................         14
Section 3.7.     Absence of Certain Changes or Events....................................         15
Section 3.8.     Tax Matters.............................................................         16
Section 3.9.     Assets..................................................................         17
Section 3.10.    Intellectual Property...................................................         18
Section 3.11.    Environmental Matters...................................................         19
Section 3.12.    Compliance with Laws....................................................         20
Section 3.13.    Labor Relations.........................................................         21
Section 3.14.    Employee Benefit Plans..................................................         21
Section 3.15.    Material Contracts......................................................         22
Section 3.16.    Legal Proceedings.......................................................         23
Section 3.17.    Statements True and Correct.............................................         23
Section 3.18.    Tax and Regulatory Matters..............................................         24
Section 3.19.    Licenses, Permits and Governmental Approvals............................         24
Section 3.20.    Transactions with Directors, Officers and Affiliates....................         24
Section 3.21.    Brokers and Finders.....................................................         25
Section 3.22.    Stock Collateral........................................................         25
Section 3.23.    1988 Budget.............................................................         25

ARTICLE IV...............................................................................         25
Section 4.1.     Authority of PMSI; No Breach By Agreement...............................         25
Section 4.2.     Investment Intent.......................................................         26
Section 4.3.     Brokers and Finders.....................................................         26

ARTICLE V................................................................................         27
Section 5.1.     Access and Information..................................................         27
Section 5.2.     Conduct of Business.....................................................         27
Section 5.3.     Reasonable Efforts......................................................         27
Section 5.4.     Governmental Filings....................................................         28
Section 5.5.     Proxy Statement.........................................................         28
Section 5.6.     Notification of Certain Matters.........................................         28
Section 5.7.     Transaction Documents...................................................         28
Section 5.8.     Settlement of Intercompany Accounts at Closing..........................         29
Section 5.9.     Amendments to Transaction Documents.....................................         29
Section 5.10.    Additional Shares.......................................................         29
Section 5.11.    Database................................................................         29

Section 5.12.    Line of Credit..........................................................         29
Section 5.13.    Provision of Corporate Records; Access to Information...................         31
Section 5.14     Production of Witnesses.................................................         32
Section 5.15     Press Releases..........................................................         32
Section 5.16     Confidentiality.........................................................         32

ARTICLE VI...............................................................................         32
Section 6.1.     Conditions to Obligations of PMSI.......................................         32
Section 6.2.     Conditions to Obligations of Source US..................................         35

ARTICLE VII..............................................................................         36
Section 7.1.     Termination.............................................................         36
Section 7.2.     Procedure Upon Termination..............................................         37

ARTICLE VIII.............................................................................         37
Section 8.1.     Survival................................................................         37
Section 8.2.     Expenses................................................................         37
Section 8.3.     Consent to Amendments...................................................         37
Section 8.4.     Successors and Assigns..................................................         38
Section 8.5.     Notices.................................................................         38
Section 8.6.     Descriptive Headings....................................................         38
Section 8.7.     Governing Law...........................................................         39
Section 8.8.     Counterparts............................................................         39
Section 8.9.     Third Party Beneficiaries...............................................         39
Section 8.10.    Severability............................................................         39
Section 8.11.    Entire Agreement........................................................         39

EXHIBITS
Exhibit A        Software License Agreement
Exhibit B        Transition Services Agreement
Exhibit C        PMSI Scott Levin Agreement
Exhibit D        Escrow Agreement
Exhibit E        Pledge Agreement
Exhibit F        Form of Note

SCHEDULES
Schedule 1.1     1998 Budget
Schedule 3.2     Source US--Required Consents
Schedule 3.4     SE Subsidiaries; Investments in Other Persons
Schedule 3.5(b)  Amendments to 1997 Budget
Schedule 3.6(b)  Liabilities Paid or Incurred Since March 31, 1997
Schedule 3.7     Certain Changes or Events
Schedule 3.8(a)  Tax Audit, Examination, Deficiency or Refund Litigation
Schedule 3.8(e)  Tax Allocation or Sharing Agreement
Schedule 3.8(g)  Certain Tax Payments
Schedule 3.9(a)  Assets--Liens and Title
Schedule 3.9(b)  Contracts Relating to Assets to be Transferred by Source US
Schedule 3.9(d)  Insufficiency of Assets
Schedule 3.10    Intellectual Property
Schedule 3.12    Permits
Schedule 3.14    Employee Benefit Matters
Schedule
3.15(b)          Material Contracts to be Assigned by Source US

    SECURITIES TRANSFER AGREEMENT ("Agreement"), dated as of August 20, 1997, by and between Pharmaceutical Marketing Services Inc., a Delaware corporation ("PMSI"), and Source Informatics Inc., a Delaware corporation ("Source US").

    WHEREAS, Source US will be the sole member of Source Informatics European Holdings L.L.C., a limited liability company to be organized in the State of Delaware ("Source Europe");

    WHEREAS, Source US has entered into that certain Agreement and Plan of Merger, dated as of even date hereof, with National Data Corporation, a Delaware corporation ("NDC"), pursuant to which a wholly-owned subsidiary of NDC will be merged (the "Merger") with and into Source US (the "NDC-Source Transaction");

    WHEREAS, PMSI has entered into that certain Stock Purchase Agreement, dated as of even date hereof, with NDC, pursuant to which PMSI will sell to NDC all outstanding shares of capital stock of PMSI Database Holdings, Inc. (the "NDC-PMSI Transaction" and together with the NDC-Source Transaction, the "NDC Transactions");

    WHEREAS, Source US desires to transfer to PMSI on the Closing Date all of the issued and outstanding membership interests of Source Europe (the "Membership Interests"), such transfer to take place simultaneously with the closings of the NDC Transactions, in consideration of the payment of the Budgeted Post August Loans.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

    SECTION 1.1. GENERAL. As used in this Agreement, the following terms shall have the following meanings (such meanings to be applicable equally to both singular and plural forms of the terms defined):

    "Additional Source Stock Collateral" shall mean such number of shares of common stock of Source Informatics America Inc. having an aggregate value equal to the product of 133% and the Incremental Amount approved by PMSI and available to Source under the Line of Credit. For purposes of the foregoing determination, Source Informatics America Inc. shall be deemed to have an equity value of $80 million.

    "Adjusted Source Stock Collateral" shall mean such number of shares of common stock of Source Informatics America Inc. having an aggregate value equal to the product of 133% and the amount of the Term Loan. For purposes of the foregoing determination, Source Informatics America Inc. shall be deemed to have an equity value of $80 million.

    "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of such Person.

    "Agreement" means this Securities Transfer Agreement, as the same may be amended, supplemented or modified from time to time in accordance with its terms.

    "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

    "Associate", in respect of any Person, means (a) any issue, spouse, sibling, spouse of a sibling, parent, grandparent, a parent or grandparent of any spouse of such Person, or spouse of a sibling of such Person, (b) any corporation, partnership, joint venture or other entity of which such Person, any Person described in clause (a) above or any combination of the foregoing is a general partner or is, directly or indirectly, through one or more intermediaries, the beneficial owner of 10% or more of (i) any class or type of equity securities or other profits interest or (ii) the combined voting power of interests ordinarily entitled to vote for the election of directors to the board of directors of such Person or similar governing body, and (c) any trust or other estate in which such Person, any Person described in clause (a) above or any combination of the foregoing has a substantial beneficial interest or as to which such Person, any Person described in clause (a) above or any combination of the foregoing serves as trustee or in a similar fiduciary capacity.

    "1998 Budget" means (x) the consolidated budget of the SE Entities (by country and month) for the 1998 fiscal year (the "Budget"), (y) the cash flow forecast for the SE Entities for the period from July 1997 to June 1998, and (z) the aggregate use of funds of the SE Entities for the period from September 1, 1997 to the Closing Date as set forth on Schedule 1.1 hereto, as amended from time to time with the prior written consent of PMSI.

    "Budgeted Post August Loans" shall mean the Post August Loans less the Excess Amount, if any.

    "Business Day" means any day that is not a Saturday, Sunday, or any other day on which banks in the State of New York are authorized or required by law to close.

    "Closing" shall have the meaning assigned to such term in Section 2.3 hereof.

    "Closing Date" means the date on which the Closing occurs as determined by
Section 2.3 hereof.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Collateral" means the PMSI Stock Collateral and the Source Stock
Collateral.

    "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by, or any registration, declaration or filing with, any Person pursuant to any Contract, Law, Order, or Permit.

    "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

    "DGCL" shall mean the Delaware General Corporation Law.

    "Default" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or
(iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

    "Environmental Laws" shall mean all Laws relating to pollution or protection of human health and safety, natural resources, conservation, wildlife or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata), and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and

Liability Act, as amended, 42 U.S.C. 6901 ET SEQ. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 ET SEQ. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

    "Equity Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "ERISA Affiliate" means any trade or business (whether or not incorporated) which is or has been, within the last five years, treated as a single employer with Source Europe or any of its Subsidiaries under Section 414(b), (c), (m) or
(o) of the Code.

    "Escrow Agent" means the escrow agent identified as such in the Escrow Agreement, or any successor thereto.

    "Escrow Agreement" has the meaning set forth in Section 2.2.

    "Escrow Amount" has the meaning assigned to such term in Section 2.2.

    "European Business" has the meaning set forth in Section 3.9(e).

    "European Databases" has the meaning assigned to such term in Section 5.11.

    "European Merger Rules" shall mean the antitrust laws and merger control regulations then in effect in the countries of the European Union, including merger control rules enacted by the European Commission.

    "Excess Amount" shall mean the amount by which the Post August Loans exceeds the aggregate use of funds set forth in the 1998 Budget for the period from September 1, 1997 through the Closing Date.

    "GAAP" means United States generally accepted accounting principles as in effect on the date on which the document to which it refers relates.

    "Governmental Authority" means any nation or government, and any state or political subdivision thereof; any self-regulatory organization acting under color of authority granted under any Law; and any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality, whether foreign or domestic, including any federal, state, county, city or other political subdivision thereof.

    "Hazardous Material" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, asbestos, radon, radioactive materials or biphenyls.

    "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    "Initial Source Stock Collateral" shall mean such number of shares of common stock of Source Informatics America Inc. having an aggregate value equal to the product of 133% and $10 million. For purposes of the foregoing determination, Source Informatics America Inc. shall be deemed to have an equity value of $80 million.

    "Intellectual Property" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications and registrations therefor, technology rights and licenses, computer software

(including any source or object codes therefor or documentation relating thereto), domain names, trade secrets, franchises, know-how, inventions, and other intellectual property rights.

    "Interested Party" shall have the meaning assigned to such term in Section
3.20 hereof.

    "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, chief accounting officer, chief operating officer, general counsel, any assistant or deputy general counsel, or any senior, executive or other vice president or general manager of such Person and the knowledge of any such persons obtained or which would have been obtained from a reasonable investigation.

    "Law" shall mean any constitution, treaty, code, law (including common law), ordinance, regulation, injunction, covenant, deed restriction, reporting or licensing requirement, rule, statute, or Order, applicable to a Person or its Assets, Liabilities, or business, whether U.S., foreign, international, federal, state or local.

    "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

    "Licensed Territory" has the meaning set forth in the Software License Agreements.

    "Lien" means any encumbrance, charge, security interest, mortgage, pledge, hypothecation, title defect, title retention agreement, lease, sublease, license, occupancy agreement, easement, covenant running with the land, encroachment, voting trust agreement, restriction, option, right of first offer or refusal, proxy or lien, including but not limited to liens for Taxes.

    "Line of Credit" has the meaning assigned to such term in Section 5.12.

    "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding relating to or affecting a Person, its business, its Assets (including Contracts related to it), or the transactions contemplated by the Transaction Documents.

    "Loans" has the meaning set forth in Section 5.12.

    "Material Adverse Effect" means with respect to Source US (a) a material adverse effect on the business, operations, prospects or financial condition of the SE Entities taken as a whole or (b) a material adverse effect on the ability of Source US to execute and deliver this Agreement, perform its obligations hereunder or on the ability of Source US or Source Europe to consummate the transactions contemplated by the Transaction Documents. With respect to PMSI, "Material Adverse Effect" means a material adverse effect on the ability of PMSI to execute and deliver this Agreement, perform its obligations hereunder or on the ability of PMSI to consummate the transactions contemplated hereby.

    "Monthly Statements" shall have the meaning assigned to such term in Section
5.1 hereof.

    "NDC Transactions" has the meaning set forth in the recitals hereto.

    "NDC-PMSI Transaction" has the meaning set forth in the recitals hereto.

    "NDC-Source Transaction" has the meaning set forth in the recitals hereto.

    "Note" means the Note delivered by Source US to PMSI as of the date hereof in the form attached as Exhibit F hereto.

    "Operating Property" shall mean any property owned, leased, or operated by the Person in question or by any of its Subsidiaries or in which such Person or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

    "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Governmental Authority.

    "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice in the business of the SE Entities and with respect to expenditures or incurrence of Liabilities, consistent with the amounts budgeted therefor in the Budget. "PMSI" has the meaning assigned to such term in the recitals hereto.

    "PMSI Scott Levin Agreement" means the PMSI Scott Levin Agreement substantially in the form attached hereto as Exhibit C.

    "PMSI Shares" means the 918,254 shares of common stock, par value $.01 per share, of PMSI, owned beneficially by Source US.

    "PMSI Stock Collateral" means 435,000 shares of common stock, par value $.01 per share of PMSI, owned beneficially by Source US.

    "Participating Facility" shall mean any facility or property in which the Person in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

    "Permit" shall mean any federal, state, local, or foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

    "Person" means and includes any individual, corporation, partnership (limited or general), joint venture, association, trust, limited liability company, any other unincorporated organization or entity, or any governmental entity or any department, political subdivision or agency thereto.

    "Pledge Agreement" means the Pledge Agreement in the form attached hereto as Exhibit E.

    "Post August Loans" shall mean all Loans made by PMSI under the Line of Credit after August 31, 1997.

    "Prime Rate" means the prime rate publicly announced by Citibank, N.A. from time to time.

    "Proxy Statement" shall have the meaning set forth in Section 5.5.

    "Representative" means any investment banker, financial advisor, attorney, accountant, consultant or other representative engaged by a Person.

    "SE Entities" means any of Source US but only with respect to its European Business, Source Europe and each SE Subsidiary and "SE Entities" shall mean collectively, all such Persons.

    "SE Financial Statements" shall have the meaning assigned to such term in
Section 3.5 hereof.

    "SE Subsidiary" means any of the Subsidiaries set forth on SCHEDULE 3.4 hereto and "SE Subsidiaries" shall mean collectively all such Persons.

    "SE Operating Subsidiary" means any of Source Informatics European Holdings, B.V., Source Informatics Ltd., Source Informatics Deutchland GmbH, Source Informatics France S.A., Source Informatics Belgium N.V., Source Informatics Italia S.r.1. and Source Informatics Nederland B.V. and "SE Operating Subsidiaries" shall mean collectively all such Persons.

    "SEC" shall mean the Securities and Exchange Commission.

    "Software License Agreements" means the Software License Agreements to be entered into between Source U.S. and each SE Operating Subsidiary on the Closing Date substantially in the form attached hereto as Exhibit A.

    "Source Europe" shall have the meaning assigned to such term in the recitals hereto.

    "Source Stock Collateral" shall mean the Initial Source Stock Collateral and the Additional Source Stock Collateral, if any.

    "Source US" shall have the meaning assigned to such term in the recitals hereto.

    "Stockholders Representative" has the meaning set forth in the Escrow Agreement.

    "Subsidiary" in respect of any Person means any other Person which, at the time as of which any determination is being made, such Person or one or more of its Subsidiaries has, directly or indirectly, Voting Control.

    "Tax Return" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes.

    "Tax" or "Taxes" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

    "Transaction Document" means any of this Agreement, the Transition Services Agreement, the Software License Agreements, the PMSI Scott Levin Agreement, the Escrow Agreement, the Pledge Agreement and the Note and the "Transaction Documents" means collectively all such agreements, instruments and documents.

    "Transition Services" has the meaning set forth in the Transition Services Agreement.

    "Transition Services Period" has the meaning set forth in the Transition Services Agreement.

    "Transition Services Agreement" means the Transition Services and Intercompany Arrangement Agreement substantially in the form attached hereto as Exhibit B.

    "Voting Control" means, at any time, (A) the ownership or control, whether direct or indirect, of outstanding shares of capital stock of (or equity interests in) a Person, which shares or interest at such time have by the terms thereof ordinary voting power to elect a majority of the members of the board of directors (or Persons performing similar functions) of such Person (excluding voting power of the holders of preferred stock arising upon the occurrence of a contingency) or (B) with respect to any partnership or limited liability company when (i) the sole general partner (or member) or the managing general partner (or member) of which is such Person or a Subsidiary of such Person or of one or more Subsidiaries of such Person (or any combination thereof).

                                  ARTICLE II.
                TRANSFER OF SECURITIES; ESTABLISHMENT OF ESCROW

    SECTION 2.1. TRANSFER OF MEMBERSHIP INTERESTS. On the Closing Date and subject to the terms and conditions set forth in this Agreement, Source US will assign, transfer and deliver to PMSI the Membership Interests, free and clear of all Liens, as payment to PMSI of the Budgeted Post August Loans.

    SECTION 2.2. ESCROW. On the Closing Date and subject to the terms and conditions set forth in this Agreement, (i) PMSI and the Stockholders Representative will execute and deliver an Escrow Agreement in the form of Exhibit C attached hereto (the "Escrow Agreement") and (ii) NDC on behalf of the Source US stockholders shall deposit with the Escrow Agent shares of common stock, par value $0.125 per share, of NDC (the "NDC Common Stock") having a fair market value as of the Closing Date equal to $3,500,000 (the "Escrow Amount"). For purposes of this Section 2.2, the fair market value per share of the NDC Common Stock shall equal the average of the daily closing sales price of NDC Common Stock as reported in NYSE Composite Transactions reporting system (as reported by THE WALL STREET JOURNAL or, if not reported thereby, another authoritative source as chosen by PMSI) for the ten consecutive full trading days on which such shares are traded on The New York Stock Exchange ending at the close of trading on the day before the Closing Date.

    SECTION 2.3. CLOSING. The closing (the "Closing") shall take place at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309 or at 9:00 A.M. Eastern Standard time on the Business Day which is one Business Day after all the conditions set forth in Article VI hereof (other than delivery of closing officer's certificates, opinions or accountant reports referenced in Article VI), shall have been fulfilled or waived or such other date as may be mutually agreed by the parties (the "Closing Date"). At the Closing, Source US will deliver or cause to be delivered (x) to PMSI certificates in definitive form representing the Membership Interests, registered in PMSI's name (or in the name of its nominee) and (y) to the Escrow Agent the Escrow Amount.

    SECTION 2.4. CASH AMOUNT. On the Closing Date, Source US shall pay to Source Europe $9 million in cash.

    SECTION 2.5. PMSI SHARES. Immediately prior to the Closing, Source US shall assign, transfer and deliver to Source Europe the PMSI Shares, free and clear of all Liens.

                                  ARTICLE III.
                  REPRESENTATIONS AND WARRANTIES OF SOURCE US

    Source US hereby represents and warrants to PMSI as follows:

    SECTION 3.1. ORGANIZATION, STANDING, AND POWER. On the Closing Date, Source Europe will be a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the power and authority to carry on its business as proposed to be conducted and to own, lease and operate its Assets. On the Closing Date, Source Europe will be duly qualified or licensed to transact business as a foreign Person in good standing in all jurisdictions where the character of its Assets or the nature or conduct of its business will require it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed will not reasonably likely have, individually or in the aggregate, a Material Adverse Effect. The minute book and other organizational documents relating to Source Europe will be made available to PMSI for its review and will be true and complete in all material respects on the Closing Date and will accurately reflect in all material respects all proceedings of the member and managers thereof.

     SECTION 3.2. AUTHORITY OF SOURCE US; NO BREACH BY AGREEMENT.

    (a) Source US is a corporation duly organized and existing in good standing under the Laws of the State of Delaware. Source US has the corporate power and authority necessary to execute, deliver, and perform its obligations under the Transaction Documents and to consummate the transactions contemplated thereunder. The execution, delivery, and performance of the Transaction Documents and the consummation of the transactions contemplated therein have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Source US. This Agreement, the Pledge Agreement and the Note represent and the other Transaction Documents will, as of the Closing Date, represent, legal, valid, and binding obligations of Source US, enforceable against Source US in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

    (b) Neither the execution and delivery of the Transaction Documents by Source US, nor the consummation by Source US of the transactions contemplated thereby, nor compliance by Source US with any of the provisions thereof, will
(i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of Source US or the certificate or articles of incorporation or bylaws or other organizational documents of any Subsidiary of Source US or any resolution adopted by the board of directors or the stockholders of Source US or any Subsidiary thereof, or (ii) except as disclosed in SCHEDULE 3.2, constitute or result in a Default, or require any Consent, or result in the creation of any Lien on any Asset of Source US or any of its Subsidiaries or (iii) violate or conflict with any Law.

    (c) Other than any filings under the HSR Act and any other similar notifications, reports or filings with applicable European Governmental Authorities, no notice to, filing with, or Consent of, any Governmental Authority is necessary for the consummation by Source US of the transactions contemplated in the Transaction Documents.

     SECTION 3.3. CAPITAL STOCK; STOCK OWNERSHIP.

    (a) On the Closing Date, all of the issued and outstanding membership interests of Source Europe will be duly and validly issued and outstanding and will be fully paid and non-assessable and will be owned beneficially and of record by Source US, which will have good title thereto, free and clear of all Liens. On the Closing Date, none of the outstanding membership interests of Source Europe will have been issued in violation of any preemptive rights of any Person.

    (b) On the Closing Date, except for the Membership Interests, there will be no other membership interests or other equity securities of Source Europe outstanding and no outstanding Equity Rights relating to the membership interests of Source Europe. Except as specifically contemplated by this Agreement, no Person has any Contract or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract for the issue, sale, purchase or redemption from Source Europe of any of its equity interests, or any Contract or Equity Right for the purchase, subscription or issuance of any securities of Source Europe.

    (c) Except for Liens with respect to 480,000 PMSI Shares granted in favor of the preferred stockholders of Source, which Liens will be terminated on the Closing Date, Source US is the beneficial owner of the PMSI Shares with good title thereto, free and clear of all Liens.

    (d) Except for the PMSI Shares and 100 shares of common stock, par value $.01 per share, of PMSI (the "Additional Shares") neither Source US nor its Subsidiaries or Affiliates beneficially own any shares of capital stock of PMSI.

    SECTION 3.4. SE SUBSIDIARIES. On the Closing Date, Source Europe will not have any Subsidiaries other than the SE Subsidiaries. SCHEDULE 3.4 sets forth for each SE Subsidiary its jurisdiction of incorporation and each jurisdiction in which it is qualified and/or licensed to transact business. On the Closing Date, Source Europe will own all of the issued and outstanding shares of capital stock (or other equity interests) of each SE Subsidiary (other than directors' qualifying shares as set forth on SCHEDULE 3.4). No capital stock (or other equity interest) of any SE Subsidiary is or may become required to be issued by reason of any Equity Rights, and there are no Contracts by which any SE Subsidiary is bound to issue, sell, purchase or redeem shares of its capital stock (or other equity interests) or Equity Rights or by which any SE Subsidiary is or may be bound to transfer any shares of the capital stock (or other equity interests) of any SE Subsidiary. There are no Contracts relating to the rights of any Person to vote or to dispose of any shares of the capital stock (or other equity interests) of any SE Subsidiary. On the Closing Date, all of the shares of capital stock (or other equity interests) of each SE Subsidiary held by Source Europe will be fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such SE Subsidiary is incorporated or organized and will be owned by Source Europe free and clear of any Lien. Except as set forth in SCHEDULE 3.4, none of the SE Subsidiaries, and Source Europe will not as of the Closing Date, own directly or indirectly any capital stock of, or other equity interest in, any Person. Each SE Subsidiary is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate or other power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted or proposed to be conducted. Each SE Subsidiary is duly qualified or licensed to transact business, and is in good standing in such jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. The minute book and other organizational documents relating to each SE Subsidiary have been made available to PMSI for its review, and are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the board of directors and stockholders thereof.

    SECTION 3.5. FINANCIAL STATEMENTS AND BUDGET.

    (a) Source US has previously delivered to PMSI: the consolidated unaudited balance sheet (the "June Balance Sheet") of the SE entities (a unit of Source
US) as of June 30, 1997 (collectively, the "SE Financial Statements"). The SE Financial Statements (x) have been prepared based on the books and records of the SE Entities and have been prepared in accordance with the normal accounting practices of the SE Entities and with GAAP (except with respect to the absence of certain footnote disclosures and the presentation of certain line items), (y) fairly present the financial position of the SE Entities and the results of their operations and cash flows for such period on the foregoing basis and (z) reflect the Assets and Liabilities of the SE Entities and do not reflect any Assets to be acquired by NDC, or any Liabilities to be assumed by NDC or its Subsidiaries, in connection with the NDC-Source Transaction.

    (b) Except as set forth on SCHEDULE 3.5(b), the 1998 Budget remains in full force and effect and has not been amended, supplemented or modified or superseded in any material respect.

    SECTION 3.6. ABSENCE OF UNDISCLOSED LIABILITIES. (a) No SE Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, except Liabilities which are accrued or reserved against in the SE Financial Statements or reflected in the notes thereto.

    (b) Except as set forth on SCHEDULE 3.6(b), no SE Entity has incurred or paid any Liability since June 30, 1997 (including without limitation the payment of any Liabilities (whether with respect to the settlement of intercompany accounts or otherwise) to Source US), except for such Liabilities incurred or paid (i) in the Ordinary Course of Business and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or (ii) in connection with the transactions contemplated by this

Agreement. Except as disclosed in SCHEDULE 3.6(b), no SE Entity is directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any Liability of any Person (other than another SE Subsidiary) for any amount in excess of $100,000.

    SECTION 3.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. (a) Since June 30, 1997, except as disclosed in the SE Financial Statements, as disclosed in SCHEDULE 3.7 or as provided in the Transaction Documents, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, including: (l) any discharge or satisfaction of any Lien or payment of any obligation or Liability other than in the Ordinary Course of Business; (m) other than in the Ordinary Course of Business, the creation of any Lien on any of its Assets; (n) any transfer, lease or other disposal of any of its Assets except for a fair consideration in the Ordinary Course of Business, any investment in any Person or, except in the Ordinary Course of Business, any acquisition of Assets; (o) any cancellation or compromise of any debt of, or claim against any SE Entity;
(p) any waiver or release by any SE entity of any material rights; (q) any transfer or grant of any rights under any lease, license or agreement other than in the Ordinary Course of Business; (r) the extension of any loan; (s) any repurchase, redemption, or other acquisition or exchange (other than acquisitions or exchanges in the Ordinary Course of Business under employee benefit plans), directly or indirectly, of any shares, or any securities convertible into any shares, of the capital stock of any SE Entity; (t) any declaration or payment of any dividend or any other distribution in respect of capital stock of any SE Entity; (u) any increase in compensation or benefits payable to the employees, officers or directors of any SE Entity, any severance or termination payment or bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in
SCHEDULE 3.15 or any amendment of any severance agreements with officers of any SE Entity; (v) any adoption or amendment of any employment Contract between any SE Entity and any Person that the SE Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on and after the Closing Date; (w) any adoption of any new employee benefit plan of any SE Entity or any termination or withdrawal from, or any material change in or to, any existing employee benefit plans of any SE Entity other than any such change that is required by Law or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; (x) any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; (y) any commencement of any Litigation other than in accordance with past practice, any settlement of any Litigation involving any Liability of any SE Entity for material money damages or restrictions upon the operations of any SE Entity; and (z) except in the Ordinary Course of Business, any modification, amendment or termination of any SE Contract; and (ii) Source US has not taken any action or caused the SE Subsidiaries to take any action, or failed to take any action or caused the SE Subsidiaries to fail to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements provided in Article V.

    (b) Source US does not have any Knowledge of any event, condition, circumstance or prospective development which threatens, or may reasonably be expected to threaten, to have a Material Adverse Effect.

    SECTION 3.8. TAX MATTERS.

    (a) All Tax Returns required to be filed by or on behalf of any of the SE Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired and all Tax Returns filed are complete and accurate in all material respects. All Taxes for the periods covered by such filed Tax Returns have been paid. There is no audit examination or deficiency or refund Litigation with respect to any Taxes, except as reserved against in the SE Financial Statements or as disclosed in SCHEDULE 3.8(a). All Taxes and other Liabilities due with respect to completed and settled examinations or concluded

Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the SE Entities, except for any such Liens which are not reasonably likely to have a Material Adverse Effect.

    (b) None of the SE Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

    (c) The provision for any Taxes due or to become due for any of the SE Entities for the period or periods through and including the date of the SE Financial Statements that has been made and is reflected on such SE Financial Statements is sufficient to cover all such Taxes.

    (d) Deferred Taxes of the SE Entities have been provided for in accordance with GAAP.

    (e) Except as disclosed in SCHEDULE 3.8(e), none of the SE Entities is a party to any Tax allocation or sharing agreement and none of the SE Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Source US) or has any Liability for Taxes of any Person (other than Source Europe and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

    (f) Each of the SE Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, in all material respects, all applicable information reporting and Tax withholding requirements under federal, foreign, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

    (g) Except as disclosed in SCHEDULE 3.8(g), none of the SE Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

    SECTION 3.9. ASSETS.

    (a) Except as disclosed in SCHEDULE 3.9 or as disclosed or reserved against in the SE Financial Statements, the SE Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties that are material to the conduct of the businesses of the SE Entities are in good condition, reasonable wear and tear excepted, and are usable in the Ordinary Course of Business.

    (b) All Assets material to the conduct of the businesses of the SE Entities that are held under leases or subleases by any of the SE Entities are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. SCHEDULE 3.9(b) sets forth all such Contracts to which Source US is a party that relate to the European Business. On the Closing Date, each such Contract (unless an SE Entity is already a party thereto and Source US receives no benefits or has no rights thereunder) will have been duly assigned to Source Europe or one of its Subsidiaries.

    (c) Source US does not maintain any insurance policies with respect to the European Business or any SE Entity. The insurance policies maintained by the SE Entities have been furnished or made available to PMSI for its review. Such insurance policies are in full force and effect and are in such amounts and insure against such losses and risks as, in the judgment of the senior management of Source US, are adequate to protect the Assets and business of the SE Entities. Source US shall use all reasonable efforts to keep such policies and binders, or replacement policies and binders, in full force and effect up to the Closing Date.

None of the SE Entities has received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $100,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any SE Entity under such policies.

    (d) Except as set forth on SCHEDULE 3.9(d) or in the Budget, the Assets of Source Europe and its Subsidiaries include or will include all Assets required to operate the business of the SE Entities as presently conducted or proposed to be conducted in the Budget.

    (e) On the Closing Date, all Assets held or employed by Source US that are attributable to its business or operations in Europe (the "European Business") shall have been assigned, transferred and delivered to Source Europe, free and clear of any Liens.

    SECTION 3.10. INTELLECTUAL PROPERTY. Except as set forth in SCHEDULE 3.10, the SE Entities have valid and effective governmental registrations for all Intellectual Property owned, used or licensed by or to any SE Entity (other than with respect to off-the-shelf software), that are used in or necessary for the conduct of the businesses of the SE Entities, except as to which the absence thereof would not have a Material Adverse Effect. No SE Entity is in Default in any material respect under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of Source US threatened, which challenge the rights of any SE Entity with respect to Intellectual Property used, sold or licensed by such SE Entity in the course of its business, nor has any Person claimed or alleged any rights to such Intellectual Property. The conduct of the business of the SE Entities does not infringe any Intellectual Property of any other Person. Except as contemplated in the Transaction Documents or for generally applicable obligations with respect to "off the shelf" software, no SE Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. On the Closing Date, after giving effect to the transactions contemplated hereunder, including the execution of the Transition Services Agreement and the Software License Agreements, Source Europe and its Subsidiaries shall have all the Intellectual Property necessary to permit the continued lawful operation of the European Business in substantially the same manner as such operations have heretofore been conducted or are contemplated to be conducted in the Licensed Territory. Every executive officer of any SE Entity is a party to a Contract which requires such officer to assign any interest in any Intellectual Property developed while in the employ of such SE Entity to an SE Entity and to keep confidential any trade secrets, proprietary data, customer information, or other business information of an SE Entity, and to the Knowledge of Source US, no officer, director or employee of an SE Entity is party to any Contract with any Person other than an SE Entity which requires such officer, director or employee to assign any interest in any Intellectual Property to any Person other than an SE Entity or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any Person other than an SE Entity. To the Knowledge of Source US, no officer, director or employee of any SE Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any SE Entity. All references to Intellectual Property in this Section 3.10 shall include the Intellectual Property to be licensed by Source US to the SE Operating Subsidiaries under the Software License Agreements.

    SECTION 3.11. ENVIRONMENTAL MATTERS.

    (a) Each SE Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws.

    (b) There is no Litigation pending or, to the Knowledge of Source US, threatened before or by any Governmental Authority or other forum in which any SE Entity or any of its Operating Properties or Participation Facilities has been or, with respect to threatened Litigation, maybe named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release, emission, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any SE Entity or any of its Operating Properties or Participation Facilities, nor is there any reasonable basis for any Litigation of a type described in this sentence.

    (c) During the period of (i) any SE Entity's ownership or operation of any of their respective current properties, (ii) any SE Entity's participation in the management of any Participation Facility, or (iii) any SE Entity's holding of a security interest in a Operating Property, there have been no releases, distress, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, which releases, distress, spillages or disposals are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. Prior to the period of (i) any SE Entity's ownership or operation of any of their respective current properties,
(ii) any SE Entity's participation in the management of any Participation Facility, or (iii) any SE Entity's holding of a security interest in a Operating Property, to the Knowledge of Source US, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, which releases, distress, spillages or disposals are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

    (d) None of the SE Entities has reported any violation of any Environmental Law to any Governmental Authority.

    (e) None of the SE Entities has sent, transported, or directly arranged for the transport of any Hazardous Substance to any site or location which has been designated by any Governmental Authority as a site requiring investigation or remedial action, as a result of the disposal of Hazardous Substances at such Site.

    (f) There is not now, nor has there ever been on any of the SE Entity's current or former Properties, the Operating Properties or Participation Facilities (i) any generation, treatment, recycling, storage or disposal of any Hazardous Substance except for DE MINIMIS quantities of Hazardous Substances used in the Ordinary Course of Business, (ii) any friable asbestos or (iii) underground tanks.

    SECTION 3.12. COMPLIANCE WITH LAWS. Each SE Entity has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted or proposed to be conducted, and there has occurred no Default under any such Permit. Except as disclosed in SCHEDULE 3.12, none of the SE Entities:

    (a) is in Default under any of the provisions of its certificate of incorporation or bylaws (or other governing instruments);

    (b) is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business; or

    (c) since January 1, 1993, has received any notification or communication from any Governmental Authority or the staff thereof (i) asserting that any SE Entity is not in compliance in any material respect with any of the Laws or Orders which such Governmental Authority enforces, (ii) threatening to revoke any Permits, or (iii) requiring any SE Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking. Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Governmental Authority have been made available to PMSI.

    SECTION 3.13. LABOR RELATIONS. No SE Entity is the subject of any Litigation asserting that it or any other SE Entity has committed an unfair labor practice or other violation of the National Labor Relations Act or of the applicable state or foreign labor and employment laws or seeking to compel it or any other SE Entity to bargain with any labor organization as to wages or conditions of employment, nor is any SE Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any SE Entity, pending or threatened; or to the Knowledge of Source US, is there any activity involving any SE Entity's employees seeking to certify a collective bargaining unit or engaging in any other organizational activity.

    SECTION 3.14. EMPLOYEE BENEFIT PLANS.

    (a) Source US has delivered or made available to PMSI prior to the execution of this Agreement copies of, all employee benefit plans, severance plans, employment agreements, executive compensation arrangements, and deferred compensation and all other employee benefit arrangements of any type under which any SE Entity has or in the future could have any Liability with respect to any current or former employee or director of, or any independent contractor providing services to, any SE Entity, or any spouse or beneficiary thereof (the "SE Benefit Plans").

    (b) All SE Benefit Plans are in compliance with all applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

    (c) All contributions due to any (i) SE Benefit Plan or (ii) governmental plan or government-mandated plan or arrangement providing for retirement, health or other employee benefit the contributions to which are required under any applicable Laws (the "Governmental Plans"), have been timely made, and all contributions to such plans required to be made prior to the Closing Date shall be made prior to the Closing Date. With respect to any SE Benefit Plan and Governmental Plan to which any SE Entity is not required to make contributions, all Liabilities of any SE Entity under such SE Benefit Plan or Governmental Plan for all periods through June 30, 1996 is reflected on the SE Financial Statements.

    (d) Except as disclosed in SCHEDULE 3.14, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director, independent contractor providing services to, or employee of, any SE Entity from any SE Entity under any SE Benefit Plan, Governmental Plan or otherwise, (ii) result in any increase in any benefits otherwise payable under any SE Benefit Plan or Governmental Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

    SECTION 3.15. MATERIAL CONTRACTS. (a) Except as provided in the Transaction Documents or as disclosed to PMSI or otherwise reflected in the SE Financial Statements, none of the SE Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any Contract relating to the borrowing of money by any SE Entity or the guarantee by any SE Entity of any such obligation (other than Contracts evidencing trade payables and Contracts relating to borrowings or guarantees made in the Ordinary Course of Business), (ii) any Contract which prohibits or restricts any SE Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iii) any Contract between or among SE Entities or between an SE Entity and any Affiliate thereof (other than any Contract having terms which could have been obtained from a third party on an arms' length basis and the aggregate value of which do not exceed $100,000), (iv) any Contract involving Intellectual Property (other than Contracts entered into in the Ordinary Course of Business with customers), (v) any Contract not entered into in the Ordinary Course of Business and which requires the payment by an SE Entity or Entities, or the receipt by an SE Entity or Entities, of consideration exceeding $100,000 in any fiscal year or exceeding $250,000 over the remaining terms of such agreement,
(vi) any Contract regarding the acquisition, sale or disposition of Assets (other than in the Ordinary Course of Business), (vii) any Contract constituting joint venture agreements, (viii) any Contract in excess of $100,000 relating to the provision of data processing, network communication or other technical services to or by any SE Entity, (ix) any Contract relating to the purchase or sale of any goods or services, including customer contracts (other than Contracts entered into in the Ordinary Course of Business and involving payments under any individual Contract not in excess of $100,000) and (x) any other material Contract not made in the Ordinary Course of Business (the foregoing Contracts, together with all Contracts referred to in Sections 3.10 and 3.14(a), the "SE Contracts"). With respect to each SE Contract: (i) the Contract is in full force and effect; (ii) no SE Entity is in Default thereunder in any material respect; (iii) no SE Entity has repudiated or waived any material provision of any such Contract; (iv) no other party to any such Contract is, to the Knowledge of Source US, in Default in any material respect or has repudiated or waived any material provisions thereunder; (v) there exists no actual, or to the Knowledge of Source US, threatened, cancellation, termination, or limitation of, or any material amendment, modification, or change to any such Contract; (vi) no SE Entity has received formal notice that any party to a SE Contract will not renew such Contract at the end of its existing term; and (vii) no SE Contract requires consent for assignment in connection with the transactions contemplated by this Agreement, except in each case for such Defaults or cancellations which individually or in the aggregate, would not have a Material Adverse Effect. True and complete copies of the SE Contracts have been made available to PMSI. All of the indebtedness of any SE Entity for money borrowed is prepayable at any time by such SE Entity without penalty or premium.

    (b) SCHEDULE 3.15(b) sets forth all Contracts identified in Section 3.15(a) to which Source US is a party that relate to the conduct of the European Business. On the Closing Date, each such Contract will have been duly assigned to Source Europe or one of its Subsidiaries.

    SECTION 3.16. LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of Source US, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any SE Entity, or against any director, employee or employee benefit plan of any SE Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, nor are there any Orders of any Governmental Authorities, or arbitrators outstanding against any SE Entity, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

    SECTION 3.17. STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by Source US, any SE Entity or any of their respective Affiliates for inclusion in the proxy materials to be filed by PMSI with the SEC will be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by Source US, any SE Entity or any of their respective Affiliates for inclusion in any documents to be filed by PMSI, an SE Entity or any of their respective Affiliates with any Governmental Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that Source US, any SE Entity or any of their respective Affiliates is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

    SECTION 3.18. CONSENTS. Neither Source US nor any SE Entity or any of their respective Affiliates has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any Consents referred to in Section 6.1(p) and (r) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section 6.1(r).

    SECTION 3.19. LICENSES, PERMITS AND GOVERNMENTAL APPROVALS. All Permits issued or granted to an SE Entity by any Governmental Authority have been duly obtained, are valid and in full force and effect, and are not subject to any pending or, to Source US's Knowledge, threatened (in writing) administrative or judicial proceeding to revoke or cancel such Permits or declare such Permits invalid in any respect, except for such Permits the absence of which, or the invalidity, revocation, cancellation, or the declaration of invalidity in respect of which, has not had and is not likely to have, in the aggregate, a Material Adverse Effect. None of the operations of the SE Entities is being conducted in a manner which violates any of the terms or conditions under which any Permit was granted except for such violations which singly, or in the aggregate, have not had, and are not likely to have, a Material Adverse Effect. The SE Entities have performed all obligations required to be performed by them to date under, and are not in default in respect of, any Permit, and no failure to perform any obligation required to be performed and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, except for such failures to perform, defaults or events which, singly or in the aggregate, have not had, and are not likely to have, a Material Adverse Effect. On the Closing Date, after giving effect to the transactions contemplated hereunder, Source Europe and its Subsidiaries shall have all Permits necessary to permit the continued lawful operation of the European Business in substantially the same manner as such operations have heretofore been conducted.

    SECTION 3.20. TRANSACTIONS WITH DIRECTORS, OFFICERS AND AFFILIATES. Except as set forth in the Transaction Documents, and except for transactions, agreements or arrangements (i) between Source Europe and any of its Subsidiaries or between such Subsidiaries or (ii) having terms substantially identical to those which could have been obtained from a third party on an arms length basis and in which the aggregate value of each such transaction, agreement or arrangement does not exceed $100,000, since June 30, 1997, there has been no transaction, agreement or arrangement between Source Europe or any of its Subsidiaries and (a) Source US, (b) any Affiliate of Source US, (c) any director or officer of Source US, or of any Affiliate of Source US (other than Source Europe or any Subsidiary thereof) or (d) any Associate of any individual described in clause (b) or (c) above (each Person described in clause (a), (b), (c) or (d) being herein referred to as an "Interested Party" and collectively as the "Interested Parties"). None of the material Assets of Source Europe or of any of its Subsidiaries is in the possession of any Interested Party, and none of Source Europe or any of its Subsidiaries uses any property or Assets owned by any Interested Party.

    SECTION 3.21. BROKERS AND FINDERS. With the exception of Montgomery Securities, Source US has not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement that would be entitled to a broker's, finder's or similar fee or commission in connection therewith. Source US shall make all payments to which Montgomery Securities shall be entitled.

    SECTION 3.22. STOCK COLLATERAL. On the date hereof, Source US shall have delivered to PMSI the Pledge Agreement, the Note and the PMSI Stock Collateral and the Initial Source Stock Collateral, accompanied in each case by appropriate stock transfer powers duly endorsed for transfer to PMSI, pursuant to the terms of the Pledge Agreement. Source Informatics America Inc. is party to that certain Amended and Restated Alpha Database License Agreement dated as of July 1, 1994 with Walsh International Holdings Limited and PMSI.

    SECTION 3.23. 1998 BUDGET. On the date hereof, Source US shall have delivered to PMSI a copy of the 1998 Budget, certified by the Chief Financial Officer of Source US as the 1998 Budget to which this Agreement relates.

                                  ARTICLE IV.
                     REPRESENTATIONS AND WARRANTIES OF PMSI

    PMSI hereby represents and warrants to Source US as follows:

    SECTION 4.1. AUTHORITY OF PMSI; NO BREACH BY AGREEMENT.

    (a) PMSI is a corporation duly organized and existing in good standing under the Laws of the State of Delaware. PMSI has the corporate power and authority necessary to execute, deliver, and perform its obligations under the Transaction Documents to which it is a party and to consummate the transactions contemplated thereunder. The execution, delivery, and performance of the Transaction Documents to which it is a party and the consummation of the transactions contemplated therein have been duly and validly authorized by all necessary corporate action in respect thereof on the part of PMSI. This Agreement and the Pledge Agreement represent and the other Transaction Documents to which it is a party will, as of the Closing Date, represent, legal, valid, and binding obligations of PMSI, enforceable against PMSI in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

    (b) Neither the execution and delivery by PMSI of the Transaction Documents to which it is a party, nor the consummation by PMSI of the transactions contemplated thereby, nor compliance by PMSI with any of the provisions thereof, will (i) conflict with or result in a breach of any provision of PMSI's certificate of incorporation or bylaws or any resolu-tion adopted by the board of directors or the stockholders of PMSI or anySubsidiary of PMSI, or (ii) constitute or result in a Default, or require any Consent, or result in the creation of any Lien on any Asset of PMSI orany of its Subsidiaries or (iii) violate or conflict with any Law, in each case other than such Defaults, Consents, Liens or violations that could not lead or have not led, and could not or are not likely to have, a Material Adverse Effect.

    (c) Other than any filings under the HSR Act or any similar notifications, reports or filings with applicable European Governmental Authorities, no notice to, filing with, or Consent of, any Governmental Authority is necessary for the consummation by PMSI of the transactions contemplated in the Agreement and the other Transaction Documents to which it is a party.

    SECTION 4.2. INVESTMENT INTENT. PMSI is acquiring the PMSI Shares and the Membership Interests (collectively, the "Securities") for its own account and not with a view towards the resale, transfer or distribution thereof, nor with any present intent of distributing the Securities, but subject, nevertheless, to any requirement of Law that the disposition of the Securities shall at all times be within PMSI's control, and without prejudice to PMSI's right at all times to sell or otherwise dispose of all or any part of such Securities in accordance with applicable Laws.

    SECTION 4.3. BROKERS AND FINDERS. With the exception of Cowen & Company, PMSI has not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement that would be entitled to a broker's, finder's or similar fee or commission in connection therewith. PMSI shall make all payments to which Cowen & Company shall be entitled.

                                   ARTICLE V.
             CERTAIN COVENANTS AND AGREEMENTS OF SOURCE US AND PMSI

    SECTION 5.1. ACCESS AND INFORMATION. After the date hereof to the Closing Date, Source US shall (a) permit PMSI and its Representatives to have such access, during regular business hours and upon reasonable advance notice, to the properties, accountants, personnel and books and records (including without limitation all records, permits, reports and data) of the SE Entities as PMSI shall from time to time reasonably request and (b) cause its officers and the officers of the SE Entities to furnish PMSI and its Representatives with such financial and operating data and other information with respect to the business, properties and obligations of the SE Entities as they may from time to time reasonably request. As soon as reasonably practicable after they become available, PMSI shall furnish to PMSI consolidated financial statements for the SE Entities for each monthly period after June 30, 1997 and prior to the Closing Date in each case as prepared by Source US consistent with its preparation of the SE Financial Statements (the "Monthly Statements").

    SECTION 5.2. CONDUCT OF BUSINESS. From the date hereof to the Closing, Source US (i) shall conduct the European Business in the OrdinaryCourse of Business and shall cause Source Europe to conduct its business, and each of the SE Subsidiaries to conduct its business, in the Ordinary Course of Business,
(ii) will use all reasonable best efforts to preserve the SE Entities' relationships with their customers, suppliers and others doing business with the SE Entities, (iii) preserve intact the business organization and Assets and maintain the rights and franchises of the SE Entities, (iv) make such expenditures with respect to the European Business, and cause Source Europe and its Subsidiaries to make such expenditures, in accordance with the amounts and the timing set forth in the 1998 Budget and (v) shall not take any action of the type described in
Section 3.7(l) through (z) without the prior written consent of PMSI. In addition, Source US will take, and will cause Source Europe and its Subsidiaries to take, any reasonable action to insure that none of the representations and warranties of Source US contained in this Agreement is untrue or incorrect as of the Closing Date.

    SECTION 5.3. REASONABLE EFFORTS. Source US shall make (and shall cause its Affiliates to make) all reasonable efforts to take all actions and to do all things necessary, proper or advisable to obtain all of the Consents set forth in
SCHEDULE 3.2 and to consummate the transactions contemplated by the Transaction Documents. PMSI shall make all reasonable efforts to take all actions and to do all things necessary, proper or advisable to obtain all of the Consents set forth in SCHEDULE 4.1 and to consummate the transactions contemplated by the Transactions Documents.

    SECTION 5.4. GOVERNMENTAL FILINGS. As soon as practicable after the date hereof, Source US shall cause Source Europe to make, and PMSI shall make, or cause to be made, any and all filings and submissions to any Governmental Authority which are required to be made in connection with the transactions contemplated by the Transaction Documents, including, without limitation, any and all filings and submissions required under the HSR Act or similar notifications, reports or filings with applicable European Governmental Authorities. Each of the parties hereto agrees to give each of the other parties hereto written notice of any notification that it receives from the Department of Justice, the Federal Trade Commission or any other applicable Governmental Authority with respect to the filings described above.

    SECTION 5.5. PROXY STATEMENT. PMSI shall call a stockholders' meeting for the purpose of voting upon adoption of this Agreement and the NDC-PMSI Transaction and such other related matters as it deems appropriate, and in connection, will prepare, and file with the SEC, a proxy statement (the "Proxy Statement"). Source US shall cooperate in the preparation and filing of the proxy statement and shall furnish all information concerning it and the SE Entities as PMSI may reasonably request in connection with such action.

    SECTION 5.6. NOTIFICATION OF CERTAIN MATTERS. Source US shall have the obligation prior to the Closing to give prompt notice to PMSI of(i) the occurrence, or non-occurrence, of any event whose occurrence, or non-occurrence, would be likely to cause any representation or warranty ofSource US contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date and (ii) any failure by Source US to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; PROVIDED, HOWEVER, that the delivery of (or failure to deliver) any notice pursuant to this Section 5.6 shall not limit or otherwise affect the remedies available hereunder to PMSI.

    SECTION 5.7. TRANSACTION DOCUMENTS. (a) Subject to satisfaction or waiver of the conditions contained in Section 6.2, Source US shall, and shall cause each of its respective Affiliates which is intended to be a party to any Transaction Document to, execute each such Transaction Document and deliver the same to PMSI.

    (a) Subject to satisfaction or waiver of the conditions contained in Section 6.1, PMSI shall execute, and shall cause PMSI Scott-Levin, Inc. ("SLA"), with respect to the PMSI Scott-Levin Agreement, to execute, and deliver to Source US such Transaction Documents to which it is intended that PMSI or SLA be a party thereto.

    SECTION 5.8. SETTLEMENT OF INTERCOMPANY ACCOUNTS AT CLOSING. On the Closing Date, all receivables, payables, loans, cash overdrafts and other accounts as of the Closing Date between PMSI and its Subsidiaries, on the one hand, and Source US and its Subsidiaries (including Source Europe and its Subsidiaries), on the other hand, shall be settled by payment in full in cash of such amounts effective as of the Closing Date. The obligations of Source US and its Subsidiaries to PMSI and its Subsidiaries hereunder shall be secured by the Collateral pursuant to the terms of the Pledge Agreement.

    SECTION 5.9. AMENDMENTS TO TRANSACTION DOCUMENTS. None of Source US or any of its Affiliates shall amend or modify any Transaction Document prior to the Closing Date without the consent of PMSI.

    SECTION 5.10. ADDITIONAL SHARES. Source US hereby agrees to use its best efforts to deliver the Additional Shares to Source Europe as promptly as practicable following the Closing Date.

    SECTION 5.11. DATABASE. Source US shall deliver to PMSI for the benefit of the SE Operating Subsidiaries on the Closing Date all copies of the databases related to the European Business held or maintained by Source US or any of its Subsidiaries or Affiliates, together with any data or database derived from such databases (collectively, the "European Databases"), whether stored on paper, disk, tape or other format. Source US agrees and acknowledges that the European Databases constitute the sole and exclusive property of the SE Operating Subsidiaries and that Source US has no rights or interests therein except that Source US may use the European Databases to provide Transition Services to Source Europe and its Subsidiaries during the Transition Services Period. Source US hereby covenants and agrees that upon the earlier of (i) the expiration of the TransitionServices Period and (ii) the date on which Source Europe shall have informed Source US in writing that it no longer required TransitionServices under the Transition Services Agreement, then Source US shall within five Business Days thereafter deliver to the SE Operating Subsidiaries the European Databases used during the Transition Services Period, together with all updates thereto or improvements thereon.

    SECTION 5.12. LINE OF CREDIT. (a) PMSI hereby agrees that it shall make loans (the "Loans") to Source US under the line of credit established pursuant to this Section 5.12 (the "Line of Credit") from time to time during the period (the "Commitment Period") commencing from the date hereof to the earlier of (i) the Closing Date and (ii) the Termination Date in an aggregate amount at any one time outstanding not to exceed $10,000,000 (subject to increase by up to an additional $2 million (the "Incremental Amount") to $12,000,000 at the request of Source US and the approval thereof by PMSI in its sole discretion). During the Commitment Period, Source US may borrow, prepay and re-borrow the Loans, all in accordance with this Section 5.12; PROVIDED that Source US shall give PMSI at least ten Business Days written notice prior to the making of any Loan hereunder. The Loans shall be evidenced by a Note, in substantially the form set forth on Exhibit F hereto (the "Note"). The Note shall bear interest until its due date on the principal amount thereof from time to time outstanding at an annual rate equal to 2% per annum plus the Prime Rate. Such rate of interest shall be computed on the basis of a year of 365 days and the actual number of days elapsed, and shall change when and as the Prime Rate is changed, and any such change in the Prime Rate shall become effective at the opening of business on the day on which such change is adopted. Interest on the Note shall be payable upon any payment of the Note, whether at maturity, by prepayment, upon termination or otherwise.

    (b) Source US hereby agrees that the proceeds from any Loan made to Source US under the Line of Credit after August 31, 1997 shall be previously approved in writing by PMSI; PROVIDED HOWEVER that in no event shall any such Loan be used to acquire or carry "Margin Stock" or for any other purpose that might constitute any of the Loans a "purpose credit" within the meaning of the margin regulations.

    (c) The Line of Credit shall terminate and the amounts of all Loans outstanding, together with all accrued and unpaid interest thereon, shall become immediately due and payable without any notice, presentation, demand or otherwise, upon the breach by Source US of any provision of this Section 5.12, including without limitation, the application of the proceeds from any Loan other than in accordance with Section 5.12(b). Otherwise, all Loans outstanding, together with all accrued and unpaid interest thereon, shall be due and payable in cash at Closing; PROVIDED HOWEVER that the Budgeted Post August Loans shall be repaid in accordance with Section 2.1.

    (d) Source US hereby pledges to PMSI, and grants to PMSI a first priority perfected security interest in the Collateral in respect of its obligations set forth in this Section 5.12, and in connection therewith,has entered into on the date hereof, that certain Pledge Agreement, in the form attached hereto as Exhibit E.

    (e) Each of PMSI and Source hereby agrees that if the Closing shall not have occurred by January 31, 1998 or if the Agreement shall have been terminated prior thereto, then on the earlier of such dates (the "Termination Date") (i) Source US shall pay to PMSI in cash on the Termination Date all interest accrued and unpaid on the Loans as of that date and (ii) the amount of Loans then outstanding under the Line of Credit less the net realizable value of the PMSI Stock Collateral shall be converted into a two-year term loan (the "Term Loan"). The Term Loan shall be secured by the Adjusted Source Stock Collateral, shall bear interest at an annual rate equal to 2% per annum plus the Prime Rate (calculated in accordance with Section 5.12(a)) and interest thereon shall be payable quarterly in arrears. Source US shall take all other actions and do all things necessary, proper or advisable to evidence the Term Loan and to maintain PMSI's first priority perfected security interest in the Source Stock Collateral, including without limitation, the execution and delivery of a loan agreement, note, pledge agreement and all other documents or instruments related thereto. On the Termination Date, PMSI shall have the right, without the payment of any additional consideration, to cancel the PMSI Stock Collateral or to dispose of or transfer the PMSI Stock Collateral to another Person or to take any other action with respect to the PMSI Stock Collateral as PMSI may elect, and Source US shall have no further rights or interests with respect to the PMSI Stock Collateral. For purposes of this Section 5.12(e), the net realizable value per share of the PMSI Stock Collateral shall equal 92% of the average closing price of the shares of common stock, par value $.01 per share, of PMSI on the Nasdaq Stock Market over the twenty trading day period immediately following the date that is ten days following the Termination Date. Notwithstanding the foregoing, if prior to the determination of such average closing price, PMSI shall have determined to dispose of the PMSI Stock Collateral in a commercially reasonable manner, then the net realizable value of the PMSI Stock Collateral shall equal the net cash proceeds from such sale.

    (f) Source US hereby agrees that at the time on which PMSI shall have approved an increase in the line of credit by any portion of the Incremental Amount, Source US shall promptly deliver to PMSI the Additional Source Stock Collateral, accompanied by appropriate stock transfer powers duly endorsed for transfer to PMSI. Each of Source US and PMSI hereby agrees that no Loans shall be made with respect to such Incremental Amount until the Additional Source Stock Collateral shall have been delivered to PMSI in accordance with this
Section 5.12(f).

    SECTION 5.12. PROVISION OF CORPORATE RECORDS; ACCESS TO INFORMATION. On the Closing Date, Source US shall deliver to PMSI for the benefit of Source Europe all corporate books and records (including all active agreements, litigation files and governmental filings) of Source US and its Subsidiaries which relate primarily to the European Business (other than such books and records which are already in the possession of Source Europe and its Subsidiaries). From and after the Closing Date, Source US shall afford to PMSI and its authorized Representatives (including, without limitation, using reasonable efforts to give access to Persons or firms possessing Information (as defined below)) access and duplicating rights during normal business hours to all records, books, contracts, instruments,computer data and other data and information (collectively, "Information") relating to the European Business, insofar as such access is reasonably required by PMSI. Information may be requested under this
Section 5.13 for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations.

    SECTION 5.14. PRODUCTION OF WITNESSES. From and after the Closing Date, each party shall use reasonable efforts to make available to the other party, upon written request, its officers, directors, employees and agents as witnesses to the extent that any such person may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved.

    SECTION 5.15 PRESS RELEASES. Prior to the Closing Date, PMSI and Source US shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; PROVIDED, that nothing in this Section 5.15 shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to satisfy such party's disclosure obligations imposed by Law.

    SECTION 5.16 CONFIDENTIALITY. Each party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. Source US agrees that it will treat all confidential information with respect to Source Europe and its Subsidiaries in the same manner it would accord confidential information furnished to it by PMSI under this Agreement. If this Agreement is terminated prior to the Closing Date, each party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other party.

                                  ARTICLE VI.
                             CONDITIONS TO CLOSING

    SECTION 6.1. CONDITIONS TO OBLIGATIONS OF PMSI. The obligation of PMSI to perform its obligations hereunder is subject to the satisfaction (or waiver by PMSI) as of the Closing of the following conditions:

    (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. For purposes of this Section 6.1(a), the accuracy of the representations of Source US set forth in this Agreement shall be assessed on and as of the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date(provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Source US made in Section 3.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of Source US made in Sections 3.18 and 3.22 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Source US set forth in this Agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect; PROVIDED that for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications. Source US shall have performed, or shall have caused Source Europe to have performed, in all respects the covenants of Source US and/or Source Europe in
Article II and Sections 5.7, 5.8, 5.11 and 5.12 hereof, and in all material respects their other covenants contained in this Agreement, in each case required to be performed on or before the Closing Date; and Source US shall have delivered to PMSI a certificate dated the Closing Date and signed by authorized officers of Source US and Source Europe confirming the foregoing.

    (b) CLOSING CONDITIONS TO NDC-PMSI TRANSACTION. All conditions to the closing of the NDC-PMSI Transaction shall have been satisfied or waived and the consummation of the NDC-PMSI Transaction shall have occurred concurrently with the Closing.

    (c) CLOSING CONDITIONS TO NDC-SOURCE TRANSACTION. All conditions to the closing of the NDC-Source Transaction shall have been satisfied or waived and the consummation of the NDC-Source Transaction shall have occurred concurrently with the Closing.

    (d) MATERIAL CHANGE IN LIABILITIES. None of the SE Entities shall have incurred any Liability (except normal trade or business obligations incurred in the Ordinary Course of Business) which, individually or in the aggregate, have had, or are likely to have, a Material Adverse Effect.

    (e) CASUALTY LOSS OR DAMAGE. Since June 30, 1997, none of the SE Entities shall have incurred any casualty loss or damage to its Assets which loss or damage has had, or is likely to have, a Material Adverse Effect.

    (f) ADVERSE DEVELOPMENT. Since June 30, 1997, there has been no development in the business of the SE Entities which development has had, or is likely to have, a Material Adverse Effect.

    (g) REPAYMENT OF LINE OF CREDIT. The principal amount, together with all accrued interest thereon, of all outstanding Loans shall have been paid in full in cash to PMSI by Source US; PROVIDED, HOWEVER, that the Budgeted Post August Loans shall be repaid in accordance with Section 2.1.

    (h) TRANSACTION DOCUMENTS. The Transaction Documents shall have been executed and delivered by Source US and its Affiliates and with respect to the Escrow Agreement, by the Escrow Agent and the Stockholders Representative.

    (i) ASSIGNMENT OF CONTRACTS. All Contracts set forth in SCHEDULE 3.9(b) and
SCHEDULE 3.15 shall have been duly assigned to Source Europe or one of its Subsidiaries.

    (j) INDEMNIFICATION LETTER. Source Europe shall have delivered to NDC a letter pursuant to which Source Europe agrees to indemnify NDC for liabilities arising out of the European Business.

    (k) TRANSFER OF ASSETS. All Assets described in SECTION 3.9(e) shall have been duly assigned, transferred and delivered to Source Europe or one of its Subsidiaries, free and clear of any Liens.

    (l) SETTLEMENT OF INTERCOMPANY ACCOUNTS. Source US shall have settled in full in cash all amounts, if any, payable under Section 5.8 of this Agreement.

    (m) TRANSFER OF DATABASE. Source US shall have delivered the European Databases pursuant to Section 5.11 of this Agreement.

    (n) OPINION. PMSI shall have received an opinion dated the Closing Date of Reboul MacMurray Hewitt Maynard & Kristol, counsel to Source US, in form reasonably satisfactory to PMSI.

    (o) NO PROCEEDINGS. No Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits the consummation of the transactions contemplated by the Transaction Documents.

    (p) HSR ACT; EUROPEAN FILINGS. Any applicable waiting period under the HSR Act shall have expired or been terminated and any Consents required under the European Merger Rules shall have been obtained and such termination or Consents shall not be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of PMSI would so materially adversely impact the economic or business assumptions of the transactions contemplated by this Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

    (q) ACCOUNTANTS' REPORTS. Independent public accountants of recognized national standing shall have delivered unqualified reports (other than any qualification resulting from the failure to close the transactions contemplated hereunder) containing no material uncertainty, to the effect that the accountants have audited the financial statements of the SE Entities as of, and for the period ended, June 30, 1997, in accordance with GAAP and that such financial statements present fairly, in all material respects, the financial position of SE Entities at the dates thereof and the results of operations for the periods covered thereby in accordance with GAAP.

    (r) CONSENTS. All Consents set forth on SCHEDULE 3.2 shall have been obtained and in full force and effect and such Consents shall not be conditioned upon the compliance by Source Europe and its Subsidiaries withany provision restricting their ability to conduct their respective businesses or requiring compliance with standards, procedures or requirements which are higher or more burdensome than those to which Source Europe or its Subsidiaries are currently subject.

    (s) STOCKHOLDER APPROVAL. The stockholders of PMSI shall have the approved the transactions contemplated under this Agreement and the NDC-PMSI Transaction in accordance with the vote set forth in the Proxy Statement.

    (t) CASH AMOUNT. Source US shall have paid to Source Europe $9 million in cash concurrently with the Closing.

    SECTION 6.2. CONDITIONS TO OBLIGATIONS OF SOURCE US. The obligation of Source US to perform its obligations hereunder is subject to the satisfaction (or waiver by Source US) as of the Closing of the following conditions:

    (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of PMSI made in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as though made on and as of the Closing Date, and PMSI shall have performed in all material respects its covenants contained in this Agreement required to be performed by the time of the Closing.

    (b) NO PROCEEDINGS. No Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits the consummation of the transactions contemplated by this Agreement.

    (c) HSR ACT; EUROPEAN FILINGS. Any applicable waiting period under the HSR Act shall have expired or terminated and any Consents required under the European Merger Rules shall have been obtained.

    (d) TRANSACTION DOCUMENTS. The Transaction Documents to which PMSI is a party shall have been executed and delivered by PMSI.

    (e) SETTLEMENT OF INTERCOMPANY ACCOUNT. PMSI shall have settled in full in cash all amounts, if any, payable under Section 5.8 of this Agreement.

    (f) CLOSING CONDITIONS TO NDC-SOURCE TRANSACTION. All conditions to the closing of the NDC-Source Transaction shall have been satisfied or waived and the consummation of the NDC-Source Transaction shall have occurred concurrently with the Closing.

                                  ARTICLE VII.
                                  TERMINATION

    SECTION 7.1. TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time on or prior to the Closing Date:

    (a) by mutual agreement in writing of PMSI and Source US;

    (b) by PMSI (provided that it is not in material breach of any representation, warranty, covenant or agreement under this Agreement) (i) on or after January 31, 1998, by notice to Source US if any of the conditions to the obligations of PMSI contained herein shall not have been satisfied or, if unsatisfied, shall not have been waived in writing on or prior to such date and
(ii) at any time, if Source US has materially breached any representation, warranty, covenant or agreement in this Agreement and Source US, after receipt of written notice thereof from PMSI, cannot reasonably be expected to cure such breach on or prior to January 31, 1998;

    (c) by Source US (provided that it is not in material breach of any representation, warranty, covenant or agreement under this Agreement) (i) on or after January 31, 1998, by notice to PMSI if any of the conditions to the obligations of Source US contained herein shall not have been satisfied or, if unsatisfied, shall not have been waived in writing on or prior to such date and
(ii) at any time, if PMSI has materially breached any representation, warranty, covenant or agreement in this Agreement, and PMSI, after receipt of written notice thereof from Source US, cannot reasonably be expected to cure such breach on or prior to January 31, 1998; or

    (d) by PMSI if the stockholders of PMSI shall have failed at the meeting of stockholders called pursuant to Section 5.5 to approve the transactions contemplated under this Agreement and the NDC-PMSI Transaction in accordance with the vote set forth in the Proxy Statement.

    SECTION 7.2. PROCEDURE UPON TERMINATION. If the transactions contemplated by this Agreement are terminated pursuant to Section 7.1 hereof:

    (a) PMSI shall return all documents, work papers and other material of Source US relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Source US;

    (b) such termination shall not in any way limit or restrict the rights and remedies of any party hereto against any other party which has breached any of the agreements or other provisions of this Agreement prior to termination hereof; and

    (c) the provisions of Section 5.16 shall remain in full force and affect.

                                 ARTICLE VIII.
                                 MISCELLANEOUS

    SECTION 8.1. SURVIVAL. None of the representations and warranties contained in this Agreement or in any instrument delivered pursuant hereto shall survive the Closing, PROVIDED, that this Section 8.1 (i) shall not limit any covenant or agreement of the parties contained herein that by its terms contemplates performance after the Closing, (ii) shall not apply to the Transaction Documents (other than this Agreement) and (iii) shall not affect or limit in any manner the right of PMSI and its Subsidiaries and their respective officers, directors, controlling persons, Affiliates and Representatives to be indemnified from the proceeds of the Escrow Account in accordance with the terms of the Escrow Agreement.

    SECTION 8.2. EXPENSES. Each party shall pay its own expenses in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby unless the Closing shall fail to occur as a result of a breach by a party hereto, in which case the breaching party shall pay the out-of-pocket expenses of the non-breaching party.

    SECTION 8.3. CONSENT TO AMENDMENTS. This Agreement and the other Transaction Documents may be amended with the consent of Source US, PMSI and NDC, and in the case of the Escrow Agreement, shall also require the consent of the Escrow Agent and the Stockholders Representative.

    SECTION 8.4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Source US and its successors and assigns and shall inure to PMSI's benefit and to the benefit of its successors and assigns.

    SECTION 8.5. NOTICES. All communications to any party hereunder or under the other Transaction Documents shall be in writing and shall be delivered in person or sent by facsimile, telegram, telex, by registered or certified mail (postage prepaid, return receipt requested) or by reputable overnight courier to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.5) and shall be deemed to have been given as of the date so delivered or sent:

    IF TO SOURCE US, TO:
    Craven House
    Hampton Court Road
    Hampton Court
    Surrey KT8 9BX
    England
    Attention: Dennis Turner
    Fax: 44-181-977-9977

       WITH A COPY TO:
       Reboul, MacMurray, Hewitt, Maynard & Kristol
       45 Rockefeller Plaza
       New York, NY 10111
       Attention: Robert Schwed, Esq.
       Fax: (212) 841-5725

    IF TO PMSI, TO:
    45 Rockefeller Plaza
    New York, NY 10111
    Attention: Fred Kyle
    Fax: (212) 841-5760

       Willkie Farr & Gallagher
       One Citicorp Center
       153 E. 53rd Street
       New York, NY 10022
       Attention: William J. Grant, Jr., Esq.
       Fax: (212) 821-8111

    SECTION 8.6. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

    SECTION 8.7. GOVERNING LAW. This Agreement is being delivered and is intended to be performed in the State of New York, and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of such state without regard to principles of conflicts of law.

    SECTION 8.8. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

    SECTION 8.9. THIRD PARTY BENEFICIARIES. Except as set forth in the Escrow Agreement, in Section 8.3 with respect to NDC, the Escrow Agent and the Stockholders Representative and in Sections 5.10 and 5.11, with respect to Source Europe and its Subsidiaries following the Closing Date, this Agreement is not intended to confer upon any other Person any rights or remedies hereunder.

    SECTION 8.10. SEVERABILITY. If any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable, the validity, legality or unenforceability of the remaining provisions of this Agreement will not be affected thereby, and Source US and PMSI will use their reasonable efforts to substitute one or more valid, legal and enforceable provisions which, insofar as practicable, implement the purposes and intent hereof. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

    SECTION 8.11. ENTIRE AGREEMENT. This Agreement (including the schedules and exhibits hereto and the agreements, instruments and other documents referred to herein and therein, including, without limitation, the Transaction Documents) constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes any prior negotiations, commitments, understandings or agreements, both written and oral, between the parties and any of them with respect to the subject matter hereof.

    IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                          SOURCE INFORMATICS INC.
                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                          PHARMACEUTICAL MARKETING SERVICES INC.
                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                                                      APPENDIX C

                                  August 18, 1997

Independent Committee of the Board of Directors

Pharmaceutical Marketing Services Inc.

45 Rockefeller Plaza, Suite 912

New York, New York 10111

Ladies and Gentlemen:

    You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to Pharmaceutical Marketing Services Inc. (the "Company"), of the Consideration (as hereinafter defined) to be paid in the Transaction (as hereinafter defined) with Source Informatics Inc. ("Source") and National Data Corporation ("NDC"). For the purpose of this opinion, the "Transaction" means the transactions described below pursuant to that certain draft Stock Purchase Agreement between the Company and NDC dated August 15, 1997 and that certain draft Securities Transfer Agreement dated August 16, 1997 between the Company and Source (the "Agreements").

    As more specifically set forth in the Agreements, and subject to certain terms and conditions thereof and pursuant thereto, the Company will sell its equity interest in the Source Joint Venture (the "JV") and the Company's Over-the-Counter Business ("OTC Business") in exchange for an aggregate consideration (the "Consideration") consisting of (i) a cash amount equal to $15,500,000, less balance sheet adjustments, if any; (ii) 1,059,829 shares of NDC common stock (the "Base Amount"), subject to a collar set forth in the Agreements, such that (a) in the event the average closing price of NDC determined by the ten consecutive full trading days ending at the tenth trading day immediately proceeding the closing of the Transaction (the "Average Closing Price") is greater than $50.50, the Base Amount shall be adjusted to equal the number of NDC common shares, rounded to the nearest whole share, obtained by dividing the product of the Base Amount and $50.50 by the Average Closing Price, and; (b) in the event the Average Closing Price is less than $37.25, the Base Amount shall be adjusted to equal the number of NDC common shares, rounded to the nearest whole share, obtained by dividing the product of the Base Amount and $37.25 by the Average Closing Price; (iii) Source's European operations ("Source Europe"); and (iv) 918,254 shares of common stock of the Company transferred by Source pursuant to that certain draft Securities Transfer Agreement dated August 16, 1997.

    In the ordinary course of its services, Cowen & Company ("Cowen") is regularly engaged in the valuation and pricing of businesses and their securities and in advising corporate securities issuers on related matters.

    In arriving at our opinion, Cowen has, among other things:

    (1) reviewed the Company's financial statements for the fiscal years ended June 30, 1995, 1996 and draft 1997, certain publicly available filings with the Securities and Exchange Commission and certain other relevant financial and operating data of the Company, the JV, the OTC Business and Source Europe;

    (2) reviewed the financial statements of NDC for the fiscal years ended May 31, 1995, 1996 and 1997, certain publicly available filings with the Securities and Exchange Commission and certain other relevant financial and operating data of NDC;

    (3) held meetings and discussions with management and senior personnel of the Company, Source, including Source Europe, and NDC to discuss the business, operations, historical financial results and future prospects of the Company, the JV, the OTC Business, Source Europe and NDC, including an analysis of the strategic and operating benefits anticipated from the Transaction;

    (4) reviewed financial projections furnished to us by the management of the Company and Source, including, among other things, the capital structure, sales, net income, cash flow, capital requirements and other data of the Company and Source as we deemed relevant;

    (5) reviewed the publicly available financial projections of NDC furnished to us by the management of NDC for the fiscal year ended May 31, 1998 as set forth in the published reports of recognized securities industry analysts;

    (6) reviewed the results of our analyses of the Company and NDC in comparison with other similar publicly traded companies;

    (7) reviewed the respective historical prices and trading activity of the securities of the Company and NDC from August 13, 1996 to August 12, 1997 and compared those trading histories with those of other companies which we deemed relevant; and,

    (8) analyzed the potential proforma financial effects of the Transaction as it relates to the Company and NDC.

    On August 15, 1997, the closing price of the common stock of the Company in the last transaction reported by the Nasdaq National Market was $12.375 per share and the closing price of the common stock of NDC in the last transaction reported by the New York Stock Exchange was $37.563 per share.

    In arriving at our opinion, we have not made, obtained or assumed any responsibility for any independent evaluation of any such properties and facilities or of the assets and liabilities (contingent or otherwise) of the Company, the JV, the OTC Business, Source Europe or NDC, nor have we made any independent evaluation of the prospects, ongoing viability or any solvency analysis of Source Europe. In rendering our opinion, we relied upon the Company's management with respect to the accuracy and completeness of the financial and other information furnished to us as described above and have not assumed any responsibility for independent verification of such information. We have assumed that the financial projections prepared and provided to us by the respective managements of the Company and Source (including projections of the JV and Source Europe) represent the best current judgment of these managements as to the future financial condition and results of operations of the Company and Source, and have assumed that the projections have been reasonably prepared based upon such current judgment. Although management of NDC did not make financial projections of NDC available to us, we have reviewed the financial forecasts of recognized securities industry analysts who publish research reports on NDC, and we have confirmed the reasonableness and achievability of such forecasts with NDC management.

    We have also taken into account our assessment of general economic, market, and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion necessarily is based upon regulatory, economic, market and other conditions as they exist on, and the information made available to us as of, the date hereof. Subsequent developments may affect this opinion, and we do not have any obligation to update, revise or reaffirm this opinion. With respect to all legal matters relating to the Company, Source and NDC and the Transaction, we have relied on the advice of legal counsel to the Independent Committee of the Board of Directors of the Company. With respect to tax treatment relating to the Transaction, we have relied, with your permission, on the advice of tax experts to the Company, the Board of Directors and the Independent Committee of the Board of Directors.

    This opinion does not constitute a recommendation of the Transaction over any other alternative transactions which may be available to the Company and does not address the underlying business decision of the Independent Committee of the Board of Directors of the Company to proceed with or effect the Transaction. This opinion shall not constitute a recommendation to any security holder to vote in favor of the Transaction. We are not expressing any opinion as to what the value of the Company's or NDC's common stock actually will be when the Consideration is paid to the Company pursuant to the Transaction, or the price at which the Company's or NDC's common stock will trade prior or subsequent to the

Transaction. This opinion and the contents hereof may not be published, disseminated, referred to, summarized, described or otherwise used, nor shall any public reference to Cowen be made, without our prior written consent, provided that this opinion and the contents hereof may be included in its entirety in any registration statement or proxy statement with respect to the Transaction, provided further that any description of or reference to Cowen or summary of this opinion and the contents hereof will be in a form reasonably acceptable to Cowen and its counsel. Furthermore, our consent to such inclusion of our opinion shall in no way be deemed an admission or acknowledgment by Cowen that we are within the class of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

    We have acted as financial advisor to the Independent Committee of the Board of Directors of the Company in connection with the Transaction and will receive a fee for our services. We will also receive a fee for rendering this opinion, and an additional fee is payable upon the consummation of the Transaction. In addition, in the ordinary course of its business, Cowen trades securities of the Company and NDC for its own account and for the accounts of its customers, and, accordingly, it may at any time hold a long or short position in such securities.

    On the basis of our review and analysis, as described above, it is our opinion as investment bankers that, as of the date hereof, the Consideration to be paid to the Company in the Transaction is fair, from a financial point of view, to the Company.

                                          Very truly yours,

                                          COWEN & COMPANY

                                                                      APPENDIX D

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. THIS SUMMARY IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF THE MATTERS COVERED IN THIS PROXY STATEMENT/ PROSPECTUS AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS, INCLUDING THE ANNEXES HERETO, AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS. THE MERGER AGREEMENT IS SET FORTH IN ANNEX A TO THIS PROXY STATEMENT/PROSPECTUS AND REFERENCE IS MADE THERETO FOR A COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER. STOCKHOLDERS ARE URGED TO READ CAREFULLY THE ENTIRE PROXY STATEMENT/PROSPECTUS, INCLUDING THE ANNEXES. AS USED IN THIS PROXY STATEMENT/PROSPECTUS, THE TERMS "NDC" AND "SOURCE" REFER TO SUCH CORPORATIONS, RESPECTIVELY, AND WHERE THE CONTEXT REQUIRES, SUCH CORPORATIONS AND THEIR RESPECTIVE SUBSIDIARIES, EXCEPT THAT "SOURCE" SHALL, EXCEPT WHERE NOTED, REFER TO SUCH CORPORATION AND ITS SUBSIDIARIES AFTER GIVING EFFECT TO THE DIVESTITURE (HEREINAFTER DEFINED).

PARTIES TO THE MERGER

    NDC. NDC is a Delaware corporation that was incorporated in 1967. NDC is a leading provider of high-volume information services and application systems to the health care and payment systems markets. NDC serves a diverse customer base comprised of almost 120,000 health care providers, 3,500 health care plans, more than 750,000 merchant locations, 35,000 corporations and 400 banking institutions, as well as federal and state government agencies. NDC markets its services directly to merchants and health care providers and indirectly through business alliances with a wide range of banks, insurance companies and distributors.

    NDC is one of the largest independent providers of health care information services and integrated payment systems and services in the United States, processing transactions at an annualized rate of approximately 3 billion at the end of fiscal 1997. NDC provides electronic claims processing and adjudication services, practice management systems, electronic data interchange ("EDI") services, billing services, business office management services and clinical data base information for pharmacies, dentists, physicians, hospitals, health maintenance organizations, managed care companies, clinics and nursing homes, as well as other health care providers. Management believes that NDC is the largest independent processor of real-time health care transactions in the country, and that it is well positioned to capitalize on the growing demand for cost containment and improved patient care in the health care industry. By the end of fiscal 1997, approximately 41% of NDC's total revenue was derived from NDC's health care systems and services, which represent the fastest growing portion of NDC's business.

    NDC's Global Payment Systems LLC subsidiary ("Global Payment Systems" or "Global") offers such services as authorization, equipment deployment, customer support, back office processing, merchant accounting and card issuing services on an outsourcing basis for banks and other participants in the payment systems industry. Global also offers information reporting and EDI services, cash management systems and services and electronic tax filing and payment services to government and corporate customers. In recent years, NDC has expanded the range of payment instruments services offered and distribution channels. NDC recently introduced a purchase card processing program that provides electronic payment capabilities for business-to-business purchasing transactions. Approximately 29% of NDC's total revenue for fiscal 1997 was derived from Global.

    The Integrated Payment Systems business unit provides a broad range of payment acceptance services primarily in partnership with banks. Under its Bank Alliance Program, as well as through other distribution channels, it adds sales, marketing and risk management services to the range of services provided by Global Payment Systems. NDC's Integrated Payment Systems unit accounted for approximately 30% of NDC's total revenue for fiscal 1997.

    For the year ended May 31, 1997, NDC reported total revenues of $433.9 million, and net income of $38.8 million. As of May 31, 1997, NDC had total consolidated assets of $521.7 million and consolidated stockholders' equity of $277.5 million.

    NDC's principal executive offices are located at National Data Plaza, Atlanta, Georgia 30329-2010, and its telephone number is (404) 728-2000. For additional information regarding NDC and its business, see "Available Information," "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" and "--Selected Financial Data."

    SOURCE. Source is a leading provider of proprietary health care information, technology and consulting services, primarily to the pharmaceutical and retail pharmacy markets. Source's services enable clients to better understand individual prescriber, payer, consumer, pharmaceutical manufacturer, pharmacy benefit manager and retail pharmacy behavior in order to compete more effectively in the market place. Source typically enters into significant, long-term relationships with its clients, providing integrated services to executives in the sales, marketing, market research and information technology areas of these organizations.

    Source provides a broad array of information, data mining and integrated marketing decision-making tools. The Source database is a repository of intelligence on managed care organizations, prescribers, retailers, prescriptions and non-personalized patient data. The principal database (the "Alpha Database") contains information on 1.6 billion prescriptions dispensed by retail and mail order pharmacies over the previous 12 months. Over 90% of the prescriptions in the Alpha Database are matched to over 1,000,000 prescribers, linking them at the individual script level. Source jointly exploits its databases in an operating venture with Pharmaceutical Marketing Services Inc. ("PMSI"). Simultaneously with the consummation of the Merger, NDC will acquire all of PMSI's interest in such operating venture ("Source US") through the acquisition of PMSI Database to which PMSI contributed all of its interest in Source US. See "The Merger--General."

    Source provides critical competitive intelligence for client companies' sales representatives, linking the dispensed prescriptions back to the prescribers in their territory. Source also provides sales force managers with direct and comparative benchmarks to measure sales force performance and determine compensation at the individual territory level. Source's services enable client companies to target prescribers by their overall prescribing habits or by the mode of payment for prescriptions they write. Clients can identify the highest potential prescribers and their specific characteristics, and access market intelligence on the prescriber's practice. Other services match prescriptions to more than 850 health care payment plans, profiling the individual managed care plans and providing insight into their strategies. Source has recently launched new database services to enable pharmaceutical company clients to measure market share activity at the individual pharmacy level.

    For the year ended June 30, 1997 Source generated total revenues of $59.9 million and net income of $6.5 million. Source has 400 employees. Source's principal executive offices are located at 2394 East Camelback Road, Phoenix, Arizona, 85016 and its telephone number is (602) 381-9500. For additional information regarding Source and its business, see "Source Informatics Inc." and "--Selected Financial Data."

    As a condition to the consummation of the Merger, prior to the Effective Time, Source shall, pursuant to that certain Securities Transfer Agreement between Pharmaceutical Marketing Services, Inc. ("PMSI") and Source (the "Source Divestiture Agreement"), complete the divestiture (the "Divestiture") of (i) its business operated in Europe as of August 20, 1997 ("Source Europe"), (ii) all of the shares of PMSI held by Source or any subsidiary of Source, and (iii) all of the stock of those subsidiaries conducting the European business. See "--Divestiture of Source Europe."

SPECIAL MEETING; RECORD DATE

    The Special Meeting will be held at 9:30 a.m., local time on December 15, 1997, at The Lotos Club, 5 East 66th Street, New York, New York. At the Special Meeting, Source's stockholders will consider and vote upon adoption of the Merger Agreement and the consummation of the transactions contemplated therein, and transact such other business as may properly come before the Special Meeting. Source's Board of Directors has fixed the close of business on November 3, 1997, as the record date for determining the Source stockholders entitled to receive notice of and to vote at the Special Meeting (the "Record Date"). As of the Record Date, there were 5,800,193 shares of Source Common Stock and 1,041,667 shares of Source Preferred Stock issued and outstanding and entitled to be voted at the Special Meeting. For additional information with respect to the Special Meeting, including the Record Date and votes required for adoption, see "GENERAL INFORMATION."

THE MERGER

    GENERAL. The Merger Agreement provides that Sub shall merge with and into Source, which shall be the surviving corporation of the Merger and, as a result thereof, become a wholly-owned subsidiary of NDC. At the time the Merger becomes effective, (x) each outstanding share of Source Common Stock (excluding shares held by Source or any of its subsidiaries or by NDC or any of its subsidiaries, and excluding shares as to which dissenters' rights are perfected) shall cease to be outstanding and shall be converted into and exchanged for the right to receive cash and shares of NDC Common Stock, and (y) each outstanding share of Source Preferred Stock (excluding shares held by Source or any of its subsidiaries or by NDC or any of its subsidiaries, and excluding shares as to which dissenter's rights are perfected) shall be converted into the right to receive cash. Pursuant to the NDC Rights Agreement, each share of NDC Common Stock issued in connection with the Merger upon conversion of the Source Common Stock shall be accompanied by an NDC Right (hereinafter defined). If the Merger Agreement is adopted at the Special Meeting, all required governmental and other consents and approvals are obtained, and all of the other conditions to the obligations of the parties to consummate the Merger are either satisfied or waived (as permitted), the Merger will be consummated. A copy of the Merger Agreement is set forth in ANNEX A to this Proxy Statement/Prospectus. See "The Merger."

    Simultaneously with and as a condition to the consummation of the Merger, NDC will consummate the acquisition (the "Stock Purchase") of all of the outstanding shares of common stock of PMSI Database Holdings, Inc. ("PMSI Database") pursuant to that certain Stock Purchase Agreement, dated as of August 20, 1997 (the "Stock Purchase Agreement"), by and among PMSI, PMSI Database and NDC. If the Stock Purchase Agreement is adopted by the stockholders of PMSI at a special meeting called therefor, all required governmental and other consents and approvals obtained, and all of the other conditions to the obligations of the parties to consummate the Stock Purchase are either satisfied or waived (as permitted), the transactions contemplated by the Stock Purchase Agreement will be consummated.

    EXCHANGE RATIOS. The Merger Agreement provides that upon consummation of the Merger:

    (a) Subject to a working capital adjustment (discussed below), each outstanding share of Source Common Stock (excluding shares held by Source or any of its subsidiaries or by NDC or any of its subsidiaries, and excluding shares of Source Common Stock as to which dissenters' rights are perfected) issued and outstanding immediately prior to the Effective Time (hereinafter defined) shall cease to be outstanding and shall be converted into and exchanged for the right to receive the following:

    (i) the amount (the "Common Cash Amount"), if any, equal to the quotient of
(A) $31,750,000 (the "Aggregate Cash Amount") less the Preferred Stock Merger Consideration (hereinafter defined), and less Source's expenses directly associated with this transaction (the "Transaction Expenses"), and (B) the total number of shares of Source Common Stock outstanding as of the Closing Date;

    (ii) that fraction of a share of NDC Common Stock equal to the quotient of
(A) 1,099,716 shares (the "Payment Shares") less the Option Shares (hereinafter defined), and (B) the total number of shares of Source Common Stock outstanding as of the Closing Date (the "Common Base Exchange Ratio"); provided, however, if the sum of the Preferred Stock Merger Consideration (hereinafter defined) and the Transaction Expenses exceeds the Aggregate Cash Amount (the "Excess Expense"), then the Payment Shares will be reduced by that number of shares of NDC Common Stock equal to the Excess Expense divided by the average of the daily closing sale prices of NDC Common Stock as reported on the NYSE Composite Transactions reporting system (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by NDC) for the ten consecutive full trading days in which such shares are traded on the NYSE ending at the close of trading on the last such day (the "Average Closing Price"), as of the Closing Date; and

    (iii) that fraction of a share of NDC Common Stock equal to the quotient of 455,840 shares (the "Stock Escrow") divided by the total number of shares of Source Common Stock outstanding as of the Closing Date (the "Common Escrow Exchange Ratio"). The Stock Escrow will be utilized for working capital adjustments and for indemnification claims by NDC, all pursuant to the terms of the Merger Agreement and an escrow agreement (the "Escrow Agreement") by and among NDC, the representative of the holders of Source Common Stock (the "Stockholder Representative") and an escrow agent.

    At the Closing Date, Source shall prepare and deliver to NDC a schedule indicating the expenses incurred but unpaid as of the Closing Date which are directly associated with the transactions contemplated by the Merger Agreement, including, without limitation, all expenses incurred in connection with Source's termination of certain employment agreements and an executive pension plan (in the aggregate such expenses hereinafter the "Transaction Expenses"). In addition, also at the Closing Date, Source shall have secured the cancellation of all outstanding options and warrants to purchase shares of Source Common Stock and shall provide to NDC a schedule of the number of shares of NDC Common Stock (the "Option Shares") payable to the holders of such options and warrants in consideration of such cancellation. Pursuant to the NDC Rights Agreement, each share of NDC Common Stock issued in connection with the Merger upon conversion of Source Common Stock shall be accompanied by an NDC Right.

    Based on a market price of NDC Common Stock of $43.875 and an estimate of the Transactions expenses as of the date hereof, each outstanding share of Source Common Stock would receive .25 of a share of NDC Common Stock. These amounts may change, however, at the Closing Date since the Transaction Expenses and the Option Shares will be determined on or immediately prior to the Closing Date. In addition, the Preferred Stock Merger Consideration is subject to adjustment in certain circumstances, on or prior to the Closing Date. See "Certain Differences in the Rights of NDC and Source Stockholders."

    (b) Each share of Source Preferred Stock (excluding shares held by Source or any of its subsidiaries or by NDC or any of its subsidiaries, and excluding shares of Source Preferred Stock as to which dissenters' rights are perfected) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted and exchanged for the right to receive an amount equal to $11.33, subject to adjustment to equal that amount that a holder of Source Preferred Stock would otherwise be entitled to receive for each share of Source Preferred Stock if the Source Preferred Stock were redeemed on the Closing Date pursuant to the Designation (such aggregate amount, as adjusted, the "Preferred Stock Merger Consideration").

    The amount of cash and shares of NDC Common Stock to be paid to the holders of Source Common Stock was determined based on a per share value for the NDC Common Stock of $43.875, the market price for the NDC Common Stock at the time NDC, Source and PMSI commenced negotiations. See "The Merger--Background of the Merger."

    COMMON EXCHANGE RATIO ADJUSTMENT. If, at the close of trading on the tenth trading day immediately preceding the Closing Date (the "Determination Date"), the Average Closing Price shall be greater than $50.50 (the "Upper Threshold Price"), the "Common Exchange Ratios" (defined to include the Common

Base Exchange Ratio and the Common Escrow Exchange Ratio) shall each be adjusted to equal that fraction of a share of NDC Common Stock (rounded to the nearest ten thousandth of a share) obtained by dividing the product of the Common Base Exchange Ratio or the Common Escrow Exchange Ratio, as the case may be, and the Upper Threshold Price by the Average Closing Price at the Determination Date. If the Average Closing Price on the Determination Date shall be less than $37.25 (the "Lower Threshold Price"), Source shall have the right to refuse to consummate the Merger provided that Source shall have given written notice of such refusal to NDC not later than two trading days following the Determination Date. During the five-day period commencing with its receipt of such notice, NDC shall have the option, in its sole discretion, to elect to revise the Common Exchange Ratios to equal that fraction of a share of NDC Common Stock (rounded to the nearest ten thousandth of a share) obtained by dividing the product of the Common Base Exchange Ratio or the Common Escrow Exchange Ratio, as the case may be, and the Lower Threshold Price by the Average Closing Price at the Determination Date. If NDC makes the election contemplated by the preceding sentence within such five-day period, it shall give prompt written notice to Source of such election and the revised Common Exchange Ratios, whereupon the Merger Agreement shall remain in effect in accordance with its terms (except that the Common Exchange Ratios shall have been so modified). If the Lower Threshold Price is not reached, the Board of Directors of Source will take such action as is required by law and its fiduciary obligations, including, if appropriate, obtaining the consent of the Source stockholders to proceed with the Merger.

    WORKING CAPITAL ADJUSTMENT.The Stock Escrow shall be adjusted in the manner described below:

    Preliminary Balance Sheet. Source will cause to be prepared and delivered to NDC a balance sheet for Source as of the most recent month ending more than ten days prior to the Closing Date (the "Preliminary Balance Sheet") and a certificate based on such Preliminary Balance Sheet setting forth Source's calculation of Working Capital, Current Assets and Current Liabilities (hereinafter defined) as of such date ("Estimated Working Capital," "Estimated Current Assets" and "Estimated Current Liabilities," respectively). The Preliminary Balance Sheet shall include and fairly present the consolidated financial position of Source and its subsidiaries as of the close of business on the date of the Preliminary Balance Sheet in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with those used in the preparation of the consolidated balance sheet of Source and its subsidiaries at March 31, 1997 (the "Source Balance Sheet"). As used herein, "Working Capital" shall mean the amount equal to Current Assets less Current Liabilities; "Current Assets" shall mean the amount equal to the sum of cash, accounts receivable (net of any reserves), inventories, prepaid expenses, work-in-process, and any other current assets recognized by GAAP; and "Current Liabilities" shall mean the amount equal to the sum of accounts payable, accrued current liabilities of Source (other than the current portion of capitalized lease obligations), accrued sales commissions (but only as to revenues realized and included in the Source statements of income prior to such date), accrued bonuses (the amount equal to that percentage of budgeted annual bonuses for Source's fiscal year 1998 equal to the ratio of the earnings of Source through the date of calculation to budgeted earnings for the full fiscal year), accrued vacation pay, current portion of long-term indebtedness, pre-billed revenues and any other current liabilities recognized by GAAP, but excluding all Transaction Expenses.

    NDC shall have five business days from the receipt of the Preliminary Balance Sheet and the calculation of Estimated Working Capital, Estimated Current Assets and Estimated Current Liabilities to review such statement and calculations and following such review such statements and calculations shall be final and binding.

    If Estimated Current Assets are less than the product of (i) 0.9416 times(ii) and Estimated Current Liabilities (such amount, the "Estimated Working Capital Adjustment") as of the date of the Preliminary Balance Sheet, the Stock Escrow payable by NDC shall be decreased by the number of shares of NDC Common Stock equal to the Estimated Working Capital Adjustment divided by the Average Closing Price as of the Closing Date; provided, however, in the event this reduction of the Stock Escrow exceeds 113,960 shares, the Payment Shares shall then be decreased similarly in an amount equal to such excess.

    Closing Balance Sheet. As promptly as practicable, but not later than 30 days after the Closing Date, NDC will cause to be prepared and delivered to the Stockholder Representative a balance sheet for Source as of the Closing Date (the "Closing Balance Sheet") setting forth NDC's calculation of Working Capital, Current Assets and Current Liabilities, each as of the Closing Date ("Closing Working Capital," "Closing Current Assets" and "Closing Current Liabilities," respectively). The Closing Balance Sheet shall include and fairly present the consolidated financial position of Source and its subsidiaries as of the close of business on the Closing Date in accordance with GAAP applied on a basis consistent with those used in the preparation of the Source Balance Sheet.

    The Closing Balance Sheet and the calculation of Closing Working Capital, Closing Current Assets and Closing Current Liabilities shall be deemed final upon the earliest of (i) the date on which NDC and the Stockholder Representative jointly agree that such documents are final, (ii) the 30th day after delivery of such documents, if the Stockholder Representative has not delivered a notice to expressing disagreement with such calculations and setting forth its calculation of such amount(s), and (iii) the date on which all disputes relating to such statements and calculations between the parties are resolved.

    If the Stockholder Representative shall deliver a notice of disagreement, the Stockholder Representative and NDC, during the 30 days following such delivery, shall use their reasonable efforts to reach agreement on the disputed items or amounts (the "Disputed Amounts"). If, during such period, the Stockholder Representative and NDC are unable to reach such agreement, they shall promptly thereafter cause Price Waterhouse LLP (or if said firm shall be unwilling to act thereunder, such other independent accountants of nationally recognized standing reasonably satisfactory to NDC and the Stockholder Representative), promptly to review the Merger Agreement and any other documents necessary to calculate the Disputed Amounts (including all work papers of the parties used in calculating the Disputed Amounts) and such accountants shall then deliver a report to NDC and the Stockholder Representative setting forth their calculations which shall be final and binding.

    "Final Current Assets" and "Final Current Liabilities" mean (i) NDC's calculation of Closing Current Assets and Closing Current Liabilities, if no notice of disagreement with respect thereto is duly delivered by Source; or (ii) if such a notice of disagreement is delivered, (a) as agreed by NDC and Source or (b) in the absence of such agreement, as shown in the independent accountant's calculation.

    If Final Current Assets are less than the product of 0.9416 and Final Current Liabilities, as defined below (the amount of such shortfall referred to as, the "Final Working Capital Deficit"), the holders of Source Common Stock (the "Stockholders") shall pay to NDC the amount of the Final Working Capital Deficit out of the Stock Escrow in the manner provided in the Escrow Agreement. If Final Current Assets are greater than the product of 0.9416 and Final Current Liabilities (the amount of such surplus referred to as, the "Final Working Capital Surplus"), NDC shall pay to the escrow agent, to be held in accordance with the Escrow Agreement, that number of shares of NDC Common Stock equal to the quotient of the Final Working Capital Surplus divided by the Average Closing Price as of the date Final Working Capital was determined.

    ALLOCATION WITH PMSI. NDC, Source and PMSI have agreed to the following adjustment in order to properly allocate the working capital adjustment based on their respective Closing Balance Sheets. For purposes of such allocation, "Total Current Assets" shall mean the sum of Final Current Assets and "Final Current Assets" calculated pursuant to the Stock Purchase Agreement; "Total Current Liabilities" shall mean the sum of Final Current Liabilities and "Final Current Liabilities" calculated pursuant to the Stock Purchase Agreement; "Current Asset Allocation Amount" shall mean the product of (1) Final Current Assets divided by Total Combined Assets, and (2) the Total Working Capital Deficit or Total Working Capital Surplus, as the case may be; and "Total Combined Assets" shall mean the sum of Final Current Assets and "Final Current Assets" calculated under the Stock Purchase Agreement.

    If Total Current Assets are less than the product of (i) 0.9975 times (ii) Total Current Liabilities (the "Total Working Capital Deficit"), then the Stockholders shall pay to NDC the Current Asset Allocation

Amount out of the Stock Escrow in the manner provided in the Escrow Agreement. If Total Current Assets are greater than the product of (i) 0.9975 times (ii) Total Current Liabilities (the "Total Working Capital Surplus"), then NDC shall pay to the Stockholders pursuant to the instructions of the Stockholder Representative that number of shares of NDC Common Stock equal to the quotient of the Current Asset Allocation Amount and the Average Closing Price as of the date Final Working Capital was determined.

    For purposes of any adjustments based on the Closing Balance Sheet, the parties shall take into account any adjustment made at closing pursuant to the Preliminary Balance Sheet.

    INDEMNIFICATION. Pursuant to the Merger Agreement, the Stockholders jointly and severally agree to indemnify, defend, and hold harmless NDC, Source, and their respective officers, directors, controlling persons, affiliates and representatives, and each of them (the "Indemnitees"), from, against, for and in respect of any and all losses asserted against, or paid, suffered or incurred by, an Indemnitee and resulting from, based upon, or arising out of:

    (a) the inaccuracy, untruth, incompleteness or breach of any representation or warranty of any Stockholder or Source contained in or made pursuant to the Merger Agreement or in any certificate, schedule, or exhibit furnished by the Stockholders or Source in connection therewith;

    (b) a breach of or failure to perform any covenant or agreement of the Stockholders or Source made in the Merger Agreement;

    (c) any and all taxes arising out of or associated with the Divestiture;

    (d) any and all taxes arising out of or associated with certain sales by Source; or

    (e) any and all losses relating to certain litigation ongoing as of the date of the Merger Agreement.

    The Stockholders will have no liability to the Indemnitees under or in connection with a breach of any of the representations, warranties, covenants or agreements made or to be performed by the Stockholders or Source contained in the Merger Agreement unless written notice asserting an indemnification claim based thereon is given to the Stockholder Representative prior to August 31, 1999.

    The Stockholders shall have no liability with respect to the matters described above until the total of all losses with respect thereto exceeds $200,000 in which event the Stockholders shall be obligated to indemnify the Indemnitees for all such losses; provided, however, that each individual claim of $10,000 or less shall not be indemnifiable, and shall not be included in determining whether the $200,000 threshold has been reached. In no event shall the aggregate liability of the Stockholders exceed the lesser of (i) the aggregate value of the Indemnification Escrow Amount (hereinafter defined), and
(ii) $20,000,000.

    All disputes arising under the indemnification provisions of the Merger Agreement (other than claims in equity) shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

    ESCROW AGREEMENT. Pursuant to the terms of the Merger Agreement, the Stock Escrow (455,840 shares of NDC Common Stock decreased by the adjustment, if any, based on the Preliminary Balance Sheet discussed above), will be distributed to and will be held by the escrow agent pursuant to the terms of the Escrow Agreement, a copy of which is attached to this Proxy Statement/Prospectus as Annex C.

    Working Capital Escrow. A total of 113,960 of the Stock Escrow shares, less any shares paid to NDC as the result of an adjustment based on the Preliminary Balance Sheet, are reserved to cover an adjustment, if any, based on the Closing Balance Sheet (the "Working Capital Escrow Amount"). The Stockholder Representative, or the Stockholders with respect to their individual percentage interest, may direct the escrow agent to sell, from time to time, any or all of the shares of NDC Common Stock in the Working Capital Escrow Amount at such prices as are commercially reasonable at the time of sale. Any and all cash proceeds from the sale of such shares shall remain in escrow as part of the Working Capital Escrow Amount, except that at the end of each calendar month, if the aggregate value of the Working

Capital Escrow Amount exceeds 133% of the aggregate value of the Stock Escrow as of the Closing Date, the Escrow Agent shall distribute to the Stockholders that amount in cash or shares of NDC Common Stock equal to their respective percentage interest in such surplus.

    If, prior to the ninetieth day after the Effective Time (the "Distribution Date" with respect to the Working Capital Escrow Amount), NDC shall be entitled to an adjustment based on the Closing Balance Sheet, the escrow agent shall distribute to NDC from the Working Capital Escrow Amount an amount in cash, in immediately available funds, equal to such adjustment claim, and, if the Working Capital Escrow Amount does not contain any cash, or contains an amount of cash insufficient to satisfy the claim, then the escrow agent shall distribute to NDC from the Working Capital Escrow Amount that number of shares of NDC Common Stock equal to the quotient (rounded to the next highest whole number) obtained by dividing the amount of the claim not paid in cash by the Average Closing Price as of the date Final Working Capital was determined.

    If the adjustment based on the Closing Balance Sheet is pending as of the Distribution Date with respect to the Working Capital Escrow Amount, the escrow agent shall retain an amount equal to the disputed claim amount and promptly deliver to the Stockholders a distribution of cash, if any, in immediately available funds, and shares of NDC Common Stock from the Working Capital Escrow Amount equal to any remaining amounts in the Working Capital Escrow Amount. The disputed amount shall be paid to NDC or the Stockholders, as the case may be, upon the final resolution as agreed by NDC and the Stockholder Representative in writing of the amount of the adjustment claim.

    Indemnification Escrow. A total of 341,880 of the Stock Escrow shares are reserved to cover claims by NDC based on the indemnification provisions of the Merger Agreement (the "Indemnification Escrow Amount"). The Stockholder Representative, or the Stockholders with respect to their individual percentage interest, may direct the escrow agent to sell, from time to time, any or all of the shares of NDC Common Stock in the Indemnification Escrow Amount at such prices as are commercially reasonable at the time of sale. Any and all cash proceeds from the sale of such shares shall remain in escrow as part of the Indemnification Escrow Amount, except that at the end of each calendar month, if the aggregate value of the Indemnification Escrow Amount exceeds $20,000,000, the escrow agent shall distribute to the Stockholders that amount in cash or shares of NDC Common Stock equal to their respective percentage interest in such surplus.

    If, prior to August 31, 1999 (the "Distribution Date" with respect to the Indemnification Escrow Amount) NDC shall be entitled to a payment based on an indemnification claim, the escrow agent shall distribute to NDC from the Indemnification Escrow Amount an amount in cash, in immediately available funds, equal to such claim,and, if the Indemnification Escrow Amount does not contain any cash, or contains an amount of cash insufficient to satisfy the claim, then the escrow agent shall distribute to NDC from the Indemnification Escrow Amount that number of shares of NDC Common Stock equal to the quotient (rounded to the next highest whole number) obtained by dividing the amount of the claim not paid in cash by the Average Closing Price as of the date the notice of claim was received by the escrow agent.

    If an indemnification claim is pending as of the Distribution Date with respect to the Indemnification Escrow Amount, the escrow agent shall retain an amount equal to the disputed claim amount and promptly deliver to the Stockholders a distribution of cash, if any, in immediately available funds, and shares of NDC Common Stock from the Indemnification Escrow Amount, equal to any remaining amounts in the Indemnification Escrow Amount. The disputed amount shall be paid to NDC or the Stockholders, as the case may be, upon the final resolution as agreed by NDC and the Stockholder Representative in writing of the amount of the outstanding claim.

    General. Any and all cash dividends or other cash income with respect to the Stock Escrow shall be paid into and remain in escrow and shall be available for purposes of adjustments or distributions. Each Stockholder shall have the right to direct the escrow agent in writing as to the exercise of voting rights with respect to shares in the Stock Escrow held by the escrow agent on behalf of such Stockholder, and the escrow agent shall comply with any such directions if received in a timely manner. In the absence of such directions, the escrow agent shall not vote any such shares in the Stock Escrow. The escrow agent shall invest the cash amount, if any, included in the Working Capital and Indemnification Escrow Amounts as directed by the Stockholder Representative or the Stockholders, provided that should the Stockholder Representative or the Stockholders fail to so direct the escrow agent, NDC shall be authorized to so direct the escrow agent, and, provided further that such investments shall be limited to (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) commercial paper rated of the highest quality by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group, a division of McGraw-Hill Inc. ("S&P"), and (iv) certificates of deposit issued by a commercial bank (which may be the escrow agent or any affiliate of the escrow agent) whose long-term debt obligations are rated at least A2 by Moody's or at least A by S&P, in each case having a maturity not in excess of 90 days, or a money market fund that invests exclusively in said investments.
    THE STOCKHOLDER REPRESENTATIVE. The Stockholder Representative shall mean a committee comprised of Messrs. Dennis Turner, Handel Evans and Patrick Welsh. Mr. Turner is the Chief Executive Officer and a director of Source. Mr. Evans is the Chairman of the Board of Directors of Source. Mr. Welsh is a director of Source and a general partner of the respective sole general partners of several affiliated private investment funds, including Welsh, Carson, Anderson & Stowe V, L.P. and Welsh, Carson, Anderson & Stowe IV, L.P., that are stockholders of Source. The Stockholder Representative shall have the responsibility and authority to enforce any adjustment based on the Closing Balance Sheet, the indemnification provisions of the Merger Agreement, and the terms and conditions of the Escrow Agreement, all on behalf of the Stockholders.

    VOTES REQUIRED. Adoption of the Merger Agreement and consummation of the transactions contemplated therein requires the affirmative vote of the holders of a majority of the outstanding shares of Source Common Stock and Source Preferred Stock entitled to vote at the Special Meeting, voting as a single class, and of the holders of a majority of the outstanding shares of Source Preferred Stock entitled to vote at the Special Meeting. As of the Record Date, Source's directors and executive officers, and their affiliates, held approximately 74.9% of the outstanding shares of Source Common Stock entitled to vote at the Special Meeting and 50% of the outstanding shares of Source Preferred Stock entitled to vote at the Special Meeting. Pursuant to the Voting Agreement (hereinafter defined), the holders of approximately 98% of the outstanding shares of Source Preferred Stock have agreed to vote all of their shares of Source Preferred Stock in favor of adoption of the Merger Agreement. See "General Information--Voting Agreement." As of the Record Date, NDC, its directors and executive officers, and their affiliates, held no shares of Source Common Stock or Source Preferred Stock.

    RECOMMENDATION OF THE SOURCE BOARD OF DIRECTORS. The Board of Directors of Source believes that the Merger is in the best interests of Source and its stockholders and has unanimously approved the Merger Agreement and the consummation of the transactions contemplated therein. The Source Board of Directors unanimously recommends that the stockholders vote FOR adoption of the Merger Agreement and the consummation of the transactions contemplated therein. In deciding to approve the Merger Agreement and the consummation of the transactions contemplated therein, Source's Board of Directors considered a number of factors, including the terms of the Merger, the compatibility of the operations of Source and NDC, and the financial condition, results of operations, and future prospects of Source and NDC. See "The Merger--Reasons for the Merger."

    EFFECTIVE TIME AND CLOSING DATE. If the Merger is adopted by the requisite votes of the Source stockholders, all required governmental and other consents and approvals are obtained, and the other conditions to the obligations of the parties to consummate the Merger are either satisfied or waived (as permitted), the Merger will be consummated and will become effective on the date and at the time that a Certificate of Merger, reflecting the Merger, becomes effective with the Secretary of State of the State of Delaware (the "Effective Time"). Assuming satisfaction of all conditions to consummation, the Merger is expected to become effective during the fourth quarter of calendar 1997. NDC and Source each has the right, acting unilaterally, to terminate the Merger Agreement should the Merger not be consummated by January 31, 1998. The closing of the Merger shall take place on the date the Effective Time occurs or such other date as the parties shall agree (the "Closing Date") which NDC and Source anticipate will be not more than five business days following the Special Meeting. See "The Merger--Effective Time and Closing Date" and "--Amendment, Waiver, and Termination."

    DELIVERY OF NDC CERTIFICATES. Promptly after the Effective Time, each record holder of shares of Source Common Stock and Source Preferred Stock ("Source Capital Stock") outstanding at the Effective Time will be mailed a transmittal letter (with instructions) to use in effecting the surrender and cancellation of Source Capital Stock certificates in exchange for NDC Common Stock and/or cash. NDC shall not be obligated to deliver the consideration to which any former holder of Source Capital Stock is entitled until such holder surrenders such holder's certificate or certificates representing such holder's shares of Source Capital Stock for exchange. The certificate or certificates so surrendered shall be duly endorsed as the exchange agent may require. See "The Merger--Distribution of NDC Certificates."

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The Merger is intended to be a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). No opinion of counsel or Internal Revenue Service regarding tax consequences of the Merger has been or will be secured in connection with the Merger. Assuming the Merger qualifies as a reorganization, no gain or loss should be recognized for federal income tax purposes by Source stockholders as a result of the Merger, except that gain or loss will be recognized with respect to cash received in lieu of fractional shares or as a result of the exercise of appraisal rights. If for any reason the Merger does not so qualify, exchanging stockholders will recognize gain or loss on a sale of their stock. A discussion of matters regarding qualification for tax free reorganization treatment is set forth below. Upon the sale or exchange of NDC Common Stock, a holder of such stock generally will recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received upon the sale or exchange and such holder's adjusted tax basis in the NDC Common Stock. Under recently enacted legislation, long-term capital gains recognized by certain non-corporate holders of NDC Common Stock generally will be subject to a maximum federal income tax rate of 20% if the shares sold or exchanged are held for more than 18 months, and to a maximum federal income tax rate of 28% if such shares are held for more than one year but are not held for more than 18 months. Tax consequences to dealers in NDC Common Stock, non-United States holders of NDC Common Stock or others who have a special tax status or to persons who received their shares through the exercise of employee stock options or otherwise as compensation may be different and such persons should consult their tax advisors as to the tax consequences of a sale or exchange of NDC Common Stock." See "The Merger--Certain Federal Income Tax Consequences."

    BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER AND OTHER FACTORS, AND BECAUSE VARIOUS FACTUAL MATTERS MUST BE RESOLVED FAVORABLY FOR TAX FREE REORGANIZATION TREATMENT TO APPLY, EACH HOLDER OF SOURCE CAPITAL STOCK IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER (INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, STATE AND LOCAL INCOME AND OTHER TAX LAWS).

    INTERESTS OF CERTAIN PERSONS IN THE MERGER. Certain members of Source's management and the Board of Directors of Source have interests in the Merger in addition to their interests as stockholders of Source generally. These include, among other things, provisions in the Merger Agreement relating to indemnification and eligibility for certain NDC employee benefits and provisions regarding severance in agreements between Source and certain of its executive officers. See "The Merger--Management and Operations After the Merger" and "--Interests of Certain Persons in the Merger."

    CONDITIONS TO CONSUMMATION. Consummation of the Merger is subject to various conditions, including among other matters: (i) adoption of the Merger Agreement by the requisite votes of Source stockholders; (ii) receipt of all governmental and other consents and approvals necessary to permit consummation of the Merger, including expiration or termination of the statutory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act") (which expiration occurred on November 7, 1997)); (iii) consummation of the Stock Purchase; (iv) the consummation of the Divestiture; (v) consummation of certain agreements related to the Merger Agreement; (vi) cancellation by Source of all outstanding options and warrants; and (vii) satisfaction of certain other traditional conditions. The foregoing are the material conditions to the consummation of the Merger. See "The Merger--Conditions to Consummation" and "--Amendment, Waiver, and Termination."

    REGULATORY APPROVALS. The statutory waiting period under the HSR Act expired on November 7, 1997. See "The Merger--Regulatory Approvals."

    CONDUCT OF BUSINESS PENDING THE MERGER. Pursuant to the Merger Agreement, Source has agreed, among other things, to operate its business only in the ordinary course and to take no action that would adversely affect its ability to perform its covenants and agreements under the Merger Agreement. In addition, Source has agreed not to take certain actions relating to the operation of Source pending consummation of the Merger without the prior written consent of NDC, except as otherwise permitted by the Merger Agreement, including: (i) amending its Certificate of Incorporation or Bylaws; (ii) entering into, modifying, amending or terminating any material contract; (iii) repurchasing, redeeming or otherwise acquiring any shares of Source Capital Stock; (iv) subject to certain exceptions, issuing any additional shares of Source Capital Stock or giving any person the right to acquire any such shares, or issuing any long-term debt; (v) subject to certain exceptions, granting any increase in compensation or benefits, or paying any bonus, to any of its directors, officers or employees; or (vi) modifying or adopting any employee benefit plans, including any employment contract. Furthermore, Source has agreed that prior to the Effective Time, it shall (i) consummate the Divestiture; (ii) terminate certain employment agreements and its executive pension plan; and (iii) satisfy all intercompany accounts in connection with the Divestiture. See "The Merger-- Conduct of Business Pending the Merger."

    TERMINATION. The Merger Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time by mutual consent of the Boards of Directors of Source and NDC. In addition, the Merger Agreement may be terminated, and the Merger abandoned, prior to the Effective Time by either NDC or Source if (i) the other party materially breaches and does not timely cure any representation, warranty, covenant or other agreement contained in the Merger Agreement, (ii) any consent or approval of certain regulatory authorities is denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, (iii) the Source stockholders fail to adopt the Merger Agreement and the transactions contemplated thereby at the Special Meeting, (iv) any of the conditions precedent to the obligations of the terminating party to consummate the Merger cannot be satisfied or fulfilled by January 31, 1998, or (v) the Merger has not been consummated by January 31, 1998. In addition, NDC may unilaterally terminate the Merger Agreement if the Source Board of Directors fails to reapprove or resolves not to affirm the Merger or recommends entering into a transaction other than the Merger involving a merger, share exchange, consolidation or transfer of substantially all of Source's assets. Furthermore, Source may unilaterally terminate the Merger Agreement in the event that the Average Closing Price of the shares of NDC Common Stock is less than the Lower Threshold Amount as of the Determination Date, subject to NDC's right to revise the Common Exchange Ratios based on the Lower Threshold Price. See "--Common Exchange Ratio Adjustment" and "The Merger--Amendment, Waiver and Termination."

    EXPENSES AND FEES. The Merger Agreement provides that each party shall be responsible for its own costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated by the Merger Agreement, except that each of NDC and Source shall pay one-half of the filing fees payable in connection with the HSR filings, and NDC shall pay all costs associated with the Registration Statement and this Proxy Statement/Prospectus and printing costs incurred in connection with the Registration Statement and this Proxy Statement/Prospectus.

    If the Merger Agreement is terminated because (i) Source shall fail to call the Special Meeting, (ii) the stockholders of Source fail to approve the Merger,
(iii) the Board of Directors of Source, to the exclusion of a competing proposal, shall fail to reaffirm its approval of the Merger or shall have affirmed, recommended or authorized another merger, share exchange, consolidation or transfer of substantially all of the assets of Source (a "Competing Proposal"), or (iv) Source has entered a binding agreement with respect to a Competing Proposal, then Source shall promptly pay NDC all the out-of-pocket costs and expenses of NDC, including costs of counsel, investment brokers, actuaries and accountants up to a maximum of $750,000 (the "NDC Expenses").

    In addition to the foregoing, if the Merger Agreement is terminated because
(i) Source fails to call the Special Meeting, or (ii) the stockholders of Source fail to approve the Merger Agreement, then Source shall pay to NDC the NDC Expenses plus $3,000,000.

    Further, if within twelve months following the termination of this
Agreement: (i) by NDC because Source's Board of Directors shall have failed to reaffirm its approval of the Merger or shall have affirmed, recommended or authorized the entering into any other merger, share exchange, consolidation or transfer of substantially all of the assets of Source; or, (ii) by Source because it has entered into negotiations with a third party relating to the foregoing and pursuant to the continuing fiduciary duties of Source's Board of Directors as required by applicable law, Source has entered into a binding agreement with such third party; any third-party shall acquire, merge with, combine with, purchase substantially all of the assets of, or engage in any other business combination with, or purchase any equity securities involving an acquisition of 50% or more of the voting stock of Source, or enter into any binding agreement to do any of the foregoing, such third-party that is a party to the business combination shall pay to NDC, as a condition to consummation of such business combination, an amount in cash equal to $3,000,000.

    ACCOUNTING TREATMENT. It is anticipated that the Merger will be accounted for under the "purchase" method of accounting. See "The Merger--Accounting Treatment."

    RESALE OF NDC COMMON STOCK. The NDC Common Stock issued in connection with the Merger will be freely transferable by the holders of such shares, except for those holders who may be deemed to be "affiliates" (generally including directors, certain executive officers and holders of 10% or more of the outstanding capital stock) of Source or NDC under applicable federal securities laws. See "The Merger-- Resale of NDC Common Stock."

    VOTING AGREEMENT. NDC and the holders of a majority of Source Preferred Stock (the "Preferred Stockholders") have entered into a voting agreement (the "Voting Agreement") which provides that the Preferred Stockholders will vote such Preferred Stockholder's shares of Source Preferred Stock in favor of the Merger, the execution and delivery by Source of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the Merger Agreement has not been amended or waived so as to in any manner (i) affect the rights of the Preferred Stockholders or their representatives or increase the Preferred Stockholders' obligations thereunder or (ii) increase the consideration payable to the holders of Source Common Stock, without the prior consent of the Preferred Stockholders.

    The Voting Agreement also provides that the Preferred Stockholders shall vote (or cause to be voted) such Preferred Stockholder's shares of Source Preferred Stock against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Source or (ii) any amendment of Source's Certificate of Incorporation or Bylaws or other proposal or transaction involving Source or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement. Each Preferred Stockholder has also agreed that such Stockholder shall not (i) transfer, or consent to any transfer of, any or all of the such stockholder's shares or any interest therein, except pursuant to the Merger; (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such shares or any interest therein, (iii) grant any proxy, power of attorney or other authorization in or with respect to such shares, except for the Voting Agreement, or (iv) deposit such shares into a voting trust or enter into a voting agreement or arrangement with respect to such shares, subject to certain limited exceptions.

    The Voting Agreement will terminate upon the earlier of the Effective Time, the date upon which the Merger Agreement is terminated in accordance with its terms, or December 15, 1997.

    APPRAISAL RIGHTS. Holders of Source Capital Stock have the right to demand appraisal of their shares of Source Capital Stock and, upon satisfaction of certain specified procedures, to receive cash in respect of the "fair value" (as defined by Delaware law) of their shares of Source Capital Stock in accordance with applicable Delaware law. The procedures to be followed by dissenting stockholders are summarized under "The Merger--Appraisal Rights" and a copy of the applicable Delaware statutory provisions is set forth in Annex B to this Proxy Statement/Prospectus. FAILURE TO FOLLOW SUCH PROVISIONS PRECISELY MAY RESULT IN LOSS OF APPRAISAL RIGHTS.

    In general, any dissenting stockholder who perfects his statutory appraisal rights to be paid the "fair value" of his Source Capital Stock in cash will recognize gain or loss for federal income tax purposes upon receipt of such cash. See "The Merger--Certain Federal Income Tax Consequences."

DIVESTITURE OF SOURCE EUROPE

    Concurrent with the Merger, and as a condition of closing, Source will divest Source Europe. Source Europe is a development stage business focused on building a range of services similar to Source's United States operations ("Source US"), for clients in continental Europe. While Source Europe is currently developing software and databases to deliver prescriber-linked prescription services and has delivered initial services to certain clients, the business will need further funding to continue business development through cash flow self-sufficiency. Source Europe may also require additional investment in the event of problems with the development of the software and databases, delays in bringing products to market or delays in obtaining government approval to launch prescriber-based services in certain countries. Source Europe has incurred operating losses since inception in 1994.

    In June 1997, PMSI and Source commenced negotiations on a proposal for PMSI to acquire 100% of Source Europe. Source appointed investment bankers to negotiate on its behalf, and a specially formed committee of PMSI's independent directors not affiliated with Source retained investment bankers to negotiate for PMSI. On August 20, 1997, NDC, Source and PMSI executed definitive agreements whereby

PMSI will acquire 100% of Source Europe and NDC will acquire 100% of Source US (including PMSI's interest in Source) together with the Over-the-Counter Physician Database business of PMSI (the "OTC Business"), for a total purchase price of $153.0 million, payable 75% in registered shares of NDC Common
Stock and 25% in cash. The Merger Agreement and the Stock Purchase Agreement are subject to the approval of the stockholders of Source and PMSI.

    In negotiating the terms of the transfer of Source Europe to PMSI, Source acknowledged that the current value of Source Europe is inherently speculative, given the risks associated with such business, and that PMSI would be assuming significant risks in agreeing to complete the development and commercialization of Source Europe. Source also recognized that, if such risks could be overcome, the projections of Source Europe's cash flows prepared by Source's management would indicate a significantly higher discounted present value than the negotiated current value of Source Europe, which reflected the risks to achieving successful commercialization. Under all the circumstances, including the desire of Source's Board to take advantage of NDC's attractive proposal to acquire the rest of Source, the need for additional resources to complete the development and commercialization of Source Europe and the absence of any other offers to acquire Source Europe, the Source Board concluded that the terms of the transfer of Source Europe were fair to Source stockholders. See "The Merger -- Background of the Merger" and "The Merger -- Certain Federal Income Tax Consequences."

MARKET PRICES AND DIVIDENDS

    NDC Common Stock is traded on the NYSE under the symbol "NDC." The following table sets forth the high and low sale prices per share of NDC Common Stock on the NYSE, and the dividends declared per share of NDC Common Stock with respect to each quarterly period since June 1, 1996. There is no established trading market for shares of Source Capital Stock. No cash dividends have been declared or paid on Source Common Stock or Source Preferred Stock.

                                                                        SALE PRICES PER
                                                                          SHARE OF NDC          DIVIDENDS DECLARED
                                                                          COMMON STOCK             PER SHARE OF
                                                                      --------------------              NDC
                                                                        HIGH        LOW            COMMON STOCK
                                                                      ---------  ---------  ---------------------------
FISCAL 1996
  Quarter ended August 31, 1995.....................................      26.63    20.50                  .075
  Quarter ended November 30, 1995...................................      28.00    22.00                  .075
  Quarter ended February 29, 1996...................................      35.00    20.00                  .075
  Quarter ending May 31, 1996.......................................      40.25    29.88                  .075
FISCAL 1997
  Quarter ended August 31, 1996.....................................      44.50    33.75                  .075
  Quarter ended November 30, 1996...................................      46.63    37.88                  .075
  Quarter ended February 29, 1997...................................      47.50    35.00                  .075
  Quarter ending May 31, 1997.......................................      44.00    33.75                  .075
FISCAL 1998
  Quarter ended August 31, 1997.....................................      46.50    36.3125                .075
  Quarter ending November 30, 1997 (through November 10, 1997)......     43.875    34.50                --

    On August 19, 1997, the last trading day prior to public announcement that NDC and Source had executed the Merger Agreement, the last reported sale price per share of NDC Common Stock on the NYSE was $36.81. On November 10, 1997, the last reported sale prices per share of NDC Common Stock on the NYSE was $36.625. SOURCE STOCKHOLDERS SHOULD OBTAIN CURRENT MARKET QUOTATIONS FOR NDC COMMON STOCK.

    The Merger Agreement provides for the filing of a listing application with the NYSE covering the shares of NDC Common Stock issuable pursuant to the Merger. It is a condition to consummation of the

Merger that NDC use its reasonable efforts to ensure that such shares of NDC Common Stock be authorized for listing on the NYSE effective upon official notice of issuance. See "The Merger-- Conditions to Consummation."

COMPARISON OF CERTAIN UNAUDITED PER SHARE DATA

    The following summary presents selected comparative unaudited per share data for NDC and Source on a historical basis and on a pro forma combined basis assuming the Merger and the Stock Purchase had been effective during the period presented, and on an equivalent pro forma combined basis assuming the Merger and the Stock Purchase had been effective during the period presented. The Merger is reflected under the purchase method of accounting and pro forma data is derived accordingly. The information shown below should be read in conjunction with the historical financial statements of NDC and Source, including the respective notes thereto, appearing elsewhere or incorporated by reference herein, and with the unaudited pro forma financial information including the notes thereto, appearing elsewhere herein. See "Available Information," "Incorporation of Certain Information by Reference," "Annex D--Financial Statements of Source Informatics Inc.," and "Annex E--Pro forma Combined Financial Information."

                                                                                YEAR ENDED    THREE MONTHS ENDED
                                                                               MAY 31, 1997     AUGUST 31, 1997
                                                                               -------------  -------------------
NET INCOME PER SHARE:
  NDC Historical.............................................................    $    1.38         $    0.38
  Pro Forma Combined.........................................................         1.37              0.31
  Equivalent Pro Forma(a)....................................................          .99              0.22

DIVIDENDS PER COMMON SHARE:
  NDC Historical.............................................................         0.30              0.08
  Pro Forma Combined.........................................................         0.30              0.08
  Equivalent Pro Forma(a)....................................................         0.22              0.06

STOCKHOLDER'S EQUITY (BOOK VALUE) PER COMMON SHARE:
    (AT PERIOD END)
  NDC Historical.............................................................        10.45             10.77
  Pro Forma Combined.........................................................        11.02             10.86
  Equivalent Pro Forma(a)....................................................         7.93              7.82

------------------------

(a) Excludes the effect of the cash to be issued in conjunction with the Merger and the Stock Purchase.

RECENT DEVELOPMENTS

    On October 14, 1997, NDC signed a definitive agreement to acquire Physician Support Systems, Inc., a publicly-held Delaware corporation ("PSS"), in exchange for approximately 4,730,000 shares of NDC Common Stock. PSS provides business management services to physicians and hospitals in 29 states. For the year ended December 31, 1996 and the nine months ended September 30, 1997, PSS reported total revenues of $75.2 million and $81.7 million, respectively, and net loss of $9.7 million and pro forma net income of $2.7 million, respectively. As of September 30, 1997, PSS had total consolidated assets of $117.4 million and consolidated stockholders' equity of $52.0 million. The PSS transaction is subject to the approval of the PSS stockholders as well as other standard closing conditions and is expected to close by January 31, 1998.

    On November 6, 1997, NDC announced that Robert L. Walker will become chief financial officer of NDC effective December 1, 1997. Mr. Walker previously served as chief financial officer of Providian Corporation, a Louisville, Kentucky based insurance and financial services company whose business includes credit card and other consumer lending offerings.

SELECTED FINANCIAL DATA

    Set forth below is certain unaudited historical consolidated selected financial data relating to NDC and Source and certain unaudited pro forma combined selected financial data, giving effect to the Merger and the Stock Purchase on a purchase accounting basis. This information should be read in conjunction with the historical financial statements of NDC and Source, including the respective notes thereto, and with the unaudited pro forma combined financial information, appearing elsewhere in this Proxy Statement/Prospectus or incorporated by referenced herein. See "Available Information," "Incorporation of Certain Information by Reference," "Annex D -Consolidated Financial Statements of Source Informatics Inc.," and "Annex E - Pro Forma Financial Data." In the opinion of management of NDC, interim unaudited historical data reflect and include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Unaudited results of operations for the three months ended August 31, 1997, are not necessarily indicative of results which may be expected for any other interim period or for the fiscal year as a whole.

                  SELECTED FINANCIAL DATA OF NDC (HISTORICAL)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following table sets forth selected historical financial data of NDC and has been derived from and should be read in conjunction with NDC's Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are incorporated by reference herein. See "Available Information" and "Incorporation of Certain Information by Reference."

                                  THREE MONTHS ENDED                   FISCAL YEARS ENDED MAY 31
                               ------------------------  -----------------------------------------------------
                               AUGUST 31,   AUGUST 31,
                                  1997         1996        1997       1996       1995       1994       1993
                               -----------  -----------  ---------  ---------  ---------  ---------  ---------
INCOME STATEMENT DATA:
  Revenues...................   $ 120,102    $ 101,164   $ 433,860  $ 325,803  $ 278,083  $ 237,659  $ 239,810
  Operating income (loss)....      19,633       13,934      66,656    (11,834)    28,426     18,423     14,894
  Income (loss) from
    continuing operations....      10,604        8,205      38,753     (8,458)    18,421     12,226      8,045
PER SHARE DATA:
  Income (loss) from
    continuing operations....   $    0.38    $    0.30   $    1.38  $   (0.31) $    0.79  $    0.55  $    0.37
  Cash dividends.............       0.075        0.075        0.30       0.30       0.30       0.29       0.29
  Fully diluted weighted
    average number of common
    and common equivalent
    shares outstanding.......      28,201       27,800      28,039     27,189     23,481     22,351     18,803
BALANCE SHEET DATA
  (AT PERIOD END):
  Total assets...............   $ 529,403    $ 369,417   $ 521,683  $ 368,039  $ 255,758  $ 214,864  $ 203,391
  Long-term obligations......     156,407       12,853     155,690     13,324     26,410     21,664     20,254
  Total stockholders'
    equity...................     286,912      242,134     277,470    233,299    164,651    134,723    124,001

                 SELECTED FINANCIAL DATA OF SOURCE (HISTORICAL)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following table sets forth selected historical financial data of Source more fully set forth in
Annex D.

                                         THREE MONTHS ENDED                   FISCAL YEARS ENDED JUNE 30
                                     --------------------------  -----------------------------------------------------
                                      SEPTEMBER     SEPTEMBER
                                         30,           30,
                                         1997          1996        1997       1996       1995       1994       1993
                                     ------------  ------------  ---------  ---------  ---------  ---------  ---------
INCOME STATEMENT DATA:
  Revenues.........................   $   15,300    $   13,484   $  59,885  $  51,812  $  48,710  $  45,757  $  28,831
  Operating income (loss)..........          338         1,041       6,680      4,315      3,610     (1,797)   (16,217)
  Income (loss) from continuing
    operations.....................          203           979       6,479      3,766      2,610     (4,946)   (17,680)
BALANCE SHEET DATA
  (AT PERIOD END):
  Total assets.....................       24,262        24,885      27,641     27,566     26,420     23,874     15,544
  Long-term obligations............        8,179         5,909       7,490      6,525      5,822      4,797      6,574
  Total stockholders' equity.......      (45,298)      (50,551)    (45,051)   (51,530)   (55,296)   (57,906)   (52,960)

                   SELECTED PRO FORMA COMBINED FINANCIAL DATA
                        OF NDC, SOURCE AND PMSI DATABASE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following table sets forth selected pro forma combined financial information as of and for the year ended May 31, 1997, and the three months ended August 31, 1997, giving effect to the Merger and the consummation of the Stock Purchase using the purchase method of accounting. The pro forma combined financial information represents the historical operations of NDC, Source and PMSI Database adjusted for the effects of the Merger and the Stock Purchase as well as the effects of NDC's acquisition of NDC Healthcare EDI Services, Inc. consummated in October 1996. This information has also been adjusted to conform presentation format and accounting policy to those of NDC. For comparability purposes, Source and PMSI Database's three months ended September 30, 1997 and twelve months ended June 30, 1997, respectively, are used in conjunction with the NDC three and twelve months ended August 31, 1997 and May 31, 1997. The weighted average common shares outstanding and related per share data has been adjusted to reflect the maximum number of shares of NDC Common Stock issuable in the Merger and the Stock Purchase.

    The pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of actual results that would have been achieved had the Merger and the Stock Purchase been consummated at the beginning of the period presented or of future results.

    Historically, the financial results of Source US (the principal business of Source and PMSI Database, operated as a joint venture) have varied from quarter to quarter. These fluctuations are principally due to the timing of customer commitments to new products and services and the timing of delivery of Source US services. For example, many of the pharmaceutical manufacturing customers of Source US report results on a calendar year basis. In general, commitments are made by Source US's customers in the summer and fall for delivery in the first part of the next calendar year. Source US's fiscal year begins July 1. Source typically incurs expenses during the first half of its fiscal year (the last half of the calendar year), in preparation for full roll-out of new products and services to meet customer requirements. Consequently, during Source US's first quarter, significant expense with respect to new products is incurred to generate revenues which should be recognized in future quarters. See "Source Informatics Inc.--Management's Discussion and Analysis of Financial Condition and Results of Operations."

    The selected pro forma combined financial information is derived from the Pro Forma Combined Financial Information attached to this Proxy Statement/Prospectus as Annex E. This information should be read in conjunction with the historical financial statements of NDC and Source, including the respective notes thereto, appearing elsewhere or incorporated by reference herein.

                                                                       PRO FORMA COMBINED
                                                                    -------------------------
                                                                                    THREE
                                                                    YEAR ENDED   MONTHS ENDED
                                                                      MAY 31,     AUGUST 31,
                                                                       1997          1997
                                                                    -----------  ------------
INCOME STATEMENT DATA:
  Revenues........................................................   $ 523,605    $  141,637
  Operating income................................................      73,061        19,056
  Income from continuing operations...............................      42,110         9,506
PER SHARE DATA:
  Income from continuing operations...............................        1.37          0.31
  Cash dividends..................................................        0.30          0.08
  Weighted average common shares outstanding......................      30,654        30,816
BALANCE SHEET DATA
  (AT AUGUST 31, 1997):
  Total assets....................................................                   627,089
  Long-term obligations...........................................                   164,359
  Total stockholders' equity......................................                   317,727

                                  RISK FACTORS

    In addition to the other information contained in this Proxy
Statement/Prospectus, the following factors should be considered carefully in evaluating an investment in NDC Common Stock.

COMPETITION

    The markets for the applications systems and services offered by NDC are highly competitive. Competition in the health care transaction processing and payment systems markets affects NDC's ability to gain new customers and the prices it can charge. The key competitive factors for NDC are functionality of products, quality of service and price. Many of NDC's competitors have access to significant capital and management, marketing and technological resources that are equal to or greater than those of NDC, and there can be no assurance that NDC will continue to be able to compete successfully with them. In addition, NDC competes with businesses that internally perform data processing or other services offered by NDC.

MARKETS AND ACQUISITIONS

    NDC's future growth and profitability will depend, in part, upon the further expansion of the health care transaction processing and payment systems markets, the emergence of other markets for electronic transaction processing services and NDC's ability to penetrate such markets. Further expansion of these markets is dependent upon the continued growth in the number of transactions available to be processed and the continued automation of traditional paper-based processing systems. NDC's ability to penetrate such markets will depend, in turn, upon its ability to apply its existing technology, or to develop new technology, to meet the particular service needs of each new market. There can be no assurance that markets for NDC's services will continue to expand and develop or that NDC will be successful in its efforts, or have adequate financial, marketing and technological resources to penetrate new markets.

INTEGRATED PAYMENT SYSTEMS BUSINESS

    NDC's merchant customers have liability for charges disputed by cardholders. However, in the case of merchant fraud, or insolvency or bankruptcy of the merchant, NDC may be liable for any of such charges disputed by cardholders. NDC requires cash deposits and other types of collateral by certain merchants to minimize any such contingent liability. Based on its historical loss experience, NDC has established reserves for estimated losses on transactions processed which management believes are adequate. There can be no assurance, however, that such reserves for losses will be adequate. Any such losses in excess of reserves could have a material adverse effect on the financial condition and results of operations of NDC.

HEALTH CARE INFORMATION SERVICES

    Federal and state governments have recently focused significant attention on health care reform. It is not possible to predict which, if any, proposal that has been or will be considered will be adopted. There can be no assurance that the health care regulatory environment will not change so as to restrict the existing operations of, impose additional requirements on or limit the expansion of NDC. Costs of compliance with changes in government regulations may not be subject to recovery by NDC through price increases.

    Significant media and public attention has recently been focused on the health care industry due to ongoing federal and state investigations purportedly related to certain referral and billing practices. The Office of the Inspector General and the Department of Justice have initiated hospital and laboratory billing review projects in certain states and are expected to extend such projects to additional states, including states in which NDC, upon the consummation of its acquisition of PSS, will operate. These projects increase the likelihood of governmental investigations of hospitals, laboratories and other institutions for which NDC and PSS perform services. Although PSS currently monitors, and, upon the consummation of its acquisition of PSS, NDC intends to continue to monitor, billing practices and arrangements to ensure compliance with prevailing industry practices under applicable laws, such laws are complex and constantly evolving and there can be no assurance that governmental investigators will not take positions that are inconsistent with industry practices.

ACQUISITION RISKS

    NDC completed five acquisitions in fiscal 1997, and intends to seek additional acquisition opportunities and alliance relationships with other businesses that will allow it to increase its market penetration, technological capabilities, product offerings and distribution capabilities. There can be no assurance that NDC will be able successfully to identify suitable acquisition candidates, complete acquisitions, integrate acquired operations into its existing operations or expand into new markets. There can also be no assurance that future acquisitions will not have an adverse effect upon NDC's operating results, particularly in the fiscal quarters immediately following the completion of such acquisitions while the operations of the acquired business are being integrated into NDC's operations. Once integrated, acquired operations may not achieve levels of revenues, profitability or productivity comparable with those achieved by NDC's existing operations, or otherwise perform as expected. Specifically, with regard to the acquisition of Source, certain products currently under development may never reach technological feasibility which could have a material adverse effect upon NDC's operating results. See "Annex E--Pro Forma Financial Information." NDC may incur indebtedness in the future, including through borrowings under a credit facility, if a credit facility is available, to finance acquisitions. As a result, NDC expects to be subject to risks associated with debt financing, including the risk that interest rates may increase, the risk that NDC's cash flow will be insufficient to meet required payments on its debt and the risk that NDC may be unable to refinance or repay the debt as it comes due. In addition, NDC competes for acquisition and expansion opportunities with companies that have substantially greater resources.

ANTI-TAKEOVER PROVISIONS OF DELAWARE LAW, CERTAIN CHARTER AND BY-LAW PROVISIONS
  AND STOCKHOLDER RIGHTS PLAN

    Certain provisions of NDC's Certificate of Incorporation and By-laws could delay, defer or prevent a takeover attempt that a stockholder might consider in its best interest. These provisions may adversely affect prevailing market prices for NDC Common Stock. These provisions, among other things, classify NDC's Board of Directors into three classes as nearly equal in number as the total number of directors permits, each of which serves for different three-year terms, and authorize the Board of Directors to issue preferred stock in one or more classes or series and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any action on the part of the stockholders. The rights of the holders of NDC Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of NDC. NDC has no current plans to issue shares of preferred stock. NDC also maintains a stockholder rights plan which entitles its stockholders, upon the happening of certain events, to purchase preferred stock of NDC. These NDC Rights (hereinafter defined) may have certain anti-takeover effects because the rights will cause substantial dilution to a person or group that attempts to acquire NDC on terms not approved by the Board of Directors of NDC unless the offer is conditioned on a substantial number of NDC Rights being acquired. In addition, Section 203 of the Delaware General Corporation Law ("DGCL") prohibits certain persons from engaging in business combinations with NDC, which may also have the effect of delaying, deterring or preventing a change of control of NDC.

NEW PRODUCT INTRODUCTIONS

    With NDC's acquisition of Source and PMSI Database, NDC plans to introduce products and services different from those NDC has traditionally provided. The market for these products and services is characterized by rapid technological change, frequent new product introductions, evolving industry standards and changing customer needs. There can be no assurance that NDC will be successful in developing and marketing these new products and services or that Source's current or new products and services will adequately meet the quickly changing demands of Source's pharmaceutical company customers. In addition, in order to meet its customers' demands, Source has undertaken a number of development projects, including efforts to update its core mainframe-based products. Because it is generally not possible to predict the time required and costs involved in reaching certain research, development and engineering objectives, estimated product development schedules could require extensions. NDC believes that the future sucess of the Source business will depend in large part on its ability to maintain and enhance its current product and service offerings and to continually develop and introduce new products and services that will keep pace with technological advances and satisfy evolving customer requirements. Further, there can be no assurance that NDC will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these products and services. If NDC is unable to develop and introduce new products and services in a timely manner, or if a new or updated product does not achieve market acceptance, NDC's financial condition and results of operations could be materially adversely affected.

FORWARD-LOOKING STATEMENTS

    When used in this Proxy Statement/Prospectus and elsewhere by management or NDC from time to time, the words "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements concerning NDC's operations, economic performance and financial condition, including in particular, the likelihood of NDC's success in developing and expanding its business. These statements are based on a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of NDC, and reflect future business decisions which are subject to change. A variety of factors could cause actual results to differ materially from those anticipated in NDC's forward-looking statements, some of which include competition in the market for NDC's services, continued expansion of NDC's processing and payment systems markets, successfully completing and integrating acquisitions in existing and new markets and other risk factors that are discussed herein and from time to time in other NDC reports and other filings with the Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. NDC undertakes no obligations to publicly release the results of any revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof, or thereof, as the case may be, or to reflect the occurrence of unanticipated events.

                           CONDITIONS TO CONSUMMATION

    The obligations of Source and NDC to consummate the Merger are subject to the satisfaction or waiver (to the extent permitted) of the following conditions: (i) the stockholders of Source shall have adopted the Merger Agreement and the consummation of the transactions contemplated thereby by the requisite votes; (ii) the required regulatory approvals and clearances described under "--Regulatory Approvals" shall have been received and shall be in full force and effect with all waiting periods required by law having expired, and no such regulatory approval shall be conditioned or restricted in a manner which would, in the reasonable judgment of the Board of Directors of NDC, so materially adversely affect the economic or business benefits of the transactions contemplated by the Merger Agreement that had NDC known of such condition it would not, in its reasonable judgment, have entered into the Merger Agreement; (iii) each party shall have received any required consents of third parties; (iv) the absence of any law or order or any action taken by any court, governmental, or regulatory authority prohibiting, restricting, or making illegal the consummation of the Merger; (v) the Registration Statement of which this Proxy Statement/Prospectus is a part shall have been declared effective by the Commission and shall not be subject to a stop order or any threatened stop order, and the shares of NDC Common Stock issuable in connection with the Merger shall have been qualified, registered or otherwise approved for exchange under the securities laws of the various states in which such qualification, registration or approval is required; (vi) the shares of NDC Common Stock issuable pursuant to the Merger shall have been approved for listing on the NYSE, subject to effective notice of issuance; (vii) the accuracy, as of the date of the Merger Agreement and as of the Effective Time, of the representations and warranties of the other party as set forth in the Merger Agreement; (viii) prior to the Effective Time, the other party shall have performed in all material respects all of the agreements, covenants, acts and undertakings to be performed by it pursuant to the Merger Agreement; and
(ix) each party shall have received customary closing documents, including, without limitation, an opinion of the other party's counsel, dated the closing date, as to certain matters.

    In addition, the obligations of NDC to consummate the Merger are subject to the satisfaction or waiver (to the extent permitted) of the following further conditions: (i) each of Messrs. Brown, Campbell, Douglass, McAferty, Silverberg, Strimbu, and Weintraub, and Ms. Vaughn, all executive officers of Source who shall continue in agreed capacities following the Merger, shall have executed and delivered an employment agreement on terms substantially consistent with those set forth in an exhibit to the Merger Agreement, (ii) Messrs. Evans and Turner shall have executed and delivered to NDC a noncompetition agreement substantially in form attached to the Merger Agreement, (iii) the Stock Purchase shall have been consummated substantially simultaneously with the Effective Time; (iv) the Divestiture shall have been consummated; (v) less than 10% of the holders of Source Preferred Stock or Source Common Stock shall have perfected their dissenter's rights, (vi) each of the directors and officers of Source shall have executed and delivered the indemnification waivers discussed above under "-Indemnification," (vii) Source shall have been released from any and all obligations under the contracts associated with Source's European business which is part of the Divestiture, (viii) the cancellation by Source of all outstanding options and warrants; and (ix) the following related agreements shall have been executed and delivered:

        (a) Source European License Agreement--provides for a license by Source to PMSI the rights to use certain technology and the Source trademark in certain European countries;

        (b) European Services Agreement--Source and NDC will provide certain transitional services to PMSI to support the European operations Source is conveying to PMSI in the Divestiture;

        (c) Lease Assignment/Subleases--various agreements transferring leases to Source for office space it currently utilizes and providing a sublease of certain portions of such space to Walsh International Inc.; and

        (d) Scott-Levin Services Agreement--provides for the transfer of data and services between PMSI Scott-Levin Inc., a subsidiary of PMSI, and Source.

    No assurances can be provided as to when or if all of the conditions precedent to the Merger can or will be satisfied or waived by the appropriate party. As of the date of this Proxy Statement/Prospectus, the parties have no reason to believe that any of the conditions set forth above will not be satisfied.

    The conditions to consummation of the Merger may be waived, in whole or in part, to the extent permissible under applicable law, by the party for whose benefit the condition has been imposed, without the approval of the Source stockholders. See "--Amendment, Waiver, and Termination."

        CERTAIN DIFFERENCES IN THE RIGHTS OF NDC AND SOURCE STOCKHOLDERS

    At the Effective Time, Source stockholders automatically will become stockholders of NDC, and their rights as stockholders will be determined by NDC's Certificate of Incorporation and Bylaws. The following is a summary of the material differences in the rights of stockholders of NDC and Source. Both NDC and Source are Delaware corporations governed by the DGCL. Accordingly, except as set forth below, there are no material differences between the rights of an NDC stockholder under NDC's Certificate of Incorporation and Bylaws and the DGCL, on the one hand, and the rights of a Source stockholder under Source's Certificate of Incorporation and Bylaws and the DGCL, on the other hand. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the DGCL and the Certificate of Incorporation and Bylaws of each corporation.

AUTHORIZED CAPITAL STOCK

NDC

    The authorized capital stock of NDC consists of 100,000,000 shares of Common Stock, par value $.125 per share, and 1,000,000 shares of Preferred Stock, par value $1.00 per share. The following description of the capital stock is qualified in all respects by reference to the Certificate of Incorporation, as amended, and Bylaws, as amended, of NDC, copies of which are on file at NDC's principal executive offices.

    NDC Common Stock. The holders of NDC Common Stock, subject to such rights as may be granted to the holders of NDC Preferred Stock, elect all directors and are entitled to one vote per share. All shares of NDC Common Stock participate equally in dividends when, as and if declared by the Board of Directors and share ratably, subject to the rights and preferences of any NDC Preferred Stock, in net assets on liquidation. The shares of NDC Common Stock outstanding are duly authorized, validly issued, fully paid and nonassessable. The shares of NDC Common Stock have no preference, conversion, exchange, preemptive or cumulative voting rights.

    Stock Purchase Rights. Pursuant to a Rights Agreement dated as of January 18, 1991, each share of NDC Common Stock is issued one NDC right (an "NDC Right") which entitles the registered holder to purchase from the NDC one one-hundredth of a share (a "Unit") of Series A Junior Participating Preferred Stock, par value $1.00 per share (the "NDC Participating Preferred"), at a purchase price of $45.00 per Unit, subject to adjustment. Until the Separation Date (as hereinafter defined, see "-Stockholder Rights Plan"), the NDC Rights are unexercisable and attach to and transfer with the NDC Common Stock certificates.

    The NDC Rights may have certain anti-takeover effects because the rights will cause substantial dilution to a person or group that attempts to acquire NDC on terms not approved by the Board of Directors of NDC unless the offer is conditioned on a substantial number of NDC Rights being acquired. However, the NDC Rights should not interfere with the Merger or any other business combination approved by a majority of the directors since the NDC Rights may be redeemed by NDC at $.01 per NDC Right at any time on or prior to a stock acquisition. Thus, the NDC Rights are intended to encourage persons who may seek to acquire control of NDC to initiate such an acquisition through negotiations with the Board of Directors. However, the effect of the NDC Rights may be to discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial equity position in the equity securities of, or seeking to obtain control of, NDC. To the extent any potential acquirers are deterred by the NDC Rights, the NDC Rights may have the effect of preserving incumbent management in office.

    NDC Preferred Stock. NDC is authorized to issue 1,000,000 shares of Preferred Stock, par value $1.00 per share, none of which is outstanding, although 300,000 shares of Preferred Stock have been reserved for issuance pursuant to the NDC Rights described above. NDC Preferred Stock may be issued from time to time by the Board of Directors of NDC, without stockholder approval, in such series and with such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the Board of Directors. The issuance of NDC Preferred Stock by the Board of Directors could adversely affect the rights of holders of shares of NDC Common Stock since NDC Preferred Stock may be issued having preference over the NDC Common Stock with respect to dividends and in liquidation, and have voting rights, contingent or otherwise, that could dilute the voting rights, net income per share and net book value of the NDC Common Stock. In addition, while the Board of Directors has no current intention of doing so, the ability of the Board of Directors to issue shares of NDC Preferred Stock and to set the voting powers and such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof without further stockholder action could help to perpetuate incumbent management of NDC or prevent a business combination involving NDC that is favored by NDC's stockholders. As of the date of this Proxy Statement/Prospectus, other than in connection with the NDC Rights described above, the Board of Directors has not authorized the issuance of any shares of NDC Preferred Stock, and NDC has no agreements, arrangements or understandings with respect to the issuance of any shares of NDC Preferred Stock.

SOURCE

    The authorized capital stock of Source consists of 12,000,000 shares of Source Common Stock, $.01 par value, and 2,000,000 shares of Source Preferred Stock, $1.00 par value. The following description of Source Capital Stock is qualified in all respects by reference to the Certificate of Incorporation, as amended, and Bylaws, as amended, of Source, copies of which are on file at Source's principal executive offices.

    Source Common Stock. The holders of Source Common Stock are entitled to one vote per share on all matters submitted to the stockholders for a vote. Subject to the preferences of the Source Preferred Stock, all shares of Source Common Stock participate equally in dividends when, as and if declared by the Board of Directors and share ratably subject to the rights and preferences of any Source Preferred Stock, in net assets on dissolution. The shares of Source Common Stock outstanding are duly authorized, validly issued, fully paid and nonassessable. The shares of Source Common Stock have no preference, conversion, exchange or cumulative voting rights.

    Source Preferred Stock. The Board of Directors, pursuant to Source's Certificate of Incorporation, has designated one series, consisting of 1,041,667 shares, of Source Preferred Stock (the "Source Preferred Stock"), all of which shares are outstanding.

    The Source Preferred Stock was issued in connection with the spin-off of Source from Walsh International Inc. ("Walsh") immediately prior to Walsh's initial public offering of securities in April 1996. The terms of the Source Preferred Stock are based upon and substantially reflect the terms of a series of preferred stock of Walsh that was issued to private investors in 1993. The terms of the Source Preferred Stock were negotiated with such investors in order to induce them to convert their Walsh preferred shares into common stock at the time of the public offering, and are intended to substantially preserve the originally negotiated rights of the Walsh preferred stock, including redemption rights and liquidation preference. Because several of such investors were subject to underwriters' "lock-up" agreements and could not liquidate their Walsh common stock immediately following the public offering, the Source Preferred Stock also includes provisions that, in effect, give limited price protection with respect to the Walsh common stock. See "--Redemption." The number of shares designated as Source Preferred Stock may be increased or decreased (but not below the number then outstanding) by resolution of the Board of Directors. The rights of the holders of Source Preferred Stock are prior to those of the holders of Source Common Stock with respect to dividends and amounts distributable to stockholders upon liquidation.

    Redemption. The Source Preferred Stock is subject to mandatory redemption and, in certain circumstances, optional redemption at the election of the holder. In general, the redemption price of the Source Preferred Stock per share is the sum of (i) $11.33, plus (ii) any declared and undistributed dividends in respect of the Source Preferred Stock, plus (iii) on the date on which all outstanding shares of Source Preferred Stock are redeemed, the "Additional Redemption Amount." The Additional Redemption Amount is calculated, in the case of each holder of Source Preferred Stock, as (a) 74% of the initial public offering price of the Walsh common stock (i.e., $8.88) multiplied by the number of shares of Walsh common stock held by such holder on the date of consummation of the Walsh initial public offering, less (b) the net proceeds received by such holder from any sales of its shares of Walsh common stock, less (c) the aggregate value of any securities received by it in respect of its shares of Walsh common stock pursuant to a merger or other business combination involving Walsh, less (d) the aggregate value of Walsh common stock otherwise transferred by it to unaffiliated third parties, less (e) 50% of the aggregate value of the shares of Walsh common stock held by it on September 30, 1997, less (f) any excess of the value of the shares of Walsh common stock held by it on the date of final redemption over the amount provided in clause (e). In effect, the Additional Redemption Amount is designed to compensate the holders of Source Preferred Stock to the extent that the value of (or proceeds received from disposition of) their Walsh common stock is less than $8.88 per share (74% of the initial public offering price of $12 per share). This level of price protection with respect to the Walsh common stock was a negotiated compromise between Source and Walsh, on the one hand, and the holders of the Walsh preferred stock, on the the other hand.

    The market value of the Walsh common stock (calculated in accordance with the Source Certificate of Incorporation as the average closing price of the Walsh common stock for the ten trading days commencing twelve trading days before September 30) was $11.18. Pursuant to the formula determining the Additional Redemption Amount, 50% of this value ($5.59) would be deducted from the maximum $8.88 Additional Redemption Amount. As a result, in general, the Additional Redemption Amount will be zero unless, as of the date of determination, the market value of the Walsh common stock is less than $3.29. The closing price of the Walsh common stock on the Nasdaq National Market was $10.25 on November 6, 1997. Pursuant to the existing terms of the Source Certificate of Incorporation, the shares of Source Preferred Stock would be mandatorily redeemable as follows: 520,834 shares on September 30, 1997, and the remaining outstanding shares on June 30, 1998. In August 1997, the holders of the Source Preferred Stock consented to the deferral of the September 30, 1997 redemption until December 15, 1997. If the Merger is not consummated on or before such date, then the 520,834 shares of Source Preferred Stock originally scheduled for redemption on September 30, 1997 will be manditorally redeemable. Upon the occurrence of a change of control event, each holder of Source Preferred Stock has the right to require Source to redeem such holder's Shares. The Merger constitutes such a change of control event. The merger consideration payable to the holders of the Source Preferred Stock equals the amount that such holders would be entitled to receive upon redemption as of the date of consummation of the Merger. See "Merger."

    Dividends. Holders of Source Preferred Stock are entitled to share ratably in all dividends declared and paid to the holders of Source Common Stock. Furthermore, no dividend may be declared, set aside, or paid to the holders of Source Common Stock or any other class or series of Source Capital Stock ranking junior to the Source Preferred Stock unless the full cumulative dividends (including the dividend, distribution, redemption, purchase or other acquisition) on all outstanding shares of Source Preferred Stock shall have been, or shall then be, paid.

    CONVERSION. The shares of Source Preferred Stock are convertible, at the option of the holder thereof, into an equal number of shares of Source Common Stock (the "Conversion Ratio"). The Conversion Ratio is automatically proportionately adjusted in the event of a stock split, stock dividend, issuance of warrants, issuance of convertible debt or securities, or reclassification with respect to shares of Source Common Stock.

    MERGER. In general, in case of any consolidation or share exchange of Source with, or merger of Source into, any other person, any merger of another person into Source (including the Merger, but excluding any other merger which does not result in any reclassification, conversion, exchange, or cancellation of outstanding shares of Source Common Stock) or any sale or transfer of all or substantially all of the assets of Source, the holders of shares of Source Preferred Stock are entitled to receive the same consideration as if such holder would have received had he converted his Source Preferred Stock into Source Common Stock immediately prior to such consolidation, merger, share exchange, sale or transfer. However, in the event of a merger (such as the Merger) that constitutes a "Change of Control Event" under the Designation, holders of the Source Preferred Stock have the right to elect to have their shares redeemed at a redemption price equal to the greater of (a) $11.33 and (b) the greater of the market price of the Source Common Stock and the price per share of Source Common Stock in the Change of Control transaction, plus, in the case of both (a) and
(b), the Additional Redemption Amount and any declared but unpaid dividends or other distributions with respect to the Source Preferred Stock. The Merger Agreement accordingly provides that the holders of the Source Preferred Stock are entitled to receive merger consideration of $11.33 per share, subject to adjustment to equal the amount that the holders would receive if their shares had been redeemed (i.e., an increase to the extent of any applicable Additional Redemption Amount and any declared but unpaid distributions).

    VOTING. Except as hereinafter described and as is required by law, holders of the Source Preferred Stock have the right and power to vote on any matter upon which, or in any proceeding at which, the holders of Source Common Stock are entitled to vote and to be represented at and to receive notice of any meeting of stockholders. Each holder of Preferred Stock shall be entitled to that number of votes for each share of Common Stock obtainable upon conversion of such Stock on the record date for the vote which is being taken, or if no such record date is established at the date such vote is taken of any written consent of the stockholders is solicited. The holders of shares of Preferred Stock and shares of Common Stock shall vote together and not as separate classes except as otherwise provided herein or by law. The holders of Series A Preferred Stock will vote as a separate class and approval of 51% of the holders will be required to create any additional class of preferred stock, create any class of common stock other than the class presently authorized for issuance, amend the Certificate of Incorporation or By-laws of the corporation or increase the number of shares of Series A Preferred Stock authorized for issuance. In addition, pursuant to the Stockholders Agreement, the consent of the holders of at least a majority of the outstanding Preferred Stock is required to approve the Merger.

DIRECTORS AND CLASSES OF DIRECTORS

NDC

    The Board of Directors of NDC is divided into three classes as nearly equal in number as the total number of directors permits. Directors are elected to each class at successive annual meetings to serve three-year terms. Any newly created or eliminated directorships resulting from an increase or decrease in the number of authorized directors are divided equally among the three classes so as to maintain such classes as nearly equal as possible. Any director or the entire Board of Directors of NDC may be removed from office only upon the affirmative vote of at least 80% of the holders of all classes of NDC stock, voting as a single class.

    The above-mentioned provisions (the "NDC Board Provisions") with regard to the Board of Directors of NDC may have certain anti-takeover effects by preventing or delaying a change in the membership of the Board of Directors of NDC. The NDC Board Provisions are intended to encourage persons who may seek to acquire control of NDC to initiate such an acquisition through negotiations with the Board of Directors of NDC. However, the effect of the NDC Board Provisions may be to discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial position in the equity securities of, or seeking to obtain control of, NDC. To the extent any potential acquirers are deterred by the NDC Board Provisions, the NDC Board Provisions may have the effect of preserving incumbent management in office.

SOURCE

    The Board of Directors of Source consists of 8 members, serving as a single class. Directors of Source serve until their successors are elected and qualified. Directors of Source may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares of Source Capital Stock entitled to vote at an election of directors.

STOCKHOLDER MEETINGS

NDC

    NDC's Bylaws provide for annual meetings of stockholders to be held on the fourth Thursday of October and for special meetings to be held on call of the Chairman or President or at the request of a majority of the members of the Board of Directors. The NDC Bylaws do not permit stockholders to call a special meeting of stockholders. Stockholders entitled to vote are entitled to written notice stating the place, date, hour and, in the case of a special meeting, the purpose of the meeting, not less than 10 nor more than 50 days before the date of the meeting. The holders of a majority of the stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, constitutes a quorum. When a quorum is present at a meeting, the vote of the holders of a majority of the stock having voting power, present in person or by proxy, can approve any resolution properly brought before the meeting, except for resolutions: (i) increasing the number of authorized shares of capital stock; (ii) approving a Business Combination (as defined in NDC's Certificate of Incorporation; (iii) amending Article Fourth of NDC's Certificate of Incorporation (Business Combination provisions); (iv) removing any director or the entire Board of Directors; (v) amending Article Eighth, Thirteenth, or Fourteenth of NDC's Certificate of Incorporation (board classes, no stockholder action except at a meeting, and board authority to alter, amend or repeal bylaws without stockholder approval); or (vi) requiring a greater vote than is provided by applicable law. The foregoing resolutions must be approved by the affirmative vote of (i) 50%; (ii) 66.67%; (iii) 66.67%; (iv) 80%; and (v) 80%, respectively of the stockholders entitled to vote.

SOURCE

    Source's bylaws provide for annual meetings to be held on such dates and at such times as shall be designated by the Board of Directors and for special meetings to be held (i) at the request of the Chairman or a majority of the Board of Directors; or (ii) at the request of the President or the Secretary of Source. Stockholders entitled to vote are entitled to written notice stating the place, date, hour, and, in the case of a special meeting, the purpose of the meeting, not less than 10 nor more than 60 days before the date of the meeting. The holders of a majority of the stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, constitute a quorum. When a quorum is present at a meeting, the vote of the holders of a majority of the stock having voting power, present in person or by proxy, can approve any resolution properly brought before the meeting, except where a greater vote is required by applicable law.

ANTI-TAKEOVER PROVISIONS

NDC

    The provisions of NDC's Certificate, Bylaws, and the NDC Rights Agreement contain certain protective provisions, which are intended to facilitate stability of leadership and enhance the NDC Board of Directors' role in connection with attempts to acquire control of NDC so that the Board may further and protect the interests of NDC, its stockholders and its other constituencies as appropriate under the circumstances. In particular, if the Board determines that a sale of control is in the best interests of the stockholders, these protective provisions are designed to enhance the Board's ability to maximize the value to be received by the stockholders upon such a sale. Although NDC management believes that the protective provisions are beneficial to NDC's stockholders, such provisions may also discourage certain acquisition proposals, which may deprive NDC's stockholders of certain opportunities to sell their shares at a premium over prevailing market prices.

    Pursuant to its authority to issue different series of NDC Preferred Stock, the Board of Directors of NDC has established the NDC Rights Agreement and has designated the preferences and rights of the NDC Participating Preferred to include certain provisions which may have the effect of discouraging unsolicited offers to acquire NDC. See "--Stockholder Rights Plan."

SOURCE

    The provision of Source's Certificate of Incorporation granting the Source Board of Directors the authority to provide for the issuance of Source Preferred Stock in series may discourage certain acquisition proposals, which may deprive Source's stockholders of certain opportunities to sell their shares at a premium over prevailing market prices. See "--Source Preferred Stock."

STOCKHOLDER RIGHTS PLAN

NDC

    Each share of NDC Common Stock has attached to it an NDC Right issued pursuant to a Rights Agreement between NDC and Wachovia Bank of North Carolina, N.A., as Rights Agent (the "NDC Rights Agreement"). Each NDC Right entitles its registered holder to purchase one one-hundredth of a share of NDC Participating Preferred at a price of $45.00 (the "Rights Purchase Price"), as adjusted from time to time under certain circumstances, after the earlier of (i) the tenth day following the commencement of, or first public announcement of an intention to commence, a tender offer or exchange offer which, if successful, would result in any person or group having beneficial ownership of 15% or more of the outstanding NDC Common Stock (an "Acquiring Person"), and (ii) the tenth day after the first date of a public announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding NDC Common Stock (the "Stock Acquisition Date") (in either case, the "Separation Date").

    The NDC Rights will not trade separately from the NDC Common Stock unless and until the Separation Date occurs. The dividend, liquidation and voting rights of the shares of NDC Participating Preferred, are designed so that the value of the one one-hundredth of a share of NDC Participating Preferred purchasable upon the exercise of each NDC Right should approximate the value of one share of NDC Common Stock.

    In the event that any person or group becomes an Acquiring Person, each holder of an NDC Right, except an Acquiring Person or any affiliate or associate thereof, will be entitled to purchase at the then-current Rights Purchase Price shares of NDC Common Stock with a market value of two times the Rights Purchase Price.

    In the event that NDC is acquired in a merger or other business combination, or 30% or more of its assets or earning power is sold to any person or group other than NDC or its wholly-owned subsidiaries, then, in each such case, each holder of an NDC Right, except an Acquiring Person or an affiliate or an associate thereof, will be entitled to purchase shares of stock of the other party to the business combination with a market value of two times the Rights Purchase Price.

    Prior to the Stock Acquisition Date the NDC Rights are redeemable for one cent per NDC Right at the option of the Board of Directors. The NDC Rights will expire on January 18, 2001 or at an earlier date under certain circumstances.

    The NDC Rights will not prevent a takeover of NDC. The NDC Rights, however, may cause substantial dilution to a person or group that acquires 20% or more of the NDC Common Stock unless the NDC Rights are first redeemed or terminated by the Board of Directors of NDC. Nevertheless, the NDC Rights should not interfere with a transaction that is, in the opinion of NDC's Board of Directors, in the best interests of NDC and its stockholders because the NDC Rights can be redeemed or terminated, as hereinbefore described, before the consummation of such a transaction.

SOURCE

    Source has not adopted any rights or similar plan.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

    The following table sets forth selected pro forma condensed consolidated financial information as of August 31, 1997 and for the year ended May 31, 1997 and the three months ended August 31, 1997, giving effect to the Merger and the consummation of the Stock Purchase using the purchase method of accounting. The pro forma condensed consolidated financial information represents the historical operations of NDC, Source and PMSI Database adjusted for the effects of the Stock Purchase and the Merger as well as the effects of the acquisition of Health EDI completed in October 1997. This information has also been adjusted to conform to the presentation format and accounting policies of NDC. For comparability purposes, Source and PMSI Database's twelve months ended June 30, 1997 and three months ended September 30, 1997 are used in conjunction with the NDC twelve months ended May 31, 1997 and three months ended August 31, 1997.

    The pro forma financial information is provided for informational purposes only and is not necessarily indicative of actual results that would have been achieved had the Merger and the Stock Purchase been consummated at the beginning of the period presented or of future results.

    Historically, the financial results of Source US (the principal business of Source and PMSI Database, operated as a joint venture) have varied from quarter to quarter. These fluctuations are principally due to the timing of customer commitments to new products and services and the timing of delivery of Source US services. For example, many of the pharmaceutical manufacturing customers of Source US report results on a calendar year basis. Commitments are made by Source US's customers in the summer and fall for delivery in the first part of the next calendar year. Source US's fiscal year begins July 1. Source typically incurs expenses during the first half of its fiscal year (the last half of the calendar year) in preparation for roll-out of the products and services to meet customer requirements. Consequently, during Source US's first quarter, significant expense is incurred to generate revenues which should be recognized in future quarters.

    Unaudited pro forma financial information should be reviewed in conjunction with "Source Informatics Inc.--Management's Discussion and Analysis of Financial Condition and Results of Operations" located on pages 48-51 of this document.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                AUGUST 31, 1997
                                 (IN THOUSANDS)

                                                                PMSI
                                                       -----------------------
                                             NDC         SOURCE      DATABASE      PRO FORMA      PRO FORMA
                                          HISTORICAL   HISTORICAL   HISTORICAL    ADJUSTMENTS    CONSOLIDATED
                                          ----------   ----------   ----------   -------------   ------------
ASSETS:
Cash and cash equivalents...............   $  18,224    $   4,322    $   219      $   (219)(a)     $  9,321
                                                                                   (13,225)(b)
Accounts receivable, net of allowance...      81,484        7,692      7,622             0           96,798
Other current assets....................      12,367        2,023        242             0           14,632
                                          ----------   ----------   ----------   -------------   ------------
      Total current assets..............     112,075       14,037      8,083       (13,444)         120,751

PROPERTY, PLANT, AND EQUIPMENT, NET.....      50,829       10,483      4,378             0           65,690
INTANGIBLE ASSETS, NET..................     352,102            0          0        73,816(d)       425,918
OTHER...................................      14,397          329          4             0           14,730
                                          ----------   ----------   ----------   -------------   ------------
      Total assets......................     529,403       24,849     12,465        60,372          627,089
                                          ----------   ----------   ----------   -------------   ------------
                                          ----------   ----------   ----------   -------------   ------------

LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable and accrued
  liabilities...........................   $  49,768    $   9,771    $ 1,214      $ (3,479)(c)     $ 57,274
Due to Parent...........................           0       36,556          0       (36,556)(c)            0
Line of credit payable..................           0            0          0        29,026(b)        29,026
Notes and earn-out payable..............         298           61          0             0              359
Income taxes payable....................       6,904            0          0             0            6,904
Obligations under capital leases........       2,484        4,947        553             0            7,984
Deferred income.........................       6,090       11,906      4,920             0           22,916
                                          ----------   ----------   ----------   -------------   ------------
      Total current liabilities.........      65,544       63,241      6,687       (11,009)         124,463

Long-Term Debt..........................     150,048            0          0             0          150,048
Obligations under capital leases........       2,890        4,929      1,046             0            8,865
Other long-term liabilities.............       3,469        1,977          0             0            5,446
                                          ----------   ----------   ----------   -------------   ------------
      Total liabilities.................     221,951       70,147      7,733       (11,009)         288,822
                                          ----------   ----------   ----------   -------------   ------------
MINORITY INTEREST.......................      20,540            0          0             0           20,540

STOCKHOLDERS' EQUITY:
Common and preferred stock..............   $   3,329    $       0    $     0      $    327(e)      $  3,656
Additional paid-in capital..............     183,813            0          0        97,488(e)       281,301
Retained earnings (accumulated
  deficit)..............................     101,759      (45,298)     4,732       (67,000)(d)       34,759
                                                                                    40,566(f)
Equity adjustments......................      (1,989)           0          0             0           (1,989)
                                          ----------   ----------   ----------   -------------   ------------
      Total stockholders' equity........     286,912      (45,298)     4,732        71,381          317,727
                                          ----------   ----------   ----------   -------------   ------------
      Total liabilities and
        stockholders' equity............   $ 529,403    $  24,849    $12,465      $ 60,372         $627,089
                                          ----------   ----------   ----------   -------------   ------------
                                          ----------   ----------   ----------   -------------   ------------

------------------------

Adjustments:

(a) Reflects the PMSI Database cash, after the effects of settling all intercompany and affiliate accounts in (c), that is not being acquired by NDC under the terms of the Merger and Stock Purchase Agreements.

(b) Reflects borrowings on NDC's line of credit to fund the cash portion of the purchase price ($38.25 million) and the payment of estimated acquisition costs of $4 million less the portion paid out of operating cash of $13.2 million.

(c) Reflects the repayment and/or forgiveness of all intercompany and affiliate accounts.

(d) Reflects the excess of the purchase price over the net assets (liabilities) acquired in the acquisitions, net of a projected non-recurring charge of approximately $67 million ($60.6 million after-tax) related to purchased in-process research and development. This charge relates entirely to the operations of Source U.S. Based on the allocation model of Source U.S. operations (76% to Source and 24% to PMSI), approximately $51 million of the charge can be attributable to Source and $16 million to PMSI. The purchase price equals $92 million and $48 million for Source and PMSI Database, respectively, based on 1,555,556 shares for Source and 1,059,829 shares for PMSI Database at $37.40 per share stock price plus $31.8 million and $6.5 million of cash for Source and PMSI Database, respectively, and $4 million in acquisition related expenses. Approximately $5.5 million in net liabilities are assumed to be acquired in the purchase of Source. Approximately $4.7 million of assets are assumed to be acquired in the purchase of PMSI Database. The intangibles and the related lives are as follows:

Product technology...........................  $17.3 million   5 years
Assembled work force.........................  3.0             7
Customer relations/Goodwill..................  53.5            20

   The respective breakdown of the above identified components of the intangible asset can be attributed 76% to Source and 24% to PMSI based upon the aforementioned allocation model.

(e) Reflects the issuance of 1,555,556 (including 455,840 escrowed shares) and 1,059,829 shares of NDC stock to Source and PMSI Database, respectively, under the terms of the Merger Agreement and the Stock Purchase Agreement.

(f) Reflects the elimination of Source and PMSI Database's historical equity balances.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                    FOR THE TWELVE MONTHS ENDED MAY 31, 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                       EQUIFAX
                                                                     HEALTH EDI
                                                       PMSI       FOUR MONTHS ENDED                      PRO FORMA
                              NDC        SOURCE      DATABASE       SEPTEMBER 30,        PRO FORMA     CONSOLIDATED
                          HISTORICAL   HISTORICAL   HISTORICAL          1996          ADJUSTMENTS (A)       (A)
                          -----------  -----------  -----------  -------------------  ---------------  -------------
REVENUES................   $ 433,860    $  59,885    $  25,009        $   4,851          $       0       $ 523,605
COST OF SERVICE.........     207,754       20,005        7,029            2,218              6,564(b)      243,570
SALES, GENERAL AND
  ADMINISTRATIVE........     159,450       33,200       12,062            2,262                  0         206,974
                          -----------  -----------  -----------          ------            -------     -------------
                             367,204       53,205       19,091            4,480              6,564         450,544
                          -----------  -----------  -----------          ------            -------     -------------
OPERATING INCOME........      66,656        6,680        5,918              371             (6,564)         73,061

OTHER INCOME (EXPENSE):
Interest and other
  income................       2,403          780           91                0               (688)(c)       2,586
Interest and other
  expense...............      (6,814)        (981)        (147)               0             (1,191)(d)      (9,133)
Minority interest.......      (1,694)           0            0                0                  0          (1,694)
                          -----------  -----------  -----------          ------            -------     -------------
Total other income
  (expense).............      (6,105)        (201)         (56)               0             (1,879)         (8,241)
                          -----------  -----------  -----------          ------            -------     -------------
INCOME FROM CONTINUING
  OPERATIONS BEFORE
  INCOME TAXES..........      60,551        6,479        5,862              371             (8,443)         64,820
PROVISION FOR INCOME
  TAXES.................     (21,798)      --           (2,333)            (141)             1,562(e)      (22,710)
                          -----------  -----------  -----------          ------            -------     -------------
INCOME FROM CONTINUING
  OPERATIONS............   $  38,753    $   6,479    $   3,529        $     230          $  (6,881)      $  42,110
                          -----------  -----------  -----------          ------            -------     -------------
                          -----------  -----------  -----------          ------            -------     -------------
FULLY DILUTED WEIGHTED
  AVERAGE NUMBER OF
  COMMON AND COMMON
  EQUIVALENT SHARES
  OUTSTANDING...........      28,039            0            0                0              2,615(f)       30,654
INCOME FROM CONTINUING
  OPERATIONS PER SHARE..   $    1.38                                                                     $    1.37

------------------------------

Adjustments:

(a) Excludes the impact of the non-recurring charge related to purchased in-process research and development costs of $67.0 million, or $(2.19) per share. This charge relates entirely to the operations of Source U.S. Based on the allocation model of Source U.S. operations (76% to Source and 24% to PMSI), approximately $51 million of the charge can be attributable to Source and $16 million to PMSI.

(b) Reflects the amortization of intangibles resulting from the Stock Purchase and Merger. See note (d) to the pro forma balance sheet for further discussion.

(c) Represents reduction in interest income using NDC's weighted average rate (5.2%) from reduced funds available for investment as a result of cash used in association with the acquisition. See Note (b) to the pro forma balance sheet for further discussion.

(d) Represents additional interest expense on the borrowings on NDC's line of credit using NDC's weighted average interest rate of 5.75% for fiscal 1997, offset by the elimination of interest on Source and PMSI intercompany borrowing of approximately $.5 million.

(e) Reflects the income tax effects of the pro forma adjustments above.

(f) Reflects the issuance of 1,555,556 (including 455,840 escrowed shares) and 1,059,829 shares of NDC stock to Source and PMSI Database, respectively, under the terms of the Merger Agreement and Stock Purchase Agreement.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE QUARTER ENDED AUGUST 31, 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                        PMSI
                                                NDC       SOURCE      DATABASE      PRO FORMA     PRO FORMA
                                             HISTORICAL HISTORICAL   HISTORICAL   ADJUSTMENTS(A) CONSOLIDATED(A)
                                             ---------  -----------  -----------  -------------  ------------
REVENUES...................................  $ 120,102   $  15,300    $   6,235     $       0     $  141,637
COST OF SERVICE............................     58,970       3,747        1,551         1,641(b)      65,909
SALES, GENERAL AND ADMINISTRATIVE..........     41,499      11,215        3,958             0         56,672
                                             ---------  -----------  -----------  -------------  ------------
                                               100,469      14,962        5,509         1,641        122,581
                                             ---------  -----------  -----------  -------------  ------------
OPERATING INCOME...........................     19,633         338          726        (1,641)        19,056

OTHER INCOME (EXPENSE):
Interest and other income..................        485          86           12          (172)(c)         411
Interest and other expense.................     (2,314)       (221)         (45)         (292)(d)      (2,872)
Minority interest..........................       (701)          0            0             0           (701)
                                             ---------  -----------  -----------  -------------  ------------
Total other income (expense)...............     (2,530)       (135)         (33)         (464)        (3,162)
                                             ---------  -----------  -----------  -------------  ------------
INCOME FROM CONTINUING OPERATIONS BEFORE
  INCOME TAXES.............................     17,103         203          693        (2,105)        15,894
PROVISION FOR INCOME TAXES.................     (6,499)          0         (277)          388(e)      (6,388)
                                             ---------  -----------  -----------  -------------  ------------
INCOME FROM CONTINUING OPERATIONS..........  $  10,604   $     203    $     416     $  (1,717)    $    9,506
                                             ---------  -----------  -----------  -------------  ------------
                                             ---------  -----------  -----------  -------------  ------------
FULLY DILUTED WEIGHTED AVERAGE NUMBER OF
  COMMON AND COMMON EQUIVALENT SHARES
  OUTSTANDING..............................     28,201           0            0         2,615(f)      30,816
INCOME FROM CONTINUING OPERATIONS PER
  SHARE(g).................................  $    0.38                                            $     0.31
                                             ---------  -----------  -----------  -------------  ------------

------------------------

Adjustments:

(a) Excludes the impact of the non-recurring charge related to purchased in-process research and development costs of $67.0 million or $(2.17) per share. This charge relates entirely to the operations of Source U.S. Based on the allocation model of Source U.S. operations (76% to Source and 24% to PMSI), approximately $51 million of the charge can be attributable to Source and $16 million to PMSI.

(b) Reflects the additional amortization of intangibles resulting from the Stock Purchase and Merger. See note (d) to the pro forma balance sheet for further discussion.

(c) Represents reduction in interest income using NDC's weighted average rate (5.2%) from reduced funds available for investment as a result of cash used in association with the acquisition. See Note (b) to the pro forma balance sheet for further discussion.

(d) Represents additional interest expense on the borrowings on NDC's line of credit using an estimated interest rate of 5.75% for the quarter ended August 31, 1997, offset by the elimination of interest on Source and PMSI intercompany borrowing of approximately $.1 million.

(e) Reflects the income tax effects of the pro forma adjustments above.

(f) Reflects the issuance of 1,555,556 (including 455,840 escrowed shares) and 1,059,829 shares of NDC stock to Source and PMSI Database, respectively, under the terms of the Merger Agreement and Stock Purchase Agreement.

(g) The dilution in earnings per share reflects the seasonality of the Source US business. See "Source Informatics Inc.--Management's Discussion and Analysis of Financial Condition and Results of Operations" on pages 48-51 of this Proxy Statement/Prospectus.

                     PHARMACEUTICAL MARKETING SERVICES INC.
                                     PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Special Meeting of Stockholders,            , 1997

    The undersigned stockholder of PHARMACEUTICAL MARKETING SERVICES INC., a Delaware corporation, hereby appoints Frederick W. Kyle and Warren J. Hauser or either of them, voting singly in the absence of the others, attorneys and proxies, with full power of substitution and revocation, to vote, as designated below, all shares of Common Stock of Pharmaceutical Marketing Services Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders of
said corporation to be held at                                on
1997, at          .m. (local time) or any adjournment thereof, in accordance with the instructions on the reverse side.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" THE PROPOSAL. The proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the meeting.

    PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.
                                    (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.

    TO APPROVE AND ADOPT THE STOCK PURCHASE AGREEMENT WITH NATIONAL DATA CORPORATION AND THE SECURITIES TRANSFER AGREEMENT WITH SOURCE INFORMATICS INC., AND THE RELATED TRANSACTIONS PURSUANT THERETO.

    ABSTAIN          FOR          AGAINST
         / /            / /            / /

    The proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the meeting.
                                         Date: _______________________________,
                                         1997

                                         ---------------------------------------
                                         Signature

                                         ---------------------------------------
                                         Signature (if held jointly)

                                         PLEASE SIGN EXACTLY AS NAME APPEARS
                                         ABOVE.

                                         WHEN SHARES ARE HELD IN NAME OF JOINT
                                         HOLDERS, EACH SHOULD SIGN. WHEN SIGNING
                                         AS ATTORNEY, EXECUTOR, TRUSTEE,
                                         GUARDIAN, ETC., PLEASE SO INDICATE. IF
                                         A CORPORATION, PLEASE SIGN IN FULL
                                         CORPORATE NAME BY AN AUTHORIZED
                                         OFFICER. IF A PARTNERSHIP, PLEASE SIGN
                                         IN PARTNERSHIP NAME BY AN AUTHORIZED
                                         PERSON.